     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE __ , 1998


                                                      REGISTRATION NO. 333-50717

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                             BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

                       MASSACHUSETTS                                                   03-0300793
              (State or other jurisdiction of                             (I.R.S. Employer Identification No.)
               incorporation or organization)

                           AND SUBSIDIARY GUARANTORS

                       BLUEGREEN RESORTS MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        65-0520217
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                            BLUEGREEN RESORTS, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        65-0520212
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                     BLUEGREEN HOLDING CORPORATION (TEXAS)
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        65-0796382
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                     PROPERTIES OF THE SOUTHWEST ONE, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        03-0315835
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                       PROPERTIES OF THE SOUTHWEST, L.P.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        65-0796380
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                     BLUEGREEN ASSET MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        03-0325365
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                         BLUEGREEN CAROLINA LAND, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                         03-031760
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                        BLUEGREEN CORPORATION OF MONTANA
             (exact name of registrant as specified in its charter)

                    MONTANA                                        81-0400702
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                       BLUEGREEN CORPORATION OF TENNESSEE
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        03-0316460
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                      BLUEGREEN CORPORATION OF THE ROCKIES
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        65-0349373
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                     BLUEGREEN PROPERTIES OF VIRGINIA, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        52-1752664
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                          BLUEGREEN COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        65-0484313
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                     BLUEGREEN RESORTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        65-0803615
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                       CAROLINA NATIONAL GOLF CLUB, INC.
             (Exact name of registrant as specified in its charter)


                NORTH CAROLINA                                     62-1667685
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)


                          LEISURE CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


                    VERMONT                                        03-0327285
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)


                          PROPERTIES OF THE WEST, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        59-3300205
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                            BG/RDI ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        65-0776572
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                                RDI GROUP, INC.
             (Exact name of registrant as specified in its charter)

                    FLORIDA                                        59-25041871
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                           DELLONA ENTERPRISES, INC.
             (exact name of registrant as specified in its charter)

                   WISCONSIN                                       39-1130446
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                     RESORT DEVELOPMENT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                    FLORIDA                                        59-2151678
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                        RDI RESORT SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                    FLORIDA                                        59-2257190
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                              RDI RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                    FLORIDA                                        65-0433722
        (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                                      6552
  (Primary Standard Industrial Classification Code Number of each registrant)

                             ---------------------

                                                                                     JOHN F. CHISTE
                                                                                CHIEF FINANCIAL OFFICER
                                                                                 BLUEGREEN CORPORATION
                    4960 BLUE LAKE DRIVE                                          4960 BLUE LAKE DRIVE
                 BOCA RATON, FLORIDA 33431                                     BOCA RATON, FLORIDA 33431
                       (561) 912-8000                                                (561) 912-8000
    (Address, including zip code, and telephone number,        (Name, address, including zip code, and telephone number,
    including area code, of each Registrant's Principal                including area code, of agent for service)
                     Executive Offices)


                             ---------------------

                                WITH A COPY TO:

                          WILLIAM P. GELNAW, JR., ESQ.
                             CHOATE, HALL & STEWART
                                 EXCHANGE PLACE
                                53 STATE STREET
                            BOSTON, DELAWARE 021098
                                 (617) 248-5000
                             ---------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and they are in compliance with General Instruction G, check the following box: [ ]



                             ---------------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 17, 1998

PROSPECTUS

                OFFER TO EXCHANGE UP TO $110,000,000 OF 10 1/2%
       SENIOR SECURED NOTES DUE 2008, SERIES B OF BLUEGREEN CORPORATION, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 10 1/2% SENIOR SECURED NOTES DUE 2008

                          (BLUEGREEN CORPORATION LOGO)

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
         NEW YORK CITY TIME, ON                , 1998, UNLESS EXTENDED
                            ------------------------
    Bluegreen Corporation, a Massachusetts corporation ("Bluegreen" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, this "Prospectus") and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange up to an aggregate amount of $110,000,000 of the Company's 10 1/2% Senior Secured Notes Due 2008, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, which Exchange Notes shall be guaranteed (the "Exchange Guarantees"), jointly and severally, by each of the Subsidiary Guarantors (as defined) for a like principal amount of the Company's outstanding 10 1/2% Senior Secured Notes due 2008 (the "Outstanding Notes"), of which $110,000,000 in aggregate principal amount was issued on April 1, 1998 and is outstanding as of the date hereof, which Outstanding Notes have been guaranteed by the Subsidiary Guarantors (the "Outstanding Guarantees"). The form and terms of the Exchange Notes and the Exchange Guarantees are identical in all material respects to the terms of the Outstanding Notes and the Outstanding Guarantees, except that (i) the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Outstanding Notes in certain circumstances relating to the timing of the Exchange Offer and (ii) holders of the Exchange Notes will not be entitled to certain rights of the holders of the Outstanding Notes under the Exchange and Registration Rights Agreement dated April 1, 1998 (the "Registration Rights Agreement"), which rights shall terminate upon the consummation of the Exchange Offer. See "The Exchange
Offer -- Purpose and Effect of Exchange Offer." The Exchange Notes will evidence the same indebtedness as the Outstanding Notes (which they replace) and will be issued pursuant to, and entitled to the benefits of, the Indenture, dated as of April 1, 1998, between the Company, the Subsidiary Guarantors and SunTrust Bank, Central Florida, National Association, as trustee (the "Notes Trustee"), governing the Outstanding Notes. The Exchange Notes and the Outstanding Notes are hereinafter sometimes collectively referred to as the "Notes" and the Outstanding Guarantees and the Exchange Guarantees are hereinafter sometimes collectively referred to as the "Note Guarantees." See "The Exchange Offer" and "Description of Notes."

    The Exchange Notes will bear interest at the same rate and on the same terms as the Outstanding Notes. Consequently, the Exchange Notes will bear interest at the rate of 10 1/2% per annum and the interest thereon will be payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1998. The Exchange Notes will bear interest from the date of the last interest payment on the Outstanding Notes or, if no interest has been paid, from the date of original issuance of the Outstanding Notes. Holders whose Outstanding Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Outstanding Notes.

    The Outstanding Notes were sold in an aggregate principal amount of $110 million by the Company on April 1, 1998 (the "Issue Date") to NatWest Capital Markets Limited and McDonald & Company Securities, Inc. (the "Initial Purchasers") in a transaction (the "Note Offering") not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Outstanding Notes with qualified institutional buyers within the meaning of and in reliance upon Rule 144A under the Securities Act. Accordingly, the Outstanding Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement.

    Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes that Exchange Notes to be issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than
(i) a broker-dealer who purchasers such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. However, the Company has not sought and does not intend to seek its own no-action letter in connection with the Exchange Offer and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. Eligible holders of Outstanding Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such
                                                        (Continued on next page)
                            ------------------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF OUTSTANDING NOTES AND PROSPECTIVE PURCHASES OF EXCHANGE NOTES.
                            ------------------------
   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
 UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


The date of this Prospectus is June   , 1998.

(Continued from previous page)

Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may nonetheless be deemed to be an "underwriter" under the Securities Act notwithstanding such disclaimer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such Participating Broker-Dealer as a result of marketing making activities or other trading activities, provided such Outstanding Notes do not constitute any portion of an unsold allotment from the original sale of the Outstanding Notes. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    Holders of Outstanding Notes whose Outstanding Notes are not tendered and accepted in the Exchange Offer will continue to hold such Outstanding Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture. Following the consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions on the transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Outstanding Notes held by them. The Company will not receive any proceeds from, and has agreed to pay all the expenses incurred by it incident to, the Exchange Offer. No underwriter is being used in connection with this Exchange Offer. See "The Exchange Offer."

    Prior to the Exchange Offer, there has been no public market for the Notes. The Company does not intend to list the Outstanding Notes or Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. To the extent that a market for the Notes does develop, the market value of the Notes will depend on market conditions (including yields on alternative investments), general economic conditions, the Company's financial condition and other factors. Such conditions might cause the Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors -- Lack of a Public Market for the Notes; Restrictions on Resales." Moreover, to the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Outstanding Notes could be adversely affected. No assurances can be given as to the liquidity of the trading market for either the Outstanding Notes or the Exchange Notes.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGES FROM, HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    The Exchange Notes will be available initially only in book-entry form and the Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be issued in the form of a Global Note (as defined herein), which will be deposited with, or on behalf of, the Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. So long as DTC or its nominee is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. Payments of the principal of, premium (if any), and interest on the Global Note will be made to DTC or its nominee, as the case may be, as the registered owners thereof. None of the Company, the Notes Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. After the initial issuance of the Global Note, Exchange Notes in certificated form will be issued in exchange for the Global Note only under the limited circumstances set forth in the Indenture.

    Except as described herein, the Company may not redeem the Notes prior to April 1, 2003. On or after such date, the Company may redeem the Notes, in whole or in part, in cash, at any time, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to April 1, 2001, the Company may, subject to certain requirements, redeem up to 35% of the aggregate principal amount of the Notes with the cash proceeds of one or more Equity Offerings (as defined) at a redemption price equal to 110.5% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of the redemption, provided that, with respect to any such redemption of the Notes, at least $65 million of the aggregate principal amount of the Notes remains outstanding immediately after each such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the Notes -- Optional Redemption" and "-- Change of Control."

    The Outstanding Notes are and the Exchange Notes will be senior obligations of the Company. The Outstanding Notes rank and the Exchange Notes will rank pari passu in right of payment with all existing and future Senior Indebtedness (as defined) of the Company. The Outstanding Notes rank and the Exchange Notes will rank senior in right of payment to all Subordinated Obligations (as defined) of the Company. The Outstanding Notes are and the Exchange Notes will be unconditionally guaranteed (the "Note Guarantees"), jointly and severally, by each of the Subsidiary Guarantors (as defined). The Note Guarantees are and will be senior obligations of each Subsidiary Guarantor and rank and will rank pari passu in right of payment with all existing and future Senior Indebtedness of each such Subsidiary Guarantor and senior in right of payment to all existing and future Subordinated Obligations of each such Subsidiary Guarantor. The Note Guarantees of certain of the Subsidiary Guarantors are and will be secured by a Mortgage (as defined) on certain real property owned by such Subsidiary Guarantors (the "Pledged Properties"). Except for such secured Note Guarantees, the Notes and the Note Guarantees are and will be effectively subordinated to any Secured Indebtedness (as defined) of the Company and the Subsidiary Guarantors to the extent of the assets serving as security therefor. See "Description of Notes."

    The Company will accept for exchange any and all Outstanding Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time,
on the date the Exchange Offer expires, which will be           , 1998, unless
the Exchange Offer is extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date. Outstanding Notes may be tendered only in integral multiples of $1,000. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. See "The Exchange Offer -- Conditions."

     THE INITIAL PURCHASERS WHO PARTICIPATED IN THE NOTE OFFERING MAY, SUBJECT TO LEGAL AND REGULATORY LIMITATIONS, ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE INITIAL PURCHASERS MAY BID FOR AND PURCHASE NOTES IN THE OPEN MARKET.

     The Company has agreed to obtain certain title insurance policies in connection with the mortgaging of the Pledged Properties (as defined). If all such title insurance policies are not obtained by June 1, 1998, the interest rate on the Notes will increase and any additional interest resulting from such increase will be payable on the interest payment dates set forth herein. See "Description of Notes -- Security."

     EACH PROSPECTIVE PURCHASER OF THE NOTES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS NOTES, OR POSSESSES OR DISTRIBUTES THIS PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED OF IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE NOTES UNDER THE LAW AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE COMPANY NOR THE INITIAL PURCHASERS SHALL HAVE ANY RESPONSIBILITY THEREFOR.

     IN MAKING AN INVESTMENT DECISION REGARDING THE EXCHANGE NOTES OFFERED HEREBY, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED. THE CONTENTS OF THIS PROSPECTUS ARE NOT TO BE CONSTRUED AS LEGAL, INVESTMENT, BUSINESS OR TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS, TAX, FINANCIAL AND RELATED ADVICE. NEITHER THE COMPANY NOR THE INITIAL PURCHASERS ARE MAKING ANY REPRESENTATION TO ANY OFFEREE OR PURCHASER OF THE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH OFFEREE OR PURCHASER UNDER APPROPRIATE LEGAL, INVESTMENT OR SIMILAR LAWS.

                           FORWARD-LOOKING STATEMENTS

     The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Certain statements in this Prospectus under the captions "Prospectus Summary," "Use of Proceeds," "Risk Factors," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business" and elsewhere, including the information incorporated by reference, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements (including, without limitation, information concerning estimated remaining life-of-project sales and estimated remaining life-of-project field operating profit, planned development, anticipated future efficiencies and/or cost savings and liquidity) are subject to a number of risks and uncertainties, many of which are beyond the Company's control, that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that the plans, estimates and expectations reflected in such statements will be achieved. Such risks, uncertainties and other important factors include, among others, the following factors (as well as the other factors referred to in "Risk Factors" and elsewhere herein): (a) changes in national, international or regional economic conditions that can affect the real estate and timeshare markets, which is cyclical in nature and highly sensitive to such changes, including, among other factors, levels of employment and discretionary disposable income, consumer confidence, available financing and interest rates; (b) the imposition of additional compliance costs on the Company as the result of changes in any environmental, zoning or other laws and regulations that govern the acquisition, subdivision and sale of real estate and various aspects of the

Company's financing operation; (c) risks associated with a large investment in real estate and timeshare inventory at any given time (including risks that inventories will decline in value due to changing market and economic conditions and that the development and carrying costs of inventories may exceed those anticipated); (d) risks associated with an inability to locate suitable inventory for acquisition; (e) risks associated with delays in bringing the Company's inventories to market due to, among other things, changes in regulations governing the Company's operations, adverse weather conditions or changes in the availability of development financing on terms acceptable to the Company; (f) changes in applicable usury laws or the availability of interest deductions or other provisions of federal or state tax law; (g) a decreased willingness on the part of banks to extend direct customer lot financing, which could result in the Company receiving less cash in connection with the sales of real estate and/or lower sales; (h) the inability of the Company to find external sources of liquidity on favorable terms to support its operations, acquire, carry and develop residential land and timeshare inventories and satisfy its debt and other obligations; (i) the inability of the Company to find sources of capital on favorable terms for the pledge of land and timeshare notes receivable; (j) an increase in prepayment rates, delinquency rates or defaults with respect to Company-originated loans or an increase in the costs related to reacquiring, carrying and disposing of properties reacquired through foreclosure or deeds in lieu of foreclosure; (k) costs to develop inventory for sale and/or selling, general and administrative expenses exceed those anticipated; and (l) an increase or decrease in the number of residential land or resort properties subject to percentage of completion accounting which requires deferral of profit recognition on such projects until development is substantially complete. See "Risk Factors." All forward-looking statements contained in this Prospectus speak only as of the date of this Prospectus, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                                 INDUSTRY DATA

     Market and industry data used throughout this Prospectus were obtained from internal company surveys, industry publications, unpublished industry data and estimates, discussions with industry sources and currently available information. The sources for this data include, without limitation, the American Resort Development Association ("ARDA"), a non-profit industry organization. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy and completeness of such information. The Company has not independently verified such market data. Similarly, internal Company surveys, while believed by the Company to be reliable, have not been verified by any independent sources. Accordingly, no assurance can be given that any such data are accurate.

                             CERTAIN DEFINED TERMS


     As used herein, the "Company" or "Bluegreen" refers to Bluegreen Corporation and its subsidiaries, and "RDI" refers to RDI Group, Inc. and Resort Title Agency, Inc. and their subsidiaries, in each case, unless the context otherwise requires; "EBITDA" refers to net income before interest expense, income taxes, depreciation and amortization; "estimated remaining life-of-project sales" assumes sales of the existing, currently under construction or development, and planned Timeshare Interests (as defined below) or residential lots, as the case may be, at current retail prices; "estimated remaining life-of-project field operating profit" is equal to the estimated remaining life-of-project sales multiplied by average timeshare or residential lot operating margins (gross profit less field selling, general and administrative expenses, prior to the allocation of corporate overhead, as a percentage of sales), as the case may be, for the nine-month period ended on the applicable measurement date; "RDI Acquisition" means the Company's acquisition effective September 30, 1997 of all of the issued and outstanding capital stock of RDI; and "Aruba Transaction" means the December 15, 1997 acquisition by Bluegreen Properties NV ("BG Aruba"), an Aruban limited liability company in which the Company owns a 50% equity interest, of unsold Timeshare Interest inventory (approximately 8,000 Timeshare Interests) of the La Cabana All Suite Beach Resort & Racquet Club in Aruba (the "Aruba Resort"). Other capitalized terms used in this Prospectus but not otherwise defined shall have the meanings assigned to them in "Description of Notes -- Certain Definitions" beginning on page 97. The Company's fiscal year ends on the Sunday closest to March 31. Fiscal years are identified according to the calendar year in which they end. For example, the fiscal year ended March 30, 1997 is referred to as "fiscal 1997." Unless the context otherwise requires, financial information for the Company for the nine-month period ended December 28, 1997 includes financial information for RDI and BG Aruba from September 30, 1997 and December 15, 1997, respectively. See "Business -- Recent Acquisitions."


                             AVAILABLE INFORMATION

     The Company and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-4 (herein, together with all amendments, exhibits and schedules thereto, the "Registration Statement") pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Registration Statement. Statements made in this Prospectus, or in any document incorporated by reference herein, as to the contents of any contract, agreement or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy or information statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copies at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such reports and other information may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

     The Company has agreed that, if at any time while the Notes are "restricted securities" within the meaning of the Securities Act, the Company is not subject to the informational requirements of the Exchange Act, the Company will furnish to holders of the Notes, and to prospective purchasers designated by such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company's Exchange Act file number is 0-19292.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Bluegreen will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to John F. Chiste, Chief Financial Officer and Treasurer of the Company. Telephone inquiries may be directed to (561) 912-8000.

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this Prospectus. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

                                  THE COMPANY

     The Company is a leading marketer of vacation and residential lifestyle choices through its resorts and residential land businesses. The Company's resorts business (the "Resorts Division") strategically acquires, develops and markets Timeshare Interests in resorts generally located in popular high-volume, "drive-to" vacation destinations. Timeshare Interests typically entitle the buyer to a fully-furnished vacation residence for an annual one-week period in perpetuity ("Timeshare Interests"), as well as access to over 1,500 resorts worldwide through the Company's participation in timeshare exchange networks. The Company currently markets and sells Timeshare Interests in eight resorts located in the United States and the Caribbean. Prior to investing in new timeshare projects, the Company performs extensive market research and testing and, prior to completion of development, pre-sells a significant portion of its Timeshare Interests inventory. The Company's residential land business (the "Residential Land Division") strategically acquires, develops and subdivides property and markets the subdivided residential lots to retail customers seeking to build a home in a high quality residential setting. The Residential Land Division's strategy is to locate its projects near major metropolitan centers outside the perimeter of intense subdivision development or in popular retirement areas. The Company has focused the Residential Land Division's activities in certain proven, core markets in which the Company has developed substantial marketing expertise and has a strong track record of success. Prior to acquiring residential land, the Company typically utilizes market research, conducts due diligence and, in the case of new project locations, engages in pre-marketing techniques to evaluate market response and price acceptance. Once a parcel of property is acquired, the Company pre-sells a significant portion of its planned residential lots on such property prior to extensive capital investment as a result of the Company's ability to bond its projects to completion. The Company also generates significant interest income through its financing of individual purchasers of Timeshare Interests and, to a lesser extent, land sold by the Residential Land Division. For the nine-month period ended December 28, 1997, the Company had aggregate revenues of approximately $131.8 million and EBITDA of approximately $21.4 million.

     The Resorts Division. The Company's Resorts Division was founded in 1994 to capitalize on the consistent growth of the timeshare industry. According to ARDA and other industry sources, timeshare industry sales and the number of Timeshare Interest owners grew at compound annual rates of approximately 16% and 22%, respectively, from 1980 to 1997 (see charts on page 2). The Company currently markets and sells Timeshare Interests in eight resorts located in the Smoky Mountains of Tennessee; Myrtle Beach, South Carolina; Orlando, Florida; Branson, Missouri; Wisconsin Dells, Wisconsin; and Aruba. The Company also manages 33 timeshare resorts (including seven of its own resorts) with an aggregate of approximately 70,000 members, which the Company believes makes it the second largest manager of timeshare resorts in North America (based on the number of resorts managed). For the nine-month period ended December 28, 1997, the Company sold 4,903 Timeshare Interests, an increase of 90.1%, compared to 2,579 Timeshare Interests sold for the comparable period in 1996. The Company's estimated remaining life-of-project sales and estimated remaining life-of-project field operating profit with respect to the Resorts Division increased to approximately $674.6 million and $65.4 million, respectively, as of December 28, 1997 from approximately $260.4 million and $11.2 million, respectively, as of December 29, 1996. These increases are a direct result of new projects developed by the Company in fiscal 1998, the RDI Acquisition and the Aruba Transaction, which the Company believes will result in a significant increase in revenues and field operating profit in fiscal 1999.

     The Resorts Division utilizes a variety of techniques to attract prospective purchasers of Timeshare Interests, including targeted mailings, direct mail mini-vacations, kiosks in retail locations, marketing to current owners of Timeshare Interests and referrals. The majority of the Company's Timeshare Interests are sold through on-site sales presentations. The Company believes its ability to effectively implement and manage these marketing activities has resulted in the generation of a predictable and increasing supply of sales prospects. To support its marketing and sales efforts, the Company has developed and continues to enhance its database to track its timeshare marketing and sales programs. Management believes that, as the Company's timeshare operations grow, this database will become an increasingly significant asset, enabling it to take advantage of, among other things, less costly marketing and referral opportunities.

     According to ARDA, the primary reason cited by consumers for purchasing a Timeshare Interest is the ability to exchange a Timeshare Interest for accommodations at other resorts through worldwide exchange networks. Each of the Company's timeshare resorts is affiliated with either Interval International ("II") or Resorts Condominium International, Inc. ("RCI"), the two largest worldwide timeshare exchange companies. Participation in an exchange network entitles owners to exchange their annual Timeshare Interests for occupancy at over 1,500 participating II resorts or over 3,200 participating RCI resorts worldwide. To further enhance the ability of its Timeshare Interest owners to customize their vacation experience, the Company also intends to expand the points-based vacation club system it acquired in the RDI Acquisition which, when completed, will permit its Timeshare Interest owners to purchase an annual allotment of points which can be redeemed for occupancy rights at all Company-owned and participating managed resorts.

     Prior to acquiring property for resorts, the Resorts Division undertakes a full property review, including an environmental assessment, which is presented for approval to the Company's investment committee ("Investment Committee"), which was established in 1990 and consists of certain key members of senior management. During the review process, acquisition specialists analyze market, tourism and demographic data as well as the quality and diversity of the location's existing amenities and attractions to determine the potential strength of the timeshare market in such area and the availability of a variety of recreational opportunities for prospective Timeshare Interest purchasers.

     The Company has historically provided financing to approximately 89% of its timeshare customers, who are required to make a downpayment of at least 10% of the Timeshare Interest sales price and who typically finance the balance of the sales price over a period of seven to ten years. As of December 28, 1997, the Company had a timeshare receivables portfolio totaling approximately $66.5 million in principal amount, with a weighted average contractual yield of approximately 15.8% per annum. The Company is currently negotiating with a financial institution to provide the Company with a combined timeshare warehouse financing and receivables purchase facility and a separate timeshare acquisition and development facility. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

     Set forth below is certain information relating to the timeshare industry.

                               (Timeshare Graphs)

    Source: ARDA (includes, with respect to 1995, 1996 and 1997, unpublished estimates provided by ARDA)

     The Residential Land Division. The Residential Land Division is focused primarily on land projects located in states in which the Company has developed substantial marketing expertise and has a strong track record of success, such as Texas, the Carolinas, New Mexico, Virginia, Tennessee and Arizona. The Company believes no other company in the United States of comparable size or financial resources markets and sells residential land to retail customers. For the nine-month period ended December 28, 1997, the Residential Land Division had revenues of approximately $78.8 million, an increase of 44.4% compared to revenues of approximately $54.6 million for the comparable period in 1996. The Company's estimated remaining life-of-project sales and estimated remaining life-of-project field operating profit with respect to the Residential Land Division increased to approximately $224.5 million and $47.6 million, respectively, as of December 28, 1997 from approximately $209.3 million and $32.4 million, respectively, as of December 29, 1996.

     The Residential Land Division utilizes its proven marketing techniques and proprietary Sales Information Management System ("SIMS") and other residential land databases maintained by the Company to target families seeking a quality lifestyle improvement which is generally unavailable in traditional suburban developments. Based on the Company's extensive experience in marketing and selling residential lots to its target customers, the Company has been able to develop a comprehensive marketing and sales program that generates a significant number of on-site sales presentations to potential prospects through low-cost, high-yield newspaper advertising. In addition, SIMS and the other Residential Land Division databases enable the Company to compile, process and maintain comprehensive information concerning future sales prospects within each of its operating regions. The Company currently has over 250,000 potential sales prospects in its Residential Land Division databases. Through the Company's targeted sales and marketing program, the Company believes that it has been able to achieve a high conversion ratio of sales to prospects receiving on-site sales presentations. The conversion ratio of sales to on-site sales presentations for the ten-month period ended January 31, 1998 was approximately 20%.

     The Residential Land Division acquires and develops land in two markets:
(i) near major metropolitan centers outside the perimeter of intense subdivision development; and (ii) popular retirement areas. Prior to acquiring undeveloped land, the Company researches market depth and forecasts market absorption. In new market areas, the Company typically supplements its research with a structured classified ad test marketing system that evaluates market response and price acceptance. The Company's sales and marketing efforts begin as soon as practicable after the Company enters into an agreement to acquire a parcel of land. The Company's ability to bond projects to completion allows it to sell a significant portion of its residential land inventory on a pre-development basis, thereby reducing the Company's need for external capital to complete improvements. The Company believes that its pre-acquisition research and test marketing allow it to market its residential lots at predictable margins. As is the case with the Resorts Division, all acquisitions of residential land are subject to Investment Committee approval.

     In fiscal 1997, the Company began construction of its first daily-fee golf course as part of its long-term plan to participate in the growing daily-fee golf market. The Company believes that because the demographics of this market are similar to those of the Residential Land Division, daily-fee golf courses are an attractive amenity that will increase the marketability of the Company's adjacent residential lots in certain projects. The Company's first golf course, the Carolina National Golf Club, is located near Southport, North Carolina, just 30 miles north of Myrtle Beach, South Carolina, one of the nation's most popular golf destinations, and was designed by Masters Champion Fred Couples. Also, as part of the RDI Acquisition, the Company acquired a daily-fee golf course located in Wisconsin Dells, Wisconsin.


     The Company's Common Stock is listed on the New York Stock Exchange and on the Pacific Stock Exchange under the symbol "BXG." The Company's executive offices are currently located at 4960 Blue Lake Drive, Boca Raton, Florida 33431. The Company's telephone number at such address is (561) 912-8000.

                             COMPETITIVE STRENGTHS

SUBSTANTIAL INTERNAL GROWTH CAPACITY

     The Company believes its substantial investment in resort infrastructure and core residential land holdings will allow it to convert current and planned inventory into positive and sustainable revenues and cash flow. As of December 28, 1997, the Company had existing completed inventory of 19,659 Timeshare Interests at its resorts, 7,900 Timeshare Interests under construction or development, and plans to develop approximately 53,300 additional Timeshare Interests at existing resorts. Based on the foregoing, the Resorts Division's estimated remaining life-of-project sales and estimated remaining life-of-project field operating profit were approximately $674.6 million and $65.4 million, respectively, at December 28, 1997. The aggregate carrying amount of Residential Land Division inventory at December 28, 1997 was $51.7 million. The Residential Land Division's estimated remaining life-of-project sales and estimated remaining life-of-project field operating profit were approximately $224.5 million and $47.6 million, respectively, at December 28, 1997.

ATTRACTIVE LOCATIONS AND HIGH QUALITY LIFESTYLE PRODUCTS

     The Company seeks to maximize sales penetration and cash flow by marketing and selling high quality lifestyle products in attractive locations possessing positive demographic and population attributes. The Resorts Division generally markets Timeshare Interests in popular "drive-to" locations providing a high quality, cost-effective vacation alternative to its buyers. The Resorts Division also provides its customers, through its participation in II and RCI, access to over 1,500 and 3,200 participating resorts worldwide, respectively. The Residential Land Division markets residential lots (typically two to five acres), which are larger than those generally available in traditional suburban developments. These lots are often near attractive amenities and are located near major metropolitan centers outside the perimeter of intense subdivision development or in popular retirement areas.

STRONG INDUSTRY FUNDAMENTALS

     The timeshare industry is one of the fastest growing segments of the hospitality industry with a compound annual sales growth rate from 1980 to 1997 of approximately 16%. In addition, the number of timeshare resorts worldwide increased 167.4% from 1,550 in 1984 to over 4,100 in 1994 (the most recent date for which ARDA statistics are available). The Company believes that several factors have contributed to this sustained industry growth including: (i) increased flexibility of ownership due to the growth in the international exchange programs and points-based vacation club systems; (ii) increased consumer awareness of the economic values and benefits of timeshare ownership;
(iii) improvement in both the quality and management of the resorts; (iv) an influx of brand-name national lodging companies to the timeshare industry; (v) implementation of consumer protection regulations; (vi) availability of consumer financing; and (vii) improvement in inventory management systems. The Company believes that, despite the industry's growth, timeshare ownership has achieved only an approximate 5% market penetration among United States households with income above $50,000 per year.

RISK MANAGEMENT THROUGH PRE-SELLING AND RIGOROUS INTERNAL CONTROLS

     The Company's acquisition and development strategies for both its Resorts and its Residential Land Divisions are designed to reduce capital risk. Prior to acquiring timeshare projects or residential land, the Company typically utilizes market research and conducts due diligence. In addition, in the case of new Residential Land Division locations, the Company engages in pre-marketing techniques prior to acquiring residential land. The Company typically develops its projects in phases, and its ability to bond projects to completion allows it to sell a significant portion of Timeshare Interests or planned residential lots on a pre-development basis prior to full capital investment. All acquisitions must be approved by the Investment Committee.

ATTRACTIVE MARKET DEMOGRAPHICS

     Both the Resorts and Residential Land Divisions target customers in the 40-55 year old age group. The Company's target group, which is one of the fastest growing segments in the U.S., seeks to use its growing earning power to effect quality lifestyle improvements. The Company believes that its products will allow it to effectively capitalize on the anticipated growth and objectives of this target market.

SOPHISTICATED SALES INFORMATION MANAGEMENT SYSTEM

     The Company's significant investment in its sales and marketing information systems has enabled both its Resorts Division and its Residential Land Division to compile, process and maintain comprehensive, valuable data regarding future sales prospects. The Company currently has over 250,000 potential prospective buyers in its databases. The Company believes that the ability to access this information allows the Company to more accurately target its prospective customers and, thus, reduce marketing costs and increase closing rates.

SUPERIOR SALES AND MARKETING PERSONNEL

     The success of the Company's sales and marketing efforts depends heavily on the knowledge and experience of its marketing and commission-based sales personnel. The Company believes its marketing and sales personnel are among the most experienced in the timeshare and residential land industries. The Company has expended considerable resources in training such personnel in the effective use of the Company's databases and sales marketing systems, site attributes and surrounding area amenities. The Company enhances this sales and marketing expertise through the Bluegreen Institute, a mandatory training program designed to instill the Company's marketing and customer service philosophy in middle- and lower-level management.

COST EFFICIENCIES THROUGH MULTI-SITE OPERATIONS AND RESORT MATURATION

     As the Resorts Division grows, the Company believes it has significant opportunities to realize economies of scale through the operation of a multi-resort management system and the reduction of fixed operating costs as a percentage of sales. In addition, the Company believes that, as its existing resorts mature, a greater percentage of Timeshare Interests will be sold through less expensive marketing techniques such as referrals and upgrade sales to existing Timeshare Interest owners.

EXPERIENCED MANAGEMENT TEAM

     The Company's five senior executive officers have over 100 years of industry-related experience. The Company has employment agreements with each of these executive officers, which expire in March 2001.

                               BUSINESS STRATEGY

     In order to further enhance its market positions and to maximize profitability and cash flow, the Company's principal strategic objectives are as follows:

CAPITALIZE ON SIGNIFICANT GROWTH OPPORTUNITIES IN THE TIMESHARE INDUSTRY

     The Resorts Division was founded in 1994 to capitalize on the rapid growth of the timeshare industry. The Company intends to continue to aggressively market and sell its existing and planned Timeshare Interest inventory through the further development of in-house sales and marketing programs, exchange program synergies and the use of technology and database management systems. The Company's goal is to continue to increase sales of Timeshare Interests as a percentage of the Company's total consolidated revenue, further diversifying the Company's base of revenue.

IMPROVEMENT OF MARGINS IN RESORTS DIVISION

     The Company believes that increased efficiency and a multi-resort management system will reduce operating costs as a percentage of sales and allow the Company to experience increased margins at its existing resorts by spreading operating and corporate overhead costs over a larger revenue base. In addition, the Company expects operating margins at its resorts to improve over time as a greater percentage of Timeshare Interests are sold through more efficient, less costly marketing techniques, such as referrals and sales of additional Timeshare Interests to existing customers. The Company also believes that it will reduce the Resorts Division's sales and marketing expenses, as a percentage of sales, over time by targeting more potential buyers through its Resorts Division database system and through lead generation assistance and cross-marketing and selling from the Residential Land Division.

ACQUISITIONS OF TIMESHARE RESORT ASSETS

     The Company intends to continue to grow the Resorts Division through acquisitions in destinations that will complement the Company's current resort locations. Because the timeshare industry is highly fragmented, the Company believes that significant opportunities exist to make selected acquisitions at attractive valuations. Acquisitions the Company may consider include acquiring additional Timeshare Interest inventory, operating companies, management contracts, Timeshare Interest mortgage portfolios and properties or other timeshare-related assets which may be integrated into the Company's operations.

FOCUS ON RESIDENTIAL LAND BUSINESS CORE MARKETS

     The Company intends to continue to focus the Residential Land Division on those regions where the market for its products is strongest, such as the Southeast, Southwest, Rocky Mountain and Western regions of the United States and to replenish its residential land inventory in such regions as existing projects are sold-out. The Company believes that its in-depth knowledge of these markets, together with the current strong economic growth and favorable demographic trends in these regions, will enable it to continue to maintain favorable operating margins and cash flows.

DEVELOPMENT OF POINTS-BASED VACATION CLUB SYSTEM

     The Company intends to expand the points-based vacation club system that it acquired in the RDI Acquisition. The Company's objective in expanding its points-based vacation club system is to create, in conjunction with its participation in worldwide timeshare exchange networks, a Bluegreen timeshare system that maximizes the vacation flexibility of its current and prospective Timeshare Interest owners.

INTERNATIONAL EXPANSION

     The Company intends to selectively add timeshare resort locations in areas outside the United States. Through the Aruba Transaction, the Company has obtained Timeshare Interest inventory in the Caribbean. The Company intends to continue to focus on the Caribbean region, as well as Central and South America, as possible locations for additional resort properties.

GOLF COURSE DEVELOPMENT

     In fiscal 1997, the Company began construction of its first 27 hole daily-fee golf course as part of its long-term strategy to participate in the growing daily-fee golf market. Management believes that the demographics of this market are similar to those of the Company's Residential Land Division. As a result, management believes that daily-fee golf courses are an attractive amenity that will increase the marketability of the Company's adjacent residential lots in certain projects.

CROSS UTILIZATION OF DATABASES

     The Company intends to cross-utilize information contained in its Residential Land Division and Resorts Division databases. Because the Residential Land and Resorts Divisions target similar geographic markets and demographics classes, the Company believes that such cross-utilization will significantly enhance its sales and marketing efforts for each division.

                               THE EXCHANGE OFFER

Issuer.....................  Bluegreen Corporation

Outstanding Notes..........  The Outstanding Notes were sold by the Company on
                             April 1, 1998 to NatWest Capital Markets Limited and McDonald & Company Securities, Inc. (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement, dated March 26, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Registration Rights
  Agreement................  Pursuant to the Purchase Agreement, the Company and
                             the Initial Purchasers entered into the
                             Registration Rights Agreement, which grants the holders of the Outstanding Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

Securities Offered.........  $110,000,000 aggregate principal amount of 10 1/2%
                             Senior Secured Notes due 2008, Series B (the
                             "Exchange Notes").

The Exchange Offer.........  The Company is offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes that are properly tendered and accepted. The Company will issue Exchange Notes on or promptly after the Expiration Date. As of the date hereof, there is $110,000,000 aggregate principal amount of Outstanding Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Outstanding Notes in certain circumstances relating to the timing of the Exchange Offer and (ii) holders of the Exchange Notes will not be entitled to certain rights of the holders of the Outstanding Notes under the Registration Rights Agreement, which rights shall terminate upon the consummation of the Exchange Offer. See "The Exchange Offer." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

                             Based on no-action letters issued by the staff of the Commission to third parties with respect to similar transactions, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement or understanding with any person to participate in, and do not intend to engage in, any distribution of the Exchange Notes. However, the Company has not sought and does not intend to seek a no-action letter with respect to the Exchange Offer and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each holder of Exchange Notes other than a broker-dealer, must represent that such conditions have been met. In addition, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

                             The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may nonetheless be deemed to be an "underwriter" under the Securities Act notwithstanding such disclaimer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreements, the Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1998, unless the Exchange Offer is extended in the sole discretion of the Company, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See
                             "The Exchange Offer -- Expiration Date; Extensions;
                             Amendments."

Accrued Interest on the
  Exchange Notes...........  Each Exchange Note will bear interest from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid on such Outstanding Notes, from April 1, 1998. Holders whose Outstanding Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Outstanding Notes.

Exchange Date..............  As soon as practicable after the close of the
                             Exchange Offer, the Company will accept for exchange all Outstanding Notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal of Tenders."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to customary conditions, certain of which may be waived by the Company. The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. See "The Exchange Offer -- Conditions."

Consequences of Failure to
  Exchange.................  Any Outstanding Notes not tendered pursuant to the
                             Exchange Offer will remain outstanding and continue to accrue interest. Such Outstanding Notes will remain "restricted securities" under the Securities Act, subject to the transfer restrictions described herein and contained in the Indenture. As a result, the liquidity of the market for such Outstanding Notes could be adversely affected upon completion of the Exchange Offer. See "Risk
                             Factors -- Consequences of Failure to Exchange" and "The Exchange Offer -- Consequences of Failure to Exchange."

Certain Federal Income Tax
  Considerations...........  The exchange of the Outstanding Notes for Exchange
                             Notes by tendering holders should not be a taxable exchange for U.S. Federal income tax purposes, and such holders should not recognize any taxable gain or loss for U.S. Federal income tax purposes as a result of such exchange. See "Certain U.S. Federal Income Tax Considerations."

Use of Proceeds............  There will be no cash proceeds to the Company from the Exchange Offer. See "Use of Proceeds."

                   PROCEDURES FOR TENDERING OUTSTANDING NOTES

Tendering Outstanding
  Notes....................  Each beneficial owner owning interests in
                             Outstanding Notes ("Beneficial Owner") through a DTC Participant (as defined) must instruct such DTC Participant to cause Outstanding Notes to be tendered in accordance with the procedures set forth in this Prospectus and in the applicable Letter of Transmittal. See "The Exchange
                             Offer -- Procedures for Tendering -- Outstanding Notes held through DTC."

                             Each participant (a "DTC Participant") in the Depository Trust Company ("DTC") holding Outstanding Notes through DTC must (i) electronically transmit its acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent's (as defined herein) account at DTC and send an Agent's Message (as defined herein) to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth in this Prospectus and in the Letter of Transmittal. By tendering through ATOP, DTC Participants will expressly acknowledge receipt of the accompanying Letter of Transmittal and agree to be bound by its terms and the Company will be able to enforce such agreement against such DTC Participants. See "The Exchange Offer -- Procedures for Tendering -- Outstanding Notes held through DTC" and "-- Guaranteed Delivery
                             Procedures -- Outstanding Notes held through DTC."

                             Each Holder must (i) complete and sign a Letter of Transmittal, and mail or deliver such Letter of Transmittal, and all other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Outstanding Notes, to the Exchange Agent at its address set forth in this Prospectus and in the Letter of Transmittal, or (ii) comply with the guaranteed delivery procedures set forth in this Prospectus. See "The Exchange Offer -- Procedures for Tendering," "-- Exchange Agent" and
                             "-- Guaranteed Delivery Procedure -- Outstanding Notes held by Holders."

                             By tendering, each holder will represent to the Company that, among other things, (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Each broker-dealer participating in the Exchange Offer that receives Exchange Notes for its own account in exchange for Outstanding Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  DTC Participants holding Outstanding Notes through
                             DTC who wish to cause their Outstanding Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may effect a tender in accordance with the procedures set forth in this Prospectus and in the Letter of Transmittal. See "The Exchange Offer -- Guaranteed Delivery Procedures." Holders who wish to tender their Outstanding Notes but (i) whose Outstanding Notes are not immediately available and will not be available for tendering prior to the Expiration Date, or (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender in accordance with the procedures set forth in this Prospectus. See "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  The tender of Outstanding Notes pursuant to the
                             Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, in accordance with the procedures set forth in this Prospectus. See "The Exchange
                             Offer -- Withdrawal of Tenders."

Exchange Agent.............  SunTrust Bank, Central Florida, National
                             Association is serving as Exchange Agent in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent."

Shelf Registration
  Statement................  Under certain circumstances described in the
                             Registration Rights Agreement, certain holders of Outstanding Notes (including holders who are not permitted to participate in the Exchange Offer or who may not freely resell Exchange Notes received in the Exchange Offer) may require the Company to file and use its reasonable efforts to cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Outstanding Notes by such holders. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

                               THE EXCHANGE NOTES

Securities Offered.........  $110,000,000 aggregate principal amount of 10 1/2%
                             Senior Secured Notes due 2008, Series B that have been registered under the Securities Act. See "Description of Notes."

Maturity Date..............  April 1, 2008.

Interest Payment Dates.....  April 1 and October 1 of each year, commencing
                             October 1, 1998.

Optional Redemption........  The Notes will be redeemable at the option of the
                             Company, in whole or in part, in cash, on or after April 1, 2003, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, prior to April 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price equal to 110.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least $65 million principal amount of Notes remains outstanding after any such redemption. See "Description of the
                             Notes -- Optional Redemption."

Ranking....................  The Outstanding Notes are and the Exchange Notes
                             will be senior obligations of the Company. The Outstanding Notes rank and the Exchange Notes will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company. The Outstanding Notes rank and the Exchange Notes will rank senior in right of payment to all existing and future Subordinated Obligations of the Company. None of the assets of Bluegreen Corporation will secure its obligations under the Notes, and the Notes will be effectively subordinated to Secured Indebtedness of the Company to any third party to the extent of assets serving as security therefor. As of December 28, 1997, on a pro forma basis after giving effect to the Note Offering and the application of the net proceeds therefrom and excluding the Notes, the Company would have approximately $25.9 million of Secured Indebtedness outstanding. See "Description of
                             Notes -- Ranking."

Guarantees.................  The Outstanding Notes are and the Exchange Notes
                             will be unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors. The Note Guarantees are and will be senior obligations of each Subsidiary Guarantor and rank and will rank pari passu in right of payment with all existing and future Senior Indebtedness of each such Subsidiary Guarantor and senior in right of payment to all existing and future Subordinated Indebtedness of each such Subsidiary Guarantor. See "Description of Notes -- Note Guarantees."

Security...................  The Note Guarantees of certain Subsidiary
                             Guarantors are and will be secured by a first (subject to customary exceptions) mortgage or similar instrument (each, a "Mortgage") on the Pledged Properties of such Subsidiary Guarantors. Absent the occurrence and the continuance of an Event of Default, the Notes Trustee will be required to release its lien on the Pledged Properties as property is sold and the Trustee will not have a lien on the proceeds of any such sale. As of January 25, 1998, the Pledged Properties had an aggregate book value of approximately $46.1 million. The Company has agreed to obtain certain title insurance policies for the Pledged Properties. If all such title insurance policies are not obtained by June 1, 1998, the interest rate on the Notes will increase. See "Description of Notes -- Security." Except to the extent of the assets serving as security for such Note Guarantees, the Note Guarantees of each Subsidiary Guarantor are and will be effectively subordinated to the Secured Indebtedness of each Subsidiary Guarantor to the extent of the assets serving as security therefor. See "Description of
                             Notes -- Security."

Change of Control..........  Upon the occurrence of a Change of Control, the
                             Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes -- Optional Redemption" and "-- Change of Control."

Restrictive Covenants......  The indenture under which the Outstanding Notes were and the Exchange Notes will be issued (the "Indenture") contains certain covenants that, among other things, will limit (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries (as defined), (ii) the payment of dividends on, and redemption of, capital stock of the Company and the redemption of certain Subordinated Obligations of the Company, (iii) investments, (iv) sales of assets and subsidiary stock, (v) transactions with affiliates and (vi) consolidations, mergers and transfers of all or substantially all the assets of the Company. The Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries. However, all of these limitations and prohibitions are subject to a number of important qualifications and exceptions. See "Description of
                             Notes -- Certain Covenants."

Exchange Offer and Absence
  of a Public Market for
  the Notes................  The Exchange Notes will generally be freely transferable (subject to the restrictions discussed elsewhere herein) but will be new securities for which there will not initially be a market. The Outstanding Notes have been designated for trading in the PORTAL market. The Company does not intend to apply for a listing of the Exchange Notes on any securities exchange or on any automated dealer quotation system. See "Plan for Distribution."

FOR MORE COMPLETE INFORMATION REGARDING THE NOTES, SEE "DESCRIPTION OF NOTES."

                                  RISK FACTORS

     Prospective acquirors of the Exchange Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an acquisition of the Exchange Notes.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The summary consolidated financial data presented below for each of the five years in the period ended March 30, 1997 are derived from the Company's audited consolidated financial statements. The summary consolidated financial data presented below for the nine month periods ended December 29, 1996 and December 28, 1997 have been derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of its financial position and the results of operations for these periods. Operating results for the nine months ended December 28, 1997 are not necessarily indicative of the results that may be expected for the entire fiscal year ended March 29, 1998. The summary consolidated financial data should be read in conjunction with the Consolidated Financial Statements, related notes, and other financial information appearing elsewhere or incorporated by reference herein.

                                                                                                   AS OF OR FOR THE NINE
                                                   AS OF OR FOR THE YEAR ENDED,                        MONTHS ENDED,
                                     --------------------------------------------------------   ---------------------------
                                     MARCH 28,   MARCH 27,   APRIL 2,   MARCH 31,   MARCH 30,   DECEMBER 29,   DECEMBER 28,
                                       1993        1994        1995       1996        1997          1996           1997
                                     ---------   ---------   --------   ---------   ---------   ------------   ------------
                                     (DOLLARS IN THOUSANDS, EXCEPT AVERAGE SALES PRICE DATA AND SELECTED STATISTICAL DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
Sales of real estate and
  services.........................  $ 53,349    $ 63,389    $ 91,922   $113,422    $109,722      $ 81,712       $124,487
Interest income and other(1).......    10,191       7,952       7,264      7,388       6,159         4,577          7,324
                                     --------    --------    --------   --------    --------      --------       --------
    Total revenues.................    63,540      71,341      99,186    120,810     115,881        86,289        131,811
Cost of sales......................    28,450      30,773      45,106     59,393      57,091        41,384         56,786
Selling, general and administrative
  expenses.........................    22,652      26,444      36,521     43,735      51,441        38,051         55,526
                                     --------    --------    --------   --------    --------      --------       --------
Operating income...................    12,438      14,124      17,559     17,682       7,349         6,854         19,499
Interest expense...................     7,284       6,551       6,737      6,276       5,459         3,916          6,512
Provisions for losses..............     1,550         795         792        612       9,539         9,101          1,349
Other income.......................     1,727       1,175         372        122         259           184            120
Provision (benefit) for income
  taxes............................     1,874       3,022       4,265      4,449      (3,030)       (2,451)         4,774
                                     --------    --------    --------   --------    --------      --------       --------
Net income (loss)..................  $  3,457    $  4,931    $  6,137   $  6,467    $ (4,360)     $ (3,528)      $  6,984
                                     ========    ========    ========   ========    ========      ========       ========
OTHER DATA AND CREDIT STATISTICS:
EBITDA(2)..........................  $ 14,172    $ 16,164    $ 18,522   $ 18,978    $  8,291      $  7,366       $ 21,396
EBITDA to senior interest expense
  (as adjusted)(3).................        --          --          --         --          --            --            2.4x
EBITDA to interest expense (as
  adjusted)(3).....................        --          --          --         --          --            --            1.9x
Total senior debt to EBITDA (as
  adjusted)(4).....................        --          --          --         --          --            --            4.1x
Total debt to EBITDA (as
  adjusted)(4).....................        --          --          --         --          --            --            5.5x
Weighted average interest rate on
  notes receivable at period end...      11.0%       10.9%       12.4%      12.4%       13.3%         14.4%          15.0%
RESIDENTIAL LAND STATISTICS:
Gross margin on sales of real
  estate(5)........................      46.7%       51.5%       50.9%      47.6%       48.0%         49.4%          55.0%
Average sales price of land parcels
  sold(6)..........................  $ 21,368    $ 25,511    $ 30,969   $ 34,856    $ 38,572      $ 37,207       $ 47,449
Number of land parcels sold........     2,560       2,489       2,397      2,347       2,057         1,498          1,740
RESORTS STATISTICS:
Number of resorts at period
  end(7)...........................         0           1           2          3           4             3              8
Average sales price of timeshare
  intervals sold(6)................  $     --    $     --    $  7,119   $  7,325    $  8,362      $  8,342       $  8,695
Number of timeshare intervals
  sold(6)..........................        --          --         952      1,865       3,195         2,579          4,903

BALANCE SHEET DATA:
Notes receivable, net..............  $ 35,653    $ 44,203    $ 40,311   $ 37,014    $ 34,619      $ 31,873       $ 73,116
Inventory, net.....................    28,245      38,793      62,345     73,595      86,661        81,108        112,297
Total assets.......................   122,853     139,617     152,222    154,963     169,627       158,301        254,808
Lines-of-credit, notes payable and
  receivable-backed notes
  payable..........................    26,602      37,297      39,946     37,011      56,961        50,896         89,621(8)
Convertible debt...................    34,739      34,739      34,739     34,739      34,739        34,739         40,739
Shareholders' equity...............    46,868      51,854      58,040     64,698      59,243        60,041         66,649

---------------

(1) Interest income for fiscal 1993, 1994, 1995, 1996 and 1997 includes a $695,000 gain, a $238,000 loss, a $411,000 loss, a $1.1 million gain and a
    $96,000 loss, respectively, from sales of notes receivable in connection with private placement REMIC transactions. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."
(2) EBITDA represents net income before interest expense, income taxes, depreciation and amortization and, in the case of fiscal 1997, the provision for non-recurring costs described below. EBITDA should not be considered in isolation or construed as a substitute for the Company's net income, income from operations, cash flows from operating activities or liquidity in analyzing the Company's operating performance, financial position or cash flows. EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. The Company has included EBITDA herein to provide additional information related to the Company's ability to incur and service debt. The following table reconciles EBITDA to net income (loss) (amounts in thousands):

                                                                                             FOR THE NINE MONTHS
                                                FOR THE YEAR ENDED,                                ENDED,
                              --------------------------------------------------------   ---------------------------
                              MARCH 28,   MARCH 27,   APRIL 2,   MARCH 31,   MARCH 30,   DECEMBER 29,   DECEMBER 28,
                                1993        1994        1995       1996        1997          1996           1997
                              ---------   ---------   --------   ---------   ---------   ------------   ------------
Net income (loss)...........   $ 3,457     $ 4,931    $ 6,137     $ 6,467     $(4,360)     $(3,528)       $ 6,984
Interest expense............     7,284       6,551      6,737       6,276       5,459        3,916          6,512
Capitalized interest expense
  included in cost of real
  estate sold...............        --          --         82         149         956          422          1,781
Income taxes................     1,874       3,022      4,265       4,449      (3,030)      (2,451)         4,774
Provision for non-recurring
  costs (a).................        --          --         --          --       8,200        8,200             --
Depreciation and
  amortization..............     1,557       1,660      1,301       1,637       1,066          807          1,345
                               -------     -------    -------     -------     -------      -------        -------
EBITDA......................   $14,172     $16,164    $18,522     $18,978     $ 8,291      $ 7,366        $21,396
                               =======     =======    =======     =======     =======      =======        =======

    (a) The provision for non-recurring costs, which is included in Provision for losses on the Consolidated Statement of Operations, represents the Company's $8.2 million write-down of certain Communities Division and Residential Land Division properties in the first quarter of fiscal 1997. See Note 4 to the Consolidated Financial Statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition."
(3) Interest expense is pro forma after giving effect to the Note Offering and the application of net proceeds therefrom assuming the Note Offering closed on April 1, 1997, and includes amounts capitalized into inventory and pro forma interest expense on the Notes. Senior interest expense excludes interest expense on the Public Debentures (as defined) and the Convertible Notes (as defined).
(4) Total debt is pro forma after giving effect to the Note Offering and the application of net proceeds therefrom and excludes $15.4 million of non-recourse indebtedness incurred by BG Aruba in connection with the Aruba Transaction and $8.4 million of RDI debt related to notes receivable previously sold with recourse to financial institutions. See
    "Business -- Recent Acquisitions." Total senior debt also excludes the Public Debentures and the Convertible Notes.
(5) Gross margin is computed as the difference between the sales price and the related cost of inventory (including the cost of improvements, amenities and in certain cases capitalized interest and real estate taxes), divided by the sales price.
(6) Average sales price and unit sales data include those sales made during the applicable period where recognition of revenue is deferred under the percentage of completion method of accounting. See "Contracts Receivable and Revenue Recognition" under Note 1 to the Consolidated Financial Statements.
(7) The number of resorts at December 28, 1997 includes the two resorts acquired in the RDI Acquisition and the Aruba Resort. See "Business -- Recent Acquisitions."
(8) Excludes $15.4 million of non-recourse indebtedness incurred by BG Aruba in connection with the Aruba Transaction and $8.4 million of RDI debt related to notes receivable previously sold with recourse to financial institutions. See "Business -- Recent Acquisitions."

                                  RISK FACTORS

     The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Notes offered hereby. Unless otherwise indicated, references in this section to real estate and inventories collectively encompass the Resorts Division, the Residential Land Division and the Company's other operations.

REAL ESTATE MARKET AND GENERAL ECONOMIC CONDITIONS; INVENTORY CONCENTRATION

     Real estate markets are cyclical in nature and highly sensitive to changes in national and regional economic conditions, including, among other factors, levels of employment and discretionary disposable income, consumer confidence, available financing and interest rates. A downturn in the economy in general or in the market for residential land or timeshare property could have a material adverse effect on the Company's business, operating results and financial condition. In addition, concentration in a given region may increase the Company's susceptibility to a downturn in such region. The Company has in recent years been dedicating greater resources to more capital intensive residential land and timeshare projects and the level of its inventory has increased materially. The Company will be required to make material capital expenditures to develop its existing inventory as currently planned. There are substantial risks associated with a large investment in residential land and timeshare property inventory at any given time. These include the risks that (i) residential land and timeshare property inventories will decline in value due to changing market and economic conditions, (ii) development and carrying costs may exceed those anticipated, (iii) there may be delays in bringing inventories to market due to, among other things, changes in regulations, adverse weather conditions or changes in the availability of development financing on terms acceptable to the Company and (iv) banks and other lenders will cease financing residential land and timeshare property sold by the Company with respect to which the Company does not provide financing. No assurances can be given that the Company will be able to continue sales at their current levels or that its gross margins will not decline. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business."

     With respect to the Company's timeshare operations, any adverse changes affecting the timeshare industry such as an oversupply of Timeshare Interests, a reduction in demand for Timeshare Interests, changes in travel and vacation patterns, changes in governmental regulations of the timeshare industry and increases in construction costs or taxes, as well as negative publicity for the timeshare industry, could have a material adverse effect on the Company's business, operating results and financial condition. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

LEVERAGE; ABILITY TO SERVICE DEBT AND LIQUIDITY AND FINANCING REQUIREMENTS

     Following the Note Offering and the Exchange Offer, the Company will continue to have significant interest expense and principal repayment obligations under its indebtedness. As of December 28, 1997, after giving effect to the Note Offering and the application of the net proceeds therefrom, the Company and its consolidated subsidiaries would have had total indebtedness of approximately $181.1 million, including total secured indebtedness (other than the Notes), of approximately $25.9 million. See "Selected Consolidated Financial Data" and "Capitalization." Moreover, the Company is required to seek external sources of liquidity to support its operations, finance the acquisition and development of residential land and timeshare property inventory, finance a substantial percentage of its sales and satisfy its debt and other obligations. The Company anticipates that it will continue to require external sources of liquidity to support its operations in the future. The Indenture permits the Company to incur material additional indebtedness. See "Description of Notes." The Company's ability to service or to refinance its indebtedness (including the Notes) or to obtain additional financing (including its ability to consummate future notes receivable securitizations) depends on its future performance, which is subject to a number of factors, including the Company's business, results of operations, leverage, financial condition and business prospects, the performance of its receivables, prevailing interest rates, general economic conditions and perceptions about the residential land and timeshare industries. The Company is currently negotiating certain credit facilities for (i) the financing and sale of its timeshare receivables, (ii) the financing of its acquisition and development of timeshare properties and (iii) the acquisition and development of residential land properties. No assurances can be given that such credit facilities will be entered into or that funding will be provided on the terms discussed herein, if at all, or that the Company will be able to obtain sufficient external sources of liquidity on attractive terms, or at all. The Company's existing credit facilities and its proposed facilities, if consummated, will include, among other things, various representations and warranties, conditions to funding, eligibility requirements for collateral, affirmative, negative and financial covenants and events of default. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources," "Business," "Description of Other Indebtedness" and "Description of Notes."

     The Company's level of debt and debt service requirements will have several important effects on its future operations, including the following: (i) the Company will have significant cash requirements to service debt, reducing funds available for operations and future business opportunities and increasing the Company's vulnerability to adverse economic and industry conditions; (ii) the Company's leveraged position will increase its vulnerability to competitive pressures; (iii) the financial covenants and other restrictions contained in the Indenture, the Credit Agreements and other agreements relating to the Company's indebtedness will require the Company to meet certain financial tests and will restrict its ability to, among other things, borrow additional funds, dispose of assets or pay cash dividends on, or repurchase, preferred or common stock; and
(iv) funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited. Certain of the Company's competitors operate on a less leveraged basis and will have greater operating and financial flexibility than the Company.

     In addition to its other debt service obligations, the Company will be required to redeem a specified amount of its 8 1/4% Convertible Subordinated Debentures due 2012 (the "Public Debentures"), if not sooner converted into Common Stock of the Company, annually commencing in 2003 and, if not sooner converted into Common Stock of the Company, to repay in 2002 the $6 million aggregate principal amount of convertible subordinated note indebtedness (the "Convertible Notes") incurred in connection with the RDI Acquisition owed to one of its directors and an affiliate of another of its directors. Absent an Event of Default, the Indenture permits the making of scheduled payments on such subordinated indebtedness. The Company's ability to make scheduled principal payments, or to refinance its obligations, with respect to such indebtedness, other existing indebtedness and future indebtedness, and to pay interest thereon, will depend on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business, industry and other factors beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations and support its operations, the Company, among other consequences, may be forced to reduce or delay planned capital expenditures, reduce its financing of sales, sell assets, obtain additional equity capital or refinance or restructure its debt. There can be no assurance that the Company's cash flow and capital resources will be sufficient for payment of its indebtedness in the future. If the Company is not able to satisfy its debt service obligations, it could default on its indebtedness, including the Notes, which would entitle the holders of such indebtedness to, among other things, accelerate the maturity thereof. Any default under the documents governing indebtedness of the Company could have a material adverse effect on the market value of the Notes. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Description of Certain Indebtedness."

ACQUISITION STRATEGY

     A principal component of the Company's strategy is to continue to grow by acquiring the land on which to develop additional timeshare projects or acquire existing resorts from third party operators. Since the end of fiscal 1997, the Resorts Division has acquired the land and begun development of its Harbour Lights Resort in Myrtle Beach, South Carolina, acquired The Falls Village Resort in Branson, Missouri and consummated the RDI Acquisition and the Aruba Transaction. The Company's future growth and financial success will depend upon a number of factors, including its ability to identify attractive resort acquisition opportunities, consummate the acquisitions on favorable terms, develop the resort and profitably sell Timeshare Interests at such resorts. There can be no assurance that the Company will be successful with respect to such factors. Currently, there are numerous potential buyers of resort real estate which are better capitalized than the Company competing to acquire resort properties which the Company may consider attractive acquisition opportunities. There can be no assurance that the Company will be able to compete against such other buyers successfully.

     Moreover, to successfully implement its business strategies, the Company must integrate the newly acquired or developed resorts into its existing sales and marketing programs. During the start-up phase of a new resort, the Company expects to experience lower operating margins at that resort until the resort's operations mature. The lower margins could be substantial and could negatively impact the Company's cash flow. No assurances can be given that the Company's operating margins will be maintained or improved as its resorts achieve maturity or that new resorts will not reduce the Company's over-all operating margins.

     Acquisitions involve certain risks and uncertainties. Such risks include undisclosed liabilities, potential claims against the seller for which indemnification will not be available (by virtue of caps or otherwise), uncertainty as to future financial results, the failure of the seller of a property or project to comply with applicable law in connection with such property or project or otherwise (including the risks of monetary liabilities and governmental liens and forfeiture), integrating distinct business operations and projects, the increased demands acquisitions place on management resources and other similar factors. No assurance can be given that past or future acquisitions will be profitable. See "Business -- Recent Acquisitions."

RISKS RELATED TO DEVELOPMENT ACTIVITIES

     The Company's growth strategy involves certain inherent risks including the following: (i) the Company will be required to make material capital expenditures to develop its residential land and timeshare property inventory (the Company estimates that the total cash required to complete preparation for the sale of its residential land and timeshare property inventory as of December 28, 1997 was approximately $186.0 million), (ii) planned development may be delayed or abandoned and development and carrying costs may exceed those anticipated, possibly making the project uneconomical or unprofitable, (iii) the Company may experience a fluctuation in quarterly results due to an increase or decrease in the number of residential land or timeshare projects subject to percentage of completion accounting which requires net profit on such projects to be recognized on a pro rata basis as development is completed, (iv) the period between acquisition and sale of property may increase and the Company may experience delays in bringing inventories to market, resulting in decreased revenues and increased interest expense and carrying charges and (v) inventories may decline in value due to changing market and economic conditions. Certain inventories with a carrying value of $23.2 million were written-down by $8.2 million during the first quarter of fiscal 1997, in recognition of the change in the Company's focus towards expansion of the Residential Land Division and the Resorts Division in certain locations. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Business." There can be no assurance that the Company will complete planned development activities or be able to acquire additional properties on attractive terms.

     In addition, the Company's construction activities typically are performed by third-party contractors, and, accordingly, the timing, quality and completion of such activities cannot be controlled by the Company. Nevertheless, construction claims may be asserted against the Company for construction defects and such claims may give rise to liabilities. New development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, the ability of the Company to coordinate construction activities with the process of obtaining such permits and authorizations, and the ability of the Company to obtain the financing necessary to complete the necessary acquisition, construction, and/or conversion work at its projects and resorts. In addition, certain states and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property.

RISKS ASSOCIATED WITH CUSTOMER FINANCING AND RECEIVABLES

     The Company offers financing of up to 90% of the purchase price to all purchasers of its residential land properties or Timeshare Interests, as the case may be, who qualify for such financing. Such loans are collateralized by liens on the underlying property and Timeshare Interest. Currently, approximately 89% of the Company's timeshare buyers finance with the Company, while approximately eight percent of the Company's residential land customers use Company financings. As noted above, the Company requires external sources of liquidity in order to offer financing to its customers. The receivables arising from sales of Timeshare Interests and residential land generally are pledged to institutional lenders or, in the case of residential land receivables, sold in connection with private placement REMIC financings. Under the pledged receivables facilities, the Company is typically advanced 90% of the principal balance of eligible pledged receivables. The Company is required to replace receivables that become delinquent or to pay down the loan secured by such receivables to remain within required loan to value ratios. To the extent the Company's receivables bear interest at a fixed rate and its borrowings bear interest at a variable rate, the Company bears the risk of increases in interest rates. The terms of REMIC financings require the Company to repurchase or replace mortgage loans to the extent the Company has breached any representations and warranties at the time of sale of its receivables to the REMIC trust, and the Company, as servicer, is also required to make advances on delinquent payments to the extent deemed recoverable. The Company is currently negotiating with a financial institution to provide the Company with a combined timeshare warehouse financing and receivables purchase facility and a timeshare acquisition and development facility. See "Description of Other Indebtedness." No assurances can be given that the Company will be able to obtain such facilities on favorable terms, or at all. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

     The Company bears the risk of delinquencies and defaults by buyers who finance through the Company the purchase of their Timeshare Interests or residential land. General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies. As of December 28, 1997, approximately 4.5% or $3.0 million principal amount of timeshare receivables and approximately 7.9% or $1.2 million principal amount of residential land receivables which were held by the Company or by third parties under sales transactions where the Company had a recourse liability were more than 30 days past due compared to approximately 1.8% or $424,000 principal amount of timeshare receivables and approximately 11.9% or $1.5 million principal amount of residential land receivables as of March 30, 1997. Included in the above percentages are loans with respect to which a foreclosure proceeding or other legal process had commenced. The Company ceases to carry a receivable upon a foreclosure or when it receives a deed in lieu of foreclosure, at which time the property goes back into inventory. Historically, delinquencies on timeshare receivables have been greater than those on land receivables. If the real estate market should experience an overall decline in values such that the outstanding balances of the Company's notes receivable are greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be materially higher than those now experienced. An increase in delinquency rates or defaults on the Company's receivables could have a material adverse effect on the Company's business, operating results and financial condition. The Company may incur substantial costs and delays in connection with its servicing of receivables, including costs in foreclosing or realizing on its collateral and additional marketing and sales costs with respect to reacquired property. No assurances can be given that reacquired property will be sold at a profit. During fiscal 1997 and the nine-month period ended December 28, 1997, the Company charged $1.3 million and $568,000, respectively, to its provision for loan losses to reflect the difference between the unpaid principal balance of the non-performing receivables and the estimated net realizable value of the reacquired property. See "Business -- Customer Financing."

     The majority of the Company's residential land sales are currently not financed by the Company but rather with local banks. A decrease in the willingness of such lenders to extend direct customer lot financing could cause a decline in the level of the Company's sales and/or require material additional credit facilities in order to enable the Company to provide financing to such customers.

     A portion of the Company's revenues historically has comprised gains on sales of loans, and, although no assurances can be given, assuming the proposed timeshare receivables purchase facility that the Company is currently negotiating is consummated, it is anticipated that the portion of the Company's revenues comprising such gains on sales is expected to increase significantly. The gains are recorded in the Company's revenues and on its balance sheet (as retained interests on loan sales) at the time of sale, and the amount of gains recorded is based in part on management's estimates of future prepayment and default rates and other considerations in light of then-current conditions. If actual prepayments with respect to loans occur more quickly than was projected at the time such loans were sold, as can occur when interest rates decline, interest would be less than expected and earnings would be charged in the current period. If actual defaults with respect to loans sold are greater than estimated, charge-offs would exceed previously estimated amounts and earnings would be charged in the current period. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

RISKS ASSOCIATED WITH TIMESHARE INTEREST EXCHANGE NETWORKS

     The attractiveness of Timeshare Interests is enhanced significantly by the availability of exchange networks that allow owners of Timeshare Interests to exchange their occupancy right granted by their Timeshare Interests during a particular year for an occupancy right granted at another participating network resort. Several companies, including II and RCI, provide broad-based Timeshare Interests exchange services. RDI's timeshare resorts (and its vacation club) are currently qualified for participation in the RCI exchange network while the Company's other timeshare resorts (and the Aruba Resort) are currently qualified for participation in the II exchange network. No assurance can be given that the Company's existing resorts and vacation club will continue to qualify, or its future resorts will be able to qualify, for participation in either the RCI or the II network or any other exchange network, or that the Company's customers will continue to be satisfied with RCI's or II's exchange network. If such exchange networks cease to function effectively, if the Company's resorts are not accepted as exchanges for other desirable resorts, or if II or RCI ceases to be a leading Timeshare Interest exchange network, the Company's sales of Timeshare Interests could be materially adversely affected. The Company entered into a five year agreement with II in May 1995, pursuant to which the Company agreed to include in II's exchange network all vacation ownership resorts that have been or will be acquired, developed or controlled by the Company. In December 1993, and prior to its acquisition by the Company, RDI and its point-based vacation club entered into a six year agreement with RCI pursuant to which RDI agreed to include in RCI's exchange network the RDI point-based vacation club. In connection with the RDI Acquisition, the Company has advised each of II and RCI of the existence of its agreement with the other timeshare interest exchange network and of the potential conflict. Although no assurances can be given, based on its relationships with the exchange networks and its discussions with such exchange networks to date, the Company believes that it will be able to enter into a satisfactory resolution of this situation with each of II and RCI. See "Business -- Industry Overviews -- Resorts
Division -- Participation in Timeshare Interest Exchange Networks."

HOLDING COMPANY STRUCTURE

     The Notes will be obligations exclusively of the Company and the Subsidiary Guarantors. Because a significant portion of the operations of the Company currently are conducted through subsidiaries, the cash flow of the Company and its ability to service its debt, including the Notes, are dependent upon the cash flows of such subsidiaries and the distribution of those cash flows to the Company, or upon loans or other payments of funds by such subsidiaries to the Company. The Company's subsidiaries are separate and distinct legal entities and, except pursuant to the Note Guarantees, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations and legal restrictions. The Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payable and lease obligations) of the Company's subsidiaries that are not Subsidiary Guarantors and to all Secured Indebtedness of the Company and its subsidiaries (except to the extent of any Mortgages on the Pledged Properties securing certain of the Note Guarantees). Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of such subsidiary (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of those subsidiary's creditors, except to the extent that the Company or the Notes Trustee, on behalf of the holders of Notes, pursuant to the Note Guarantees, is itself recognized as a creditor of such subsidiary, in which case the claims of the Company or the Notes Trustee, on behalf of the holders of Notes, would still be subordinate to any security in the assets of such subsidiary and any Indebtedness of such subsidiary senior to that held by the Company.

LIMITATION ON REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

     Upon a Change of Control (as defined in the Indenture), each holder of the Notes will have certain rights, at the holder's option, to require the Company to repurchase all or a portion of such holder's Notes. If a Change of Control were to occur, there can be no assurances the Company would have sufficient financial resources, or would be able to arrange financing, to repay the repurchase price for all Notes tendered by the holders thereof. Certain events involving a Change of Control may constitute an event of default under the Company's other credit agreements and other debt instruments (including the Credit Agreements). Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes as a result of the occurrence of a Change of Control may create an event of default under the Company's credit agreements and other debt instruments, and could create an event of default under other future Credit Agreements or other debt instruments. Any such event of default could effectively block the repurchase of the Notes. See "Description of the Notes -- Change of Control."

FRAUDULENT CONVEYANCE CONSIDERATIONS

     The issuance by the Subsidiary Guarantors of the Note Guarantees and the grant of a Mortgage by certain Subsidiary Guarantors on the Pledged Properties owned by such Subsidiary Guarantors to secure their Note Guarantees could be subject to review under applicable federal and state fraudulent transfer or conveyance laws in a bankruptcy proceeding or a lawsuit by or on behalf of unpaid creditors of a Subsidiary Guarantor or a representative of such creditors, such as a trustee or a Subsidiary Guarantor as debtor-in-possession. Under such laws, if a court were to find that, at the time a Subsidiary Guarantor issued the Note Guarantee or granted a Mortgage, either (i) the Subsidiary Guarantor issued such Note Guarantee or granted such Mortgage with the intent of hindering, delaying or defrauding creditors, or (ii) the Subsidiary Guarantor received less than a reasonably equivalent value or fair consideration for issuing such Note Guarantee or granting such Mortgage, and the Subsidiary Guarantor (a) was insolvent or rendered insolvent by reason of the issuance of such Note Guarantee or the granting of such Mortgage, (b) was engaged in a business or a transaction, or was about to engage in a business or a transaction, for which the assets remaining with the Subsidiary Guarantor after giving effect to the issuance of such Note Guarantee or the granting of such Mortgage, constituted an unreasonably small amount of capital, or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court could void the Subsidiary Guarantor's obligations under such Note Guarantee and any Mortgage securing such Note Guarantee and direct the repayment of any amounts paid thereunder to the Subsidiary Guarantor or to a fund for the benefit of the Subsidiary Guarantor's creditors, or take other action detrimental to the holders of the Notes.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, an entity will be considered insolvent for purposes of the foregoing if the sum of its debts is greater than all of its property at a fair valuation, or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured or if it could not pay its debts as they were due. Based upon management's analysis of internal cash flow projections and other financial information and estimated values of assets and liabilities of the Company's subsidiaries which are Subsidiary Guarantors, the Company believes that, immediately after issuance of the Notes and assuming no Event of Default exists under the Indenture, the Subsidiary Guarantors will be solvent, and will have sufficient capital to carry on their businesses and that the Subsidiary Guarantors will be able to pay their debts as they mature. No assurance can be given, however, as to what standard a court could apply in making such determinations or that a court would reach the same conclusions with regard to these issues.

RISK OF INABILITY TO REALIZE UPON MORTGAGES; INSUFFICIENT COLLATERAL

     The Note Guarantees of six Subsidiary Guarantors will be secured by a Mortgage on the Pledged Properties of each such Subsidiary Guarantor. The ability of the Trustee to foreclose on such collateral upon the occurrence of an Event of Default under the Indenture will be subject to legal requirements, potential delays and practical problems associated with realization upon mortgages and security interests in real property generally. Foreclosures are regulated by law and are subject to a court's equitable powers. In certain circumstances, the liens of the Trustee could become junior to certain governmental or other liens, including, without limitation, liens for unpaid taxes or assessments or certain environmental remediation liabilities. See "Description of Notes -- Security."

     The proceeds of any sale of the Pledged Properties following an Event of Default under the Indenture would not be sufficient to repay the Notes in full. No appraisals were obtained on the Pledged Properties in connection with the Note Offering or the Exchange Offer. As of January 25, 1998, the real property comprising the Pledged Properties had an aggregate book value of approximately $46.1 million. As noted below, inventory has been sold from the Pledged Properties since such date. No assurances can be given that the property subject to the Mortgages could be sold for such amount in the event of a foreclosure or other comparable proceeding realizing on the Mortgages or that the property will not decline in value. If a bankruptcy proceeding were to be commenced by or against the Company and/or the Subsidiary Guarantors and the bankruptcy court concluded that the applicable Subsidiary Guarantees were not adequately secured, the holders of the Notes would have only an unsecured deficiency claim with respect to the applicable Note Guarantee to the extent of such deficiency, and would not be entitled to post-petition interest or reimbursement of costs of collection (including attorney's fees). Any deficiency claim of the holder of the Notes with respect to the Subsidiary Guarantors who executed Mortgages would rank pari passu with any deficiency claims of all other general unsecured creditors of the Company and/or the Subsidiary Guarantors. In addition, the ability of the holders of the Notes to effect a sale of the Pledged Properties may be subject to certain bankruptcy limitations in the event of a bankruptcy proceeding involving the Company and/or the Subsidiary Guarantors, including without limitation, the so called "automatic stay" under Section 362 of the United States Bankruptcy Code, 11 U.S.C. sec. 101 et. seq., as amended from time to time.

     Pursuant to the terms of the Indenture and the Mortgages, the Notes Trustee shall be required to release the lien of the Mortgages with respect to the sale of any property covered thereby unless an Event of Default shall have occurred and be continuing. Absent such an Event of Default, the Notes Trustee shall not have a lien on the proceeds from a sale of the Pledged Properties. Consequently, the value of the collateral covered by the Mortgages will diminish over time as Pledged Properties are sold. Lots are currently being sold at each of the Pledged Properties. Although no assurances can be given and the Pledged Properties may be sold more quickly, the Company currently estimates based on historical sales that the Pledged Properties will be sold-out over a one to three year period. Except for the Mortgages on the Pledged Properties, neither the Company nor any of its subsidiaries including the Subsidiary Guarantors has provided or is required to provide any security for its obligations under the Notes or the Note Guarantees, as applicable.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends to a significant extent upon the experience and abilities of the Company's senior management. The loss of the services of one or more members of senior management could have a material adverse effect on the Company and its business prospects. Although the Company has entered into employment agreements with certain members of senior management, no assurances can be given the Company will be able to retain the services of such individuals. The Company's continued success is also dependent upon its ability to hire, train and retain qualified marketing, sales, development, acquisition, finance, management and administrative personnel. Such personnel are in substantial demand and the cost of attracting or retaining such key personnel could escalate over time. There can be no assurance that the Company will be successful in attracting or retaining such personnel. See "Management."

VARIABILITY OF QUARTERLY RESULTS

     The Company's earnings may be impacted by, among other things, the timing of the completion of the acquisition and development of its timeshare resorts and residential land projects, a shortage of ready-for-sale inventory in its key market areas, inventory write-downs, levels of loan losses, and the potential impact of adverse weather and other natural disasters at the Company's resorts. Material fluctuations in operating results may also occur due to the requirement that the Company use of the percentage of completion method of accounting. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Outstanding Notes have not been registered under the Securities Act or any state securities laws, and therefore, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the right of the Company and the Notes Trustee (as defined) in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Outstanding Notes that remain outstanding after the consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Outstanding Notes that remain outstanding will not be entitled to any rights to have such Outstanding Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company currently intends to register under the Securities Act Outstanding Notes that remain outstanding after consummation of the Exchange Offer only if such Outstanding Notes are held by Initial Purchasers or persons ineligible to participate in the Exchange Offer (other than due solely to the status of such holder as an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). If Outstanding Notes are tendered and accepted in the Exchange Offer, the market for untendered Outstanding Notes is likely to diminish; accordingly, holders who do not tender their Outstanding Notes may encounter difficulties in selling such notes following the Exchange Offer. The Exchange Notes and any Outstanding Notes that remain outstanding after consummation of the Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of the Notes have taken certain actions or exercised certain rights under the Indenture.

ABSENCE OF PUBLIC MARKET

     The Outstanding Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Outstanding Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes. See "-- Consequences of Failure to Exchange." Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company) without compliance with the registration and prospectus delivery requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the financial condition of the Company. The Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that, for a period of up to 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. However, under certain circumstance, the Company has the right to require that Participating Broker-Dealers suspend the resale of Exchange Notes pursuant to this Prospectus. Notwithstanding that the Company may cause the resale of Exchange Notes pursuant to this Prospectus to be suspended, the Company has no obligation to extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with such resales. See "The Exchange Offer -- Resale of the Exchange Notes."

REGULATION

     The Company is subject to extensive and complex federal, state, local and, as a result of the Aruba Transaction, foreign regulation, and is required to comply with various federal, state, local and foreign environmental, zoning, land use, consumer protection, anti-fraud, labor, usury, truth-in-lending, equal opportunity, timeshare registration, land sales, licensing and other laws and regulations which govern its operations. Existing or future regulations may have a material adverse impact on the Company's operations by, among other things, imposing additional compliance costs, delaying the period in which projects are brought to market and limiting the interest rate which the Company may charge to customers who utilize its financing. The Company believes that it is in material compliance with all applicable laws and regulations to which it is currently subject. However, no assurances can be given that the costs of future compliance will not be significant or that the Company is in fact in compliance with all applicable laws and regulations. In addition, there can be no assurance that laws and regulations applicable to the Company in any specific jurisdiction will not be revised or that other laws or regulations (including without limitation with respect to tax matters) will not be adopted which could increase the Company's cost of compliance or prevent the Company from marketing or selling its residential land or timeshare properties or conducting other operations in such jurisdictions or otherwise have a material adverse impact on the Company's operations. Any failure of the Company to comply with applicable laws or regulations or any increase in the costs of compliance could have a material adverse effect on the Company's business, operating results and financial condition. See "Business -- Regulation" and "-- Litigation."

COMPETITION

     The real estate industry is highly competitive. The Company's Resorts Division competes with various high profile and well-established timeshare resort operators. Many of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell Timeshare Interests in resort properties. Major companies that now operate or are developing or planning to develop timeshare resorts include Marriott Ownership Resorts ("Marriott"), The Walt Disney Company ("Disney"), Hilton Hotels Corporation ("Hilton"), Hyatt Corporation ("Hyatt"), Four Seasons Hotels & Resorts ("Four Seasons") and Inter-Continental Hotels and Resorts ("Inter-Continental"). The Company also competes with other publicly-traded timeshare companies, including Signature Resorts, Inc. ("Signature"), Vistana, Inc. ("Vistana"), Fairfield Communities, Inc. ("Fairfield") and Silverleaf, Inc. ("Silverleaf"), as well as numerous other owners and operators of timeshare resorts. The Company's Residential Land Division competes with builders, developers and others for the acquisition of property and with local, regional and national developers, homebuilders and others with respect to the sale of residential lots. Many of the Company's competitors are larger and possess greater financial, marketing, personnel and other resources than the Company. Although the Company believes it can effectively compete in its market areas, no assurances can be given as to the Company's future ability to locate, develop and sell attractive properties in the markets in which it wishes to operate or that the entrance of high profile and well-established operators into the Company's market areas will not have a material adverse effect on the Company's operations. The development and operation of additional timeshare resorts in the Company's markets could have a material adverse impact on the demand for the Company's Timeshare Interests and the Company's results of operations. In addition, with respect to its timeshare business, the Company's management believes that industry competition will be increased by recent and possible future consolidation in the timeshare industry as the Company's competitors get larger. With respect to its finance operations, the Company competes with banks, mortgage companies, other financial institutions and government agencies offering financing of real estate. In recent years, the Company has experienced increased competition with respect to the financing of residential land sales as evidenced by the low percentage of residential land sales financed by the Company since 1995. See
"Business -- Competition."

RISKS OF DEVELOPMENT OF POINTS-BASED VACATION CLUB

     The Company intends to actively pursue the expansion of the points-based vacation club system currently operated by RDI to include the Company's other existing and future timeshare resorts. However, there can be no assurance that the Company will complete the expansion of RDI's points-based vacation club system in this manner, if at all, or that, if completed, such expansion will be successful. Risks associated with the Company's expansion of RDI's points-based vacation club system include the risks that such expansion may be substantially delayed or abandoned; the RDI points-based vacation club system cannot be legally and efficiently combined or operated with the Company's current and future timeshare operations; and points-based vacation club systems may be or become subject to extensive regulation by federal, state and local jurisdictions, possibly making such points-based system uneconomical or unprofitable. In particular, the expansion will require the approval of various regulators, homeowners' associations and others. No assurance can be given that the necessary approvals will be obtained.

RISKS RELATED TO ARUBA TRANSACTION AND INTERNATIONAL OPERATIONS

     The unsold Timeshare Interests acquired in the Aruba Transaction are owned by BG Aruba, an Aruban limited liability company in which the Company has a fifty percent equity interest and over which the Company exercises operational control. Property ownership through a joint venture involves additional risks, including the requirement of consents for certain decisions. If a dispute arises between the Company and the holder of the other equity interest in BG Aruba, an adverse resolution could have a material adverse effect on the Company's investment in BG Aruba. In addition, the Company will be subject to certain fiduciary obligations with respect to holders of other equity interest in BG Aruba which may obligate it to act in a manner which is not necessarily in the best interests of the Company. The Aruba Resort is managed and operated by an unaffiliated third party. Sales of the unsold Timeshare Interest inventory acquired by BG Aruba could be materially adversely affected by other developments at the Aruba Resort, including without limitation any past or future failure by the Aruba Resort and its owners (or the entity which sold the Timeshare Interest inventory to BG Aruba) to comply with applicable laws and the applicable agreements governing the Aruba Resort, which are outside of BG Aruba's control. See "Business -- Recent Acquisitions."

     As a result of the Aruba Transaction, the Company is now subject to a number of risks related to international operations, including, among other things, difficulties relating to administering its business globally and managing foreign operations. These risks could have a material adverse effect on the Company's business, results of operations and financial condition. Additionally, part of the Company's strategy is to acquire additional timeshare properties outside the United States. Changes in inflation, interest rates, currencies, taxation, regulation or other social, political, economic, legal, regulatory or diplomatic developments affecting the countries in which the Company has (or intends to have) international operations could have a material adverse effect on the Company's business, operating results and financial condition.

RISKS ASSOCIATED WITH RESORT MANAGEMENT

     The Company currently provides homeowners' association management services at its existing timeshare resorts other than the Aruba Resort and intends to provide the same services at its future timeshare resorts pursuant to management agreements with the homeowners' associations at such resorts. In addition, RDI also manages 26 timeshare resorts located in Florida, Alabama, Georgia, Virginia and South Carolina. The Company's management agreements are generally for annual terms and require the approval of the homeowners' association for renewal. If the Company is unable to manage a resort in a manner which maintains satisfaction among the homeowners, applicable law may give the homeowners' association rights to terminate the management agreement. For the three months ended December 28, 1997, the Company's revenues derived from fees paid by homeowners' associations pursuant to the management agreements were approximately $859,000. The Company did not derive any material management fees prior to September 30, 1997, as the resort management business was acquired as part of the RDI Acquisition. There can be no assurance that any homeowners' association will not terminate its management agreement with the Company. Any such termination could have a material adverse effect on the results of the Company's resort management operations and revenues. In addition, as is the case with any manager of a resort, the Company may become subject to disputes with members who are not satisfied with the resort or its management.

NATURAL DISASTERS; UNINSURED LOSS

     Certain of the Company's timeshare resorts and residential land projects are located in areas that are susceptible to tropical storms and hurricanes. The Company's resorts and residential land projects could suffer significant damage as a result of wind storms, hurricanes, floods and other natural disasters. Any such damage could impair the Company's ability to sell Timeshare Interests at its resorts or residential lots at its residential land projects, and to collect on outstanding notes receivable and adversely affect the Company's business, operating results and financial condition.

     There are certain types of losses that are not generally insured because they are either uninsurable or not economically feasible to insure and for which the Company does not have insurance coverage. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its investment in a timeshare resort or any improvements at a residential land project as well as the anticipated future revenues from such timeshare resort or residential land project, and would continue to be obligated on any mortgage indebtedness or other obligations related to the timeshare resort or residential land project.

LIMITED RESALE MARKET FOR TIMESHARE INTERESTS

     The Company sells Timeshare Interests to buyers for leisure purposes and not for investment. The Company believes that the market for resale of Timeshare Interests by such buyers is presently limited and that any resales of Timeshare Interests are typically at prices substantially less than the original purchase price. These factors may make ownership of Timeshare Interests less attractive to prospective buyers. In addition, attempts by buyers to resell their Timeshare Interests may compete with sales of Timeshare Interests by the Company and could depress the market price of Timeshare Interests sold by the Company.

POSSIBLE ENVIRONMENTAL LIABILITIES

     Under various federal, state and local laws, ordinances and regulations, the current or previous owner, manager or operator of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose such liability without regard to whether the owner, manager or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on property securing a loan, even if the lender does not cause or contribute to the contamination. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage or deed of trust. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property and may be liable for the full costs of cleaning up a contaminated site. Such costs could be substantial and are not limited to the value of property. The Company believes that it is in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances, but no assurance can be given that hazardous or toxic substances will not be found on its property or properties that it previously owned.

COMPLIANCE WITH LAWS GOVERNING ACCESS

     A number of state and federal laws, including the Fair Housing Act and the Americans with Disabilities Act, impose requirements related to access and use by disabled persons of a variety of public accommodations and facilities. Although the Company believes that its timeshare resorts are in compliance with these laws in all material respects, the Company may incur additional costs of complying with such laws and no assurances can be given that the Company is in fact in compliance with such laws. The ultimate amount of the cost of compliance with such legislation is not currently ascertainable, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds of the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Outstanding Notes in like principal amount. The issuance of the Exchange Notes in exchange for the surrender of the Outstanding Notes will not result in any increase in the indebtedness of the Company.

     The net proceeds to the Company from the sale of the $110 million aggregate principal amount of Outstanding Notes, after deducting discounts and estimated expenses of the Note Offering, were approximately $105.7 million.

     The Company used the net proceeds of the Note Offering to retire approximately $91.8 million of existing indebtedness of the Company. The indebtedness repaid consisted of approximately $88.1 million in aggregate principal amount, approximately $1,028,000 in accrued interest and approximately $2.7 million in costs associated with early extinguishment of debt. The remainder of the net proceeds were used for working capital and to repay other obligations of the Company. The Company will continue to require external sources of capital to finance new property purchases and development, fund operations, satisfy debt obligations and provide financing to purchasers of its Timeshare Interests and residential land. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources."

     The indebtedness to be repaid out of the proceeds from the Note Offering bore interest at a weighted average interest rate of approximately 9.6% per annum and had maturities ranging between April 1998 and November 2019. Indebtedness repaid that was incurred within the year prior to April 1, 1998, which included indebtedness advanced by the Initial Purchasers, was incurred for inventory and acquisitions and development of residential land projects and resorts, to finance the Company's operations and for working capital and general corporate purposes. See "Plan of Distribution." None of the proceeds from the Note Offering were used to pay any delinquent indebtedness.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 28, 1997, and the pro forma capitalization at such date as adjusted to give effect to the Note Offering and the application of the net proceeds therefrom. See "Use of Proceeds." This table should be read in conjunction with the Consolidated Financial Statements of the Company, including the notes thereto, included elsewhere in this Prospectus. The amounts are in thousands, except per share data.

                                                               AT DECEMBER 28, 1997
                                                              -----------------------
                                                               ACTUAL     AS ADJUSTED
                                                              --------    -----------
                                                                    (UNAUDITED)
Cash and cash equivalents (including restricted cash of
  $13,300)..................................................  $ 25,124     $  44,996(1)
                                                              ========     =========
Senior Debt:
  Lines-of-credit and notes payable.........................  $ 46,463     $   1,910
  10 1/2% Senior Secured Notes, due 2008....................        --       110,000
  Receivable-backed notes payable(2)........................    51,536        13,033
  Non-recourse Aruba Debt...................................    15,446        15,446
                                                              --------     ---------
          Total senior debt.................................   113,445       140,389
Subordinated debt:
  8.00% convertible subordinated notes payable to related
     parties, due 2002......................................     6,000         6,000
  8.25% convertible subordinated debentures, due 2012.......    34,739        34,739
                                                              --------     ---------
          Total debt........................................   154,184       181,128
Minority interest...........................................       250           250
Total shareholders' equity(3)...............................    66,649        64,502(4)
                                                              --------     ---------
          Total capitalization..............................  $221,083     $ 245,880
                                                              ========     =========

---------------
(1) Includes approximately $5.9 million of net proceeds from the Note Offering which were used to retire additional indebtedness incurred after December 28, 1997 but prior to the closing of the Note Offering and approximately $13.9 million of net proceeds from the Note Offering which were used for working capital and to repay other obligations of the Company.
(2) Includes $8.4 million of RDI debt related to notes receivable previously sold with recourse to financial institutions.
(3) Common Shares outstanding were approximately 20,743,000 actual and as adjusted and do not include an aggregate of 2,287,190 shares of Common Stock reserved for issuance under the Company's stock benefit and option plans, 4,215,898 shares of Common Stock issuable upon conversion of the Public Debentures and 1,530,612 shares of Common Stock issuable upon conversion of the Convertible Notes. See "Management -- Executive Compensation" and "Description of Other Indebtedness."
(4) Includes the approximately $2,147,000 after tax effect of $2,700,000 of estimated prepayment penalties and $878,000 of debt issuance costs anticipated to be written off due to the early extinguishment of debt.

BLUEGREEN CORPORATION
INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(UNAUDITED)

     The following pro forma condensed consolidated financial information consists of a Pro Forma Condensed Consolidated Balance Sheet as of December 28, 1997 and Pro Forma Condensed Consolidated Statements of Operations for the Year Ended March 30, 1997 and the Nine Months Ended December 28, 1997 (collectively, "the Pro Forma Statements"). The Pro Forma Condensed Consolidated Balance Sheet gives effect to the Note Offering as if it had occurred on December 28, 1997. The Pro Forma Condensed Consolidated Statements of Operations give effect to the Note Offering as if it had occurred at the beginning of the periods presented.

     The pro forma adjustments to the Pro Forma Statements are based on the assumptions and adjustments described in the accompanying notes to the Pro Forma Statements.

     The pro forma information for the Note Offering assumes the repayment of certain indebtedness of the Company using a portion of the net proceeds received from the Note Offering as if the Note Offering and the repayment had occurred as of the beginning of the respective period.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to be indicative of what the Company's financial position or results of operations would actually have been if the aforementioned transactions in fact had occurred on such date or at the beginning of the period indicated or to project the Company's financial position or results of operations at any future date or for any future period. The Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the Company's Consolidated Financial Statements and related notes thereto included elsewhere herein.

                             BLUEGREEN CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 28, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                        PRO FORMA
                                                                       ADJUSTMENTS
                                                                         FOR NOTE
                                                        HISTORICAL       OFFERING         PRO FORMA
                                                       DECEMBER 28,     AND USE OF       DECEMBER 28,
                                                           1997          PROCEEDS            1997
                                                       ------------    ------------      ------------
                                               ASSETS
Cash and cash equivalents............................    $ 25,124        $ 19,872(D)       $ 44,996
Contracts receivable, net............................      12,646              --            12,646
Notes receivable, net................................      73,115              --            73,115
Investment in securities.............................      10,600              --            10,600
Inventory, net.......................................     112,297              --           112,297
Property and equipment, net..........................      11,147              --            11,147
Debt issuance costs, net.............................       1,783           4,275(B)
                                                                             (878)(C)         5,180
Other assets.........................................       8,096              --             8,096
                                                         --------        --------          --------
          Total assets...............................    $254,808        $ 23,269          $278,077
                                                         ========        ========          ========

                                LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable.....................................    $  4,590        $     --          $  4,590
Deferred income......................................       8,322              --             8,322
Accrued liabilities and other........................      14,101             (97)(B)
                                                                           (1,431)(C)        12,573
Lines-of-credit and notes payable....................      61,909         (44,553)(B)        17,356
Deferred income taxes................................       6,712              --             6,712
Receivable-backed notes payable......................      51,536         (38,503)(B)        13,033
10.50% senior secured notes payable..................          --         110,000(A)        110,000
8.00% convertible notes payable to related parties...       6,000              --             6,000
8.25% convertible subordinated debentures............      34,739              --            34,739
                                                         --------        --------          --------
          Total liabilities..........................     187,909          25,416           213,325
Minority interest....................................         250              --               250

                                        SHAREHOLDERS' EQUITY
Common stock.........................................         208              --               208
Capital-in-excess of par value.......................      71,844              --            71,844
Accumulated deficit..................................      (4,179)         (2,147)(C)        (6,326)
Treasury stock.......................................      (1,389)             --            (l,389)
Net unrealized gains.................................         165              --               165
                                                         --------        --------          --------
          Total shareholders' equity.................      66,649          (2,147)           64,502
                                                         --------        --------          --------
          Total liabilities and shareholders'
            equity...................................    $254,808        $ 23,269          $278,077
                                                         ========        ========          ========

---------------

(A)  Issuance of the Notes.
(B) Extinguishment of existing debt of the Company and related accrued interest. Also includes payment of $4.275 million of debt issuance costs.
(C) Payment of prepayment penalties of $2.7 million and write-off of debt issuance costs on extinguished debt of $878,000, and related impact on accumulated deficit.
(D) Includes $5.9 million of assumed net proceeds from the Note Offering which will be used to retire additional indebtedness anticipated to be incurred after December 28, 1997 but prior to the closing of the Note Offering and approximately $13.9 million of assumed net proceeds from the Note Offering which will be used for working capital and to repay other obligations of the Company.

                             BLUEGREEN CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED DECEMBER 28, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                       PRO FORMA
                                                       HISTORICAL     ADJUSTMENTS       PRO FORMA
                                                      NINE MONTHS      FOR NOTE        NINE MONTHS
                                                         ENDED         OFFERING           ENDED
                                                      DECEMBER 28,    AND USE OF       DECEMBER 28,
                                                          1997         PROCEEDS            1997
                                                      ------------    -----------      ------------
REVENUES:
Sales of real estate................................    $122,902        $    --          $122,902
Other resort services revenue.......................       1,585                            1,585
Interest income and other(1)........................       7,324                            7,324
                                                        --------        -------          --------
                                                         131,811             --           131,811
COST AND EXPENSES:
Cost of real estate sold............................      55,277                           55,277
Cost of other resort services.......................       1,509                            1,509
Selling, general and administrative expense.........      55,526                           55,526
Interest expense                                           6,512         (2,701)(A)
                                                                          8,663(B)
                                                                            321(C)
                                                                           (419)(D)        12,376
Provisions for losses...............................       1,349                            1,349
                                                        --------        -------          --------
                                                         120,173          5,864           126,037
                                                        --------        -------          --------
Income from operations..............................      11,638         (5,864)            5,774
                                                              --                               --
Other income........................................         120                              120
                                                        --------        -------          --------
Income before income taxes..........................      11,758         (5,864)            5,894
Provision for income taxes..........................       4,774         (2,416)(E)         2,358
                                                        --------        -------          --------
Income before extraordinary item....................    $  6,984        $(3,448)         $  3,536
                                                        ========        =======          ========
EARNINGS PER SHARE BEFORE EXTRAORDINARY ITEM:
  Basic.............................................    $   0.35                         $   0.18
                                                        ========                         ========
  Diluted...........................................    $   0.33                         $   0.17
                                                        ========                         ========
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES:
  Basic.............................................      20,193                           20,193
                                                        ========                         ========
  Diluted...........................................      25,467                           20,553(F)
                                                        ========                         ========

---------------

(1) Interest income excludes $1.8 million of estimated interest income that would have been earned on net proceeds from the Note Offering in excess of historical debt that would have been repaid as of March 31, 1997.
(A) Elimination of historical interest expense incurred during the period on debt assumed to be retired by the Note Offering.
(B)  Pro forma interest expense on the Notes.
(C) Amortization of the pro forma $4.275 million of debt issuance costs incurred in connection with the Note Offering.
(D) Elimination of historical amortization of debt issuance costs on debt retired in connection with the Note Offering.
(E) Adjustment to the provision for income taxes for the above pro forma adjustments.
(F) Pro Forma Diluted Weighted Average Number of Common and Common Equivalent Shares is less than the historical amount, as the assumed conversion of the Company's 8.00% convertible notes payable and 8.25% convertible debentures would have an anti-dilutive effect on earnings per share on a pro forma basis.

                             BLUEGREEN CORPORATION

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                           YEAR ENDED MARCH 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                        PRO FORMA
                                                                       ADJUSTMENTS
                                                         HISTORICAL     FOR NOTE        PRO FORMA
                                                         YEAR ENDED     OFFERING        YEAR ENDED
                                                         MARCH 30,     AND USE OF       MARCH 30,
                                                            1997        PROCEEDS           1997
                                                         ----------    -----------      ----------
REVENUES:
Sales for real estate..................................   $109,721      $     --         $109,721
Interest income and other(1)...........................      6,159            --            6,159
                                                          --------      --------         --------
                                                           115,880            --          115,880
COST AND EXPENSES:
Cost of real estate sold...............................     57,090            --           57,090
Selling, general and administrative expense............     51,441            --           51,441
Interest expense.......................................      5,459        (1,414)(A)
                                                                          11,550(B)
                                                                             428(C)
                                                                            (199)(D)       15,824
Provisions for losses..................................      9,539            --            9,539
                                                          --------      --------         --------
                                                           123,529        10,365          133,894
                                                          --------      --------         --------
Loss from operations...................................     (7,649)      (10,365)         (18,014)
Other income...........................................        260            --              260
                                                          --------      --------         --------
Loss before income taxes...............................     (7,389)      (10,365)         (17,754)
Benefit for income taxes...............................     (3,029)       (4,072)(E)       (7,101)
                                                          --------      --------         --------
Loss before extraordinary item.........................   $ (4,360)     $ (6,293)        $(10,653)
                                                          ========      ========         ========
LOSS PER SHARE BEFORE EXTRAORDINARY ITEM:
  Basic................................................   $  (0.21)                      $  (0.52)
                                                          ========                       ========
  Diluted..............................................   $  (0.21)                      $  (0.52)
                                                          ========                       ========
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
  SHARES:
  Basic................................................     20,319                         20,319
                                                          ========                       ========
  Diluted..............................................     20,319                         20,319
                                                          ========                       ========

---------------

(1 ) Interest income excludes $3.2 million of estimated interest income that would have been earned on net proceeds from the Note Offering in excess of historical debt that would have been repaid as of April 1, 1996.
(A) Elimination of interest expense incurred during the period on debt assumed to be retired by the Note Offering.
(B)  Pro forma interest expense on the Notes.
(C) Amortization of the pro forma $4.275 million of debt issuance costs incurred in connection with the Note Offering.
(D) Elimination of historical amortization of debt issuance costs on debt retired in connection with the Note Offering.
(E) Adjustment to the provision for income taxes for the above pro forma adjustments.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data presented below for each of the five years in the period ended March 30, 1997 are derived from the Company's audited consolidated financial statements, which have been audited by Ernst & Young LLP, independent certified public accountants. The selected consolidated financial data presented below for the nine month periods ended December 29, 1996 and December 28, 1997 have been derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of its financial position and the results of operations for these periods. Operating results for the nine months ended December 28, 1997 are not necessarily indicative of the results that may be expected for the entire fiscal year ended March 29, 1998. The selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements, related notes, and other financial information appearing elsewhere or incorporated by reference herein.

                                                                                                       AS OF OR FOR THE NINE
                                                      AS OF OR FOR THE YEAR ENDED,                         MONTHS ENDED,
                                        --------------------------------------------------------   -----------------------------
                                        MARCH 28,   MARCH 27,   APRIL 2,   MARCH 31,   MARCH 30,   DECEMBER 29,     DECEMBER 28,
                                          1993        1994        1995       1996        1997          1996             1997
                                        ---------   ---------   --------   ---------   ---------   ------------     ------------
                                         (DOLLARS IN THOUSANDS, EXCEPT AVERAGE SALES PRICE DATA AND SELECTED STATISTICAL DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
Sale of real estate...................  $ 53,349    $ 63,389    $ 91,922   $113,422    $109,722      $ 81,712         $122,902
Other resort services revenue.........        --          --          --         --          --            --            1,585
Interest income and other(1)..........    10,191       7,952       7,264      7,388       6,159         4,577            7,324
                                        --------    --------    --------   --------    --------      --------         --------
    Total revenues....................    63,540      71,341      99,186    120,810     115,881        86,289          131,811
Cost of real estate sold..............    28,450      30,773      45,106     59,393      57,091        41,384           55,277
Cost of other resort services.........        --          --          --         --          --            --            1,509
Selling, general and administrative
  expenses............................    22,652      26,444      36,521     43,735      51,441        38,051           55,526
Interest expense......................     7,284       6,551       6,737      6,276       5,459         3,916            6,512
Provisions for losses.................     1,550         795         792        612       9,539         9,101            1,349
                                        --------    --------    --------   --------    --------      --------         --------
    Total expenses....................    59,936      64,563      89,156    110,016     123,530        92,452          120,173
                                        --------    --------    --------   --------    --------      --------         --------
Income (loss) from operations.........     3,604       6,778      10,030     10,794      (7,649)       (6,163)          11,638
Other income..........................     1,727       1,175         372        122         259           184              120
Provision (benefit) for income
  taxes...............................     1,874       3,022       4,265      4,449      (3,030)       (2,451)           4,774
                                        --------    --------    --------   --------    --------      --------         --------
Net income (loss).....................  $  3,457    $  4,931    $  6,137   $  6,467    $ (4,360)     $ (3,528)        $  6,984
                                        ========    ========    ========   ========    ========      ========         ========

OTHER DATA AND CREDIT STATISTICS:
EBITDA(2).............................  $ 14,172    $ 16,164    $ 18,522   $ 18,978    $  8,291      $  7,366         $ 21,396
EBITDA to senior interest expense (as
  adjusted)(3)........................        --          --          --         --          --            --              2.4x
EBITDA to interest expense (as
  adjusted)(3)........................        --          --          --         --          --            --              1.9x
Total senior debt to EBITDA (as
  adjusted)(4)........................        --          --          --         --          --            --              4.1x
Total debt to EBITDA (as
  adjusted)(4)........................        --          --          --         --          --            --              5.5x
Weighted average interest rate on
  notes receivable at period end......      11.0%       10.9%       12.4%      12.4%       13.3%         14.4%            15.0%
Ratio of earnings to fixed
  charges(5)..........................       1.7x        2.2x        2.4x       2.1x        nmf           nmf              2.3x
Pro forma ratio of earnings to fixed
  charges(5)                                  --          --          --         --         nmf            --              1.4x

RESIDENTIAL LAND STATISTICS:
Gross margin on sales of real
  estate(6)...........................      46.7%       51.5%       50.9%      47.6%       48.0%         49.4%            55.0%
Average sales price of land parcels
  sold(7).............................  $ 21,368    $ 25,511    $ 30,969   $ 34,856    $ 38,572      $ 37,207         $ 47,449
Number of land parcels sold...........     2,560       2,489       2,397      2,347       2,057         1,498            1,740

RESORTS STATISTICS:
Number of resorts at period end(8)....        --           1           2          3           4             3                8
Average sales price of timeshare
  intervals sold(7)...................  $     --    $     --    $  7,119   $  7,325    $  8,362      $  8,342         $  8,695
Number of timeshare intervals
  sold(7).............................        --          --         952      1,865       3,195         2,579            4,903

BALANCE SHEET DATA:
Notes receivable, net.................  $ 35,653    $ 44,203    $ 40,311   $ 37,014    $ 34,619      $ 31,873         $ 73,116
Inventory, net........................    28,245      38,793      62,345     73,595      86,661        81,108          112,297
Total assets..........................   122,853     139,617     152,222    154,963     169,627       158,301          254,808
Lines-of-credit, notes payable and
  receivable-backed notes payable.....    26,602      37,297      39,946     37,011      56,961        50,896          113,445
8.00% convertible subordinated notes
  to related parties..................        --          --          --         --          --            --            6,000
8.25% convertible subordinated
  debentures..........................    34,739      34,739      34,739     34,739      34,739        34,739           34,739
Shareholders' equity..................    46,868      51,854      58,040     64,698      59,243        60,041           66,649

---------------

(1) Interest income for fiscal 1993, 1994, 1995, 1996 and 1997 includes a $695,000 gain, a $238,000 loss, a $411,000 loss, a $1.1 million gain and a
    $96,000 loss, respectively, from sales of notes receivable in connection with private placement REMIC transactions. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."
(2) EBITDA represents net income before interest expense, income taxes, depreciation and amortization and in the case of fiscal 1997, the provision for non-recurring costs described below. EBITDA should not be considered in isolation or construed as a substitute for the Company's net income, income from operations, cash flows from operating activities or liquidity in analyzing the Company's operating performance, financial position or cash flows. EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. The Company has included EBITDA herein to provide additional information related to the Company's ability to incur and service debt. The following table reconciles EBITDA to net income (loss) (amounts in thousands):

                                                       FOR THE YEAR ENDED,                      FOR THE NINE MONTHS ENDED,
                                     --------------------------------------------------------   ---------------------------
                                     MARCH 28,   MARCH 27,   APRIL 2,   MARCH 31,   MARCH 30,   DECEMBER 29,   DECEMBER 28,
                                       1993        1994        1995       1996        1997          1996           1997
                                     ---------   ---------   --------   ---------   ---------   ------------   ------------
Net income (loss)..................   $ 3,457     $ 4,931    $ 6,137     $ 6,467    $ (4,360)     $ (3,528)      $  6,984
Interest expense...................     7,284       6,551      6,737       6,276       5,459         3,916          6,512
Capitalized interest expense
  included in cost of real estate
  sold.............................        --          --         82         149         956           422          1,781
Income taxes.......................     1,874       3,022      4,265       4,449      (3,030)       (2,451)         4,774
Provision for non-recurring
  costs(a).........................        --          --         --          --       8,200         8,200             --
Depreciation and amortization......     1,557       1,660      1,301       1,637       1,066           807          1,345
                                      -------     -------    -------     -------    --------      --------       --------
EBITDA.............................   $14,172     $16,164    $18,522     $18,978    $  8,291      $  7,366       $ 21,396
                                      =======     =======    =======     =======    ========      ========       ========

     (a) The provision non-recurring costs, which is included in Provision for losses on the Consolidated Statement of Operations, represents the Company's $8.2 million write-down of certain Communities Division and Residential Land Division properties in the first quarter of fiscal 1997. See Note 4 to the Consolidated Financial Statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition."
(3) Interest expense is pro forma after giving effect to the Note Offering and the application of the net proceeds therefrom assuming the Note Offering closed on April 1, 1997, and includes amounts capitalized into inventory and pro forma interest expense on the Notes. Senior interest expense excludes the interest expense on the Public Debentures and the Convertible Notes.
(4) Total debt is pro forma after giving effect to the Note Offering and the application of the net proceeds therefrom and excludes $15.4 million of non-recourse indebtedness incurred by BG Aruba in connection with the Aruba Transaction and $8.4 million of RDI debt related to notes receivable previously sold with recourse to financial institutions. See
    "Business -- Recent Acquisitions." Total senior debt also excludes the Public Debentures and the Convertible Notes.
(5) The pro forma ratios of earnings to fixed charges for the year ended March 30, 1997 and for the nine months ended December 28, 1997 give effect to the Note Offering as if it occurred at the beginning of each applicable period. For fiscal 1997, pro forma fiscal 1997 and for the nine-month period ended December 29, 1996, the Company's fixed charges exceeded earnings by $9.4 million, $19.8 million and $7.8 million, respectively.
(6) Gross margin is computed as the difference between the sales price and the related cost of inventory (including the cost of improvements, amenities and in certain cases capitalized interest and real estate taxes), divided by the sales price.
(7) Average sales price and unit sales data include those sales made during the applicable period where recognition of revenue is deferred under the percentage of completion method of accounting. See "Contracts Receivable and Revenue Recognition" under Note 1 to the Consolidated Financial Statements.
(8) The number of resorts at December 28, 1997 includes the two resorts acquired in the RDI Acquisition and the Aruba Resort. See "Business -- Recent Acquisitions."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following discussion of the results of operations and financial condition of the Company should be read in conjunction with the Company's Consolidated Financial Statements and related Notes and the other financial information included elsewhere in this Prospectus. Unless otherwise indicated in this discussion, references to "real estate" and to "inventories" collectively encompass the Resorts Division, Residential Land Division and the Company's other inventories held for sale.

GENERAL

     Real estate markets are cyclical in nature and highly sensitive to changes in national and regional economic conditions, including, among other factors, levels of employment and discretionary disposable income, consumer confidence, available financing and interest rates. A downturn in the economy in general or in the market for real estate could have a material adverse effect on the Company.

     The Company recognizes revenue on residential land and Timeshare Interest sales when a minimum of 10% of the sales price has been received in cash, the refund or rescission period has expired, collectibility of the receivable representing the remainder of the sales price is reasonably assured and the Company has completed substantially all of its obligations with respect to any development relating to the real estate sold. In cases where all development has not been completed, the Company recognizes revenue in accordance with the percentage of completion method of accounting. Under this method of revenue recognition, income is recognized as work progresses. Measures of progress are based on the relationship of costs incurred to date to expected total costs. The Company has been dedicating greater resources to more capital intensive residential land and timeshare projects. As a result, the results for fiscal 1997 and the nine months ended December 28, 1997 reflect an increased amount of revenue deferred under the percentage of completion method of accounting. See "Contracts Receivable and Revenue Recognition" under Note 1 to the Consolidated Financial Statements.

     Costs associated with the acquisition and development of timeshare resorts and residential land properties, including carrying costs such as interest and taxes, are capitalized as real estate and development costs and allocated to cost of real estate sold as the respective revenue is recognized.

     The RDI Acquisition closed effective September 30, 1997 and was accounted for using the purchase method of accounting and, accordingly, the results of operations of RDI have been included in the Company's consolidated financial statements from September 30, 1997. The Company, through BG Aruba, acquired approximately 8,000 unsold Timeshare Interests inventory at the Aruba Resort on December 15, 1997. The Company has a controlling interest in BG Aruba and has therefore included the accounts of BG Aruba in its consolidated financial statements as of and for the 13 days period ended December 28, 1997. Operations for BG Aruba were not material for such 13-day period. See "Business -- Recent Acquisitions."

     The Company has historically experienced and expects to continue to experience seasonal fluctuations in its gross revenues and net earnings in the third fiscal quarter. This seasonality may cause significant fluctuations in the quarterly operating results of the Company. As the Company's timeshare revenues grow as a percentage of total revenues, the Company believes that the fluctuations in revenues due to seasonality may be mitigated. In addition, other material fluctuations in operating results may occur due to the timing of development and the Company's use of the percentage of completion method of accounting. Management expects that the Company will continue to invest in projects that will require more substantial development (with greater capital requirements) than in years prior to fiscal 1997. No assurances can be given that the amount of revenue deferred under the percentage of completion accounting method will not increase.

     The Company believes that inflation and changing prices have not had a material impact on its revenues and results of operations during any of fiscal 1995, 1996 or 1997 or the nine months ended December 28, 1997. Based on the current economic climate, the Company does not expect that inflation and changing prices will have a material impact on the Company's revenues or results of operations. To the extent inflationary trends affect short-term interest rates, a portion of the Company's debt service costs may be affected as well as the rate the Company charges on its new receivables.

     During the periods covered by this discussion, the Company's real estate operations were managed under three divisions and much of this discussion is organized by such divisions. The Resorts Division manages the Company's timeshare operations and the Residential Land Division acquires large tracts of real estate which are subdivided, improved and sold, typically on a retail basis. The Company's Communities Division, markets factory-built manufactured homes and lot packages and undeveloped lots. In the first quarter of fiscal 1997 (June 1996), the Company decided to focus on the expansion of the Resorts Division and the Residential Land Division in certain locations. Consistent with this strategy, the Company does not intend to acquire any additional communities related inventories and present Communities Division inventories are being liquidated through a combination of bulk sales and retail sales. As of and for the nine month period ended December 28, 1997, the Communities Division comprised approximately 3% of consolidated inventory and sales of real estate. Therefore, no separate discussion with respect to the Communities Division is contained herein relative to the nine month period ended December 28, 1997 due to immateriality.

     Inventory is carried at the lower of cost, including costs of improvements and amenities, incurred subsequent to acquisition, or fair value, net of costs to dispose. See Note 1 of Notes to Consolidated Financial Statements. During the first quarter of fiscal 1997, management changed its focus for marketing certain of the Company's inventories in conjunction with a plan to accelerate the sale of properties managed under the Communities Division and certain properties managed under the Residential Land Division. This decision was largely the result of management's focus on expansion of the Resort Division and Residential Land Division in certain locations. Because of the strategy to accelerate sales, management determined that inventories with a carrying value of $23.2 million should be written-down by $8.2 million during the first quarter of fiscal 1997. The $8.2 million in provisions included $4.8 million for certain Communities Division inventories and $3.4 million for certain Residential Land Division inventories. Management adopted a plan to aggressively pursue opportunities for the bulk sale of a portion of the written-down assets and has reduced retail prices on others to increase sales activity. At the time of the write-down, the Company's Communities Division primarily consisted of three North Carolina properties acquired in 1988. The Company began marketing home/lot packages in 1995 to accelerate sales at the properties. However, the projects had been slow moving and yielded low gross profits and little to no operating profits. A majority of the Residential Land Division parcels subject to write-down were scattered lots acquired through foreclosure or deedback in lieu of foreclosure, odd lots from former projects or properties located in parts of the country where the Company has no plans for expansion. As of December 28, 1997, approximately 73% (as measured by historical cost basis) of the inventories subject to write-down had been sold. See Note 4 of Notes to Consolidated Financial Statements.

     A portion of the Company's revenues historically has comprised gains on sales of loans, and, although no assurances can be given, assuming the proposed timeshare receivables facility that the Company is currently negotiating is consummated, the portion of the Company's revenues comprising such gains on sales is expected to increase significantly. The gains are recorded in the Company's revenues and on its balance sheet (as retained interests on loan sales) at the time of sale, and the amount of gains recorded is based in part on management's estimates of future prepayment and default rates and other considerations in light of then-current conditions. If actual prepayments with respect to loans occur more quickly than was projected at the time such loans were sold, as can occur when interest rates decline, interest would be less than expected and earnings would be charged in the current period. If actual defaults with respect to loans sold are greater than estimated, charge-offs would exceed previously estimated amounts and earnings would be charged in the current period.

     For purposes of the following discussion, gross margin is computed as the difference between the sales price and the related cost of inventory (including the costs of improvements, amenities and in certain cases capitalized interest) divided by the sales price.

RESULTS OF OPERATIONS

NINE MONTHS ENDED DECEMBER 29, 1996 AND DECEMBER 28, 1997

     Sales. Consolidated sales of real estate increased 50% from $81.7 million for the nine month period ended December 29, 1996 (the "1996 Period") to $122.9 million for the nine month period ended December 28, 1997 (the "1997 Period"). Increases in residential land and Timeshare Interest sales during the 1997 Period were partially offset by lower Communities Division sales.

     As of December 28, 1997, approximately $18.0 million in sales or $8.3 million in estimated income was deferred under percentage of completion accounting. At March 30, 1997, approximately $8.4 million of sales or $3.8 million in estimated income was deferred and is included on the Consolidated Balance Sheet under the caption Deferred Revenue.

  Residential Land Division

     During the 1996 and 1997 Periods, residential land sales contributed $54.6 million or 67% and $78.8 million or 64%, respectively, of the Company's total consolidated revenues from the sale of real estate.

     The table set forth below outlines the number of parcels sold and the average sales price per parcel for the Residential Land Division by geographic region for the fiscal periods indicated, before giving effect to the percentage of completion method of accounting and excluding a $2 million bulk land sale during the 1997 Period.

                                                                  NINE MONTHS ENDED,
                                              -----------------------------------------------------------
                                                   DECEMBER 29, 1996               DECEMBER 28, 1997
                                              ---------------------------     ---------------------------
                                                                AVERAGE                         AVERAGE
                                               NUMBER OF      SALES PRICE      NUMBER OF      SALES PRICE
GEOGRAPHIC REGION                             PARCELS SOLD    PER PARCEL      PARCELS SOLD    PER PARCEL
-----------------                             ------------    -----------     ------------    -----------
Southwest...................................       822         $ 37,378            850         $ 44,417
Southeast...................................       178           35,375            268           54,021
Midwest.....................................       137           24,550            195           35,324
Mid-Atlantic................................       123           34,274            148           42,717
Rocky Mountains.............................       175           41,163            184           35,554
West........................................        20          149,425             59          170,478
Northeast and Canada........................        43           21,952             36           14,417
                                                 -----                           -----
Totals......................................     1,498           37,207          1,740           47,449
                                                 =====                           =====

     The aggregate number of parcels sold and aggregate average sales price per parcel increased from the 1996 Period to the 1997 Period due to the following:

   - Southwest region -- Increases attributable to the Company's Bentwater and White Oak Estates projects in Granbury, Texas and Conroe, Texas, which opened in February 1997.

   - Southeast region -- Increases attributable to the Winding River property in North Carolina which opened in February 1997. The project will feature a host of amenities including a beach club, 27-hole championship golf course, club-house, river amenities and bike paths.

   - Midwest region -- Increases attributable to the opening of two properties in Tennessee in March 1997. One project features lake frontage and the other property lies adjacent to a daily-fee golf course currently under development by a third party.

   - West region -- Increases attributable to greater parcel sales and higher average sales prices, which are indicative of the Company's Arizona project gaining more momentum as it enters its third year in marketing and sales. The majority of the Arizona property is being marketed in parcels of 36 acres at retail prices ranging from $100,000 to $185,000.

     The Company plans to continue to dedicate greater resources to residential land properties located in areas with proven records of success. These locations include, but are not limited to, Texas, the Carolinas, Virginia, Tennessee, New Mexico and Arizona.

     The average gross margin for the Residential Land Division was 46.9% and 48.3% for the 1996 and 1997 Periods, respectively. The average gross margin increased primarily due to the opening of the Company's Winding River Property in North Carolina and increased sales at the Company's properties in New Mexico and Arizona, which generated gross margins of 58.6%, 55.2% and 50.9%, respectively, during the 1997 Period. The Company's Investment Committee approves all property acquisitions. In order to be approved for purchase by the Investment Committee, all residential land properties are expected to achieve certain minimum economics including a minimum gross margin. No assurances can be given that such minimum economics will be achieved.

  Resorts Division

     During the 1996 and 1997 Periods, sales of Timeshare Interests contributed $20.8 million or 25% and $39.9 million or 32%, respectively, of the Company's total consolidated revenues from the sale of real estate.

     The following tables set forth information for sales of Timeshare Interests associated with the Company's Resorts Division for the periods indicated, before giving effect to the percentage of completion method of accounting and excluding approximately $126,000 of incremental revenues from the conversion in the 1997 Period of 62 existing Timeshare Interests owners to the points-based vacation club acquired in connection with the RDI Acquisition.

                                                                  NINE MONTHS ENDED,
                                                              ---------------------------
                                                              DECEMBER 29,   DECEMBER 28,
                                                                  1996           1997
                                                              ------------   ------------
Number of Timeshare Interests sold..........................      2,579          4,903
Average sales price per Timeshare Interest..................     $8,342         $8,695
Gross margin................................................        70%            74%

     The increase in Timeshare Interest sales during the 1997 Period was partially due to the RDI Acquisition effective September 30, 1997, which contributed approximately $4.2 million in Timeshare Interest sales (including 543 Timeshare Interests sold) during the 1997 Period. The increase in the number of Timeshare Interests sold during the 1997 Period was also partially due to two new resort properties that became operational during such period - Harbour Lights in Myrtle Beach, South Carolina, and The Falls Village in Branson, Missouri, which generated 569 and 556 Timeshare Interest sales, respectively, during the 1997 Period. In addition, Timeshare Interest sales increased due to the maturation of existing resorts and the increased effectiveness of marketing programs.

     During the 1997 Period, the improvement in gross margins from the Company's resorts was primarily the result of increases in the retail selling prices, particularly at the Company's Mountain Loft (Gatlinburg, Tennessee) and Laurel Crest (Pigeon Forge, Tennessee) resorts, which generated gross margins of approximately 75% and 76%, respectively, during the 1997 Period.

     During the 1997 Period, other resort service revenue and related costs were approximately $1.6 million and $1.5 million, respectively. Other resort services include the resort property management services, resort title services and certain retail amenity and lodging operations acquired in connection with the RDI Acquisition. There were no resort service operations during the 1996 Period.

  Interest Income and Other

     Interest income and other increased 60% from $4.6 million for the 1996 Period to $7.3 million for the 1997 Period. The Company's interest income is earned from its receivable portfolio, securities retained pursuant to REMIC financings and cash and cash equivalents. The increase in interest income is primarily due to an increase in the average note receivable balance during the 1997 Period as compared to the 1996 Period.

  Selling, General and Administrative Expense (S,G&A Expense)

     The Company's S,G&A Expense consists primarily of marketing costs, advertising expenses, sales commissions and corporate overhead. S,G&A Expense totaled $38.1 million and $55.5 million for the 1996

Period and the 1997 Period, respectively. A significant portion of S,G&A Expense is variable relative to sales and profitability levels and, therefore, increases with growth in sales of real estate. As a percentage of sales of real estate, S,G&A Expense (including corporate administrative expense) decreased from 44% in the 1996 Period to 42% in the 1997 Period. The decrease in S,G&A Expense as a percentage of sales is primarily due to the Company's strategic emphasis on controlling costs, coupled with increasing the revenue base in the Resorts Division to support the existing infrastructure.

  Interest Expense

     Interest expense totaled $3.9 million and $6.5 million for the 1996 Period and 1997 Period, respectively. The 66% increase in interest expense for the 1997 Period was primarily attributable to increased borrowings associated with the Company's receivable-backed notes payable and for the acquisition of residential land and Timeshare Interest inventory.

  Provisions for Losses

     The Company recorded provisions for loan losses and for real estate taxes and other costs associated with delinquent customers of $901,000 and $1.3 million during the 1996 Period and 1997 Period. The increase in the provision for losses is commensurate with the significant increase in timeshare revenues and receivables during the 1997 Period, as delinquencies as a percentage of sales are higher for timeshare receivables than for residential land receivables.

  Summary

     Based on the factors discussed above, the Company's net income increased from a net loss of $3.5 million in the 1996 Period to net income of $7.0 million in the 1997 Period.

YEARS ENDED APRIL 2, 1995, MARCH 31, 1996 AND MARCH 30, 1997

     Sales. Consolidated sales of real estate were $91.9 million for the year ended April 2, 1995 ("fiscal 1995") compared to $113.4 million for the year ended March 31, 1996 ("fiscal 1996") and $109.7 million for the year ended March 30, 1997 ("fiscal 1997") representing an increase of 23.4% from fiscal 1995 to fiscal 1996 and a decrease of 3.3% from fiscal 1996 to fiscal 1997. Increases in fiscal 1997 Timeshare Interest sales were more than offset by lower Residential Land Division and Communities Division sales. Among other reasons, decreases in fiscal 1997 residential land revenues were the result of $6.7 million more in sales being deferred subject to percentage of completion accounting.

     Residential Land Division. During fiscal 1995, 1996 and 1997, residential land sales contributed $72.6 million or 79%, $84.9 million or 75% and $72.6 million or 66%, respectively, of the Company's total consolidated revenues from the sale of real estate.

     The table set forth below outlines the number of parcels sold and the average sales price per parcel for the Residential Land Division by geographic region for the periods indicated, before giving effect to the percentage of completion method of accounting.

                                                                YEARS ENDED,
                            ------------------------------------------------------------------------------------
                                  APRIL 2, 1995                MARCH 31, 1996               MARCH 30, 1997
                            --------------------------   --------------------------   --------------------------
                                             AVERAGE                      AVERAGE                      AVERAGE
                             NUMBER OF     SALES PRICE    NUMBER OF     SALES PRICE    NUMBER OF     SALES PRICE
GEOGRAPHIC REGION           PARCELS SOLD   PER PARCEL    PARCELS SOLD   PER PARCEL    PARCELS SOLD   PER PARCEL
-----------------           ------------   -----------   ------------   -----------   ------------   -----------
Southwest.................     1,107         $34,999        1,117        $ 37,489        1,131        $ 39,719
Southeast.................       289          28,311          223          36,925          291          35,736
Rocky Mountains...........       339          32,033          297          44,524          218          40,499
Midwest...................       317          28,740          334          27,451          175          24,111
West......................        --              --           19         138,347           34         147,816
Mid-Atlantic..............       215          23,136          236          21,951          152          31,605
Northeast and Canada......       130          18,176          121          12,313           56          20,423
                               -----                        -----                        -----
Totals....................     2,397          30,969        2,347          34,856        2,057          38,572
                               =====                        =====                        =====

     1995 vs 1996 Comparison of Residential Land Division Parcels Sold and Average Sales Prices. The number of parcels sold in the Southwest increased only slightly from fiscal 1995 to 1996 due to a shortage of ready-to-market Texas property during the first quarter. The reduction in the number of sales from Texas properties was offset by an increase in the number of sales from the Company's New Mexico project. The average sales price per parcel in the Southwest increased during fiscal 1996 due to a greater number of parcel sales from the Company's New Mexico project at a higher average selling price than during 1995. There were 139 sales from the New Mexico project at an average sales price of $44,141 during fiscal 1996 compared to 71 sales at an average sales price of $41,599 during 1995.

     The Company did not sell any parcels in the West during fiscal 1996.

     The number of parcels sold in the Rocky Mountains region decreased during fiscal 1996 due to fewer sales from the Company's Montana properties, partially offset by more sales from Colorado properties. The average sales price per parcel in the Rocky Mountains region increased during fiscal 1996 due to the sale of larger tracts in two projects located in Colorado. In addition, during fiscal 1996 the average sales price was affected by a single bulk sale constituting approximately 8,300 acres in Colorado for $2.5 million. The average sales price per parcel in the Rocky Mountains region, excluding the $2.5 million bulk sale, was $36,228.

     The number of parcels sold in the Midwest increased during fiscal 1996 due to more sales momentum from the Tennessee properties which were reaching maturity.

     The number of parcels sold in the Southeast decreased because of slow sales in a new project in South Carolina during the first quarter of fiscal 1996. This was partially offset by higher sales of more expensive parcels from a North Carolina property.

     1996 vs 1997 Comparison of Residential Land Division Parcels Sold and Average Sales Prices. The number of parcels sold in the Southwest, which includes Texas and New Mexico, increased during fiscal 1997 due to more sales made from the Company's Houston and Dallas projects than during fiscal 1996. The increase in sales from these markets in the current year was partially offset by lower sales from San Antonio properties due to a temporary shortage of ready-to-market inventories which was remedied with a large acquisition in June, 1996.

     The number of parcels sold in the Southeast, which includes North and South Carolina, increased during fiscal 1997 due to the introduction of lots at Winding River, the Company's 1,100 acre golf course community located in North Carolina.

     The number of parcels sold in the Rocky Mountains region decreased during fiscal 1997 due to fewer sales from the Company's Idaho and Montana properties. The Company does not expect to expand operations in these states beyond the properties currently being marketed.

     The number of parcels sold in the Midwest decreased during fiscal 1997 due to a shortage of inventory in Tennessee. The Company acquired two Tennessee properties during the fourth quarter of fiscal 1997 and sales activity at the projects commenced March 1997.

     Sales in the West in fiscal 1996 and 1997 were derived from the Company's subdivision in Arizona. Increased parcel sales and higher average sales prices are indicative of the project gaining more momentum as it matures. The majority of the Arizona property is being marketed in parcels of 36 acres at retail prices during such periods from $130,000 to $150,000, although certain five acre lots are also being marketed.

     Projects in the Mid-Atlantic region have historically been located in Pennsylvania, Virginia and West Virginia. Lower parcel sales in fiscal 1997 reflect reduced inventory holdings in Pennsylvania and West Virginia where the Company has no plans for expansion.

     The number of parcels sold in the Northeast and Canada reflect lower inventory levels in these regions where the Company has no plans for expansion.

     As mentioned above, the Company plans to continue to dedicate greater resources to residential land properties located in areas with proven records of success.

     Comparison of Residential Land Division Gross Margins. The average gross margin for the Residential Land Division was 57%, 51% and 45% for fiscal 1995, 1996 and 1997, respectively. The decrease in the gross margin from fiscal 1995 to 1997 was attributable to the continued liquidation of properties where the Company is discontinuing residential land operations (and experienced sub-par operating results) in locations such as the Northeast, Pennsylvania, West Virginia, Montana and Idaho. As mentioned above, the Company's Investment Committee approves all property acquisitions. In order to be approved for purchase by the Investment Committee, all residential land (and timeshare) properties are expected to achieve certain minimum economics including a minimum gross margin. No assurances can be given that such minimum economics will be achieved.

     During the first quarter of fiscal 1997, the Company recorded provisions for the write-down of certain residential land inventories in the amount of $3.4 million.

  Resorts Division

     During fiscal 1995, 1996 and 1997, sales of Timeshare Interests contributed $5.9 million or 6%, $13.8 million or 12% and $27.4 million or 25%, respectively, of the Company's total consolidated revenues from the sale of real estate.

     The following table sets forth certain information for sales of Timeshare Interests associated with the Company's Resorts Division for the periods indicated, before giving effect to the percentage of completion method of accounting.

                                                                        YEARS ENDED,
                                                              --------------------------------
                                                              APRIL 2,   MARCH 31,   MARCH 30,
                                                                1995       1996        1997
                                                              --------   ---------   ---------
Number of Timeshare Interests sold..........................    952       1,865       3,195
Average sales price per Timeshare Interests.................   $7,119    $7,325       $8,362
Gross margin................................................    62%        67%         71%

     During fiscal 1995, all Timeshare Interest sales were generated from the Company's first resort in Gatlinburg, Tennessee. During fiscal 1996, 1,374 Timeshare Interests were sold from the Gatlinburg resort, 484 Timeshare Interests were sold from the Company's second resort in neighboring Pigeon Forge, Tennessee and seven Timeshare Interests were sold from the Company's resort in Myrtle Beach, South Carolina. During fiscal 1997, 1,451 Timeshare Interests were sold from the Gatlinburg resort, 976 Timeshare Interests were sold from the Company's second resort in neighboring Pigeon Forge, Tennessee and 768 Timeshare Interests were sold from the Company's resort in Myrtle Beach, South Carolina. An immaterial amount of revenues were deferred under the percentage of completion method of accounting at March 30, 1997.

     During fiscal 1997, gross margins from the Company's resorts in Gatlinburg, Pigeon Forge and Myrtle Beach were 69%, 72% and 73%, respectively. The improvement in gross margins from the Company's resorts was primarily the result of increases to the retail selling prices.

  Communities Division

     During fiscal 1995, 1996 and 1997, the Communities Division generated $13.4 million or 15%, $14.7 million or 13% and $9.7 million or 9%, respectively, of the Company's total consolidated revenues from the sale of real estate.

     The following table sets forth certain information for sales associated with the Company's Communities Division for the periods indicated.

                                                                        YEARS ENDED,
                                                              --------------------------------
                                                              APRIL 2,   MARCH 31,   MARCH 30,
                                                                1995       1996        1997
                                                              --------   ---------   ---------
Number of homes/lots sold...................................    133        206         146
Average sales price.........................................  $100,866   $71,546      $66,422
Gross margin (1)............................................    12%        10%          3%

---------------

(1) A charge of $4.8 million was recorded during fiscal 1997 for the write-down of certain inventories managed under the Communities Division and is included in the Consolidated Statement of Operations under "Provisions for losses."

     The reduction in the average sales price from fiscal 1995 to 1997 was primarily attributable to a smaller number of site-built homes and a greater number of lot-only sales. The $13.4 million in fiscal 1995 sales was comprised of 110 manufactured homes with an average sales price of $77,243 and 23 site-built homes with an average sales price of $213,640. The $14.7 million in fiscal 1996 sales was comprised of 114 manufactured homes with an average sales price of $75,232, an additional 20 site-built homes with an average sales price of $198,592, 71 sales of lots-only at an average sales price of $23,279 and one larger acreage Southwestern bulk lot sale for $530,320. The $9.7 million in fiscal 1997 sales was comprised of 73 manufactured homes with an average sales price of $79,282, an additional 4 site-built homes with an average sales price of $172,225 and 69 sales of lots at an average sales price of $46,355. During fiscal 1997, as discussed above, the Company recorded provisions for the write-down of certain communities related inventories in the amount of $4.8 million. See Note 4 to the Consolidated Financial Statements and discussion of "Provisions for Losses" below.

  Interest Income and Other

     Interest income and other was $7.3 million, $7.4 million and $6.2 million for 1995, 1996 and 1997, respectively. The Company's interest income is earned from its note receivables, securities retained pursuant to REMIC financings and cash and cash equivalents. Interest income for each year was also affected by the sale of receivables in REMIC transactions, which resulted in a loss of $411,000 in fiscal 1995, a gain of $1,119,572 in fiscal 1996 and a loss of $96,211 in fiscal 1997.

  Selling, General and Administrative Expenses (S, G & A Expenses)

     S,G & A expenses totaled $36.5 million, $43.7 million and $51.4 million for fiscal 1995, 1996 and 1997, respectively. As a percentage of sales of real estate, S, G&A expenses were 40% for fiscal 1995, 39% for fiscal 1996 and 47% for 1997. The increase as a percent of sales in fiscal 1997 was largely the result of higher S,G&A expenses for the Resorts Division as well as higher corporate general and administrative expenses. The Company invested in human resources and other infrastructure during fiscal 1997 to support the anticipated long-term growth of its Resorts Division. Furthermore, marketing expense tends to be higher during the early years of a resort project and decreases as the property reaches some maturity.

  Interest Expense

     Interest expense totaled $6.7 million, $6.3 million and $5.5 million for fiscal 1995, 1996 and 1997, respectively. The 13% decrease in interest expense for fiscal 1997 was primarily attributable to an increase in the amount of interest capitalized to inventory. The Company capitalized interest totaling $1.9 million during fiscal 1996, compared to $3.0 million for 1997. The increase in capitalized interest is the direct result of the Company acquiring certain inventory which requires significant development with longer sell-out periods (and therefore qualifying for interest capitalization). The effective cost of borrowing (when adding back capitalized interest) was 10.5%, 11.1% and 10.2% for fiscal 1995, 1996 and 1997, respectively.

  Provisions for Losses

     As noted above, the Company wrote down certain inventory in fiscal 1997. As of March 30, 1997, approximately 50% of the inventories subject to write-down had been sold (as measured by both number of properties and cost basis).

     The Company recorded provisions for loan losses (or related advanced real estate taxes for delinquent customers) totaling $792,000, $612,000 and $1.3 million during fiscal 1995, 1996 and 1997, respectively. Because a greater percentage of the fiscal 1997 note portfolio consists of timeshare loans (where historical default rates exceed those for land loans), higher provisions were recorded. See the discussion below under "-- Liquidity and Capital Resources."

  Summary

     Based on the factors discussed above, the Company's net income increased from $6.1 million in fiscal 1995 to $6.5 million in fiscal 1996 and decreased to a net loss of $(4.4) million in 1997.

CHANGES IN FINANCIAL CONDITION

  Years Ended April 2, 1995, March 31, 1996 and March 30, 1997

     Cash and cash equivalents decreased by $1.7 million during fiscal 1995 and increased $3.8 million and $200,000 during fiscal 1996 and fiscal 1997, respectively.

     Net cash provided by the Company's operations was $9.4 million and $15.0 million for fiscal 1995 and 1996, respectively. Net cash used by the Company's operations was $8.2 million for fiscal 1997. The increase in cash flow from operations during fiscal 1996 was primarily attributable to the Company receiving $28.7 of net proceeds from private placement REMIC transactions during fiscal 1996 compared to $22.7 million in fiscal 1995. The decrease in cash flow from operations during fiscal 1997 was due to the Company receiving only $16.9 million of net proceeds from REMIC transactions combined with a $3.6 million increase in cash paid for the acquisition and development of the Company's inventories, a $4.1 million increase in cash paid to suppliers, employees and sales representatives, and a $6.5 million decrease in cash received from customers.

     Net cash used by investing activities was $1.6 million and $1.2 million for fiscal 1995 and 1996, respectively. Net cash provided by investing activities was $1.3 million for fiscal 1997. The decrease in net cash used by investing activities during fiscal 1996 was due to approximately $337,000 of additional proceeds from sales of property and equipment as compared to fiscal 1995. The increase in cash provided by investing activities during fiscal 1997 was primarily due to $1.4 million of additional cash received from sales of investments in securities and an $854,000 decrease in purchases of property and equipment as compared to fiscal 1996.

     Net cash used by financing activities was $9.6 million and $10.0 million for fiscal 1995 and 1996, respectively. Net cash provided by financing activities was $7.1 million for fiscal 1997. The increase in net cash used by financing activities during fiscal 1996 was due to an increase in the net payments under the Company's lines-of-credit and other notes payable. The increase in net cash provided by financing activities during fiscal 1997 was due to an $18.5 million increase in net borrowings under the Company's lines-of-credit and other notes payable, partially offset by $1.4 million of cash paid to buy treasury stock.

  Nine Months Ended December 29, 1996 and December 28, 1997

     Cash and cash equivalents increased by $3.3 million and $13.5 million during the 1996 Period and 1997 Period, respectively.

     Net cash provided by the Company's operations was $892,000 and $14.1 million for the 1996 Period and 1997 Period, respectively. The increase in cash flow from operations was primarily attributable to an increase in sales of inventory during the 1997 Period as well as an increase in net cash provided by the hypothecation of the Company's notes receivable from residential land and Timeshare Interest sales.

     Net cash provided by investing activities was $702,000 for the 1996 Period. Net cash used by investing activities was $3.6 million for the 1997 Period. The decrease in net cash provided by investing activities was due to cash paid to acquire RDI of $6.2 million (including acquisition costs), net of cash acquired with RDI of $3.8 million and a $2.0 million increase in property and equipment purchases, partially offset by a $400,000 increase in cash received from the Company's investment in REMIC securities.

     Net cash provided by financing activities was $1.7 million and $3.0 million for the 1996 Period and 1997 Period, respectively. The increase in net cash provided by financing activities was due to the $6.0 million proceeds from the issuance of the Convertible Notes and a decrease in cash payments for treasury stock of $1.2 million offset by an increase in the net payments under the Company's lines-of-credit and other notes payable of $5.5 million.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's capital resources are provided from both internal and external sources. The Company's primary capital resources from internal operations are: (i) cash sales of real estate, (ii) downpayments on real estate and timeshare sales which are financed, (iii) principal and interest payments on the purchase money mortgage loans arising from residential land sales and contracts for deed arising from sales of Timeshare Interests (collectively "Receivables") and (iv) proceeds from the sale of, or borrowings collateralized by, Receivables. Historically, external sources of liquidity have included borrowings under secured lines-of-credit, seller and bank financing of inventory acquisitions and the issuance of debt securities. The Company's capital resources are used to support the Company's operations, including (i) acquiring and developing inventory, (ii) providing financing for customer purchases, (iii) meeting operating expenses and (iv) satisfying the Company's debt and other obligations. The net proceeds of the Note Offering were used to repay certain outstanding indebtedness. The Company anticipates that it will continue to require external sources of liquidity to support its operations and satisfy its debt and other obligations.

  Credit Facilities for Timeshare Receivables and Timeshare Inventories

     The Company has various credit facilities with financial institutions that provide for receivable financing for its timeshare projects. The interest rates charged under these facilities range from the three-month London Interbank Offered Rate ("LIBOR") plus 4.25% to the prime lending rate plus 3.75%. At December 28, 1997, the aggregate outstanding principal balance under the credit facilities was $43.3 million, including approximately $8.4 million of debt associated with receivables previously sold by RDI to financial institutions with recourse. In addition, the Company has various credit facilities with financial institutions that provide for the financing of acquisition and development of certain of its timeshare projects. At December 28, 1997, the aggregate outstanding balance under such facilities was approximately $15.0 million.

     In connection with the Note Offering, the Company retired all outstanding indebtedness related to timeshare receivable and inventory financings, except for debt associated with receivables previously sold to financial institutions with recourse. The Company terminated the existing credit facilities for timeshare receivable and inventory financings concurrently with the closing of the Note Offering.


     The Company has obtained from a financial institution a $135 million combined timeshare warehouse financing and receivables purchase facility. The $35 million warehouse facility and the $100 million receivable purchase facility will bear interest at LIBOR plus 2.35% and a fixed rate equal to the weighted average term Treasury rate plus 1.40%, respectively. Should the Company fail to sell to such financial institution during the term of the purchase facility notes receivable with a cumulative present value of at least $100 million, the interest rate on the purchase facility will increase by .05% for each $10 million shortfall, to a maximum applicable margin of 1.60%. Under the facility, eligible notes receivable would periodically move from the warehouse facility to the purchase facility. Both the warehouse and the purchase facility will have detailed requirements with respect to the eligibility of notes receivable for inclusion and other conditions to funding. The borrowing base under the warehouse facility will be 95% of the outstanding principal balance of eligible notes arising from the sale of Timeshare Interests. Under the purchase facility, the Company is required to maintain a specified overcollateralization level and a cash reserve account. Loans sold under this facility are without recourse to the Company except for breaches of representations and warranties made at the time of sale. Fundings under the facility will terminate upon the occurrence of specified trigger events. The Company will act as servicer under the purchase facility and will be required to make advances to the financial institution to the extent it believes such advances will be recoverable. If obtained, the combined facility will expire two years from the closing date of the Note Offering. In addition to other customary fees and expenses, the Company anticipates that it will pay a fee equal to $575,000, $250,000 at the closing of this facility and $325,000 within 12 months of closing. In addition, the Company anticipates it will pay an annual utilization fee equal to 1% of the incremental amount by which outstanding indebtedness under the facility is below $10 million. The facility includes various conditions to funding, eligibility requirements for collateral, affirmative, negative and financial covenants, and events of default. See "Description of Other Indebtedness."


     In addition, the Company is currently negotiating with the same financial institution referred to in the preceding paragraph to provide the Company with a $25 million acquisition and development facility for its timeshare inventories. The facility would include a two-year draw down period and have a term of seven years. Principal would be repaid through agreed-upon release prices as Timeshare Interests are sold at the financed resort, subject to minimum required amortization. It is anticipated that the indebtedness under the facility would bear interest at the three-month LIBOR plus 3.0%. With respect to any inventory financed under the facility, the Company will be required to have provided equity of at least 15% of the approved project costs. In connection with the facility, the Company will also be required to pay certain fees and expenses to the financial institution. See "Description of Other Indebtedness."

  Credit Facilities for Residential Land Receivables and Residential Land Inventories

     The Company has a credit facility with a financial institution for the pledge of land receivables. The Company uses this facility as a warehouse until it accumulates a sufficient quantity of land receivables to sell under private placement REMIC transactions. Under the terms of this facility, the Company is entitled to advances secured by Receivables equal to 90% of the outstanding principal balance of eligible pledged Receivables. The interest rates charged on outstanding borrowings range from the prime lending rate plus 0.5% to prime plus 2.25%. At December 28, 1997, the aggregate outstanding principal balance under this facility was $3.5 million. In connection with the Note Offering, the Company intends to retire this indebtedness.

     The Company has an existing $20.0 million revolving credit facility with a financial institution for the pledge of Residential Land Division Receivables. The Company uses the facility as a temporary warehouse until it accumulates a sufficient quantity of residential land receivables to sell under private placement REMIC transactions. Under the terms of this facility, the Company is entitled to advances secured by Residential Land Division receivables up to 90% of the outstanding principal balance of eligible pledged Residential Land Division receivables. In addition, up to $8.0 million of the facility can be used for land acquisition and development purposes. The interest rate charged on outstanding borrowings ranges from prime plus 0.5% to 1.5%. At December 28, 1997, the outstanding principal balance under the facility was $4.7 million. All principal and interest payments received on pledged Receivables are applied to principal and interest due under the facility. The ability to borrow under the facility expires in September 2000. Any outstanding indebtedness is due in September 2002. This facility will be retained by the Company following the Note Offering.

     Over the past three years, the Company has received 80% to 90% of its land sales in cash. Accordingly, in recent years the Company has reduced the borrowing capacity under credit agreements secured by land receivables. The Company attributes the significant volume of cash sales to an increased willingness on the part of certain local banks to extend more direct customer lot financing. No assurances can be given that local banks will continue to provide such customer financing.

     Historically, the Company has funded development for road and utility construction, amenities, surveys, and engineering fees from internal operations and has financed the acquisition of residential land property through seller, bank or financial institution loans. Terms for repayment under these loans typically call for interest to be paid monthly and principal to be repaid through lot releases. The release price is usually defined as a pre-determined percentage of the gross selling price (typically 25% to 50%) of the parcels in the subdivision. In addition, the agreements generally call for minimum cumulative annual amortization. When the Company provides financing for its customers (and therefore the release price is not available in cash at closing to repay the lender), it is required to pay the creditor with cash derived from other operating activities, principally from cash sales or the pledge of Receivables originated from earlier property sales.


     At December 28, 1997, the aggregate outstanding balance on the Company's residential land acquisition and development loans was approximately $16.0 million. In connection with the Note Offering, the Company retired all outstanding indebtedness under such loans. In addition, the Company is currently negotiating with a financial institution for a $35 million revolving credit facility. The Company expects to use this facility to finance the acquisition and development of residential land projects and to finance land receivables. The facility when drawn upon will be secured by the real property (and personal property related thereto) with respect to which borrowings are made, with the lender to advance up to a specified percentage of the value of the mortgaged property and eligible pledged receivables, provided that the maximum outstanding amount secured by pledged receivables may not exceed $20.0 million. The interest charged on outstanding borrowings is expected to be approximately prime plus 1.5%. It is anticipated that the facility will include customary conditions to funding, eligibility requirements for collateral, affirmative, negative and financial covenants and events of default. See "Description of Other Indebtedness."


     On December 15, 1997, the Company entered into a short-term loan with the Initial Purchasers. The loan bore interest at the greater of 10% or the prime rate plus 2.75% and was repaid on the closing of the Note Offering. The Company was required to pay a fee equal to 1% of each advance. The Company borrowed $22.1 million under the loan.

     The Indenture and the Company's other credit facilities include certain covenants restricting, among other things, the incurrence of debt, the payment of dividends and other restricted payments, the incurrence of liens and transactions with affiliates. Certain current and future credit facilities do or will include financial covenants. No assurances can be given that such covenants will not limit the Company's ability to satisfy or refinance its obligations or otherwise adversely affect the Company's operations. See "Risk Factors -- Leverage; Ability to Service Debt and Liquidity and Financing Requirements."

     See "Description of Other Indebtedness" for a further description of certain indebtedness and facilities anticipated to be outstanding following the effective date of this Prospectus.

     The Company estimates that the total cash required to complete preparation for the sale of its residential land and timeshare property inventory as of December 28, 1997 was approximately $186.0 million. During the three-month period ending March 29, 1998 and during fiscal 1998, the Company anticipates spending approximately $7.9 million and approximately $47.5, respectively, for expansion and development activities at the Company's timeshare resorts, and approximately $14.6 million and approximately $55.7 million, respectively, for the acquisition and development of residential land. The Company plans to fund these expenditures primarily with available capacity on existing or proposed credit facilities and cash generated from operations. There can be no assurances that the Company will be able to obtain the financing necessary to complete the foregoing plans.

     Summary. The Company intends to continue to pursue a growth-oriented strategy, particularly with respect to its Resorts Division. In connection with this strategy, the Company may from time to time acquire, among other things, additional resort properties and completed Timeshare Interests; land upon which additional resorts may be built; management contracts; loan portfolios of Timeshare Interest mortgages; portfolios which include properties or assets which may be integrated into the Company's operations; and operating companies providing or possessing management, sales, marketing, development, administration and/or other expertise with respect to the Company's operations in the timeshare industry. In addition, the Company intends to continue to focus the Residential Land Division on larger more capital intensive projects particularly in those regions where the Company believes the market for its products is strongest, such as the Southeast, Southwest, Rocky Mountains and Western regions of the United States and to replenish its residential land inventory in such regions as existing projects are sold-out.

     The Company believes that the net proceeds from the Note Offering and anticipated cash generated from operations and anticipated future permitted borrowings under existing or proposed credit facilities will be sufficient to meet the Company's working capital, capital expenditures and debt service requirements for the foreseeable future. The Company may, in the future, require additional credit facilities or issuances of other corporate debt or equity securities in connection with acquisitions or otherwise. Any debt incurred or issued by the Company may be secured or unsecured, fixed or variable rate interest and may be subject to such terms as management deems prudent. There can be no assurance that the proposed credit facilities will be consummated on the terms described herein, if at all, or that sufficient funds will be available from operations or under existing, proposed or future revolving credit or other borrowing arrangements to meet the Company's cash needs, including, without limitation, its debt service obligations. As noted above the Indenture and the Company's other credit facilities include customary conditions to funding, eligibility requirements for collateral, certain financial and other affirmative and negative covenants, including, among others, limits on the incurrence of indebtedness, covenants concerning net worth and fixed charge coverage requirements and debt to equity ratios and events of default. In addition, the Company's future operating performance and ability to meet its financial obligations will be subject to future economic conditions and to financial, business and other factors, many of which will be beyond the Company's control.

  Impact of Year 2000

     Some of the Company's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognizes a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure and miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     The Company has completed an assessment relative to the modification or replacement of portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total "Year 2000" project cost is estimated at approximately $400,000, which consists of costs to be incurred to acquire upgraded software that will be capitalized. It is anticipated that these costs will be paid for using cash from operations.

     The project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on the Company's operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of the Company.

     The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

THREE MONTHS AND FISCAL YEAR ENDED MARCH 29, 1998



     The Company expects that its total revenues for the three months ended March 29, 1998 (the "1998 Quarter") will be approximately $55.8 million, an increase of 88.5% from the Company's total revenues in the comparable prior year period (the "1997 Quarter") of $29.6 million, and that its total revenues for the fiscal year ended March 29, 1998 ("fiscal 1998") will be approximately $187.6 million, an increase of 61.9% from the Company's total revenues for the prior fiscal year of $115.9 million. Timeshare sales (from the Resorts Division) are expected to increase 215% to $20.9 million in the 1998 Quarter from $6.6 million in the 1997 Quarter and 122% to $60.8 million in fiscal 1998 from $27.4 million in fiscal 1997. Lot sales (from the Residential Land Division) are expected to increase 51.2% to $27.2 million in the 1998 Quarter from $18.0 million in the 1997 Quarter and 46.1% to $106.1 million in fiscal 1998 from $72.6 million in fiscal 1997. The Company anticipates net income of $3.0 million (or $0.15 per share (basic) and $0.13 per share (diluted)) in the 1998 Quarter, compared to a net loss of $832,000 (or $(0.04) per share) in the 1997 Quarter, and net income of $10.0 million (or $0.49 per share (basic) and $0.46 (diluted)) in fiscal 1998, compared to a net loss of $4.4 million (or $(0.21) per share) in fiscal 1997.



     The increase in timeshare sales for the 1998 Quarter and Fiscal 1998 is partially due to the RDI Acquisition effective September 30, 1997, which contributed approximately $9.0 million in timeshare sales during fiscal 1998. The increase was also partially due to two new resort properties that became operational during fiscal 1998 -- Harbour Lights in Myrtle Beach, South Carolina, and The Falls Village in Branson, Missouri. In addition, the Company's interest in BG Aruba accounted for $4.6 million in timeshare sales in fiscal 1998, primarily all of which occurred in the 1998 Quarter. Timeshare sales also increased due to the maturation of existing resorts and the increased effectiveness of marketing programs.



     Results for fiscal 1997 reflect the write-down of certain inventories by $8.2 million in the first quarter of fiscal 1997. See "-- General" and Note 4 of Notes to Consolidated Financial Statements.

                                    BUSINESS

     The Company is a leading marketer of vacation and residential lifestyle choices through its resorts and residential land businesses. The Resorts Division strategically acquires, develops and markets Timeshare Interests in resorts generally located in popular high-volume, "drive-to" vacation destinations. Timeshare Interests typically entitle the buyer to a fully-furnished vacation residence for an annual one-week period in perpetuity, as well as access to over 1,500 resorts worldwide through the Company's participation in timeshare exchange networks. The Company currently markets and sells Timeshare Interests in eight resorts located in the United States and the Caribbean. Prior to investing in new timeshare projects, the Company performs extensive market research and testing and, prior to completion of development, pre-sells a significant portion of its Timeshare Interests inventory. The Residential Land Division strategically acquires, develops and subdivides property and markets the subdivided residential lots to retail customers seeking to build a home in a high quality residential setting. The Residential Land Division's strategy is to locate its projects near major metropolitan centers outside the perimeter of intense subdivision development or in popular retirement areas. The Company has focused the Residential Land Division's activities in certain proven, core markets in which the Company has developed substantial marketing expertise and has a strong track record of success. Prior to acquiring residential land, the Company typically utilizes market research, conducts due diligence and, in the case of new project locations, engages in pre-marketing techniques to evaluate market response and price acceptance. Once a parcel of property is acquired, the Company pre-sells a significant portion of its planned residential lots on such property prior to extensive capital investment as a result of the Company's ability to bond its projects to completion. The Company also generates significant interest income through its financing of individual purchasers of Timeshare Interests and, to a lesser extent, land sold by the Residential Land Division. For the nine-month period ended December 28, 1997, the Company had aggregate revenues of approximately $131.8 million and EBITDA of approximately $21.4 million.

     The Resorts Division. The Company's Resorts Division was founded in 1994 to capitalize on the consistent growth of the timeshare industry. According to ARDA and other industry sources, timeshare industry sales and the number of Timeshare Interest owners grew at compound annual rates of approximately 16% and 22%, respectively, from 1980 to 1997 (see charts on page 53). The Company currently markets and sells Timeshare Interests in eight resorts located in the Smoky Mountains of Tennessee; Myrtle Beach, South Carolina; Orlando, Florida; Branson, Missouri; Wisconsin Dells, Wisconsin; and Aruba. The Company also manages 33 timeshare resorts (including seven of its own resorts) with an aggregate of approximately 70,000 members, which the Company believes makes it the second largest manager of timeshare resorts in North America (based on the number of resorts managed). For the nine-month period ended December 28, 1997, the Company sold 4,903 Timeshare Interests, an increase of 90.1%, compared to 2,579 Timeshare Interests sold for the comparable period in 1996. The Company's estimated remaining life-of-project sales and estimated remaining life-of-project field operating profit with respect to the Resorts Division increased to approximately $674.6 million and $65.4 million, respectively, as of December 28, 1997 from approximately $260.4 million and $11.2 million, respectively, as of December 29, 1996. These increases are a direct result of new projects developed by the Company in fiscal 1998, the RDI Acquisition and the Aruba Transaction, which the Company believes will result in a significant increase in revenues and field operating profit in fiscal 1999.

     The Resorts Division utilizes a variety of techniques to attract prospective purchasers of Timeshare Interests, including targeted mailings, direct mail mini-vacations, kiosks in retail locations, marketing to current owners of Timeshare Interests and referrals. The majority of the Company's Timeshare Interests are sold through on-site sales presentations. The Company believes its ability to effectively implement and manage these marketing activities has resulted in the generation of a predictable and increasing supply of sales prospects. To support its marketing and sales efforts, the Company has developed and continues to enhance its database to track its timeshare marketing and sales programs. Management believes that, as the Company's timeshare operations grow, this database will become an increasingly significant asset, enabling it to take advantage of, among other things, less costly marketing and referral opportunities.

     According to ARDA, the primary reason cited by consumers for purchasing a Timeshare Interest is the ability to exchange a Timeshare Interest for accommodations at other resorts through worldwide exchange networks. Each of the Company's timeshare resorts is affiliated with either II or RCI, the two largest worldwide timeshare exchange companies. Participation in an exchange network entitles owners to exchange their annual Timeshare Interests for occupancy at over 1,500 participating II resorts or over 3,200 participating RCI resorts worldwide. To further enhance the ability of its Timeshare Interest owners to customize their vacation experience, the Company also intends to expand the points-based vacation club system it acquired in the RDI Acquisition which, when completed, will permit its Timeshare Interest owners to purchase an annual allotment of points which can be redeemed for occupancy rights at all Company-owned and participating managed resorts.

     Prior to acquiring property for resorts, the Resorts Division undertakes a full property review, including an environmental assessment, which is presented for approval to the Company's Investment Committee, which was established in 1990 and consists of certain key members of senior management. During the review process, acquisition specialists analyze market, tourism and demographic data as well as the quality and diversity of the location's existing amenities and attractions to determine the potential strength of the timeshare market in such area and the availability of a variety of recreational opportunities for prospective Timeshare Interest purchasers.

     The Company has historically provided financing to approximately 89% of its timeshare customers, who are required to make a downpayment of at least 10% of the Timeshare Interest sales price and who typically finance the balance of the sales price over a period of seven to ten years. As of December 28, 1997, the Company had a timeshare receivables portfolio totaling approximately $66.5 million in principal amount, with a weighted average contractual yield of approximately 15.8% per annum. The Company is currently negotiating with a financial institution to provide the Company with a combined timeshare warehouse financing and receivables purchase facility and a separate timeshare acquisition and development facility. See "Management's Discussion and Analysis of Results of Operations and Financial Condition."

     The Residential Land Division. The Residential Land Division is focused primarily on land projects located in states in which the Company has developed substantial marketing expertise and has a strong track record of success, such as Texas, the Carolinas, New Mexico, Virginia, Tennessee and Arizona. The Company believes no other company in the United States of comparable size or financial resources markets and sells residential land to retail customers. For the nine-month period ended December 28, 1997, the Residential Land Division had revenues of approximately $78.8 million, an increase of 44.4% compared to revenues of approximately $54.6 million for the comparable period in 1996. The Company's estimated remaining life-of-project sales and estimated remaining life-of-project field operating profit with respect to the Residential Land Division increased to approximately $224.5 million and $47.6 million, respectively, as of December 28, 1997 from approximately $209.3 million and $32.4 million, respectively, as of December 29, 1996.

     The Residential Land Division utilizes its proven marketing techniques and proprietary SIMS database and other residential land databases maintained by the Company to target families seeking a quality lifestyle improvement which is generally unavailable in traditional suburban developments. Based on the Company's extensive experience in marketing and selling residential lots to its target customers, the Company has been able to develop a comprehensive marketing and sales program that generates a significant number of on-site sales presentations to potential prospects through low-cost, high-yield newspaper advertising. In addition, SIMS and the other Residential Land Division databases enable the Company to compile, process and maintain comprehensive information concerning future sales prospects within each of its operating regions. The Company currently has over 250,000 potential sales prospects in its Residential Land Division databases. Through the Company's targeted sales and marketing program, the Company believes that it has been able to achieve a high conversion ratio of sales to prospects receiving on-site sales presentations. The conversion ratio of sales to on-site sales presentations for the ten-month period ended January 31, 1998 was approximately 20%.

     The Residential Land Division acquires and develops land in two markets:
(i) near major metropolitan centers outside the perimeter of intense subdivision development; and (ii) popular retirement areas. Prior to acquiring undeveloped land, the Company researches market depth and forecasts market absorption. In new market areas, the Company typically supplements its research with a structured classified ad test marketing system that evaluates market response and price acceptance. The Company's sales and marketing efforts begin as soon as practicable after the Company enters into an agreement to acquire a parcel of land. The Company's ability to bond projects to completion allows it to sell a significant portion of its residential land inventory on a pre-development basis, thereby reducing the Company's need for external capital to complete improvements. The Company believes that its pre-acquisition research and test marketing allow it to market its residential lots at predictable margins. As is the case with the Resorts Division, all acquisitions of residential land are subject to Investment Committee approval.

     In fiscal 1997, the Company began construction of its first daily-fee golf course as part of its long-term plan to participate in the growing daily-fee golf market. The Company believes that because the demographics of this market are similar to those of the Residential Land Division, daily-fee golf courses are an attractive amenity that will increase the marketability of the Company's adjacent residential lots in certain projects. The Company's first golf course, the Carolina National Golf Club, is located near Southport, North Carolina, just 30 miles north of Myrtle Beach, South Carolina, one of the nation's most popular golf destinations, and was designed by Masters Champion Fred Couples. Also, as part of the RDI Acquisition, the Company acquired a daily-fee golf course located in Wisconsin Dells, Wisconsin.

                             COMPETITIVE STRENGTHS

SUBSTANTIAL INTERNAL GROWTH CAPACITY

     The Company believes its substantial investment in resort infrastructure and core residential land holdings will allow it to convert current and planned inventory into positive and sustainable revenues and cash flow. As of December 28, 1997, the Company had existing completed inventory of 19,659 Timeshare Interests at its resorts, 7,900 Timeshare Interests under construction or development, and plans to develop approximately 53,300 additional Timeshare Interests at existing resorts. Based on the foregoing, the Resorts Division's estimated remaining life-of-project sales and estimated remaining life-of-project field operating profit were approximately $674.6 million and $65.4 million, respectively, at December 28, 1997. The aggregate carrying amount of Residential Land Division inventory at December 28, 1997 was $51.7 million. The Residential Land Division's estimated remaining life-of-project sales and estimated remaining life-of-project field operating profit were approximately $224.5 million and $47.6 million, respectively, at December 28, 1997.

ATTRACTIVE LOCATIONS AND HIGH QUALITY LIFESTYLE PRODUCTS

     The Company seeks to maximize sales penetration and cash flow by marketing and selling high quality lifestyle products in attractive locations possessing positive demographic and population attributes. The Resorts Division generally markets Timeshare Interests in popular "drive-to" locations providing a high quality, cost-effective vacation alternative to its buyers. The Resorts Division also provides its customers, through its participation in II and RCI, access to over 1,500 and 3,200 participating resorts worldwide, respectively. The Residential Land Division markets residential lots (typically two to five acres), which are larger than those generally available in traditional suburban developments. These lots are often near attractive amenities and are located near major metropolitan centers outside the perimeter of intense subdivision development or in popular retirement areas.

STRONG INDUSTRY FUNDAMENTALS

     The timeshare industry is one of the fastest growing segments of the hospitality industry with a compound annual sales growth rate from 1980 to 1997 of approximately 16%. In addition, the number of timeshare resorts worldwide increased 167.4% from 1,550 in 1984 to over 4,100 in 1994 (the most recent date for which ARDA statistics are available). The Company believes that several factors have contributed to this sustained industry growth including: (i) increased flexibility of ownership due to the growth in the international exchange programs and points-based vacation club systems; (ii) increased consumer awareness of the economic values and benefits of timeshare ownership;
(iii) improvement in both the quality and management of the resorts; (iv) an influx of brand-name national lodging companies to the timeshare industry; (v) implementation of consumer protection regulations; (vi) availability of consumer financing; and (vii) improvement in inventory management systems. The Company believes that, despite the industry's growth, timeshare ownership has achieved only an approximate 5% market penetration among United States households with income above $50,000 per year.

RISK MANAGEMENT THROUGH PRE-SELLING AND RIGOROUS INTERNAL CONTROLS

     The Company's acquisition and development strategies for both its Resorts and its Residential Land Divisions are designed to reduce capital risk. Prior to acquiring timeshare projects or residential land, the Company typically utilizes market research and conducts due diligence. In addition, in the case of new Residential Land Division locations, the Company engages in pre-marketing techniques prior to acquiring residential land. The Company typically develops its projects in phases, and its ability to bond projects to completion allows it to sell a significant portion of Timeshare Interests or planned residential lots on a pre-development basis prior to full capital investment. All acquisitions must be approved by the Investment Committee.

ATTRACTIVE MARKET DEMOGRAPHICS

     Both the Resorts and Residential Land Divisions target customers in the 40-55 year old age group. The Company's target group, which is one of the fastest growing segments in the U.S., seeks to use its growing earning power to effect quality lifestyle improvements. The Company believes that its products will allow it to effectively capitalize on the anticipated growth and objectives of this target market.

SOPHISTICATED SALES INFORMATION MANAGEMENT SYSTEM

     The Company's significant investment in its sales and marketing information systems has enabled both its Resorts Division and its Residential Land Division to compile, process and maintain comprehensive, valuable data regarding future sales prospects. The Company currently has over 250,000 potential prospective buyers in its databases. The Company believes that the ability to access this information allows the Company to more accurately target its prospective customers and, thus, reduce marketing costs and increase closing rates.

SUPERIOR SALES AND MARKETING PERSONNEL

     The success of the Company's sales and marketing efforts depends heavily on the knowledge and experience of its marketing and commission-based sales personnel. The Company believes its marketing and sales personnel are among the most experienced in the timeshare and residential land industries. The Company has expended considerable resources in training such personnel in the effective use of the Company's databases and sales marketing systems, site attributes and surrounding area amenities. The Company enhances this sales and marketing expertise through the Bluegreen Institute, a mandatory training program designed to instill the Company's marketing and customer service philosophy in middle- and lower-level management.

COST EFFICIENCIES THROUGH MULTI-SITE OPERATIONS AND RESORT MATURATION

     As the Resorts Division grows, the Company believes it has significant opportunities to realize economies of scale through the operation of a multi-resort management system and the reduction of fixed operating costs as a percentage of sales. In addition, the Company believes that, as its existing resorts mature, a greater percentage of Timeshare Interests will be sold through less expensive marketing techniques such as referrals and upgrade sales to existing Timeshare Interest owners.

EXPERIENCED MANAGEMENT TEAM

     The Company's five senior executive officers have over 100 years of industry-related experience. The Company has employment agreements with each of these executive officers, which expire in March 2001.

                               BUSINESS STRATEGY

     In order to further enhance its market positions and to maximize profitability and cash flow, the Company's principal strategic objectives are as follows:

CAPITALIZE ON SIGNIFICANT GROWTH OPPORTUNITIES IN THE TIMESHARE INDUSTRY

     The Resorts Division was founded in 1994 to capitalize on the rapid growth of the timeshare industry. The Company intends to continue to aggressively market and sell its existing and planned Timeshare Interest inventory through the further development of in-house sales and marketing programs, exchange program synergies and the use of technology and database management systems. The Company's goal is to continue to increase sales of Timeshare Interests as a percentage of the Company's total consolidated revenue, further diversifying the Company's base of revenue.

IMPROVEMENT OF MARGINS IN RESORTS DIVISION

     The Company believes that increased efficiency and a multi-resort management system will reduce operating costs as a percentage of sales and allow the Company to experience increased margins at its existing resorts by spreading operating and corporate overhead costs over a larger revenue base. In addition, the Company expects operating margins at its resorts to improve over time as a greater percentage of Timeshare Interests are sold through more efficient, less costly marketing techniques, such as referrals and sales of additional Timeshare Interests to existing customers. The Company also believes that it will reduce the Resorts Division's sales and marketing expenses, as a percentage of sales, over time by targeting more potential buyers through its Resorts Division database system and through lead generation assistance and cross-marketing and selling from the Residential Land Division.

ACQUISITIONS OF TIMESHARE RESORT ASSETS

     The Company intends to continue to grow the Resorts Division through acquisitions in destinations that will complement the Company's current resort locations. Because the timeshare industry is highly fragmented, the Company believes that significant opportunities exist to make selected acquisitions at attractive valuations. Acquisitions the Company may consider include acquiring additional Timeshare Interest inventory, operating companies, management contracts, Timeshare Interest mortgage portfolios and properties or other timeshare-related assets which may be integrated into the Company's operations.

FOCUS ON RESIDENTIAL LAND BUSINESS CORE MARKETS

     The Company intends to continue to focus the Residential Land Division on those regions where the market for its products is strongest, such as the Southeast, Southwest, Rocky Mountain and Western regions of the United States and to replenish its residential land inventory in such regions as existing projects are sold-out. The Company believes that its in-depth knowledge of these markets, together with the current strong economic growth and favorable demographic trends in these regions, will enable it to continue to maintain favorable operating margins and cash flows.

DEVELOPMENT OF POINTS-BASED VACATION CLUB SYSTEM

     The Company intends to expand the points-based vacation club system that it acquired in the RDI Acquisition. The Company's objective in expanding its points-based vacation club system is to create, in conjunction with its participation in worldwide timeshare exchange networks, a Bluegreen timeshare system that maximizes the vacation flexibility of its current and prospective Timeshare Interest owners.

INTERNATIONAL EXPANSION

     The Company intends to selectively add timeshare resort locations in areas outside the United States. Through the Aruba Transaction, the Company has obtained Timeshare Interest inventory in the Caribbean. The Company intends to continue to focus on the Caribbean region, as well as Central and South America, as possible locations for additional resort properties.

GOLF COURSE DEVELOPMENT

     In fiscal 1997, the Company began construction of its first 27 hole daily-fee golf course as part of its long-term strategy to participate in the growing daily-fee golf market. Management believes that the demographics of this market are similar to those of the Company's Residential Land Division. As a result, management believes that daily-fee golf courses are an attractive amenity that will increase the marketability of the Company's adjacent residential lots in certain projects.

CROSS UTILIZATION OF DATABASES

     The Company intends to cross-utilize information contained in its Residential Land Division and Resorts Division databases. Because the Residential Land and Resorts Divisions target similar geographic markets and demographics classes, the Company believes that such cross-utilization will significantly enhance its sales and marketing efforts for each division.

INDUSTRY OVERVIEWS

  Resorts Division

     The Market. The resort component of the leisure industry is serviced primarily by two separate alternatives for overnight accommodations: commercial lodging establishments and timeshare resorts. Commercial lodging consists principally of hotels and motels in which a room is rented on a nightly, weekly or monthly basis for the duration of the visit or rentals of privately-owned condominium units or homes. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be expensive, and the space provided to such vacationers by these establishments relative to the cost is often not economical. In addition, room rates at commercial lodging establishments are subject to change periodically and availability is often uncertain. The Company believes that Timeshare Interest ownership presents an attractive vacation alternative to commercial lodging.

     First introduced in Europe in the mid-1960's, Timeshare Interest ownership has been one of the fastest growing segments of the hospitality industry over the past two decades. According to ARDA, timeshare industry sales and the number of Timeshare Interest owners have grown at compound annual rates of approximately 16% and 22%, respectively, from 1980 to 1997 (see charts below).

                               (Timeshare Graphs)

    Source: ARDA (includes, with respect to 1995, 1996 and 1997, unpublished estimates provided by ARDA)

     The Company believes that, based on ARDA reports and other industry data, the following factors have contributed to the increased acceptance of the timeshare concept among the general public and the substantial growth of the timeshare industry:

     - Consumer awareness of the value and benefits of Timeshare Interest ownership, including the cost savings relative to other lodging alternatives;

     - Flexibility of Timeshare Interest ownership due to the growth of international exchange organizations such as II and RCI and points-based vacation club systems;

     - The quality of the timeshare resorts and their management;

     - Consumer confidence resulting from consumer protection regulation of the timeshare industry and an influx of brand name national lodging companies to the timeshare industry; and

     - Availability of consumer financing for purchasers of Timeshare Interests.

     The timeshare industry traditionally has been highly fragmented and dominated by a large number of local and regional resort developers and operators, each with small resort portfolios generally of differing quality. The Company believes that one of the most significant factors contributing to the current success of the timeshare industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies, such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental. Although timeshare operations currently comprise only a small portion of these companies' overall operations, their involvement in the timeshare industry, together with other publicly-traded timeshare companies, has enhanced the industry's image with the general public.

     The Consumer. According to information compiled by ARDA, customers in the 40-55 year age range represented approximately 45.1% of all Timeshare Interest owners in 1997. During the past two years, the median age of a Timeshare Interest buyer at the time of purchase was 48. The median annual household income of current Timeshare Interest owners in the United States is approximately $71,000, with approximately 24% of all Timeshare Interest owners having annual household incomes greater than $100,000 and approximately 12% of such owners having annual household incomes greater than $125,000. The Company believes that, despite the industry's growth, Timeshare Interest ownership has achieved only an approximate 5% market penetration among United States households with incomes above $50,000 per year.

     Timeshare Interest Ownership. The purchase of a Timeshare Interest typically entitles the buyer to use a fully-furnished vacation residence, generally for a one-week period each year in perpetuity. Typically, the buyer acquires an ownership interest in the vacation residence, which is often held as tenant-in-common with other buyers of interests in the property.

     The owners of Timeshare Interests manage the property through a non-profit homeowners' association, which is governed by a board of directors or trustees consisting of representatives of the developer and owners of Timeshare Interests at the resort. The board hires a management company to which it delegates many of the rights and responsibilities of the homeowners' association, including grounds landscaping, security, housekeeping and operating supplies, garbage collection, utilities, insurance, laundry and repairs and maintenance.

     Each Timeshare Interest owner is required to pay the homeowners' association a share of all costs of maintaining the property. These charges can consist of an annual maintenance fee plus applicable real estate taxes and special assessments, assessed on an as-needed basis. If the Timeshare Interest owner does not pay such charges, such owner's use rights may be suspended and the homeowners' association may foreclose on the owner's Timeshare Interest.

     Participation in Timeshare Interest Exchange Networks. The Company believes that its Timeshare Interests are made more attractive by the Company's affiliation with Timeshare Interest exchange networks operated by II and RCI, the two largest worldwide, timeshare exchange companies. Six of the Company's timeshare resorts (including the Aruba Resort) are affiliated with II and have been awarded II's highest designation (five stars), while the two resorts acquired in the RDI Acquisition are affiliated with RCI. A Timeshare Interest owner's participation in the II or RCI exchange network (the fee for which is paid by the Company in the first year of such owner's participation) allows such owner to exchange his annual Timeshare Interest for occupancy at over 1,500 participating resorts in the case of II and over 3,200 participating resorts in the case of RCI, based upon availability and the payment of a variable exchange fee. A member may exchange his Timeshare Interest for an occupancy right in another participating resort by listing his Timeshare Interest as available with the exchange organization and by requesting occupancy at another participating resort, indicating the particular resort or geographic area to which the member desires to travel, the size of the unit desired and the period during which occupancy is desired. The exchange network assigns ratings to each listed Timeshare Interest, based upon a number of factors, including the location and size of the unit, the quality of the resort and the period during which the Timeshare Interest is available, and attempts to satisfy the exchange request by providing an occupancy right in another Timeshare Interest with a similar rating. If the exchange network is unable to meet the member's initial request, it suggests alternative resorts based on availability. The failure of the Company to participate in qualified exchange networks or the failure of such networks to operate effectively could have a material adverse effect on the Company. See "Risk Factors -- Risks Associated with Timeshare Interest Exchange Networks."

  Residential Land Division

     The Residential Land Division operates within a specialized niche of the real estate industry which focuses on the sale of residential land to retail customers who intend to build a home on such land at some point in the future. The participants in this market niche are generally individual landowners who are selling specific parcels of property and small developers who focus primarily on projects in their region. Although no specific data is available regarding this market niche, the Company believes that no other company in the United States of comparable size or financial resources currently markets and sells residential land to retail customers.

     Unlike commercial homebuilders who focus on vertical development, the Residential Land Division focuses primarily on horizontal development activities, such as grading, roads and utilities. As a result, the projects undertaken by the Company and other participants in this market niche are significantly less capital intensive than those undertaken by the commercial homebuilders, which reduces the Company's risk of holding a large inventory of property. In addition, the Company believes that, through its financial and marketing resources, it is able to acquire properties in attractive locations throughout the United States on a cost-effective basis thereby enabling the Company's projects to achieve desired cash flows and targeted gross margins. The Company's market niche is also the beneficiary of a number of trends, including the large number of people entering into the 40-55 year age bracket and the economic and population growth in certain of its primary markets.

RECENT ACQUISITIONS

     Effective September 30, 1997, the Company consummated the RDI Acquisition. RDI owns and operates timeshare projects located in Orlando, Florida (the "Orlando Resort") and Wisconsin Dells, Wisconsin (the "Wisconsin Resort") and provides management services to 31 other vacation ownership resorts. Although all the existing Timeshare Interests at the Orlando Resort have been sold, the Company plans to develop and market an additional 2,496 Timeshare Interests at this property. As of December 28, 1997, the Wisconsin Resort consisted of 960 unsold Timeshare Interests. The amenities at the Wisconsin Resort include an 18-hole golf course and seven ski trails serviced by two chair lifts. The Company plans to add nine more holes to the golf course, continue expanding the Wisconsin Resort and develop land located on the property for sale by the Residential Land Division. The purchase price for RDI was $7.5 million, of which $6.0 million was paid in cash and $1.5 million was paid in the form of a promissory note bearing interest at 9% per annum. The RDI Acquisition was accounted for using the purchase method of accounting. No goodwill was recorded by the Company as a result of the RDI Acquisition. See "Description of Other Indebtedness" for a description of the indebtedness incurred by the Company to finance the RDI Acquisition.

     In connection with the RDI Acquisition, the Company (a) was granted an option (the "Amclub Option") to acquire the capital stock or assets of AmClub, Inc. ("AmClub"), a corporation owned by Jeffrey J. Keim, Randy Keim and David Bidgood (collectively, the "RDI Stockholders"), which owns a timeshare resort in Virginia known as Shenandoah Crossing Farm & Club (the "Virginia Resort"), and
(b) agreed to indemnify the RDI Stockholders from any obligations in respect of guarantees executed by the RDI Stockholders of indebtedness of RDI and its affiliates (including indebtedness of AmClub). Although all AmClub indebtedness covered by such guarantees is collateralized by notes receivable, there can be no assurance that the Company will not be required to make payments with respect to such indemnification obligation. Pursuant to the AmClub Option the exercise price for the purchase of AmClub's capital stock is $10,000, while the exercise price for any assets of AmClub is equal to the fair market value of such assets at the time of exercise. As of December 28, 1997, AmClub's total liabilities were $14.0 million, and the total indebtedness guaranteed by the Company was $2.7 million. The Company manages the Virginia Resort through RDI. The Company has lent AmClub $300,000 for working capital purposes pursuant to 8% promissory notes due April 30, 1998. AmClub's liabilities include approximately $4.4 owed to a financial institution which has a mortgage on the Virginia Resort (the "AmClub Senior Lender"). The Company and the AmClub Senior Lender have agreed in principle, subject to certain conditions, to certain arrangements pursuant to which, among other things, (i) the debt owed to the AmClub Senior Lender would cease to accrue interest, (ii) the Company would lend up to $1 million to AmClub to fund the completion of certain capital improvements, such loan to bear interest at the prime rate plus 1% and be secured by a mortgage on the Virginia Resort (the "Bluegreen Loan"),
(iii) the Company would market approximately ninety residential lots at the Virginia Resort, with the Company receiving 55% of the net sales proceeds to compensate it for its services and the remaining 45% to be paid to the Company until the Bluegreen Loan has been paid in full, at which time such 45% of net sales proceeds will be paid to the AmClub Senior Lender to repay indebtedness,
(iv) the Company would use its best efforts to sell certain other property at the Virginia Resort and (v) the Company would have the option to repay the debt owed to the AmClub Senior Lender with a lump sum cash payment reflecting a specified discount on the outstanding balance owed. No assurances can be given that the proposed arrangements will be consummated on these terms, if at all, or that the Company's arrangements with respect to AmClub will be profitable.

     In December 1997, the Company invested $250,000 of capital in BG Aruba in exchange for a fifty percent equity interest. Concurrently, the Company and an affiliate of the individual who owns the remaining equity interest in BG Aruba each lent $3 million to BG Aruba. The loans are evidenced by promissory notes due on December 15, 2000 and bearing interest at the prime rate plus 1%. BG Aruba then acquired from a third party the unsold Timeshare Interest inventory (approximately 8,000 Timeshare Interests) at the Aruba Resort (the "Aruba Transaction"). Established in 1989, the Aruba Resort is a 449-suite ocean front property which offers one, two and three-bedroom suites, garden suites and penthouse accommodations. The purchase price for the Aruba Resort's timeshare inventory was $6 million in cash and the assumption of approximately $16.6 million of indebtedness owed by the seller to a bank in Aruba. The indebtedness is not guaranteed by Bluegreen or any of its wholly-owned subsidiaries. An affiliate of the seller in the Aruba Transaction is responsible for the payment of all interest on the indebtedness. BG Aruba recorded this indebtedness net of imputed interest using a 12% discount rate. The debt is to be repaid over five years from the release prices as Timeshare Interests are sold; BG Aruba will be required to pay approximately 32% of the sales price of each Timeshare Interest to the bank, subject to minimum monthly payments of approximately $278,000. See "Description of Other Indebtedness." Under the terms of its agreement with its joint venture partner, BG Aruba pays to the Company a quarterly management fee equal to 7% of the net sales price (as defined) of Timeshare Interests (less any discounts or incentives) sold by BG Aruba during the quarter for certain management services performed for BG Aruba by the Company. After making minimum principal payments (more fully described in "Description of Other Indebtedness") and payment of the quarterly management fee, BG Aruba distributes cash flow from operations, after deducting specified reserves, to the shareholders in proportion to their equity interests. The shareholder agreement between the Company and the individual who owns the remaining equity interest in BG Aruba provides that the Company shall have majority control of BG Aruba's Board of Directors and places certain restrictions on the transfer of equity interests in BG Aruba. Due to its controlling financial interest in BG Aruba, the Company has included BG Aruba in its consolidated financial statements as of December 28, 1997. See "Description of Other Indebtedness."

COMPANY PRODUCTS

  Timeshare Resorts

     Set forth below is a description of each of the Company's timeshare resorts. All units at each of the properties have certain standard amenities, including a full kitchen, at least two televisions, a VCR player and a CD player. Some units have additional amenities, such as larger televisions and game systems. Each property offers guests a clubhouse (with an indoor/outdoor pool, a game room, exercise facilities and a lounge) and a hotel-type staff. The Company manages each resort other than the Aruba Resort.

     MountainLoft Resort -- Gatlinburg, Tennessee. The MountainLoft Resort in Gatlinburg, Tennessee is located near the Great Smoky Mountains National Park and is minutes from the family attractions of Pigeon Forge, Tennessee. Units are located in individual chalets or mid-rise villa buildings. Each unit is fully furnished with a whirlpool bath and private balconies, and certain units include gas fireplaces.

     Laurel Crest -- Pigeon Forge, Tennessee. Laurel Crest is located in proximity to the Great Smoky Mountains National Park and the Dollywood theme park. In addition, visitors to Pigeon Forge can enjoy over 200 factory outlet stores and music shows featuring renowned country music stars as well as partake in a variety of outdoor activities, such as horseback riding, trout fishing, boating, golfing and white water rafting.

     Shore Crest Vacation Villas -- Myrtle Beach, South Carolina. Shore Crest Vacation Villas is located on the beach in the Windy Hill section of North Myrtle Beach a mile from the famous Barefoot Landing, with its restaurants, theaters, shops and outlet stores.

     Harbour Lights -- Myrtle Beach, South Carolina. Harbour Lights is located in the Fantasy Harbour Complex in the center of Myrtle Beach. Nearby are Theater Row, shopping, golf and restaurants. The resort's Activities Center overlooks the Intracoastal Waterway.

     The Falls Village -- Branson, Missouri. The Falls Village is located in the Ozark Mountains. Fishing, boating and swimming are available at nearby Table Rock Lake and Lake Taneycomo, and area theaters feature shows by country music stars. Most customers of the resort come from areas within an eight to ten hour drive of Branson.

     Christmas Mountain -- Wisconsin Dells, Wisconsin. The Company acquired the Christmas Mountain resort as part of the RDI Acquisition. Christmas Mountain offers an 18-hole golf course and seven ski trails served by two chair lifts. Other on-site amenities include horseback riding, tennis courts, a five-acre lake with paddleboats and rowboats and four outdoor swimming pools. Christmas Mountain attracts customers primarily from the greater Chicago area and other locations within an eight to ten hour drive of Wisconsin Dells.

     Orlando Sunshine -- Orlando, Florida. Orlando Sunshine was also acquired as part of the RDI Acquisition. The resort is located on International Drive, near Wet'n'Wild water park and Universal Studios.

     La Cabana All Suite Beach Resort & Racquet Club -- Aruba, Dutch
Caribbean. BG Aruba acquired the unsold Timeshare Interest inventory of the Aruba Resort (approximately 8,000 Timeshare Interests) in December 1997. Established in 1989, the Aruba Resort is a 449-suite ocean front property which offers one, two and three bedroom suites, garden suites and penthouse accommodations. On-site amenities include tennis, racquetball, squash, casino, two pools and private beach cabanas, none of which are owned or managed by the Company.

     The following table sets forth additional data with respect to each of the properties managed under the Resorts Division.

                                                                                                                       ORLANDO
                                                               SHORE CREST      HARBOUR      THE FALLS    CHRISTMAS    SUNSHINE
                                MOUNTAINLOFT   LAUREL CREST      MYRTLE         LIGHTS        VILLAGE    MOUNTAIN(1)     (1)
                                GATLINBURG,    PIGEON FORGE,     BEACH,      MYRTLE BEACH,   BRANSON,     WISCONSIN    ORLANDO,
LOCATION                             TN             TN             SC             SC            MO        DELLS, WI       FL
--------                        ------------   -------------   -----------   -------------   ---------   -----------   --------
Date sales commenced..........       7/94           8/95            4/96           6/97          7/97        9/97           --
Number of Timeshare Interests
  completed as of December 28,
  1997 (3)....................      7,540          4,160           5,928             --         1,535       1,137           --
Number of Timeshare Interests
  under construction as of
  December 28, 1997 (3).......      1,040          1,664              --          3,744         1,248         204           --
Number of additional Timeshare
  Interests planned (3)(4)....      4,332          6,067           5,160         11,091        15,261       8,906        2,496
Average Timeshare Interests
  selling price through
  December 28, 1997...........     $8,691         $8,509         $10,042        $ 7,990       $ 7,968      $8,093      $10,000(5)
Number of Timeshare Interests
  sold through December 28,
  1997........................      3,788          2,642           2,554            617           587         177           --


                                 LACABANA
                                RESORT(2)
LOCATION                          ARUBA
--------                        ----------
Date sales commenced..........      1/98
Number of Timeshare Interests
  completed as of December 28,
  1997 (3)....................     8,030
Number of Timeshare Interests
  under construction as of
  December 28, 1997 (3).......        --
Number of additional Timeshare
  Interests planned (3)(4)....        --
Average Timeshare Interests
  selling price through
  December 28, 1997...........   $10,000(5)
Number of Timeshare Interests
  sold through December 28,
  1997........................        --

---------------

(1) Acquired by the Company in the RDI Acquisition. See "-- Recent
    Acquisitions."
(2) BG Aruba acquired unsold Timeshare Interests inventory at this resort in December, 1997. See "-- Recent Acquisitions."

(3) The number of Timeshare Interests completed, under construction or planned are intended to be sold in 52 weekly intervals.
(4) There can be no assurance that the Company will have the resources to complete all such planned Timeshare Interests or that such Timeshare Interests will be sold at favorable prices.
(5) Anticipated average selling prices once sales commence.

  Certain Residential Land Projects

     Set forth below is a description of the four largest projects currently marketed by the Residential Land Division, which are representative of the types of projects that the Company has been focusing on since 1993. These properties represented 48.7% of the Residential Land Division's estimated remaining life-of-project sales at December 28, 1997.

     River Mountain Ranch -- San Antonio, Texas. The Company acquired 3,600 acres located approximately 35 miles outside of San Antonio, Texas in fiscal 1997 for $6.5 million. The property features frontage along the Guadalupe River and is characteristic of the Texas Hill Country with its rolling meadows and mature trees. The property also includes private river parks for picnics and outings. The project includes 608 lots, with most ranging in size from three to five acres. The Company began selling lots in October 1996 and aggregate sales through December 28, 1997 were $14.4 million. Aggregate development costs through December 28, 1997 were $4.1 million and the Company anticipates that the remaining capital expenditures for the project will be $1.9 million. The Company anticipates that the remaining lots will be sold-out over the next year.

     Winding River Plantation -- Southport, North Carolina. The Company acquired approximately 1,300 acres located near Southport, North Carolina (and between Myrtle Beach, South Carolina and Wilmington, North Carolina) for $3.4 million in fiscal 1997. The property has frontage along the Lockwood Folly River, a navigable waterway that leads to the Intercoastal Waterway and the Atlantic Ocean. The project will include river amenities, a beach club and tennis courts. In addition, the project is the site of the Company's first daily-fee golf course, which opened for limited play in November 1997 and was developed by Masters Champion Fred Couples. The Company anticipates that the project will consist of a total of approximately 1,000 lots, which average approximately one acre. The Company began selling lots in February 1997, and aggregate sales through December 28, 1997 were $9.2 million. Aggregate development costs through December 28, 1997 were $10.9 million and the Company anticipates that the aggregate capital expenditures to complete development at the project will be $13.4 million. The Company anticipates that the remaining lots will be sold-out over the next four years.

     Lake Ridge at Joe Pool Lake -- Cedar Hill, Texas. The Company acquired 1,400 acres located approximately 19 miles outside of Dallas, Texas and 30 miles outside of Fort Worth, Texas in April 1994 for $6.1 million. The property is located at Joe Pool Lake and is atop the highest elevation within 100 miles. The lake has in excess of 7,500 acres of water for boating, fishing, windsurfing and other water activities. Adjacent amenities (not owned or managed by the Company) include a 154 acre park with baseball, football and soccer fields, a fishing pool with a pier, camping areas and an 18-hole golf course. The project includes 252 lots, with most ranging in size from 1/4 to five acres and 399 acres available for future development. The Company began selling lots in April 1994 and aggregate sales through December 28, 1997 were $25.1 million. Aggregate development costs through December 28, 1997 were $11.7 million and the Company anticipates that the remaining capital expenditures will be $10 million. The Company anticipates that unsold lots will be sold-out over the next two years.

     Crossroads Ranch -- Prescott, Arizona. The Company acquired 6,500 acres located 20 miles north of Prescott, Arizona in July 1995 for $6.0 million. The property has elevations ranging from 4,600 to 5,600 feet and a four-season climate. The terrain includes pasture lands with seasonal creeks and rolling hills. The property is 95 miles north of Phoenix and Scottsdale, approximately
2 1/2 hours south of the Grand Canyon and approximately one hour away from Sedona. The Company anticipates that the project will include 153 lots, each averaging 36 acres, and 26 lots, each averaging five acres. The Company provided gravel roads and trails for hiking and horseback riding. Electric service was installed underground so that utility poles would not spoil the views. The Company also created deed restrictions designed to ensure that future development on the property is compatible with the land's ranch character. The Company began selling lots in January 1996 and aggregate sales through December 28, 1997 were $17.3 million. Aggregate development costs through December 28, 1997 were $5.1 million and the Company anticipates that the remaining capital expenditures will be $2.0 million. The Company anticipates that the unsold lots will be sold-out over the next year.

ACQUISITION OF TIMESHARE AND RESIDENTIAL LAND INVENTORY

     In order to provide centralized and uniform controls on the type, location and amount of timeshare and residential land inventory that the Company acquires, all such inventory acquisitions have required the approval of the Investment Committee since 1990. The Investment Committee consists of George F. Donovan, President and Chief Executive Officer; John F. Chiste, Treasurer and Chief Financial Officer; Patrick E. Rondeau, Senior Vice President, Director of Legal Affairs; L. Nicolas Gray, Senior Vice President -- Resorts Division; and Daniel C. Koscher, Senior Vice President -- Residential Land Division. The Investment Committee reviews each proposed inventory acquisition to determine whether the property meets certain criteria, including estimated cash flows and gross profit margins.

  Resorts Division

     The Company obtains information with respect to resort acquisition opportunities through interaction by the Company's management team with resort operators, lodging companies and financial institutions with which the Company has established business relationships. The four resorts acquired and directly developed by the Company (the Tennessee and South Carolina resorts) were specifically designed and built for timeshare use to appeal to the Company's targeted customers. Prior to acquiring property for future resorts, the Resorts Division undertakes a full property review, including an environmental assessment, which is presented to the Investment Committee for approval. During the review process, acquisition specialists analyze market, tourism and demographic data as well as the quality and diversity of the location's existing amenities and attractions to determine the potential strength of the timeshare market in such area and the availability of a variety of recreational opportunities for prospective Timeshare Interest purchasers. Specifically, the Company evaluates the following factors, among others, to determine the viability of a potential new timeshare resort: (i) supply/demand ratio for Timeshare Interests in the relevant market, (ii) the market's growth as a vacation destination, (iii) competitive accommodation alternatives in the market, (iv) uniqueness of location, and (v) barriers to entry that would limit competition. The Company anticipates that its timeshare resorts will generally have a sell-out term of approximately seven years.

     During fiscal 1998, the Company acquired the land and began development of its Harbour Lights Resort in Myrtle Beach, South Carolina, acquired The Falls Village Resort in Branson, Missouri and consummated the RDI Acquisition and the Aruba Transaction. As a result of these transactions, the Company's Timeshare Interest inventory increased from 9,935 unsold Timeshare Interests as of March 30, 1997 to 19,659 unsold Timeshare Interests as of December 28, 1997, an increase of 97.9%. See "-- Recent Acquisitions."

     The Company intends to continue to pursue growth by expanding or supplementing the Company's existing resorts operations through acquisitions in destinations that will complement such existing operations. Because the timeshare industry is highly fragmented, the Company believes that significant opportunities exist to make selected acquisitions at attractive valuations. Acquisitions the Company may consider include acquiring additional Timeshare Interest inventory, operating companies, management contracts, Timeshare Interest mortgage portfolios and properties or other timeshare-related assets which may be integrated into the Company's operations. In addition, the Company intends to continue to pursue timeshare resort locations in areas outside the United States, particularly in the Caribbean, as well as Central and South America. No assurances can be given that the Company will be successful in its acquisition strategy. See "Risk Factors -- Acquisition Strategy."

  Residential Land Division

     The Residential Land Division, through the Company's regional offices, and subject to Investment Committee review and approval, typically acquires inventory that (i) is located near a major population center outside the perimeter of intense subdivision development or in popular retirement areas,
(ii) is suitable for subdivision, (iii) has attractive topographical features and (iv) the Company believes will result in an acceptable profit margin and cash flow to the Company based upon anticipated retail value. Properties are generally subdivided for resale into parcels typically ranging in size from two to five acres. During the nine-month period ended December 28, 1997, the Company acquired 3,082 acres in nine separate transactions for a total purchase price of approximately $9.5 million, or $3,090 per acre, and during fiscal 1997, the Company acquired 19,254 acres in 23 separate transactions for a total purchase price of $29.7 million, or $1,541 per acre. Seller, bank or similar financial institution financing of $4.9 million, or 52% of the $9.5 million total purchase price, was obtained with respect to purchases during the nine-month period ended December 28, 1997, and $15.0 million, or 51% of the $29.7 million total purchase price, was obtained with respect to purchases during fiscal 1997.

     In connection with its review of potential residential land inventory, the Investment Committee considers such established criteria as the economic conditions in the area in which the parcel is located, environmental sensitivity, availability of financing, whether the property is consistent with the Company's general policies and the anticipated ability of that property to produce acceptable profit margins and cash flow. As part of its long-term strategy for the Residential Land Division, the Company in recent years has focused on fewer, more capital-intensive projects. The Company intends to continue to focus the Residential Land Division on those regions where the Company believes the market for its products is strongest, such as the Southeast, Southwest, Rocky Mountain and Western regions of the United States and to replenish its residential land inventory in such regions as existing projects are sold-out.

     The Residential Land Division has several specialists who assist regional management in locating inventory for acquisition. The Company has established contacts with numerous land owners and real estate brokers in many of its market areas, and because of such contacts and its long history of acquiring properties, the Company believes that it is generally in a favorable position to learn of available properties, often before the availability of such properties is publicly known. In order to ensure such access, the Company attempts to develop and maintain strong relationships with major property owners and brokers. Regional offices regularly contact property owners, such as timber companies, financial institutions and real estate brokers, by a combination of telephone, mail and personal visits. In addition, prior to acquiring property in new areas, the Company will conduct test marketing for a prospective project prior to entering into an acquisition agreement to determine whether sufficient customer demand exists for the project. To date, the Company's regional offices generally have been able to locate and acquire adequate quantities of inventory which meet the criteria established by the Investment Committee to support their operational activities. In certain cases, however, the Company has experienced short-term shortages of ready-for-sale inventory due to either difficulties in acquiring property or delays in the approval and/or development process. Shortfalls in ready-for-sale inventory may materially adversely affect the Company's business, operating results and financial condition. See "Risk
Factors -- Acquisition Strategy" and "-- Risks Related to Development
Activities."

     Once a desirable property is identified, the Company completes its initial due diligence procedures and enters into a purchase agreement with the seller to acquire the property. It is generally the Company's policy to advance only a small downpayment of 1%-3% of the purchase price upon signing the purchase agreement and to limit the liquidated damages associated with such purchase agreement to the amount of its downpayment and any preliminary development costs. In most cases, the Company is not required to advance the full purchase price or enter into a note payable obligation until regulatory approvals for the subdivision and sale of at least the initial phase of the project have been obtained. While local approvals are being sought, the Company typically engages in pre-marketing techniques and, with the consent of the seller and the knowledge of prospective purchasers, occasionally attempt to pre-sell parcels, subject to closing its purchase of the property. When the necessary regulatory approvals have been received, the closing on the property occurs and the Company obtains title to the property. The time between execution of a purchase agreement and closing on a property has generally been six to 12 months. Although the Company generally retains the right to cancel purchase agreements without any loss beyond forfeiture of the downpayment and preliminary development costs, few purchase agreements have been canceled historically.

     By requiring, in most cases, that regulatory approvals be obtained prior to closing and by making small downpayments upon signing purchase agreements, the Company is typically able to place a number of properties under contract without expending significant amounts of cash. This strategy enables the Residential Land Division to reduce (i) the time during which it actually owns specific properties, (ii) the market risk associated with holding such properties and
(iii) the risk of acquiring properties that may not be suitable for sale. It also provides the Residential Land Division an additional source of available properties to meet customer demand. In certain circumstances, however, the Company has acquired properties and then held such properties until their prime marketing seasons.

     Prior to closing on a purchase of residential land, the Company's policy is to complete its own environmental assessment of the property. The purpose of the Company's assessment is to evaluate the impact the proposed subdivision will have on such items as flora and fauna, wetlands, endangered species, open space, scenic vistas, recreation, transportation and community growth and character. To obtain this information, the Company's acquisition specialists typically consult with various groups and agencies including the appropriate county and state planning agencies, environmental groups, state heritage programs, soil conservation agencies and forestry groups. If the Company's environmental assessment indicates that the proposed subdivision meets environmental criteria and complies with zoning, building, health and other laws, the Company develops a formal land use plan, which forms a basis for determining an appropriate acquisition price. The Company attempts, where possible, to accommodate the existing topographical features of the land, such as streams, hills, wooded areas, stone walls, farm buildings and roads. Prior to closing on an acquisition, the Company will typically have the property surveyed by a professional surveyor and have soil analyses conducted to determine the suitability of the site for septic systems. At closing, the Company also obtains title insurance on the property.

MARKETING AND SALE OF INVENTORY

  Resorts Division

     The Resorts Division utilizes a variety of techniques to attract prospective purchasers of Timeshare Interests, including targeted mailings, direct mail mini-vacation invitations, kiosks in retail locations, marketing to current owners and referrals. The Resorts Division provides hotel accommodations to prospective purchasers at reduced prices in exchange for their touring the timeshare resort. To support its marketing and sales efforts, the Company has developed and continues to enhance its database to track its timeshare marketing and sales programs. Management believes that, as the Resort Division's timeshare operations grow, this database will become an increasingly significant asset, enabling the Company to focus its marketing and sales efforts to take advantage of, among other things, less costly marketing and referral opportunities. Timeshare resorts are staffed with sales representatives, sales managers and an on-site manager who oversees the day-to-day operations, all of whom are employees of the Company. Sales personnel are generally experienced in resort sales and undergo ongoing Company-sponsored training. During the nine-month period ended December 28, 1997, total advertising expense for the Resorts Division was $10.1 million or 25.5% of the division's $39.9 million in sales, and during fiscal 1997, total advertising expense for the Resorts Division was $7.6 million or 28% of such division's $27.4 million in sales.

     The Company requires its sales staff to provide each timeshare customer with a written disclosure statement regarding the Timeshare Interest to be sold prior to the time the customer signs a purchase agreement. This disclosure statement sets forth relevant information regarding timeshare ownership at the resort and must be signed by every purchaser. The Company believes that this information statement contains all material and relevant information a customer requires to make an informed decision as to whether or not to purchase a Timeshare Interest at one of its resorts.

     After deciding to purchase a Timeshare Interest, a purchaser enters into a purchase agreement and is required to pay the Company a deposit of at least 10% of the purchase price. Purchasers are entitled to cancel purchase agreements within specified periods after execution in accordance with statutory requirements. Substantially all timeshare purchasers visit the resort prior to purchasing.

     The Company intends to expand the points-based vacation club system that it acquired in the RDI Acquisition, which is currently only available to owners of Timeshare Interests at the Company's Wisconsin Dells, Wisconsin and Orlando, Florida resorts. Under a points-based vacation club system, members purchase an annual allotment of points which can be redeemed for occupancy rights at participating resorts. Compared to other vacation ownership arrangements, the points-based system offers members significant flexibility in planning their vacations. The number of points that are required for a stay at any one resort varies, depending on a variety of factors, including the resort location, the size of a unit, the vacation season and the days of the week used. Under this system, members can select vacations according to their schedules, space needs and available points. Subject to certain restrictions, members are typically allowed to carry over for one year any unused points and to "borrow" points from the forthcoming year. In addition, members are required to pay annual fees for certain maintenance and management costs associated with the operation of the resorts based on the number of points to which they are entitled. The Company's expansion of the RDI points-based vacation club system involves certain risks and uncertainties and no assurances can be given that the Company will be successful. See "Risk Factors -- Acquisition Strategy", "-- Risks Related to Development Activities" and "-- Risks of Development of Points-Based Vacation Club".

     The attractiveness of Timeshare Interest ownership has been enhanced significantly by the availability of exchange networks that allow Timeshare Interest owners to exchange the occupancy right in their Timeshare Interest in a particular year, for an occupancy right at another participating network resort at either the same or a different time. The two resorts acquired in the RDI Acquisition are affiliated with the timeshare exchange network operated by RCI, while the Company's six other resorts (including Aruba) are affiliated with II's timeshare exchange network. In connection with the RDI Acquisition, the Company has advised each of II and RCI of the existence of its agreement with the other timeshare interest exchange network and of the potential conflict. Although the Company believes this conflict will be resolved satisfactorily, no assurances can be given. If the Company's resorts ceased to qualify for the exchange networks or such networks ceased to operate effectively, the Company's sales of Timeshare Interests and the performance of its timeshare receivables could be materially adversely affected. See "Risk Factors -- Dependence on Timeshare Interest Exchange Networks."

     The following table sets forth certain information for sales of Timeshare Interests by the Resorts Division for the periods indicated. Certain sales have been deferred under percentage of completion accounting. See Contracts Receivable and Revenue Recognition under Note 1 to the Consolidated Financial Statements.

                                                       YEAR ENDED,                  NINE MONTHS ENDED,
                                             --------------------------------   ---------------------------
                                             APRIL 2,   MARCH 31,   MARCH 30,   DECEMBER 29,   DECEMBER 28,
                                               1995       1996        1997          1996           1997
                                             --------   ---------   ---------   ------------   ------------
Number of Timeshare Interests sold.........    952       1,865       3,195        2,579          4,903
Average sales price per Timeshare
  Interest.................................  $7,119     $7,325      $8,362       $8,342         $8,695
Gross margin(1)............................    62%        67%         71%          70%            74%

---------------

(1) Gross margin is computed as the difference between the sales price and the related cost of inventory (including the cost of improvements, amenities and in certain cases capitalized interest), divided by the sales price.

     For further information on sales attributable to the Resorts Division, see "Management's Discussion and Analysis of Results of Operations and Financial Condition."

  Residential Land Division

     In general, as soon as practicable after agreeing to acquire a property and during the time period that appropriate improvements are being completed, the Company establishes selling prices for the individual parcels taking into account such matters as regional economic conditions, quality as a building site, scenic views, road frontage and natural features such as lakes, mountains, streams, ponds and wooded areas. The

Company also considers recent sales of comparable parcels in the area. Initial decisions on pricing of parcels in a given area are made by the Company's regional managers and, in all cases, are subject to approval by the Investment Committee. Once such selling prices are established the Company commences its marketing efforts.

     The most widely used marketing technique by the Residential Land Division is advertising in major newspapers in metropolitan areas located within a one to three hour drive from the property and local newspapers. In addition, the Company uses its proprietary database and inventory management system, which enables the Company to compile quickly information on the previously identified prospects most likely to be interested in a particular project. The Residential Land Division also conducts direct mail campaigns to market property through the use of brochures describing available parcels, as well as television and radio advertising. Through this sales and marketing program, the Company believes that it has been able to achieve a high conversion ratio of sales to prospects receiving on-site sales presentations. The conversion ratio of sales to prospects receiving on-site sales presentations for the ten-month period ended January 31, 1998 was approximately 20%. A sales representative who is knowledgeable about the property answers each inquiry generated by the Company's marketing efforts, discusses the property with the prospective purchaser, attempts to ascertain the purchaser's needs and determine whether the parcel would be suitable for that person, and arranges an appointment for the purchaser to visit the property. Substantially all prospective purchasers inspect a property before purchasing. During the nine-month period ended December 28, 1997, the Residential Land Division incurred $5.6 million in advertising expenses, or 7.2% of such division's $78.8 million in sales, and during fiscal 1997, the Residential Land Division incurred $6.3 million in advertising expense, or 9% of such division's $72.6 million in sales.

     The success of the Company's marketing efforts depends heavily on the knowledge and experience of its sales personnel. The Company requires that, prior to initiating the marketing effort for a property, every sales representatives walk the property and become knowledgeable about each parcel and applicable zoning, subdivision and building code requirements. Continued training programs are conducted, including training with regional office sales managers, weekly sales meetings and frequent site visits by an executive officer of the Company. The Company enhances its sales and marketing organization through the Bluegreen Institute, a mandatory training program, which is designed to instill the Company's marketing and customer service philosophy in middle and lower-level management. Additionally, the sales staff is evaluated against performance standards established by the executive officers of the Company. Substantially all of a sales representative's compensation is commission-based.

     The Company requires its sales staff to provide each prospective purchaser with a written disclosure statement regarding the property to be sold prior to the time such purchaser signs a purchase agreement. This information statement, which is either in the form of a U.S. Department of Housing and Urban Development ("HUD") lot information statement, where required, or a Company generated "Vital Information Statement," sets forth relevant information with respect to, and risks associated with, the property and must be signed by each purchaser. The Company believes that these information statements contain all material and relevant information necessary for a prospective purchaser to make an informed decision as to whether or not to purchase such property, including the availability and estimated cost of utilities, restrictions regarding property usage, status of access roads and information regarding rescission rights.

     After deciding to purchase a parcel, a purchaser enters into a purchase agreement and is required to pay the Company a deposit of at least 10% of the purchase price. Purchasers are entitled to cancel purchase agreements within specified periods after execution in accordance with statutory requirements. The closing of a residential land sale usually occurs two to eight weeks after payment of the deposit. Upon closing of a residential land sale, the Company typically delivers a warranty deed and a recent survey of the property to the purchaser. Title insurance is available at the purchaser's expense.

     The table to follow sets forth certain information regarding sales of parcels by the Residential Land Division for the periods indicated. Certain sales have been deferred under percentage of completion accounting. See Contracts Receivable and Revenue Recognition under Note 1 to the Consolidated Financial Statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition."

                                                      YEAR ENDED,                  NINE MONTHS ENDED,
                                            --------------------------------   ---------------------------
                                            APRIL 2,   MARCH 31,   MARCH 30,   DECEMBER 29,   DECEMBER 28,
                                              1995       1996        1997          1996           1997
                                            --------   ---------   ---------   ------------   ------------
Number of parcels sold....................   2,397      2,347       2,057        1,498          1,740
Average sales price per parcel............  $30,969    $34,856     $38,572      $37,207        $47,449
Gross margin(1)...........................    57%        51%         45%          47%            48%

---------------

(1) Gross margin is computed as the difference between the sales price and the related cost of inventory (including the cost of improvements, amenities and in certain cases capitalized interest), divided by the sales price.

CUSTOMER FINANCING

  General

     During fiscal 1995, 1996 and 1997, and the nine-month period ended December 28, 1997, the Company financed 24%, 26%, 30% and 33%, respectively, of the aggregate purchase price of its sales of Timeshare Interests and residential land to customers that closed during these periods and received cash for the remaining balance of the purchase price. The increase in the percentage of sales financed by the Company since 1995 is primarily attributable to an increase in the sales of Timeshare Interests over the same period. Sales of Timeshare Interests accounted for 32% of consolidated sales of real estate during the nine-month period ended December 28, 1997, compared to 6%, 12% and 25% of consolidated sales during fiscal 1995, 1996 and 1997, respectively. Approximately 89% of all Timeshare Interests finance with the Company (compared to 8% of residential land purchasers in the nine-month period ended December 28, 1997 and 14% of residential land buyers in fiscal 1997). In recent years the percentage of residential land customers who utilized the Company's financing has declined materially due, among other things, to an increased willingness on the part of local banks to extend direct lot financing to purchasers.

     The Company believes that its financing is attractive to purchasers who find it convenient to handle all facets of the purchase of residential land and Timeshare Interests through a single source and because the downpayments required by the Company are similar to those required by banks and mortgage companies which offer this type of credit.

     The Company offers financing of up to 90% of the purchase price of its Timeshare Interests. The typical financing extended by the Company on a Timeshare Interest during the nine-month period ended December 28, 1997 and fiscal 1997 provides for a term of seven years and a fixed interest rate. Historically, at the closing, the Company and the purchaser have executed a contract for deed agreement. After the obligation is paid in full, the Company delivers a deed to the purchaser. RDI has historically delivered the deed to purchasers at the Closing of a sale, while securing repayment of the purchaser's obligation by obtaining a mortgage on the purchaser's Timeshare Interest. In connection with the expansion of its points-based vacation club system, the Company anticipates that it will move to a note and mortgage system. The Company does not believe that the transfer to a note and mortgage system will have a material adverse effect on its servicing operations or financial results.

     The Company also offers financing of up to 90% of the purchase price of all parcels sold under the Residential Land Division to all purchasers who qualify for such financing. The term of repayment on such financing has historically ranged from five to 15 years although the Company, by offering reduced interest rates, has been successful in encouraging customers during recent years to finance their purchases over shorter terms with increased downpayments. Management believes such strategy has improved the quality of the notes receivable generated by its Residential Land Division in recent years. An average note receivable underwritten by the Company during fiscal 1997 and the nine month period ended December 28, 1997 has a term of ten years. Most notes receivable bear interest at a fixed interest rate and are secured by a first lien on the land.

     The weighted average interest rate on the Company's notes receivable was 12.4%, 13.3% and 15.0% at March 31, 1996, March 30, 1997 and December 28, 1997,
respectively. The table below sets forth additional information relating to the Company's notes receivable (amounts in thousands).

                                                                                      NINE MONTHS
                                                                   YEAR ENDED,           ENDED,
                                                              ---------------------   ------------
                                                              MARCH 31,   MARCH 30,   DECEMBER 28,
                                                                1996        1997          1997
                                                              ---------   ---------   ------------
Notes receivable secured by land............................   $26,243     $12,334      $14,675
Notes receivable secured by Timeshare Interests.............    11,667      23,501       59,912
                                                               -------     -------      -------
Notes receivable, gross.....................................    37,910      35,835       74,587
Reserve for loan losses.....................................      (896)     (1,216)      (1,472)
                                                               -------     -------      -------
Notes receivable, net.......................................   $37,014     $34,619      $73,115
                                                               =======     =======      =======

  Loan Underwriting

     Resorts Division. Consistent with industry practice, Timeshare Interest financing is not subject to extensive loan underwriting criteria. Customer financing on sales of Timeshare Interests requires (i) receipt of a minimum downpayment of 10% of the purchase price and (ii) a contract for deed and other closing documents between the Company and the purchaser. The Company encourages purchasers to make increased downpayments by offering a lower interest rate. In addition, purchasers who do not elect to participate in the Company's pre-authorized payment plan are charged interest at a rate which is one percent greater than the otherwise prevailing rate. Historically, timeshare receivables have had a higher default rate than residential land receivables. See
"-- Collection Policies" below.

     Residential Land Division. The Company has established loan underwriting criteria and procedures designed to reduce credit losses on its residential land loan portfolio. The loan underwriting process undertaken by the Company's credit department includes reviewing the applicant's credit history, verifying employment and income as well as calculating certain debt-to-income ratios. The primary focus of the Company's underwriting review is to determine the applicant's ability to repay the loan in accordance with its terms. This assessment is based on a number of factors, including the relationship of the applicant's required monthly payment to disposable income. The Company also examines the applicant's credit history through various credit reporting agencies. In order to verify an applicant's employment status, the Company generally contacts the applicant's employer. The Company also obtains current pay stubs, recent tax returns and other tax forms from the applicant.

     In order to obtain financing from the Residential Land Division, a prospective purchaser must submit a completed and signed credit application, purchase and sale agreement and pre-authorized checking agreement accompanied by a voided check, if applicable, to the Company's credit department. All credit decisions are made at the Company's corporate headquarters. Loan amounts under $50,000 are approved by designated personnel located in the Company's corporate headquarters, while loan amounts of $50,000 or more require approval from a senior executive officer. In addition, rejected applications and any material exceptions to the underwriting policy are also reviewed by senior management. Customers are notified of the reasons for credit denial by mail.

     The Company encourages customers to increase their downpayment and reduce the loan term through the structure of its loan programs. Customers receive a lower rate of interest as their downpayment increases and the loan term shortens. Additionally, the Company encourages its customers to make timely payments through a pre-authorized payment arrangement. Customers who do not choose a pre-authorized payment plan are charged interest at a rate which is one percent greater than the prevailing rate. Approximately 75% of purchasers using the Company's financing have historically participated in the pre-authorized payment plan.

     After the credit decision has been made, the credit department categorizes the file as either approved, pending or declined. Upon receipt of a credit approval, the regional office schedules the closing with the customer. Closings are typically conducted at the office of the Company's local attorney or settlement agent, although in some cases the closing may take place at the sales site or by mail.

     When the original closing documents are received from the closing agent, the Company verifies that the loan closed under terms approved by the Company's credit department. A quality control audit is performed to verify that required documents have been received and that they have been prepared and executed correctly. If any revisions are required, notification is sent to the regional office.

     A loan file typically includes a copy of the signed security instrument, the mortgage note, a copy of the deed, Truth-in-Lending disclosure, purchase and sale agreement, credit application, local counsel opinion, Vital Information Statement or purchaser's acknowledgment of receipt of HUD lot information statement, HUD settlement statement and a copy of the assignment of mortgage and an original note endorsement from the Company's subsidiary originating the sale and the loan to the Company (if applicable). After the initial closing documents are received, the recorded mortgage and assignment and original title insurance policy are obtained in order to complete the loan file.

  Collection Policies

     Resorts Division. The Company's timeshare receivables have been historically documented by contracts for deed, which allows the Company to retain title to the Timeshare Interest until the obligation is paid in full, thereby eliminating the need to foreclose in the event of a default. Collection efforts and delinquency information concerning the Resorts Division are managed at the Company's corporate headquarters. Servicing of the division's receivables is handled by a staff of experienced collectors, assisted by an on-line mortgage collection computer system. Unless circumstances otherwise dictate, collection efforts are generally made by mail and telephone. If a contract for deed becomes delinquent for ten days, a reminder letter is mailed to the customer. If the customer fails to bring the account current, a late notice is mailed when the account is 15 days delinquent (and telephone contact commences). After an account is 45 days delinquent, the Company typically sends a third letter advising the customer that such customer has 15 days within which to bring the account current. Under the terms of the contract for deed, the borrower is in default when the account becomes 60 days delinquent. At this time a default letter is sent advising the customer that he or she has 30 days to bring the account current or lose his or her contractual interest in the timeshare unit. When the account becomes 90 days delinquent, the Company forwards a final letter informing the customer that the contract for deed has been terminated. At such time, the Timeshare Interest can be resold to a new purchaser. In connection with the expansion of its points-based vacation club system, the Company anticipates moving to a note and mortgage system. To the extent that this change occurs, the Company does not anticipate that the period of time for realizing on a defaulted timeshare receivable will be materially longer, because title to the applicable property will be held by the vacation club trust.

     Residential Land Division. Collection efforts and delinquency information concerning the Residential Land Division are also managed at the Company's corporate headquarters. Servicing of the division's receivables is handled by a staff of experienced collectors, assisted by an on-line mortgage collection computer system. Unless circumstances otherwise dictate, collection efforts are generally made by mail and telephone. Collection efforts begin when an account is ten days past due, at which time the Company mails a reminder letter. Attempts are then made to contact the customer via telephone to determine the reason for the delinquency and to bring the account current. The determination of how to handle a delinquent loan is based upon many factors, including the customer's payment history and the reason for the current inability to make timely payments. If no agreement is made or the customer does not abide by the agreement, collection efforts continue until the account is either brought current or legal action is commenced. If not accelerated sooner, the Company declares the loan in default when the loan becomes 60 days delinquent. When the loan is 90 days past due, the accrual of interest is stopped (unless the loan is considered an in-substance foreclosure loan, in which case all accrued interest is reversed since the Company's means of recovery is determined through the resale of the underlying collateral and not through collection on the note) and the Credit/Collection Manager determines the action to be taken.

     Loan Loss Reserves. At December 28, 1997, approximately 5.0% or $4.1 million of the aggregate $81.9 million principal amount of loans which were held by the Company or by third parties under sales transactions in which the Company had a limited recourse liability, were more than 30 days past due. At March 30, 1997, approximately 6% or $2.1 million of the aggregate $36.7 million principal amount of loans which were held by the Company or by third parties under sales transactions in which the Company had a limited recourse liability, were more than 30 days past due. Of the $36.7 million principal amount of loans, $35.8 million were held by the Company, while approximately $840,000 were associated with programs under which the Company has a limited recourse liability. In most cases of limited recourse liability, the recourse to the Company terminates when the principal balance of the loan becomes 70% or less of the original selling price of the property underlying the loan. At March 31, 1996, approximately 7% or $2.8 million of the aggregate $39.2 million principal amount of loans which were held by the Company or by third parties under sales transactions in which the Company had a limited recourse liability, were more than 30 days past due.

     Reserve for loan losses as a percentage of period end notes receivable was 2.4%, 3.4% and 2.0% at March 31, 1996, March 30, 1997 and December 28, 1997,
respectively. The adequacy of the Company's reserve for loan losses is determined by management and reviewed on a regular basis considering, among other factors, historical frequency of default, loss experience, present and expected economic conditions as well as the quality of the receivables. The increase in the reserve for loan losses as a percent of period end loans is primarily the result of the portfolio consisting of more timeshare receivables where historical default rates exceed those on Residential Land Division receivables. See "Risk Factors -- Risks Associated with Customer Financing and Receivables."

     The table below sets forth activity in the reserve for estimated loan losses.

Reserve for loan losses, April 2, 1995......................  $1,089,652
Provision for loan losses...................................     344,718
Charge-offs.................................................    (537,901)
                                                              ----------
Reserve for loan losses, March 31, 1996.....................     896,469
Provision for loan losses...................................   1,008,271
Charge-offs.................................................    (688,619)
                                                              ----------
Reserve for loan losses, March 30, 1997.....................   1,216,121
Provision for loan losses...................................   1,109,540
Charge-offs.................................................    (853,544)
                                                              ----------
Reserve for loan losses, December 28, 1997..................  $1,472,117
                                                              ==========

SALES OF RECEIVABLES/PLEDGING OF RECEIVABLES

     Since 1986, the Company has sold or pledged substantially all of its receivables, generally retaining the right and obligation to service such receivables. In the case of residential land receivables, the Company typically transfers the receivables to a special purpose finance subsidiary, which in turn enters into a receivables securitization. The receivables are typically sold by such subsidiary with limited or no recourse. In the case of receivables in securitization transactions pledged to a financial institution, the Company generally must maintain a debt to eligible collateral rate (based on outstanding principal balance of the pledged loans) of 90%. The Company is obligated to pledge additional eligible receivables or make additional principal payments in order to maintain this collateralization rate. Repurchases and additional principal payments have not been material to date. At December 28, 1997, the Company was subject to limited recourse requirements on approximately $8.6 million of receivables sold to financial institutions. See "Management's Discussion and Analysis of Results of Operations and Financial
Condition -- Liquidity and Capital Resources."

     As discussed above, private placement REMIC financings have provided substantial capital resources to the Company. Under the terms of these transactions, the receivables are sold to a REMIC trust and the Company has no obligation to repurchase the receivables due to default by the borrowers. The Company does, however, have the obligation to repurchase the receivables in the event that there is any material defect in the loan documentation and related representations and warranties as of the time of sale.

     As discussed under "Management's Discussion and Analysis of Results of Operations and Financial Condition," the Company is currently negotiating with a financial institution to provide the Company with a combined warehouse financing and receivables purchase facility. The Company will have no obligation to repurchase the receivables due to default by the borrowers under the proposed purchase facility. The Company will, however, have the obligation to repurchase the receivables in the event that there is any material defect in the loan documentation and related representations and warranties as of the time of sale.

RECEIVABLES SERVICING

     Receivables servicing includes collecting payments from borrowers and remitting such funds to the owners, lenders or investors in such receivables, accounting for receivables principal and interest, making advances when required, contacting delinquent borrowers, foreclosing in the event that defaults are not remedied and performing other administrative duties. The Company's obligation to provide receivables servicing and its rights to collect fees are set forth in a servicing agreement. The Company has the obligation and right to service all of the receivables it originates and retains the obligation and right with respect to substantially all of the receivables it sells through REMICs. The Company typically receives an annual servicing fee of approximately
 .5% of the scheduled principal balance, which is deducted from payments received.

CUSTOMER SERVICE

     The Company emphasizes customer satisfaction and maintains full-time customer service representatives in its Boca Raton headquarters to respond to customer inquiries. At closing, all purchasers are provided with a toll-free customer service phone number to facilitate any additional information requests. Customer service surveys are sent to each purchaser to measure customer satisfaction and to alert the Company to problems, if any.

REGULATION

     The real estate industry is subject to extensive and complex regulation. The Company is subject to compliance with various federal, state and local environmental, zoning and other statutes and regulations regarding the acquisition, subdivision and sale of real estate and Timeshare Interests and various aspects of its financing operations. On a federal level, the Federal Trade Commission has taken an active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. In addition to the laws applicable to the Company's customer financing and other operations discussed below, the Company is or may be subject to the Fair Housing Act and various other federal statutes and regulations. The Company is also subject to various foreign laws with respect to the Aruba Resort. The Company believes that it is in compliance in all material respects with such regulations. However, no assurance can be given that the cost of complying with applicable laws and regulations will not be significant or that the Company is in fact in compliance with applicable law. Any failure to comply with applicable laws or regulations could have a material adverse effect on the Company. See "Risk Factors -- Acquisition Strategy" and "-- Regulation."

     The Company's sales and marketing of residential land are subject to various consumer protection laws and to the Interstate Land Sales Full Disclosure Act which establishes strict guidelines with respect to the marketing and sale of land in interstate commerce. HUD has enforcement powers with respect to this statute. In some instances, the Company has been exempt from HUD registration requirements because of the size or number of the subdivided parcels and the limited nature of its offerings. The Company, at its discretion, may formally request an exemption advisory opinion from HUD to confirm the exempt status of any particular offering. Several such exemption requests have been submitted to, and approved by, HUD. In those cases where the Company and its legal counsel determine parcels must be registered to be sold, the Company files registration materials disclosing financial information concerning the property, evidence of title and a description of the intended manner of offering and advertising such property. The Company bears the cost of such registration, which includes legal and filing fees. Many states also have statutes and regulations governing the sale of real estate. Consequently, the Company regularly consults with counsel for assistance in complying with federal, state and local law. The Company must obtain the approval of numerous governmental authorities for its acquisition and marketing activities and changes in local circumstances or applicable laws may necessitate the application for, or the modification of, existing approvals.

     The Company's timeshare resorts are subject to various regulatory requirements including state and local approvals. The laws of most states require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of Timeshare Interests. Laws in each state where the Company sells Timeshare Interests generally grant the purchaser of a Timeshare Interest the right to cancel a contract of purchase at any time within a specified period following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by the Company. Most states have other laws which regulate the Company's activities, such as real estate licensure; seller's of travel licensure; anti-fraud laws; telemarketing laws; price, gift and sweepstakes laws; and labor laws. In addition, certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property. Pursuant to such laws, future owners may recover from the Company amounts in connection with the repairs made to the developed property. In compliance with state laws, the Company provides its timeshare purchasers with a public disclosure statement which contains, among other items, detailed information about the surrounding vicinity, the resort and the purchaser's rights and obligations as a Timeshare Interests owner.

     Under various federal, state and local laws, ordinances and regulations, the owner of real property generally is liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or lease a property or to borrow using such real property as collateral. Other federal and state laws require the removal or encapsulation of asbestos-containing material when such material is in poor condition or in the event of construction, demolition, remodeling or renovation. Other statutes may require the removal of underground storage tanks. Noncompliance with these and other environmental, health or safety requirements may result in the need to cease or alter operations at a property.

     The Company's customer financing activities are also subject to extensive regulation, which may include, Truth-in-Lending Act and Regulation Z, the Fair Housing Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act and Regulation B, the Electronic Funds Transfer Act and Regulation E, the Home Mortgage Disclosure Act and Regulation C, Unfair or Deceptive Acts or Practices and Regulation AA and Right to Financial Privacy Act.

     Management is not aware of any pending regulatory contingencies that are expected to have a materially adverse impact on the Company. See "Risk Factors -- Regulation."

COMPETITION

     The real estate industry is highly competitive. In each of its markets, the Company competes against numerous developers and others in the real estate business. The Resorts Division competes with various high profile and well-established operators. Many of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell Timeshare Interests in resort properties. Major companies that now operate or are developing or planning to develop timeshare resorts include Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental. The Company also competes with other publicly traded timeshare companies, including Signature, Vistana, Fairfield, Silverleaf and numerous other owners and operators of timeshare resorts. The Residential Land Division competes with builders, developers and others for the acquisition of property and with local, regional and national developers, housebuilders and others with respect to the sale of residential lots. Competition may be generally smaller with respect to the Company's residential lot sales in the more rural markets in which it operates. The Company believes that it can compete on the basis of its reputation and the price, location and quality of the products it offers for sale, as well as on the basis of its experience in land acquisition, development and sale. Although, as noted above, the Resorts Division competes with various high profile and well-established operators, the Company believes that it can compete on the basis of its general reputation and the price, location and quality of its timeshare resorts. The development and operation of additional timeshare resorts in the Company's markets could have a material adverse impact on the demand for the Company's Timeshare Interests and its results of operations. In its customer financing activities, the Company competes with banks, mortgage companies, other financial institutions and government agencies offering financing of real estate. In recent years, the Company has experienced increased competition with respect to the financing of Residential Land Division sales as evidenced by the low percentage of residential land sales internally financed since 1995. The Company believes that, based on its interest rates and repayment schedules, the financing packages it offers are convenient for customers and competitive with those of other institutions which offer such financing. See "Risk
Factors -- Competition."

PERSONNEL

     As of December 28, 1997, the Company had 1,501 full-time and 132 part-time employees. Of the 1,633 employees, 105 were located at the Company's headquarters in Boca Raton, Florida, 116 at the Company's corporate office in Fort Myers, Florida and 1,412 in regional offices throughout the United States and Canada (the field personnel include 269 field employees supporting the Company's Residential Land Division as follows: three residential land divisional presidents, seven residential land regional and district managers, 114 residential land sales personnel, 12 residential land project managers, nine residential land acquisition specialists and 124 residential land administrative and other support personnel. In addition, the Company employed 1,143 field employees supporting the Company's Resorts Division as follows: four timeshare divisional Presidents/regional directors, 264 timeshare sales personnel, two directors of development and 873 timeshare administrative and other support personnel). None of the Company's employees are represented by a collective bargaining unit, and the Company believes that relations with its employees generally are excellent.

LITIGATION

     In the ordinary course of its business, the Company from time to time becomes subject to claims or proceeding relating to the purchase, subdivision, sale and/or financing of real estate. Additionally, from time to time, the Company becomes involved in disputes with existing and former employees. The Company believes that substantially all of the above are incidental to its business.

     On November 26, 1997, an action was filed in the U.S. District Court for the Eastern District of Tennessee against the Company. The complaint purports to be brought on behalf of a class of current and former timeshare sales representative employees of the Company. It asserts claims for violations of the minimum wage and overtime provisions of the Fair Labor Standards Act. The Company is in the early stages of evaluating this litigation's potential impact, if any, on the Company, and accordingly cannot predict the outcome with any degree of certainty. Although no assurances can be given, the Company does not believe that any likely outcome will have a material adverse effect on the Company.

     In May 1996, RDI and the RDI Stockholders entered into a letter agreement (the "Letter Agreement") with certain individuals on behalf of an entity to be formed by such individuals (the "Prospective Buyer") regarding the proposed acquisition of RDI. The Letter Agreement indicated, among other things, that the agreement was binding, the parties proposed to negotiate and execute a definitive agreement consistent with the Letter Agreement by June 15, 1996 and that the transaction would close by December 31, 1996. The Letter Agreement also included an exclusivity provision pursuant to which the parties agreed to negotiate in good faith exclusively with each other to enter into a definitive agreement until June 30, 1996. On July 1, 1996, counsel for the Prospective Buyer forwarded to RDI's counsel a letter which would have extended the June 15, 1996 and June 30, 1996 dates referred to above had it been executed by RDI and the RDI Stockholders; the letter was not executed by RDI or the RDI Stockholders. In September 1996, RDI informed the Prospective Buyer that RDI did not wish to proceed with negotiations. The Prospective Buyer advised RDI in writing shortly thereafter that, among other things, the Prospective Buyer believed that the Letter Agreement was a binding agreement for the sale of RDI and that the Prospective Buyer would assert its alleged right to prevent an acquisition by RDI by any third party and take action against any such third party and RDI and the RDI Stockholders. After September 1996, no further negotiations with respect to the acquisition took place between RDI and the Prospective Buyer. The Company executed and announced a purchase agreement for the RDI Acquisition in July 1997 and closed this transaction on October 3, 1997. To date, the Prospective Buyer has taken no further action. Although no assurances can be given, the Company believes that any claim by the Prospective Buyer would be meritless and the Company would defend any such claim vigorously.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each person who is a director or executive officer of the Company.

NAME                                        AGE    POSITION
----                                        ---    --------
George F. Donovan.........................  59     President, Chief Executive Officer and Director
Daniel C. Koscher.........................  40     Senior Vice President -- Residential Land Division
L. Nicolas Gray...........................  51     Senior Vice President -- Resorts Division
Patrick E. Rondeau........................  51     Senior Vice President, Director of Corporate
                                                   Legal Affairs and Clerk
John F. Chiste............................  41     Chief Financial Officer and Treasurer
Joseph C. Abeles..........................  83     Director
Ralph A. Foote............................  75     Director
Frederick M. Myers........................  75     Chairman of the Board and Director
J. Larry Rutherford.......................  51     Director
Stuart A. Shikiar.........................  51     Director
Bradford T. Whitmore......................  40     Director

     GEORGE F. DONOVAN joined the Company as a Director in 1991 and was appointed President and Chief Operating Officer in October 1993. He became Chief Executive Officer in December, 1993. Mr. Donovan has served as an officer of a number of other recreational real estate corporations, including Leisure Management International, of which he was President from 1991 to 1993, and Fairfield Communities, Inc., of which he was President from April 1979 to December 1985.

     DANIEL C. KOSCHER joined the Company in 1986. During his tenure, he has served in various financial management positions including Chief Accounting Officer, Vice President and Director of Planning/Budgeting. In 1997, he became Senior Vice President, Residential Land Division. Prior to his employment with the Company, Mr. Koscher was employed by the William Carter Company, a manufacturing company located in Needham, Massachusetts. He has also been employed by Cipher Data Products, Inc., a computer peripheral manufacturer located in San Diego, California, as well as the State of Nevada as an audit agent. Mr. Koscher holds an M.B.A. along with a B.B.A. in Accounting.

     L. NICOLAS GRAY joined the Company in 1995 to oversee the Company's timeshare resorts operation and was named Senior Vice President in 1997. Mr. Gray has over 25 years of experience in the hospitality, timeshare and related resort industries. Mr. Gray served as Director of Development for Resort Condominium International, a timeshare exchange organization from 1993 to 1995. Prior to that time, Mr. Gray was Executive Vice President and General Manager for resort developments of Thousand Trails from 1989 to 1991 and Fairfield Communities from 1979 to 1989.

     PATRICK E. RONDEAU joined the Company in 1990 and was elected Vice President and Director of Corporate Legal Affairs. He became Clerk in 1993 and Senior Vice President in 1997. For more than five years prior to his employment with the Company, Mr. Rondeau was a senior partner of Freedman, DeRosa & Rondeau, located in North Adams, Massachusetts, which firm serves as legal counsel to the Company on various matters. Mr. Rondeau holds a B.A. in Political Science along with a J.D.

     JOHN F. CHISTE joined the Company in July 1997 as Treasurer and Chief Financial Officer. From January 1997 to June 1997, Mr. Chiste was employed by Compscript, Inc. From December 1992 to January 1997, he served as the Chief Financial Officer, Secretary and Treasurer of Computer Integration Corporation, a publicly-held distribution company which provides information products and services to corporations nationwide. From 1983 through 1992, Mr. Chiste practiced as a Certified Public Accountant with Ernst & Young LLP.

     JOSEPH C. ABELES, a private investor, has been a Director of the Company since 1987. Mr. Abeles has been a Director of Intermagnetics General Corporation since 1986. He has also served as a Director of Igene Biotechnology, Inc. and Ultralife Batteries, Inc. since 1991.

     RALPH A. FOOTE has been a Director of the Company since 1987. Since 1955 he has been a senior partner of Conley & Foote, a Middlebury, Vermont law firm which serves as legal counsel to the Company with respect to various matters.

     FREDERICK M. MYERS has been a Director of the Company since 1990 and has served as Chairman of the Board since 1997. Since 1964 he has been a senior partner of Cain, Hibbard, Myers & Cook, a Pittsfield, Massachusetts law firm which serves as legal counsel to the Company with respect to various matters.

     J. LARRY RUTHERFORD was elected to the Board of Directors in April 1997. Since 1990, he has been President and Chief Executive Officer of Atlantic Gulf Communities, a publicly traded real estate development company. In 1992, Mr. Rutherford was named as a defendant in a three-count Information filed by the State Attorney for Broward County, Florida. The charges in the Information, which include a charge of vehicular homicide, relate to an April 1991 traffic accident in which a passenger was killed. Following review of the circumstances surrounding this accident and the charges, the Board determined that the pendency of this proceeding likely will not adversely affect Mr. Rutherford's ability to perform his duties as a Director of the Company.

     STUART A. SHIKIAR has been a Director since 1994. Mr. Shikiar is an investment advisor and has served as President of Shikiar Asset Management, Inc. since November 1994. From 1993 to 1994, Mr. Shikiar was a general partner of Omega Advisors, a private investment partnership. From 1985 to 1993, Mr. Shikiar served as a Managing Director for Prudential Securities Investment Management, Inc. Mr. Shikiar has been a Director of Ultralife Batteries, Inc. since 1991 and Intermagnetics General Corporation since 1995.

     BRADFORD T. WHITMORE has been a Director of the Company since 1990. Mr. Whitmore has been a general partner of Grace Brothers, Ltd., an investment partnership and securities broker-dealer, since 1986. He has been a trustee of Aerospace Creditors Liquidating Trust since 1993.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation for the past three fiscal years for the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                   ANNUAL COMPENSATION    --------------
                                                   --------------------     SECURITIES      ALL OTHER
                                          FISCAL                BONUS       UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR    SALARY($)    ($)(1)    OPTIONS(#)(2)       ($)(3)
---------------------------               ------   ---------   --------   --------------   ------------
George F. Donovan.......................   1998    $350,000    $200,000      146,775         $60,772
  President and Chief                      1997     300,000      86,000       30,000          59,183
  Executive Officer                        1996     300,000     139,129       52,500          39,120
Patrick E. Rondeau......................   1998     175,000     100,000       59,362          20,431
  Senior Vice President,                   1997     160,000      38,000       15,000          17,666
  Director of Corporate                    1996     160,000      61,475       26,250              --
  Legal Affairs and Clerk
Daniel C. Koscher.......................   1998     175,000     100,000       73,500          13,973
  Senior Vice President,                   1997     150,000      38,000       15,000           8,369
  Resid. Land Division                     1996     150,000      61,475       26,250           1,751
L. Nicolas Gray.........................   1998     160,000     115,000       73,500          22,920
  Senior Vice President,                   1997     130,000      38,000           --          20,582
  Resorts Division                         1996     120,000      39,076           --          24,245
John F. Chiste(4).......................   1998     113,846      75,000       59,362              --
  Treasurer and Chief                      1997          --          --           --              --
  Financial Officer                        1996          --          --           --              --


---------------


(1) Amounts represent bonus earned for each fiscal year and paid during the subsequent year.


(2) Figures for 1998 and 1997 represent incentive stock options granted under the Company's 1995 Stock Incentive Plan. Figures for 1996 represent incentive stock options granted under the Company's Second Amended and Restated 1985 Stock Option Plan. Incentive stock options for 1996 have been adjusted to reflect the Common Stock dividends.


(3) Other compensation for 1998 includes contributions to the Company's Section 401(k) Retirement Savings Plan for the benefit of each Named Executive Officer (Mr. Donovan, $3,964; Mr. Rondeau, $3,868; Mr. Koscher, $3,916; and Mr. Gray, $3,961) and dollar amounts of premiums paid on life insurance policies for the benefit of the Named Executive Officer (Mr. Donovan, $56,808; Mr. Rondeau, $16,563; Mr. Koscher, $10,057; and Mr. Gray, $18,959).


(4) Mr. Chiste became the Company's treasurer and chief financial officer on July 1, 1997.



     Options Grants In Last Fiscal Year. The following table shows all stock option grants to the Named Executive Officers during fiscal 1998.



                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                     ANNUAL RATE OF STOCK
                                                  PERCENT OF TOTAL                                  PRICE APPRECIATION FOR
                             NUMBER OF SHARES    OPTIONS GRANTED TO                                     OPTION TERM(2)
                            UNDERLYING OPTIONS       EMPLOYEES        EXERCISE PRICE   EXPIRATION   -----------------------
NAME                          GRANTED (#)(1)       IN FISCAL YEAR       PER SHARE         DATE          5%          10%
----                        ------------------   ------------------   --------------   ----------   ----------   ----------
George F. Donovan.........        75,000                                  $3.13         7/31/07      $147,422     $373,594
                                  71,775                                   4.88         2/24/08       220,089      557,746
                                 -------                                                             --------     --------
                                 146,775                 16%                                         $367,511     $931,339
Patrick E. Rondeau........        30,000                                  $3.13         7/31/07      $ 58,969     $149,438
                                  29,362                                   4.88         2/24/08        90,035      228,165
                                 -------                                                             --------     --------
                                  59,362                  6%                                         $149,004     $377,602
Daniel C. Koscher.........        30,000                                  $3.13         7/31/07      $ 58,969     $149,438
                                  43,500                                   4.88         2/24/08       133,387      338,028
                                 -------                                                             --------     --------
                                  73,500                  8%                                         $192,356     $487,465

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                     ANNUAL RATE OF STOCK
                                                  PERCENT OF TOTAL                                  PRICE APPRECIATION FOR
                             NUMBER OF SHARES    OPTIONS GRANTED TO                                     OPTION TERM(2)
                            UNDERLYING OPTIONS       EMPLOYEES        EXERCISE PRICE   EXPIRATION   -----------------------
NAME                          GRANTED (#)(1)       IN FISCAL YEAR       PER SHARE         DATE          5%          10%
----                        ------------------   ------------------   --------------   ----------   ----------   ----------
L. Nicolas Gray...........        30,000                                  $3.13         7/31/07      $ 58,969     $149,438
                                  43,500                                   4.88         2/24/08       133,387      338,028
                                 -------                                                             --------     --------
                                  73,500                  8%                                         $192,356     $487,465
John F. Chiste............        30,000                                  $2.75         7/01/07      $ 51,893     $131,505
                                  29,362                                   4.88         2/24/08        90,035      228,165
                                 -------                                                             --------     --------
                                  59,362                  6%                                         $141,927     $359,670


---------------


(1) These options vest in five equal annual installments, commencing one year from their respective dates of grant.

(2) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock.


     Fiscal Year-End Option Values. During fiscal 1998, none of the Named Executive Officers exercised stock options issued by the Company. The following table sets forth information regarding the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of the unexercised options issued by the Company and held by the Named Executive Officers on March 29, 1998. Unrealized value is computed by multiplying the number of shares purchasable by the amount by which the closing market price of the Company's Common Stock on the New York Stock Exchange on March 27, 1998 exceeds the exercise price.



                                                            NUMBER OF
                                                        SHARES UNDERLYING
                                                       UNEXERCISED OPTIONS     VALUE OF UNEXERCISED IN-
                                                        AT FISCAL YEAR-END    THE-MONEY OPTIONS AT FISCAL
                                                               (#)                   YEAR-END ($)
                                                       --------------------   ---------------------------
NAME                                                    VESTED    UNVESTED       VESTED        UNVESTED
----                                                   --------   ---------   ------------   ------------
George F. Donovan....................................  268,033     274,599     $1,248,071     $1,157,878
Patrick E. Rondeau...................................   81,273     100,342        474,793        416,005
Daniel C. Koscher....................................   95,949     114,480        558,967        461,954
L. Nicolas Gray......................................    6,300      82,950         22,712        325,442
John F. Chiste.......................................       --      59,362             --        256,677


  Employment Agreements

     In March, 1998, the Company entered into employment agreements with each of George F. Donovan, John F. Chiste, L. Nicolas Gray, Daniel C. Koscher and Patrick E. Rondeau. Each employment agreement is for a three year period (six years in the case of Mr. Donovan) (subject to extension) and provides that the employee will receive a base salary ($375,000 for Mr. Donovan and $175,000 for each of Messrs. Chiste, Gray, Koscher and Rondeau) and certain other benefits and will be eligible to receive a cash bonus as determined by the Board of Directors. Under the employment agreements, if the Company terminates any employee without cause, the Company will pay the employee his base salary for the 12 months (24 months in the case of Mr. Donovan) following such termination (which shall be reduced by the amount of any compensation the employee receives from subsequent employment during such period). A termination of the employee without cause shall be deemed to occur upon, among other things, a significant decrease of the employee's position, duties or responsibilities, the failure by the Company to obtain the assumption of the employment agreement by any successor to the Company's business, or the sale of all or substantially all of the business or assets of the Company or the Company's liquidation. Upon any termination by the Company for cause (as defined in the employment agreements) or by the employee, the employee shall be entitled only to amounts then due to him. In the event the employee is disabled, the employee's employment shall be terminated and the employee shall be entitled to receive his base salary for 12 months (24 months in the case of Mr. Donovan) following such termination. Pursuant to his employment agreement, each employee agrees, for 12 months (24 months in the case of Mr. Donovan) following his termination, not to compete with the Company, disclose confidential information about the Company, or solicit the Company's current or former employees. In addition, Mr. Donovan's employment agreement provides that the aggregate of $219,328 of indebtedness owing by Mr. Donovan to the Company will be forgiven on a pro rata basis (20% per year) over the five year period commencing on April 1, 1998. See "Certain Relationships and Related Transactions."


     In connection with the RDI Acquisition, each of the RDI stockholders entered into a three-year employment agreement with the Company providing for an annual base salary of $180,000 and the grant by the Company of an incentive stock option to acquire 60,000 shares of the Company's Common Stock. The options vest ratably over five years.


     Compensation of Divisional Presidents and Regional Managers. The Company's Divisional Presidents/Regional Executive Directors and Regional Managers have oversight responsibility for the acquisition, development and sale of the Company's real estate inventories. Compensation for the Company's six Divisional Presidents/Regional Executive Directors includes a base salary that currently ranges from $50,000 to $144,000 accompanied by performance bonuses. Compensation for the Company's seven Regional Managers typically includes a base salary that currently ranges from $25,000 to $80,000 accompanied by several performance bonuses. Bonuses are established to reward strong performance by a subsidiary and the payment of a bonus is subject to exceeding predetermined, acceptable performance objectives. Management defined these objectives to address operating benchmarks deemed critical to the success of the subsidiary. They include, but are not limited to, the attainment of projected retail sales and operating profit, containment of overhead costs, achievement of maximum operating profits, optimizing transactional cash flow and, on a project by project basis, surpassing gross margin projections. Annual bonus awards for Divisional Presidents/Regional Managers generally do not exceed $200,000, with the exception of those awards for management of the Company's Texas residential land operation, where aggregate annual bonuses for fiscal 1998 ranged from $160,000 to $975,000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 15, 1997, the Company entered into a short-term loan agreement with the Initial Purchasers. The loan bears interest at the greater of 10% or the prime rate plus 2.75%. The Company is required to pay a fee equal to 1% of each advance. The Company repaid all amounts outstanding under the loan (approximately $22.1 million principal amount as of the date hereof) upon the closing of the Note Offering. See "Use of Proceeds."


     The Company borrowed an aggregate of $6,000,000 from Joseph Abeles, a director of the Company, and Grace Brothers, Ltd., an affiliate of Bradford T. Whitmore, a director of the Company, pursuant to a Note Purchase Agreement dated as of September 11, 1997 (the "Note Agreement"), which amount was used to fund a portion of the purchase price in connection with the RDI Acquisition. In December 1997, Stuart A. Shikiar, a Director of the Company purchased $200,000 of the Convertible Notes originally issued pursuant to the Note Agreement from Mr. Abeles in a private transaction. See "Description of Other Indebtedness -- Convertible Notes."



     Frederick M. Myers, a Director of the Company, is a senior partner of the Pittsfield, Massachusetts law firm of Cain, Hibbard, Myers & Cook, which rendered services to the Company during fiscal 1998. The total amount paid to Cain, Hibbard, Myers & Cook by the Company for services rendered during fiscal 1998 was approximately $35,369. It is anticipated that Cain, Hibbard, Myers & Cook will continue to perform certain legal services for the Company during fiscal 1998.



     In connection with George F. Donovan's appointment as the Company's Chief Executive Officer and his relocation, on November 15, 1993, the Board of Directors authorized a $130,000 loan which accrued interest at the prime lending rate through June 1, 1996. The loan has been interest-free from June 2, 1996 to date. The Board also approved a $33,209 equity advance against the sale of Mr. Donovan's former residence and the payment of $28,000 to Mr. Donovan's current residential community for an equity membership. The equity membership is fully refundable by the residential community in the event Mr. Donovan's home is sold. Mr. Donovan's employment agreement provides that the aggregate indebtedness of $191,209 plus accrued interest of $28,119 will be forgiven on a pro rata basis (20% per year) over the five-year period commencing on April 1, 1998. See "Management -- Executive Compensation -- Employment Agreements."


     Bradford T. Whitmore, a director of the Company, is a general partner of Grace Brothers, Ltd., an investment partnership and broker-dealer. In March 1997, Grace Brothers, Ltd. extended a short-term loan to the Company in the amount of $1.5 million which loan was repaid in May 1997. The interest rate charged under the agreement was prime plus 1%.


     In May 1988, the Company's Board of Directors approved a policy regarding the purchase of property from the Company by employees or executive officers, which policy was amended in March 1993. Under this policy, one residential lot/Timeshare Interests per year may be purchased from the Company for 15% below the retail price of such residential lot/Timeshare Interests. An employee taking advantage of a discount may not receive a commission on the sale and the sale will not be included for purposes of any bonus calculations. In addition, employees or executive officers may receive financing on one residential lot/Timeshare Interests at a time for up to 90% of the purchase price at the prevailing rate provided that the employee qualifies for such financing under the Company's credit policy with no exceptions. Under the policy, borrowings by any employee will be limited to $100,000. Any purchaser under the policy must agree to hold the parcel for at least two years before selling, provided that a sale may be made at any time after termination of employment. Notwithstanding the foregoing, all purchases by executive officers under the policy are required to be approved by the Board of Directors. No purchases under the policy were made by any executive officer during fiscal 1998.


     Any existing loans to the Company's officers and employees other than in the ordinary course of business have been approved, and any such future loans will be approved, by a majority of disinterested, non-management Directors. It is also the Company's policy that any transaction with an employee, officer, Director or principal shareholder, or affiliate of any of them, involving in excess of $1,000 (other than in the ordinary course of the Company's business) shall be approved by a majority vote of disinterested Directors, and any such transaction will be on terms no less favorable to the Company than those which could reasonably be obtained from an independent third party.

                             PRINCIPAL STOCKHOLDERS



     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 1, 1998 by (a) each person who is known by the Company to own beneficially more than 5% of the Common Stock,
(b) each director and Named Executive Officer of the Company, and (c) all directors and executive officers as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.



                                                                  SHARES OF
                                                                 COMMON STOCK
                                                                ISSUABLE UPON
                                                  OPTIONS       CONVERSION OF    TOTAL SHARES     PERCENT OF
                                    COMMON      EXERCISABLE     DEBENTURES AND   BENEFICIALLY       SHARES
                                     STOCK     WITHIN 60 DAYS      NOTES(1)         OWNED       OUTSTANDING(2)
                                   ---------   --------------   --------------   ------------   --------------
Beth Investments International
  Inc............................  1,629,858           --           166,617       1,796,475           8.8%
  P.O. Box N-3242, IDB House
  East Bay Street
  Nassau, Bahamas(3)
Grace Brothers, Ltd. ............  1,676,766           --         1,782,244       3,459,010          15.7%
  1560 Sherman Avenue
  Suite 900
  Evanston, Illinois 60201(3)
Friess Associates of Delaware,
  Inc. ..........................  1,206,000           --                --       1,206,000           5.9%
  3908 Kennett Pike
  Greenville, Delaware 19807(3)
Joseph C. Abeles(4)..............    364,553       79,048           442,065         885,666           4.3%
John F. Chiste...................         --           --                --              --            --
George F. Donovan................     84,187      274,033                --         358,220           1.7%
Ralph A. Foote...................      7,870      102,897                --         110,767             *
L. Nicolas Gray..................         --        6,300                --           6,300             *
Daniel C. Koscher................      1,218       98,949                --         100,167             *
Frederick M. Myers(5)............     34,398       90,973                --         125,371             *
Patrick E. Rondeau...............     11,339       84,273                --          95,612             *
J. Larry Rutherford..............         --           --                --              --            --
Stuart A. Shikiar(6).............    721,182       32,038            80,145         833,365           4.1%
Bradford T. Whitmore(7)..........    758,146       85,011                --         843,157           4.1%
All Directors and executive
  officers as a group
  (15 persons)...................  1,991,713      896,109           522,210       3,410,032          15.7%


---------------


 *  Less than 1%.



(1) The conversion prices of $8.24 per share and $3.92 per share (the conversion price on May 1, 1998) are used to determine the shares of Common Stock into which the Company's 8.25% Convertible Subordinated Debentures due 2012 (the "Debentures") and the Company's 8.00% Convertible Subordinated Notes Payable due 2002 (the "Notes") are convertible, respectively.


(2) The denominator used to calculate the percent of shares outstanding includes shares issuable upon conversion of any Debentures and Notes held by the applicable stockholder or group and upon exercise of any options that are exercisable within 60 days and held by the applicable stockholder or group, plus 20,317,042 shares outstanding on May 1, 1998.


(3) Based on the most recent (as of May 1, 1998) Form 13F, 13G or 13D (as applicable) filed with the Securities and Exchange Commission.


(4) Includes 11,574 shares and 36,407 shares issuable upon the conversion of $300,000 aggregate principal amount of Debentures held by Mr. Abeles' wife and 16,018 shares issuable upon the conversion of

    $132,000 aggregate principal amount of Debentures held by family trusts for which he disclaims beneficial ownership.


(5) Includes 34,398 shares of Common Stock held by Mr. Myers' wife for which he disclaims beneficial ownership.


(6) Includes 3,034 shares of Common Stock issuable upon the conversion of $25,000 aggregate principal amount of Debentures held by a family trust for which Mr. Shikiar disclaims beneficial ownership. Also includes 534,706 shares of Common Stock and 15,169 shares issuable upon the conversion of $125,000 aggregate principal amount of Debentures over which Mr. Shikiar exercises voting and investment power.


(7) Mr. Whitmore is a general partner of Grace Brothers, Ltd. Mr. Whitmore exercises shared voting and investment power with respect to shares held by Grace Brothers, Ltd. and disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

                              DESCRIPTION OF NOTES

GENERAL

     The Outstanding Notes were and the Exchange Notes will be issued under the Indenture, dated as of April 1, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and SunTrust Bank, Central Florida, National Association ("SunTrust"), as Notes Trustee (the "Notes Trustee"), a copy of which is available upon request to the Company as set forth under "Available Information." The Exchange Notes and the Outstanding Notes will constitute a single class of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of the Notes have taken certain actions or exercised certain rights under the Indenture. The following is a summary of certain provisions of the Indenture and the Notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Notes. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." As used in this Description of the Notes, the "Company" refers to Bluegreen Corporation and not its subsidiaries.

     Except as otherwise indicated, the following description relates both to the Outstanding Notes issued in the Note Offering and the Exchange Notes to be issued in the Exchange Offer. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes in all material respects, except that (i) the Exchange Notes will bear a Series B designation and have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Outstanding Notes in certain circumstances relating to the timing of the Exchange Offer and (ii) the holders of the Exchange Notes will not be entitled to certain rights of the holders of the Outstanding Notes under the Registration Rights Agreement, which rights shall terminate upon the consummation of the Exchange Offer. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the outstanding Notes.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Notes Trustee in New York, New York), except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register. Initially, the Notes Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Notes Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes.

     For each Outstanding Note accepted for exchange, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF NOTES

     The Company sold $110 million aggregate principal amount of Outstanding Notes in the Note Offering. The Notes will mature on April 1, 2008. Each Note will bear interest at the rate of 10 1/2% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, and will be payable semiannually on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing on October 1, 1998, to holders of record at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date. The interest rate on the Outstanding Notes is subject to increase under certain circumstances. See "The Exchange Offer." Interest will be computed on the basis of a

360-day year comprised of twelve 30-day months. The Notes will not be entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

     Except as set forth below, the Notes will not be redeemable at the option of the Company prior to April 1, 2003. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing on April 1 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2003........................................................    105.25%
2004........................................................    103.50
2005........................................................    101.75
2006 and thereafter.........................................    100.00

     Optional Redemption Upon Equity Offering. In addition, at any time prior to April 1, 2001, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of the Notes, with net cash proceeds of one or more Equity Offerings, at a redemption price equal to 110.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least $65 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

     Selection. In the case of any partial redemption, selection of the Notes for redemption will be made by the Notes Trustee on a pro rata basis, by lot or by such other method as the Notes Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that if a partial redemption is made with proceeds of an Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Notes Trustee only on a pro rata basis, unless such method is otherwise prohibited. Notes may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 45 days (unless a shorter period is acceptable to the Notes Trustee) prior to the date fixed for redemption to each holder whose Notes are to be redeemed at the last address for such holder then shown on the registry books. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

RANKING

     The Outstanding Notes are and the Exchange Notes will be senior obligations of the Company. The Outstanding Notes rank and the Exchange Notes will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company (i.e., all indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company). The Outstanding Notes rank and the Exchange Notes will rank senior in right of payment to any existing and future Subordinated Obligations of the Company. None of the assets of Bluegreen will secure its obligations under the Notes, and the Notes will be effectively subordinated to Secured Indebtedness of the Company to any third party to the extent of any assets serving as security therefor. As described below, the Indenture allows the Company to incur Permitted Liens. As of December 28, 1997, on a pro forma basis after giving effect to the Note Offering and the application of the net proceeds therefrom and excluding the Notes, the Company would have approximately $25.9 million of Secured Indebtedness outstanding.

SECURITY

     The Note Guarantees of certain Subsidiary Guarantors are secured by a Mortgage (subject to customary exceptions) on the respective Pledged Properties of such Subsidiary Guarantors. The Pledged Properties consist of real property presently owned by one of the Subsidiary Guarantors and located in: Texas, New Mexico, Montana, Arizona, Virginia, Colorado, Idaho, and North Carolina. Such Mortgages secure the payment and performance when due of all of the obligations of each Subsidiary Guarantor that owns Pledged Property under their respective Notes Guarantees. The Company has agreed to obtain certain title insurance policies in connection with the mortgaging of the Pledged Properties. If all such title insurance policies are not obtained by June 1, 1998, pursuant to the Purchase Agreement, the interest rate on the Notes will increase by 0.50% and any additional interest resulting from such increase will be payable on the interest payment dates set forth herein. Such additional interest will cease to accrue on the first to occur of the (i) the date on which a title insurance policy for the last of the Pledged Properties is delivered to the Initial Purchasers and (ii) the date on which the last of the Pledged Properties has been sold. The proceeds of any sale of the Pledged Properties following an Event of Default under the Indenture would not be sufficient to repay the Notes in full. No appraisals on the Pledged Properties were obtained in connection with the Note Offering or the Exchange Offer. As of January 25, 1998, the real property comprising the Pledged Properties had an aggregate book value of approximately $46.1 million. Inventory has been sold from the Pledged Properties since such date. No assurances can be given that the property subject to the Mortgages could be sold for such amount in the event of a foreclosure or other comparable proceeding realizing on the Mortgages or that the property will not decline in value. Pursuant to the terms of the Indenture and the Mortgages, the Notes Trustee shall be required to release the lien of the Mortgages with respect to the sale of any property covered thereby unless an Event of Default shall have occurred and be continuing. Absent such an Event of Default the Notes Trustee shall not have a lien on the proceeds from a sale of the Pledged Properties. Consequently, the value of the collateral covered by the Mortgages will diminish over time as Pledged Properties are sold. Lots are currently being sold at each of the Pledged Properties. Although no assurances can be given and the Pledged Properties may be sold more quickly, the Company currently estimates based on historical sales that the Pledged Properties will be sold-out over a one to three year period. Except for the Mortgages on the Pledged Properties, neither the Company nor any of its subsidiaries including the Subsidiary Guarantors has provided or is required to provide any security for its obligations under the Notes or the Note Guarantees, as applicable. See "Risk Factors -- Risk of Inability to Realize Upon Mortgages; Insufficient Collateral."

NOTE GUARANTEES

     Each Subsidiary Guarantor has unconditionally guaranteed, jointly and severally, to each holder and the Notes Trustee, as primary obligor and not as a surety, the full and prompt payment of principal of and interest on the Notes, and the performance of all other obligations of the Company under the Indenture and the Notes. The initial Subsidiary Guarantors are substantially all of the Company's currently active Subsidiaries other than BG Aruba, Resort Title Agency, Inc. and any Receivables Subsidiary and certain other subsidiaries which do not have material assets. In addition to the initial Subsidiary Guarantors, the Company will cause each Subsidiary of the Company that becomes a Restricted Subsidiary after the date of the Indenture to execute and deliver a supplement to the Indenture pursuant to which such Restricted Subsidiary will guarantee the payment of the Notes on the same terms and conditions as the Note Guarantees by the initial Subsidiary Guarantors.

     The Outstanding Guarantees are and the Exchange Guarantees will be senior obligations (i.e., not contractually subordinated to other obligations) of each respective Subsidiary Guarantor. The Outstanding Guarantees rank and the Exchange Guarantees will rank pari passu in right of payment with all future and existing Senior Indebtedness of such Subsidiary Guarantor, and senior in right of payment to all future and existing Subordinated Obligations of such Subsidiary Guarantor. As stated above, the Note Guarantees of certain Subsidiary Guarantors will be secured by a first Mortgage on the Pledged Properties. Except for such secured Note Guarantees, the Note Guarantees of each Subsidiary Guarantor will be effectively subordinated to Secured Indebtedness of such Subsidiary Guarantor to the extent of the assets serving as security therefor. As described below, the Indenture allows the Subsidiaries to incur Permitted Liens. At December 28, 1997, on a pro forma basis after giving effect to the Note Offering and the application of the net proceeds therefrom, the Subsidiary Guarantors had $14.9 million of Senior Indebtedness outstanding, other than the Note Guarantees.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture) result in the obligations of such Subsidiary Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to contribution from each other Subsidiary Guarantor in pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Subject to certain conditions, each Subsidiary Guarantor may also consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor). Upon the sale or disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture (including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock"), such Subsidiary Guarantor shall be deemed released from all of its obligations under the Indenture and its Note Guarantee and such Note Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each holder will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date): (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; or (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors of the Company; or (iii) the acquisition by any Person or Group of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the total voting power for the election of directors of the Company or of any direct or indirect holding company thereof.

     Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice to each holder with a copy to the Notes Trustee stating: (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date); (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased. To exercise the repurchase right, holders must comply with certain procedures set forth in the Indenture.

     Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to the holders of the Notes. The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

     The definition of "Change of Control" includes, among other transactions, a disposition of all or substantially all of the property and assets of the Company and its Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the law which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make an offer to repurchase the Notes as described above.

     Current and future Senior Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors -- Limitation on Repurchase of Notes Upon a Change of Control."

CERTAIN COVENANTS

     The Indenture contains certain covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and the Consolidated Coverage Ratio would be equal to at least (x) 2.00 to 1.00 if such Indebtedness is Incurred prior to April 1, 2000, (y) 2.25 to 1.00 if such Indebtedness is Incurred after April 1, 2000 but prior to March 31, 2002 and (z)
2.50 to 1.00 after March 31, 2002.

     (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

          (i) Indebtedness Incurred under any Credit Agreements and/or pursuant to seller financing in connection with the acquisition of inventory; provided, however, after giving effect to such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed $30.0 million;

          (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financing or purchase money obligations in addition to that specified in clause (i) above, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii) shall not exceed $2.0 million at any time outstanding;

          (iii) Indebtedness outstanding pursuant to the Convertible Debentures, the Convertible Notes and the RDI Note and other Existing Indebtedness outstanding as of the Issue Date after the application of the net proceeds of the Note Offering;

          (iv) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (B) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (v) Indebtedness represented by (A) the Outstanding Notes and any Exchange Notes issued in exchange for the Outstanding Notes of any equal principal amount, (B) the Note Guarantees, and (C) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses
     (i) through (iii) or this clause (v) or Incurred pursuant to paragraph (a) above;

          (vi) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however that, at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph
     (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (vi) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness incurred by such Restricted Subsidiary pursuant to this clause (vi);

          (vii) Indebtedness (A) in respect of performance bonds, completion and maintenance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

          (viii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credits, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (viii) when taken together with all Indebtedness Incurred pursuant to this clause (viii) and then outstanding, shall not exceed $2.0 million;

          (ix) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Company) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

          (x) Indebtedness consisting of (A) Guarantees by the Company (so long as the Company could have Incurred such Indebtedness directly without violation of the Indenture) and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Company without violation of the Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture);

          (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Company or its Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $250,000 at any time, provided that such Indebtedness is extinguished within two business days of its incurrence; and

          (xii) Indebtedness (other than Indebtedness described in clauses
     (i)-(xi)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
     (xii) and then outstanding, will not exceed $10.0 million.

     For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses at the time of incurrence, the Company shall, in its sole discretion, classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in the applicable clause(s) so selected by the Company. No fluctuation in currency exchange rates or interest rates following the incurrence of any Indebtedness shall result in a Default hereunder if the Indebtedness itself was incurred in compliance with the Indenture at the time of incurrence.

     (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Note Guarantee to at least the same extent as such Guarantor Subordinated Obligation.

     (d) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

     Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Stock) and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company which holds any equity interest in the paying Restricted Subsidiary, (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Wholly-Owned Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Person, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Obligations or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses
(i) through (iv) being referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and immediately after giving pro forma effect to such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or
(2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "Limitation on

Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum, without duplication, of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the first fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock subsequent to the Issue Date (other than Disqualified Stock and other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);
(D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries to Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this Clause
(D) to the extent it is already included in Consolidated Net Income; and (E) $5 million.

     (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, conversion into or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds (to the extent used for such purchase or redemption) from such sale shall be excluded from clause
(3) (B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, conversion into or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations constituting Refinancing Indebtedness of the Company in compliance with the "Limitation on Indebtedness" covenant; provided, further, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations as a result of a Change of Control (provided that the covenant described in "Limitation on Repayments upon a Change of Control" is complied with); (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "Limitation on Sales of Assets and Subsidiary Stock" below; provided, further, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (v) payment by the Company of any scheduled sinking fund payments under the Public Debentures; provided that the Company reduces its required sinking fund payments to the maximum amount permitted under the Indenture pursuant to which such Public Debentures were issued; (vi) repayment of the Convertible Notes upon stated maturity, provided, however, that the amount of such payment shall be included in the calculation of the amount of permitted Restricted Payments subsequent to the date of such payment; (vii) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; and (viii) repurchases of Capital Stock deemed to occur upon the exercise of stock options (other than options relating to Disqualified Stock) if such Capital Stock represents a portion of the exercise price of such options; provided, however, that in the case of clauses (i), (ii), (iii), (iv) and (v) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. As discussed below under "Description of Other Indebtedness," an Event of Default under the Indenture may not prevent payment on the Public Debentures or the Convertible Notes for more than 90 days unless the Company's obligations under the Notes have been and remain accelerated. See "Description of Other Indebtedness."

     (c) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment, provided, however that (i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, (ii) in the case of any Restricted Payment made other than in cash in an aggregate amount in excess of $2.0 million but less than $4.0 million, the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with the "Limitation on Restricted Payments" covenant in the Indenture shall be approved by a majority of the disinterested members of the Board of Directors of the Company and (iii) in the case of any Restricted Payment made other than in cash in an aggregate amount of $4.0 million or more, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with the "Limitation on Restricted Payments" covenant in the Indenture shall be issued by an independent investment banking, accounting or qualified appraisal firm of national standing.

     (d) Not later than the date of making any Restricted Payment, the Company shall deliver to the Notes Trustee an Officer's Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available quarterly financial statements, and a copy of any required investment banker's, accountant's or appraiser's opinion.

     Limitation on Liens. The Indenture provides that the Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Liens except for Permitted Liens.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (b) make any loans or advances to the Company, (c) transfer any of its property or assets to the Company, or (d) guarantee the Notes, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the Notes and the Credit Agreements, if any; (ii) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company) provided that such encumbrance or restriction is not applicable to any properties or assets other than of the types owned or held by such Restricted Subsidiary at the time it became a Restricted Subsidiary; (iii) any encumbrance or restriction with respect to such a Restricted Subsidiary effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (i) or (ii) or this clause (iii) or contained in any amendment to an agreement referred to in clauses (i) or (ii) or this clause (iii) (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause
(iii) or contained in any amendment, modification, restatement, renewal or supplement to an agreement referred to in clause (i) or (ii) or this clause
(iii)); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (iv) in the case of clause (c), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement; (v) in the case of clause (c) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness (including purchase money Indebtedness) of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements, mortgages or similar documents; (vi) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(vii) encumbrances or restrictions arising or existing by reason of applicable law; (viii) any encumbrance or restriction pursuant to Indebtedness of Restricted Subsidiaries that is permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "-- Limitation on Indebtedness"; and (ix) restrictions on cash or other deposits imposed by customers under contracts incurred in the ordinary course of business consistent with past practices.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Secured Indebtedness), (x) to prepay, repay or purchase Secured Indebtedness or (y) to the investment in or acquisition of Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within 360 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Notes at 100% of their principal amount plus accrued and unpaid interest, if any, thereon; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) (w) to the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments or (y) any other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A) and (B) or the date that is one year from the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceeds $10.0 million. The Company shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption by the transferee of Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary pursuant to a customary novation agreement from all liability on such Senior Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any

Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 90 days) converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a) (iii) (B), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(C) above.

     Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangement or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than the Company or a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million or is a loan, advance or other Indebtedness, the terms of such transaction have been approved by a majority of the disinterested members of such Board, if any (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The foregoing paragraph (a) shall not apply to (i) the Company's employee compensation and other benefit arrangements (including without limitation any option grants or other equity based awards), (ii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 to any employee or $500,000 in the aggregate at any time, (iii) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company (including without limitation the grant of stock options), (iv) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (v) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Prospectus or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, and, in either case, are effected pursuant to the terms of such agreements as in effect on the Issue Date, and (vi) transactions with respect to the acquisition of Accounts Receivable and/or direct sales of Accounts Receivable to financial institutions or sales of Accounts Receivable in connection with securitization transactions, in each case in the ordinary course of business.

     Limitation on Issuances of Capital Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company and other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) to own any Capital Stock of a Restricted Subsidiary of the Company; provided, however, that this provision shall not prohibit (a) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary, provided that the net cash proceeds from such sale, lease or other disposition are applied in accordance with the covenant described under the caption
"-- Limitation on Sales of Assets and Subsidiary Stock" or (b) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture.

     Limitation on Repayment upon a Change of Control. The Company will not make an offer to repurchase any Subordinated Obligations if it is required to do so pursuant to a Change of Control until at least 60 days after the occurrence of such Change of Control and shall not purchase any Subordinated Obligations for 30 days following the time the Company is required to make purchases of the Notes under the Indenture following such Change of Control.

     Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (a) the Company or such Restricted Subsidiary, as the case may be, would be entitled pursuant to the Indenture to Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (b) the Net Cash Proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $1.0 million, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors of the Company as evidenced by a resolution of such Board) and (c) the net cash proceeds of such Sale/Leaseback Transaction are applied in accordance with the provisions described under "-- Limitation on Sales of Assets and Subsidiary Stock."

     SEC Reports. The Company will file with the Notes Trustee and provide to the holders of the Notes (upon request), within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Company is not required to file such reports with the Commission pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the holders of the Notes within 15 days after it would have been required to file it with the Commission.

     Limitation on Designations of Unrestricted Subsidiaries. The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (b) except in the case of a newly organized Subsidiary in which the Company and the Restricted Subsidiaries have made aggregate investments of $10,000 or less, the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

          (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "-- Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (i) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (iii) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the

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

occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (i) or (ii), to the extent permitted under the covenant described under "-- Limitation on Restricted Payments."

     The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Notes Trustee certifying compliance with the foregoing provisions.

     Taxes. The Company will, and will cause its Restricted Subsidiaries to, pay and discharge when due and payable all taxes, levies, imposts, duties or other governmental charges ("Taxes") imposed on it or on its income or profits or on any of its properties except such Taxes which are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

     Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless: (a) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Notes Trustee, in form satisfactory to the Notes Trustee, all the obligations of the Company under the Notes and the Indenture; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (c) immediately after giving effect to such transaction, the Successor Company (i) shall have a Consolidated Net Worth equal or greater to the Consolidated Net Worth of the Company immediately prior to such transaction and (ii) shall be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "-- Limitation on Indebtedness";
(d) the Company shall have delivered to the Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and (e) there has been delivered to the Notes Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the foregoing clauses (b) and (c), any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Restricted Subsidiary.

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Indenture:
(a) a default in any payment of interest on any Note when due, continued for 30 days, (b) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (c) the failure by the Company to comply with its obligations under the "Merger and Consolidation" covenant described under "Certain Covenants" above, (d) the failure by the Company to comply for 30 days after notice by the Trustee or holders of not less than 25% aggregate principal amount of Notes then outstanding with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (b) above), other than "Merger and Consolidation," (e) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture, (f) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $2.0 million and such default shall not have been cured or such acceleration rescinded after a 20-day period, (g) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (h) any judgment or decree for the payment of money in excess of $2.0 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision"), (i) any Note Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Note Guarantee and such Default continues for 10 days, or (j) an event of default under, or if none is specified therein, a failure to comply with any provision of any Mortgage and the continuance of such event of default or failure to comply, as the case may be, for a period of 30 days after written notice is given by the Notes Trustee to the Company or to the Company and the Notes Trustee by the holders of at least 25% in aggregate principal amount of the Notes outstanding. However, a default under clause (d) or (e) will not constitute an Event of Default until the Notes Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (d) or (e) after receipt of such notice.

     If an Event of Default occurs and is continuing, the Notes Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Notes Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Notes Trustee, if an Event of Default occurs and is continuing, the Notes Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Notes Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Notes Trustee to pursue the remedy, (iii) such holders have offered the Notes Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Notes Trustee a direction that, in the opinion of the Notes Trustee, is inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Notes Trustee or of exercising any trust or power conferred on the Notes Trustee. The Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Notes Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the


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

Notes Trustee in personal liability. Prior to taking any action under the Indenture, the Notes Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Notes Trustee, the Notes Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Notes Trustee may withhold notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of the Notes. In addition, the Company is required to deliver to the Notes Trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Notes Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (a) reduce the amount of Notes whose holders must consent to an amendment, (b) reduce the stated rate of or extend the stated time for payment of interest on any Note, (c) reduce the principal of or extend the Stated Maturity of any Note, (d) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above, (e) make any Note payable in money other than that stated in the Note,
(f) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or (g) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of any holder, the Company and the Notes Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture, to add further Guarantees with respect to the Notes, to add further security for the Notes, to add to the covenants of the Company for the benefit of the holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer or employee of the Company or any Subsidiary or shareholder of the Company, as such, shall have any personal liability for any obligations of the Company or any Subsidiary under the Notes, the Indenture, the Note Guarantees, the Mortgages or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees and the grant of the Mortgages. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

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

DEFEASANCE

     The Company at its option may at any time terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. In addition, the Company at its option may at any time terminate its obligations under covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under "Events of Default" above and the limitations contained in clauses (c) and (d) under "Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (d, (f), (g) (with respect only to Significant Subsidiaries), (h) or (i) under "Events of Default" above or because of the failure of the Company to comply with clause (c) or (d) under "Certain Covenants -- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Notes Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Notes Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a private or public ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will cease to be of further effect (except as otherwise expressly provided for in the Indenture) when either (a) all outstanding Notes have been delivered (other than lost, stolen or destroyed Notes which have been replaced) to the Notes Trustee for cancellation or (b) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to the terms of the Indenture and the Company has irrevocably deposited with the Notes Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon (other than lost, stolen, mutilated or destroyed Notes which have been replaced), and, in either case, the Company has paid all other sums payable under the Indenture. The Notes Trustee is required to acknowledge satisfaction and discharge of the Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel at the cost and expense of the Company.

TRANSFER AND EXCHANGE

     Subject to the transfer restrictions described in this Prospectus, holders may transfer or exchange their Notes in accordance with the Indenture. See "Transfer Restrictions on the Notes." Upon any transfer of a Note, the registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The registrar is not required to transfer or exchange any Notes selected for redemption nor is the registrar required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note may be treated as the owner of it for all purposes.

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

CONCERNING THE NOTES TRUSTEE

     SunTrust is the Notes Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes. The Notes Trustee's current address is 225 East Robinson Street, Suite 250, Orlando, Florida 32801.

     The Indenture contains certain limitations on the rights of the Notes Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim a security or otherwise. The Notes Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

     The holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Notes Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured) the Notes Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Notes Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Notes issued thereunder unless they shall have offered to the Notes Trustee security and indemnity satisfactory to it.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Accounts Receivable" means collectively Mortgages Receivable and Timeshare Interests Receivable.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (vii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantees, of such Subsidiary Guarantor at such date and (ii) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Note Guarantees), excluding debt in respect of the Note Guarantees, as they become absolute and matured.

     "Affiliate" of any specified person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) sales or other transfers in the ordinary course of business (including, without limitation, bulk sales in the ordinary course of business consistent with past practices), of Timeshare Interests, points in a points-based vacation club system, Accounts Receivable (including, without limitation, direct sales to financial institutions and sales or transfers in connection with securitization transactions in the ordinary course of business) or Residential Lots or other real property (including, without limitation, bulk sales in the ordinary course of business consistent with past practices), (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1.0 million, (v) transactions permitted under "Certain
Covenants -- Merger and Consolidation" above and (vi) Permitted Investments. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with the "Limitation on Restricted Payments" covenant shall not constitute an Asset Disposition (except for purposes of determinations of the Consolidated Coverage Ratio) to the extent that such Restricted Payment as of the date made together with all other Restricted Payments not constituting Asset Dispositions pursuant to this sentence made subsequent to the Issue Date do not exceed, as of such date, 50% of the amount calculated in accordance with clause (a)(3) set forth under "-- Certain Covenants -- Limitation on Restricted Payments."

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)(v) above, and (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable form either Moody's or S&P.

     "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the stated maturity of the Notes) and less, (x) the aggregate amount of contingent and "earnout" payments in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary that are paid in cash during such period and (y) to the extent added in calculating Consolidated Net Income, non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (l) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average daily balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(B) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,
(C) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of all such Asset Dispositions for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with all such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and


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

(ii) increased by interest income attributable to the assets which are the subject of all such Asset Dispositions during such period, (D) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have repaid, repurchased, defeased or otherwise discharged Indebtedness or made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (B), (C) or (D) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense and to the extent Incurred by the Company or its Restricted Subsidiaries (i) interest expense attributable to Capitalized Lease Obligations, (ii) capitalized interest, (iii) amortization of debt discount, (iv) non-cash interest expense,
(v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restriction (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with the "Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback

Transaction) which are not sold or otherwise disposed of in the ordinary course of business (it being understood that direct sales of Accounts Receivable to a financial institution or sales of Accounts Receivable in connection with securitization transactions shall be deemed to be in the ordinary course of business) and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of the Indenture or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

     "Convertible Debentures" means the Company's 8.25% Convertible Subordinated Debentures due May 15, 2012 issued pursuant to that certain Indenture dated as of May 15, 1987 between The Patten Corporation and Shawmut Bank, N.A., as trustee.

     "Convertible Notes" means the Company's 8% Convertible Notes due September 11, 2002 in the aggregate principal amount of $6,000,000 orginally issued to Joseph C. Abeles and Grace Brothers, Ltd.

     "Credit Agreements" means any credit agreement or similar facility or any other agreement governing Indebtedness entered into by the Company or any Restricted Subsidiary, as any of the same may be amended, waived, modified, refinanced with Refinancing Indebtedness or replaced from time to time (except to the extent any such amendment, waiver, modification, replacement or refinancing would be prohibited by the terms of the Indenture).

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final Stated Maturity of the Notes.

     "Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock, which in any case is registered with the Securities and Exchange Commission under the Securities Act of 1933.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, plus interest accrued, thereon, after application of the net proceeds of the Notes as described in the Prospectus.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Notes Trustee.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Group" shall mean any "group" for purposes of Section 13(d) of the Exchange Act.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and other accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,
(v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that if such obligations have not been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligations or the fair market value of the pledged property or assets,
(vii) all Indebtedness of other Persons to the extent Guaranteed by such Person,
(viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; provided that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Company and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the "Limitation on Restricted Payments" covenant and the definition of "Unrestricted Subsidiary", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Notes Trustee. Notwithstanding the foregoing, in no event shall the issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

     "Issue Date" means the date on which the Outstanding Notes were originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Mortgages Receivable" means the receivables of the Company and its Restricted Subsidiaries arising from sales by the Company and its Restricted Subsidiaries of Residential Lots or otherwise acquired by the Company or a Restricted Subsidiary determined on a consolidated basis in accordance with GAAP.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iii) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (iv) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition) provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Officer" means the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer or the Secretary of the Company.

     "Note Guarantee" means the Guarantee of the Notes by a Subsidiary
Guarantor.

     "Officer's Certificate" shall mean a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive, financial or accounting officer of the Company.

     "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Notes Trustee, from legal counsel acceptable to the Notes Trustee.

     "Permitted Business" means any business which is the same as, or related, ancillary or complementary to, any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture, as reasonably determined by the Company's Board of Directors.

     "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in (i) the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) a Receivables Subsidiary or originations, purchases or acquisitions of Accounts Receivable by the Company or any Restricted Subsidiary created or acquired in the ordinary course of business; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (vii) a Person engaged in a Permitted Business or a loan or advance by the Company the proceeds of which are used solely to make an investment in a Person engaged in a Permitted Business or a Guarantee by the Company of Indebtedness of any Person in which such Investment has been made provided, however, that no Permitted Investments may be made pursuant to this clause (vii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (vii), exceed $3.0 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (vii), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (viii) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with the covenant described under "Limitations on Sales of Assets and Subsidiary Stock"; (ix) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; (x) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; (xi) Investments in Currency Agreements and Interest Rate Protection Agreements permitted by the covenant described under "-- Certain Covenants -- Limitation on Indebtedness"; and (xii) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure (or deed in lieu of) by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

     "Permitted Liens" means: (i) Liens granted by the Company and the Subsidiary Guarantors which secure Indebtedness to the extent the Indebtedness is incurred pursuant to paragraph (a) or clause (i) of paragraph (b) under the "Limitation on Incurrence of Indebtedness" covenant and Liens granted to the Trustee or the Pledged Properties securing the obligations of certain Subsidiary Guarantors under their respective Note Guarantees; (ii) Liens in favor of the Company or any Subsidiary Guarantor; (iii) Liens existing on the Issue Date;
(iv) Liens on property of a Person existing at the time such Person is acquired by or merged into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those acquired in connection with such merger or consolidation; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (i), (ii) and (iii) above and (vii) below; provided that the Liens in connection with such renewal, extensions, renewals, refundings or refinancing shall be limited to all or part of the specific property which was subject to the original Lien; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor; (viii) any Lien securing purchase money obligations incurred in compliance with paragraph (b)(ii) of the "Limitation on Indebtedness" covenant, provided that such Liens do not extend to any property (other than the property so purchased) owned by the Company or its Restricted Subsidiaries and is not incurred more than 30 days after the incurrence of such Indebtedness secured by such Lien; (ix) Liens to secure Capitalized Lease Obligations (except in respect of

Sale/Leaseback Transactions) on real or personal property of the Company to the extent consummated in compliance with paragraph (b)(ii) of the "Limitation on Indebtedness" covenant, provided that such Liens do not extend to or cover any property of the Company or any of its Subsidiaries other than the property subject to such Capitalized Lease Obligation; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary thereof with respect to obligations that do not exceed $1.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Restricted Subsidiary; (xi) Liens on property or assets at the time the Company or any Restricted Subsidiary acquired such assets, including any acquisition by means of a merger or consolidation with or into the Company or such Restricted Subsidiary, provided,however, that (A) if any such Lien is incurred in anticipation of such transaction, such property or assets subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company or such Restricted Subsidiary in connection with the acquisition thereof and of any other property and assets acquired simultaneously therewith and (2) the fair market value of all such property and assets acquired by the Company or such Restricted Subsidiary and (B) any such Lien will not extend to any other property or assets owned by the Company or any Restricted Subsidiary; (xii) Liens on property or assets of the Company securing Interest Rate Agreements and Currency Agreements so long as the related Indebtedness is permitted under "-- Certain Covenants -- Limitation on Indebtedness" and is secured by a Lien on the same property securing the relevant Interest Rate Agreement or Currency Agreement; (xiii) survey exceptions, encumbrances, easements or, reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property of the Company or such Restricted Subsidiary incidental to the ordinary course of conduct of the business of the Company or such Restricted Subsidiary or as to the ownership of properties of the Company or any Restricted Subsidiary, which, in either case, were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary; (xiv) judgment Liens with respect to judgments that do not cause an Event of Default under clause (h) of the provision of the Indenture described under "-- Events of Default"; (xv) Liens with respect to a purchase and sale agreement or other option or right to acquire property entered into in the ordinary course of business consistent with past practices prior to the closing date of such purchase; (xvi) Liens with respect to deposits made by the Company or any Restricted Subsidiary in connection with the acquisition of inventory in the ordinary course of business consistent with past practices; and (xvii) Liens with respect to mineral rights associated with any real property of the Company or any Restricted Subsidiary.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "RDI Note" means the Promissory Note in the aggregate principal amount of $1,500,000 issued in the RDI Acquisition to the RDI Stockholders.

     "Receivables and Related Assets" means Accounts Receivable and instruments, chattel paper, obligations, general intangibles, mortgages, deeds, records and other similar assets, in each case relating to such Accounts Receivable.

     "Receivables Subsidiary" means a Subsidiary which is established and continues to operate for the limited purpose of acquiring, selling and financing Receivables and Related Assets in connection with receivables securitization or financing transactions.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays prepays, reduces, defeases, retires or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced and, (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and reasonable fees and expenses therewith); provided, further, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary which refinances Indebtedness of the Company.

     "Residential Lots" means the parcels of real property sold by the Company and its Restricted Subsidiaries in the ordinary course of their residential land business.

     "Restricted Subsidiary" means any Subsidiary of the Company other an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

     "Secured Indebtedness" means any Senior Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

     "Senior Indebtedness" means Indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Note Guarantee of a Subsidiary Guarantor.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provisions providing for the repurchase, redemption or repayment of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred.

     "Subordinated Obligations" means Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Note Guarantee of a Subsidiary Guarantor.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

     "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date, other than BG Aruba, Resort Title Agency, Inc., any Receivables Subsidiary and any Subsidiary which is established and continues to operate for the limited purpose of holding a real estate broker's license and acting as a broker for the benefit of the Company and its Subsidiaries in connection with the sale of real estate or Timeshare Interests and certain other Subsidiaries which have individually less than $50,000 of assets.

     "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof;
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above; (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-1 (or higher) according to S&P;
(v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; and
(vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

     "Timeshare Interests" means the right to use (whether arising by virtue of a club membership or a deeded interest in real property or otherwise) a fully-furnished vacation residence for a specified period each year or otherwise, sold by the Company and its Restricted Subsidiaries in the ordinary course of their resorts business.

     "Timeshare Interests Receivable" means the receivables of the Company and its Restricted Subsidiaries arising from sales by the Company and its Restricted Subsidiaries of Timeshare Interests or otherwise acquired by the Company or a Restricted Subsidiary (but excluding any receivables for service or other fees in respect of such Timeshare Interests) determined on a consolidated basis in accordance with GAAP.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided however, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter create, Incur, issue, assume, Guarantee or otherwise becomes liable with respect to any Indebtedness other than Non-Recourse Debt and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in "Limitation on Designations of Unrestricted Subsidiaries."

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Outstanding Notes were originally sold by the Company on April 1, 1998 to the Initial Purchasers pursuant to the Purchase Agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers. The Initial Purchasers subsequently resold the Outstanding Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Pursuant to the Purchase Agreement, the Company entered into the Registration Rights Agreement, pursuant to which the Company has agreed, for the benefit of the holders of the Outstanding Notes, at the Company's cost, to use its reasonable efforts to (i) file a registration statement with the Commission within 75 days after the Issue Date of the Outstanding Notes with respect to the Exchange Offer for the Outstanding Notes, and (ii) cause the registration statement to be declared effective under the Securities Act within 135 days after the Issue Date. Upon the registration statement being declared effective, the Company will offer the Exchange Notes in exchange for the Outstanding Notes. The Company will keep the Exchange Offer open for no less than 30 days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Outstanding Notes.

     For each Outstanding Note properly tendered and accepted pursuant to the Exchange Offer, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the Outstanding Note tendered. Interest on each Exchange Note will accrue from the last respective interest date on which interest was paid on the Outstanding Note tendered in exchange therefor or, if no interest has been paid on such Outstanding Note, from the Issue Date. Holders whose Outstanding Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Outstanding Notes.

     Each holder of the Outstanding Notes who wishes to exchange the Outstanding Notes for Exchange Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company or the Subsidiary Guarantors, (ii) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not acting on behalf of a person who could not truthfully make the foregoing representations.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 165 days after the Issue Date, or, under certain circumstances, if the Initial Purchasers or any holder of Outstanding Notes (other than the Initial Purchasers) who is not eligible to participate in the Exchange Offer shall so request (each a "Shelf Request"), the Company will at its cost, (a) within 75 days of such Shelf Request, file a shelf registration statement covering resales of the Outstanding Notes (a "Shelf Registration Statement"), (b) use its reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 135 days following a Shelf Request and (c) use its reasonable efforts to keep effective such Shelf Registration Statement until the earlier of one year after the Issue Date and such time as all of the applicable Outstanding Notes have been sold thereunder. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Outstanding Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Outstanding Notes. A holder that sells its Outstanding Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     If the Company or the Subsidiary Guarantors fail to comply with the above provisions or if such Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Outstanding Notes as follows:

          (i) if the registration statement for the Exchange Offer is not filed within 75 days after the Issue Date or the Shelf Registration Statement is not filed within 75 days following the Shelf Request, Additional Interest shall accrue on the Outstanding Notes over and above the stated interest percentage at a rate of 0.50% per annum for the first 30 days commencing on the 76th day after the Issue Date or the Shelf Request, respectively, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

          (ii) if the registration statement for the Exchange Offer or the Shelf Registration Statement is not declared effective within, in the case of the Exchange Offer registration statement, 135 days following the Issue Date or, in the case of the Shelf Registration Statement, 135 days following a Shelf Request, the Additional Interest shall accrue on the Outstanding Notes over and above the stated interest percentage at a rate of 0.50% per annum for the first 30 days commencing on the 135th day after the Issue Date or the Shelf Request, respectively, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; or

          (iii) if (A) the Company has not exchanged all Outstanding Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 165 days after the Issue Date or (B) the registration statement for the Exchange Offer ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the first anniversary of the Issue Date (unless all the Outstanding Notes have been sold thereunder or as otherwise provided herein), then the Additional Interest shall accrue on the Outstanding Notes over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on
     (x) the 165th day after the Issue Date with respect to the Outstanding Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day of the registration statement for the Exchange Offer ceases to be effective or usable for its intended purpose in the case of
     (B) above, or (z) the day the Shelf Registration Statement ceases to be effective in the case of (C) above, the rate of such Additional Interest increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; provided, however, that the Additional Interest rate payable on the Outstanding Notes may not exceed in the aggregate 1.5% per annum; and provided further, that (1) upon the filing of the registration statement for the Exchange Offer or the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of such registration statement for the Exchange Offer or the Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Outstanding Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the registration statement which had ceased to remain effective in the case of clause
     (iii)(B) above, or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause
     (iii)(C) above), the Additional Interest accruing on the Outstanding Notes as a result of such clause (or the relevant subclause thereof) shall cease to accrue.

     Any Additional Interest due pursuant to clauses (i), (ii) or (iii) above will be payable in cash, on the same original interest payment dates as interest on the Outstanding Notes. The amount of Additional Interest will be determined by multiplying the applicable rate of such Additional Interest by the principal amount of the Outstanding Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     The summary herein of all material provisions of the Registration Rights Agreement does not purport to be exhaustive and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company. See "Available Information."

     Following the consummation of the Exchange Offer, holders of the Outstanding Notes who were eligible to participate in the Exchange Offer but who did not tender their Outstanding Notes will not have any further exchange or registration rights and such Outstanding Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Outstanding Notes could be adversely affected. See "Risk
Factors -- Consequences of Failure to Exchange."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Outstanding Notes pursuant to the Exchange Offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that (i) the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and will not contain certain provisions relating to an increase in the interest rate which were included in the terms of the Outstanding Notes in certain circumstances relating to the timing of the Exchange Offer and (ii) holders of the Exchange Notes will not be entitled to certain rights of the holders of the Outstanding Notes under the Registration Rights Agreement, which rights shall terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Outstanding Notes (which they replace) and will be issued under and entitled to the benefits of the Indenture. The Outstanding Notes and the Exchange Notes will constitute a single class of debt securities under the Indenture.

     As of the date of this Prospectus $110,000,000 aggregate principal amount of Outstanding Notes are outstanding. The Company has fixed the close of
business           , 1998 as the record date for the Exchange Offer for purposes of determining the person to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of the Outstanding Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Outstanding Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Outstanding Notes from the Company.

     If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Outstanding Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions of the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than the transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
          , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Company reserves the right, (i) to delay accepting any Outstanding Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

PROCEDURES FOR TENDERING

     The tender of Outstanding Notes pursuant to any of the procedures set forth in this Prospectus and in the Letter of Transmittal will constitute a binding agreement between the Tendering Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. The tender of Outstanding Notes will constitute an agreement to deliver good and marketable title to all tendered Outstanding Notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. Holders must follow the procedures set forth in this Prospectus in order to properly and effectively tender Outstanding Notes.

     EXCEPT AS PROVIDED IN "-- GUARANTEED DELIVERY PROCEDURES," UNLESS THE OUTSTANDING NOTES BEING TENDERED ARE DEPOSITED BY THE HOLDER WITH THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE (ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL), THE COMPANY MAY, AT ITS OPTION, REJECT SUCH TENDER. ISSUANCE OF OUTSTANDING NOTES WILL BE MADE ONLY AGAINST DEPOSIT OF TENDERED OUTSTANDING NOTES AND DELIVERY OF ALL OTHER REQUIRED DOCUMENTS. NOTWITHSTANDING THE FOREGOING, DTC PARTICIPANTS TENDERING THROUGH ATOP WILL BE DEEMED TO HAVE MADE VALID DELIVERY WHERE THE EXCHANGE AGENT RECEIVES AN AGENT'S MESSAGE (DEFINED BELOW) PRIOR TO THE EXPIRATION DATE.

     Outstanding Notes held through DTC. Each Beneficial Owner holding Outstanding Notes through a DTC Participant must instruct such DTC Participant to cause its Outstanding Notes to be tendered in accordance with the procedures set forth in this Prospectus.

     Pursuant to an authorization given by DTC to the DTC Participants, each DTC Participant holding Outstanding Notes through DTC must (i) electronically transmit its acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent's account at DTC and send an Agent's Message to the Exchange Agent for its acceptance, or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "-- Guaranteed Delivery Procedures."

     The Exchange Agent will (promptly after the date of this Prospectus) establish accounts at DTC for purposes of the Exchange Offer with respect to Outstanding Notes held through DTC, and any financial institution that is a DTC Participant may make book-entry delivery of interests in Outstanding Notes into the Exchange Agent's account through ATOP. However, although delivery of interests in the Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account through ATOP, an Agent's Message in connection with such book-entry transfer, and any other required documents, must be transmitted to and received by the Exchange Agent at its address set forth under "-- Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. The confirmation of a book-entry transfer into the Exchange Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participants have received a Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC Participants.

     Cede & Co., as the Holder of the global certificates representing the Outstanding Notes (a "Global Security"), will tender a portion of each Global Security equal to the aggregate principal amount due at the stated maturity or number of shares for which instructions to tender are given by DTC Participants.

     Outstanding Notes held by Holders. Each Holder must (i) complete and sign and mail or deliver the accompanying Letter of Transmittal, and any other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Outstanding Notes, to the Exchange Agent at its address set forth under "-- Exchange Agent," or (ii) comply with the guaranteed delivery procedures set forth below and in the Notice of Guaranteed Delivery. See "-- Guaranteed Delivery Procedures."

     All signatures on a Letter of Transmittal must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution"); provided, however, that signatures on a Letter of Transmittal need not be guaranteed if such Outstanding Notes are tendered for the account of an Eligible Institution including (as such terms are defined in Rule 17Ad-15):
(i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;
(iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings institution that is a participant in a Securities Transfer Association recognized program.

     If a Letter of Transmittal or any Outstanding Note is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

     Holders should indicate in the applicable box in the Letter of Transmittal the name and address to which substitute certificates evidencing Outstanding Notes for amounts not tendered are to be issued or sent, if different from the name and address of the person signing the Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. If no instructions are given, such Outstanding Notes not tendered, as the case may be, will be returned to the person signing the Letter of Transmittal.

     By tendering, each Holder and each DTC Participant will make to the Company the representations set forth in the third paragraph under the heading
"-- Purpose and Effect of the Exchange Offer."

     No alternative, conditional, irregular or contingent tenders will be accepted (unless waived). By executing a Letter of Transmittal or transmitting an acceptance through ATOP, as the case may be, each Tendering Holder waives any right to receive any notice of the acceptance for purchase of its Outstanding Notes.

     All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered Outstanding Notes will be resolved by the Company in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any condition to the Exchange Offer and any irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. The Company and the Exchange Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO THE COMPANY OR DTC.

     The method of delivery of Outstanding Notes and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or Letters of Transmittal and, except as otherwise provided in the applicable Letter of Transmittal, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Outstanding Notes held through DTC. DTC Participants holding Outstanding Notes through DTC who wish to cause their Outstanding Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the Expiration Date, may cause a tender to be effected if:

          (a) guaranteed delivery is made by or through an Eligible Institution;

          (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided by the Company herewith; and

          (c) Book-Entry Confirmation and an Agent's Message in connection therewith (as described above) are received by the Exchange Agent within three New York Stock Exchange ("NYSE") trading days after the date of the execution of the Notice of Guaranteed Delivery.

     Outstanding Notes held by Holders. Holders who wish to tender their Outstanding Notes and (i) whose Outstanding Notes are not immediately available,
(ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to 5:00 p.m., New York City time on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three NYSE trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Outstanding Notes in proper form for transfer (or a confirmation or book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three NYSE trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     Outstanding Notes held through DTC. DTC Participants holding Outstanding Notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the Expiration Date, withdraw the instruction given thereby by delivering to the Exchange Agent, at its address set forth under "-- Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC Participant, the principal amount due at the Stated Maturity date of the Outstanding Notes to which such withdrawal related and the signature of the DTC Participant. Withdrawal of such an instruction will be effective upon receipt of such written notice of withdrawal by the Exchange Agent.

     Outstanding Notes held by Holders. Holders may withdraw a tender of Outstanding Notes in the Exchange Offer, by a telegram, telex, letter or facsimile transmission notice of withdrawal received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the "Depositor"),
(ii) identify the Outstanding Notes to be withdrawn (including the certificate number(s) and principal amount due at the Stated Maturity of such Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

     All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Outstanding Notes being withdrawn are held for the account of an Eligible Institution.

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC Participant or a Holder, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or Letter of Transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC Participant or a Holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this Prospectus.

     A withdrawal of a tender of Outstanding Notes by a DTC Participant or a Holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new Letter of Transmittal, as the case may be, in accordance with the procedures described herein.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange securities for, any Outstanding Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Outstanding Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company upon written advice of counsel, could reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of the subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the judgment of the company and based on written advice of counsel, could reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its discretion and based on written advice of counsel, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If any of the conditions are not satisfied, the Company may (i) refuse to accept any Outstanding Notes and return all tendered Outstanding Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Outstanding Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Outstanding Notes which have not been withdrawn.

EXCHANGE AGENT

     SunTrust Bank, Central Florida, National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

     By Facsimile Transmission:
     SunTrust Bank, Central Florida, NA
     225 East Robinson Street
     Suite 250
     Orlando, Florida 32801
     (407) 237-5299

     Attn: Lisa Derryberry


     Confirm by Telephone:

     Lisa Derryberry

     (407) 237-4791

     By Mail or Overnight Courier:
     SunTrust Bank, Central Florida, NA
     c/o First Chicago Trust Company of New York
     Corporate Trust
     8th Floor
     14 Wall Street
     New York, New York 10005

     Delivery to an address other than as set forth above, or transmission of instructions via a facsimile number other than the one set forth above, will not constitute a valid delivery.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Outstanding Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Outstanding Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Outstanding Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. See "Risk Factors -- Consequences of Failure to Exchange."

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes in the ordinary course of business, whether or not such person is the holder (other than (i) a broker-dealer who purchases such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Outstanding Notes, and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Exchange Notes, where such Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                       DESCRIPTION OF OTHER INDEBTEDNESS

     The following discussion describes certain indebtedness, other than the Notes, that will be outstanding as of the date of this Prospectus.

CONVERTIBLE SUBORDINATED DEBENTURES

     In May 1987, the Company sold $46.0 million principal amount of its 8 1/4% Convertible Subordinated Debentures due 2012 (the "Public Debentures"), of which $34.7 million were outstanding at December 28, 1997. The Public Debentures are convertible at any time prior to maturity, unless previously redeemed, into Common Stock at a current conversion price of $8.24 per share, subject to adjustment under certain conditions. The Public Debentures are redeemable at any time, at the Company's option, in whole or in part, at a redemption price equal to 100% of the face amount, plus accrued interest, if any. The Company is obligated to redeem annually, commencing May 15, 2003, 10% of the original principal amount of the Public Debentures at 100% of the face amount, plus accrued interest, if any. The Company may reduce the principal amount of Public Debentures to be redeemed by subtracting 100% of the principal amount of any Public Debentures that the Company has delivered for cancellation upon repurchase (other than pursuant to an Offer (defined below)) or following a conversion or redemption (other than a mandatory redemption). Through December 28, 1997, the Company had repurchased (other than pursuant to an Offer) Public Debentures in the aggregate principal amount of $11.3 million. Such redemptions are calculated to retire 90% of the principal amount of the Public Debentures prior to maturity. Interest is payable semi-annually on May 15 and November 15.

     The Public Debentures are unsecured and subordinated to all existing and future senior indebtedness of the Company. No payment on account of principal or interest on the Public Debentures may be made unless, (i) at the time proposed for any such payment, full payment of amounts then due in respect of senior indebtedness shall have been made or duly provided for and (ii) at the time for, or immediately after giving effect to, any such payment, there shall not exist or be created under any senior indebtedness, any default which shall not have been cured or waived, provided that no such event of default will prevent payment on the Public Debentures for more than 90 days unless the maturity of such senior indebtedness has been and remains accelerated. Consequently, if an Event of Default were to occur and be continuing under the Notes, absent an acceleration of the Notes the Notes Trustees and/or the holders of the Notes will only be able to block payments on the Public Debentures for 90 days.

     Under financial covenants contained in the Indenture pursuant to which the Public Debentures were issued, the Company is required to maintain a net worth of not less than $29.0 million. Should the Company's net worth fall below $29.0 million for two consecutive quarters, the Company is required to make an offer to purchase 20% of the outstanding Public Debentures at par, plus accrued interest.

CONVERTIBLE NOTES


     The Company borrowed an aggregate $6,000,000 from Joseph Abeles, a director of the Company, and Grace Brothers, Ltd., an affiliate of Bradford T. Whitmore, a director of the Company, pursuant to a Note Purchase Agreement dated as of September 11, 1997 (the "Note Agreement"), which amount was used to fund a portion of the purchase price in connection with the RDI Acquisition. Pursuant to the Note Agreement, the Company executed the Convertible Notes in the aggregate principal amount of $6,000,000. The Convertible Notes have a maturity date of September 11, 2002, and the outstanding balances of the Convertible Notes are convertible into Common Stock at a conversion price of $3.92 per share, subject to adjustment. Interest is payable quarterly in arrears on December 11, March 11, June 11 and September 11 of each year. The Convertible Notes may not be prepaid without the consent of the holders thereof. The Convertible Notes are subordinated to the Notes to the same extent the Public Debentures are subordinated to the Notes (described above); the Convertible Notes are not contractually subordinated to any other indebtedness of the Company. In December 1997, Stuart A. Shikiar purchased $200,000 of Convertible Notes from Mr. Abeles in a private transaction.

RDI NOTE

     In connection with the RDI Acquisition, the Company and a wholly-owned subsidiary of the Company issued a 9% promissory note in the principal amount of $1,500,000 to the former stockholders of RDI (the "RDI Note"). The principal amount of the RDI Note is payable as follows: $250,000 on March 29, 1998, $250,000 on September 29, 1998, and $1,000,000 on September 29, 1999. Interest
is payable in arrears when principal payments are required to be made. The Company may at any time prepay all or a portion of the RDI Note. Amounts payable under the RDI Note may be set off by the Company against any amounts payable to the Company under its indemnification rights contained in the Stock Purchase Agreement by and among the Company and the RDI Stockholders.

ARUBA DEBT

     In connection with the acquisition by BG Aruba, an Aruban limited liability company in which the Company owns a fifty percent equity interest, of the unsold Timeshare Interest inventory of the Aruba Resort, BG Aruba assumed approximately $16.6 million of the indebtedness (the "Aruba Debt") owed by the seller to Interbank Aruba N.V. (the "Bank"). The Aruba Debt is not guaranteed by Bluegreen or any of its wholly-owned subsidiaries. An affiliate of the seller is responsible for payment of all interest on the Aruba Debt; BG Aruba is not responsible for any such interest payments and the Aruba Debt shall not be declared in default for any failure of the seller to make an interest payment. Under the Aruba Debt, BG Aruba must make minimum monthly payments of approximately $278,000. The Aruba Debt is secured by the unsold Timeshare Interest inventory of the Aruba resort. Upon payment to the Bank of 31.48% of the purchase price of each Timeshare Interest sold, the Bank will release from collateral such interest.

     The cash portion of the purchase price for the Timeshare Interests at the Aruba Resort was financed through $3.0 million loaned to BG Aruba by the Company and $3.0 loaned to BG Aruba by an affiliate of the individual who owns the remaining equity interest in BG Aruba, pursuant to promissory notes due December 15, 2000 and bearing interest at the prime rate plus 1%.

CREDIT FACILITIES

     The Company has an existing $20.0 million revolving credit facility with a financial institution for the pledge of Residential Land Division Receivables. The Company uses the facility as a temporary warehouse until it accumulates a sufficient quantity of residential land receivables to sell under private placement REMIC transactions. Under the terms of this facility, the Company is entitled to advances secured by Residential Land Division receivables up to 90% of the outstanding principal balance of eligible pledged Residential Land Division receivables. In addition, up to $8.0 million of the facility can be used for land acquisition and development purposes. The interest rate charged on outstanding borrowings ranges from prime plus 0.5% to 1.5%. At December 28, 1997, the outstanding principal balance under the facility was $4.7 million. All principal and interest payments received on pledged Receivables are applied to principal and interest due under the facility. The ability to borrow under the facility expires in September 2000. Any outstanding indebtedness, is due in September 2002. The Company retained this facility following the Note Offering.

     The Company is currently negotiating with another financial institution for a $35.0 million revolving credit facility. The Company expects to use this facility to finance the acquisition and development of residential land projects and to finance land receivables. The facility is expected to be secured by the real property (and personal property related thereto) with respect to which borrowings are made, with the lender to advance up to a specified percentage of the value of the mortgaged property and eligible pledged receivables, provided that the maximum outstanding amount secured by pledged receivables may not exceed $20.0 million. The interest charged on outstanding borrowings is expected to be approximately prime plus 1.5%.


     The Company has obtained from a financial institution a $135 million combined timeshare warehouse financing and receivables purchase facility. The $35 million warehouse facility and the $100 million receivable purchase facility will bear interest at LIBOR plus 2.35% and a fixed rate equal to the weighted average term Treasury rate plus 1.40%, respectively. Should the Company fail to sell to such financial institution during the term of the purchase facility notes receivable with cumulative present value of at least $100 million, the interest rate will increase by .05% for each $10 million shortfall, to a maximum applicable margin of 1.60%. Under the facility, eligible notes receivable would periodically move from the warehouse facility to the purchase facility. Both the warehouse and the purchase facility will have detailed requirements with respect to the eligibility of notes receivable for inclusion and other conditions to funding. The borrowing base under the warehouse facility will be 95% of the outstanding principal balance of eligible notes arising from the sale of completed Timeshare Interests. Under the purchase facility, the Company is required to maintain a specified overcollateralization level and a cash reserve account. Loans sold under this facility are without recourse to the Company except for breaches of representations and warranties made at the time of sale. Fundings under the facility will terminate upon the occurrence of specified trigger events. The Company will act as servicer under the purchase facility and will be required to make advances to the financial institution to the extent it believes such advances will be recoverable. If obtained, the combined facility will expire two years from the closing date of the Note Offering. In addition to other customary fees and expenses, the Company anticipates that it will pay a fee equal to $575,000, $250,000 at the closing of this facility and $325,000 within 12 months of closing. In addition, the Company anticipates that it will pay an annual utilization fee equal to 1% of the incremental amount by which outstanding indebtedness under the facility is below $10 million. The facility includes various conditions to funding, eligibility requirements for collateral, affirmative, negative and financial covenants, and events of default, to be negotiated.


     In addition, the Company is currently negotiating with the same financial institution referred to in the preceding paragraph to provide the Company with a $25 million acquisition and development facility for its timeshare inventories. The facility would include a two-year draw down period and have a term of seven years. Principal would be repaid through agreed-upon release prices as Timeshare Interests are sold at the financed resort, subject to minimum required amortizations. It is anticipated that the indebtedness under the facility would bear interest at the three-month LIBOR plus 3.0%. With respect to any inventory financed under the facility, the Company will be required to have provided equity of at least 15% of the approved project costs. The facility will include certain minimum financial covenants for the Company. In connection with the facility, the Company will also be required to pay certain fees and expenses to the financial institution. The Company anticipates that it will pay a commitment fee equal to $250,000, $100,000 at the closing of this facility and the remainder paid through a 1% fee on each draw until the total commitment fee is paid.

     The Company's credit facilities include, and its proposed facilities will include, among other things, customary representations and warranties, provisions with respect to the payment of customary fees and expenses, conditions to funding, eligibility requirements and advance rates for collateral, events of default and certain financial and other affirmative and negative covenants, including, among others, limits on the incurrence of indebtedness, covenants concerning net worth and fixed charge coverage requirements and debt to equity ratios.

     No assurances can be given that the proposed credit facilities described above will be entered into or that funding will be provided on the terms discussed herein, if at all, or that the Company will be able to obtain sufficient external sources of liquidity on attractive terms, or at all. See "Risk Factors -- Leverage; Ability to Service Debt and Liquidity and Finance Requirements."

                         BOOK-ENTRY, DELIVERY AND FORM

     Except as described in the next paragraph, each of the Exchange Notes initially will be represented by a single permanent global certificate in definitive, fully registered form (the "Global Securities"). The Global Securities will be deposited upon issuance with the Notes Trustee as custodian for the Depository Trust Company ("DTC") and registered in the name of a nominee of DTC for credit to an account of a direct or indirect participant as described below.

     The Outstanding Notes were offered and sold by the Initial Purchasers solely to qualified institutional buyers in reliance on Rule 144A.

     Global Securities. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Securities, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interest represented by such Global Security to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interests in the Global Securities will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons who have accounts with DTC ("participants")) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC, or its nominee, is the registered owner or holder of the Global Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Securities for all purposes under the Indenture. No beneficial owner of an interest in any of the Global Securities will be able to transfer that interest except in accordance with DTC's procedures.

     Payments on the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Notes Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment in respect of a Global Security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the applicable Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Securities held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effective in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell such security to persons in states which require physical delivery of Certificated Securities, or to pledge such securities, such holder must transfer its interest in the applicable Global Security, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Global Securities only at the direction of one or more participants to whose account the DTC interests in the Global Securities are credited and only in respect of such portion of the securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture DTC will exchange the Global Securities representing Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Notes Trustee or the Transfer Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respect obligations under the rules and procedures governing their operations.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     The Global Note is exchangeable for definitive Notes in registered uncertificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form; or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

                CERTAIN U. S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.

     THE COMPANY RECOMMENDS THAT EACH HOLDER CONSULT SUCH HOLDER'S OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

     The Company believes that the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Outstanding Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Outstanding Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Outstanding Notes for Exchange Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION

     Based on interpretations of the staff of the Division of Corporation Finance of the Commission set forth in no-action letters issued to third parties, the Company believes that, except as described below, Exchange

Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such Exchange Notes are acquired in the ordinary course of such holder's business and (ii) such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. A holder of Outstanding Notes that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased Outstanding Notes from the Company to resell pursuant to an exemption from registration under the Securities Act (a) cannot rely on such interpretations by the staff of the Division of Corporation Finance of the Commission, (b) will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, any holder who tenders Outstanding Notes in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretations by the staff of the Division of Corporation Finance of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing selling security holders information required by Item 507 of Regulation S-K under the Securities Act. To date, the staff of the Division of Corporation Finance of the Commission has taken the position that a broker-dealer that has acquired securities in exchange for securities that were acquired by such broker-dealer as a result of market-making activities or other trading activities may fulfill the prospectus delivery requirements with the prospectus contained in an exchange offer registration statement.

     Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company set forth in "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This Prospectus may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that, for a period of up to 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Risk Factors -- Absence of Public Market" and "The Exchange Offer -- Resale of the Exchange Notes."

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may nonetheless be deemed to be an "underwriter" under the Securities Act notwithstanding such disclaimer.

     Subject to certain provisions set forth in the Registration Rights Agreement, for a period of 180 days after the date the Exchange Offer is consummated, the Company will promptly send additional copies of this

Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay the expenses incident to the Exchange Offer, other than any discounts or commissions incurred upon the sale of the Exchange Notes.

                                 LEGAL MATTERS

     The validity of the issuance of the Exchange Notes will be passed upon for the Company by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements of Bluegreen Corporation at March 30, 1997 and March 31, 1996, and for each of the three years in the period ended March 30, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             BLUEGREEN CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements as of March 31, 1996 and
  March 30, 1997 and for the Fiscal Years Ended April 2,
  1995; March 31, 1996; and March 30, 1997:

  Report of Independent Certified Public Accountants........   F-2
  Consolidated Balance Sheets...............................   F-3
  Consolidated Statements of Operations.....................   F-4
  Consolidated Statements of Shareholders' Equity...........   F-5
  Consolidated Statements of Cash Flows.....................   F-6
  Notes to Consolidated Financial Statements................   F-8

Unaudited Condensed Consolidated Financial Statements as of
  December 28, 1997 and for the Nine Months Ended December
  29, 1996 and December 28, 1997:

  Unaudited Condensed Consolidated Balance Sheet............  F-29
  Unaudited Condensed Consolidated Statements of
     Operations.............................................  F-30
  Unaudited Condensed Consolidated Statements of Cash
     Flows..................................................  F-31
  Notes to Unaudited Condensed Consolidated Financial
     Statements.............................................  F-32

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
Bluegreen Corporation

     We have audited the accompanying consolidated balance sheets of Bluegreen Corporation as of March 30, 1997 and March 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Bluegreen Corporation at March 30, 1997 and March 31, 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 30, 1997, in conformity with generally accepted accounting principles.

West Palm Beach, Florida
May 2, 1997, except for Note 14 as to
  which the date is February 17, 1998

                             BLUEGREEN CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                               MARCH 31,      MARCH 30,
                                                                  1996           1997
                                                              ------------   ------------
ASSETS
Cash and cash equivalents (including restricted cash of
  approximately $7.7 million and $8.0 million at March 31,
  1996 and March 30, 1997, respectively)....................  $ 11,389,141   $ 11,597,147
Contracts receivable, net...................................    12,451,207     14,308,424
Notes receivable, net.......................................    37,013,802     34,619,325
Investment in securities....................................     9,699,435     11,066,693
Inventory, net..............................................    73,595,014     86,660,559
Property and equipment, net.................................     5,239,100      4,948,554
Debt issuance costs, net....................................     1,288,933      1,063,755
Other assets................................................     4,286,401      5,362,572
                                                              ------------   ------------
          TOTAL ASSETS......................................  $154,963,033   $169,627,029
                                                              ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable............................................  $  2,557,797   $  1,917,907
Deferred revenue............................................       746,955      3,791,924
Accrued liabilities and other...............................     9,142,108     10,118,268
Lines-of-credit and notes payable...........................    17,287,767     35,905,552
Deferred income taxes.......................................     6,067,814      2,855,946
Receivable-backed notes payable.............................    19,723,466     21,055,002
8.25% convertible subordinated debentures...................    34,739,000     34,739,000
                                                              ------------   ------------
          TOTAL LIABILITIES.................................    90,264,907    110,383,599

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred stock, $.01 par value, 1,000,000 shares
  authorized; none issued...................................            --             --
Common stock, $.01 par value, 90,000,000 shares authorized;
  20,533,410 and 20,601,871 shares outstanding at March 31,
  1996 and March 30, 1997, respectively.....................       205,334        206,019
Capital-in-excess of par value..............................    71,296,158     71,410,755
Accumulated deficit.........................................    (6,803,366)   (11,162,923)
Treasury stock, 443,000 common shares at March 30, 1997 at
  cost......................................................            --     (1,369,772)
Net unrealized gains on investments available-for-sale, net
  of income taxes...........................................            --        159,351
                                                              ------------   ------------
Total shareholders' equity..................................    64,698,126     59,243,430
                                                              ------------   ------------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $154,963,033   $169,627,029
                                                              ============   ============

          See accompanying notes to consolidated financial statements.

                             BLUEGREEN CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       YEARS ENDED
                                                        -----------------------------------------
                                                         APRIL 2,      MARCH 31,      MARCH 30,
                                                           1995           1996           1997
                                                        -----------   ------------   ------------
REVENUES:
  Sales of real estate................................  $91,921,990   $113,422,228   $109,721,561
  Interest income and other...........................    7,263,759      7,388,095      6,158,909
                                                        -----------   ------------   ------------
                                                         99,185,749    120,810,323    115,880,470
COST AND EXPENSES:
  Cost of real estate sold............................   45,105,841     59,393,392     57,090,546
  Selling, general and administrative expenses........   36,520,817     43,734,724     51,441,301
  Interest expense....................................    6,737,687      6,276,187      5,458,919
  Provisions for losses...............................      792,000        611,979      9,539,081
                                                        -----------   ------------   ------------
                                                         89,156,345    110,016,282    123,529,847
                                                        -----------   ------------   ------------
Income (loss) from operations.........................   10,029,404     10,794,041     (7,649,377)
Other income..........................................      372,443        121,884        260,299
                                                        -----------   ------------   ------------
Income (loss) before income taxes.....................   10,401,847     10,915,925     (7,389,078)
Provision (benefit) for income taxes..................    4,264,758      4,449,069     (3,029,521)
                                                        -----------   ------------   ------------
NET INCOME (LOSS).....................................  $ 6,137,089   $  6,466,856   $ (4,359,557)
                                                        ===========   ============   ============
EARNINGS (LOSS) PER COMMON SHARE:
  Basic...............................................  $       .30   $        .32   $       (.21)
                                                        ===========   ============   ============
  Diluted.............................................  $       .29   $        .30   $       (.21)
                                                        ===========   ============   ============
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES:
  Basic...............................................   20,415,856     20,508,037     20,318,509
                                                        ===========   ============   ============
  Diluted.............................................   21,476,638     21,775,291     20,318,509
                                                        ===========   ============   ============

          See accompanying notes to consolidated financial statements.

                             BLUEGREEN CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
          YEARS ENDED APRIL 2, 1995, MARCH 31, 1996 AND MARCH 30, 1997

                                                                                                         NET
                                                                                                      UNREALIZED
                                                                                                       GAINS ON
                                                                                                     INVESTMENTS
                                               COMMON                                                 AVAILABLE-
                                   COMMON      STOCK     CAPITAL IN                    TREASURY          FOR-
                                   SHARES     $.01 PAR    EXCESS OF    ACCUMULATED     STOCK AT      SALE, NET OF
                                   ISSUED      VALUE      PAR VALUE      DEFICIT         COST        INCOME TAXES       TOTAL
                                 ----------   --------   -----------   ------------   -----------   --------------   -----------
Balance at March 27, 1994......  17,795,974   $177,960   $61,099,625   $ (9,423,926)   $       --      $     --      $51,853,659
4% stock dividend..............     711,076      7,111     2,570,540     (2,577,651)           --            --               --
5% stock dividend..............     925,751      9,257     3,115,152     (3,124,409)           --            --               --
Cash payment for dividends in
  lieu of fractional shares....          --         --            --         (5,432)           --            --           (5,432)
Shares issued to employees upon
  exercise of qualified stock
  options......................      37,933        379        54,282             --            --            --           54,661
Net income.....................          --         --            --      6,137,089            --            --        6,137,089
                                 ----------   --------   -----------   ------------   -----------      --------      -----------
Balance at April 2, 1995.......  19,470,734    194,707    66,839,599     (8,994,329)           --            --       58,039,977
5% stock dividend..............     976,418      9,764     4,262,236     (4,272,000)           --            --               --
Cash payment for dividends in
  lieu of fractional shares....          --         --            --         (3,893)           --            --           (3,893)
Shares issued to employees upon
  exercise of qualified stock
  options......................      86,258        863       194,323             --            --            --          195,186
Net income.....................          --         --            --      6,466,856            --            --        6,466,856
                                 ----------   --------   -----------   ------------   -----------      --------      -----------
Balance at March 31, 1996......  20,533,410    205,334    71,296,158     (6,803,366)          --            --        64,698,126
Net unrealized gains on
  investments
  available-for-sale, net of
  income taxes.................          --         --            --             --            --       159,351          159,351
Shares issued to employees upon
  exercise of qualified stock
  options......................      68,461        685       114,597             --            --            --          115,282
Shares repurchased.............          --         --            --             --    (1,369,772)           --       (1,369,772)
Net loss.......................          --         --            --     (4,359,557)          --             --       (4,359,557)
                                 ----------   --------   -----------   ------------   -----------      --------      -----------
Balance at March 30, 1997......  20,601,871   $206,019   $71,410,755   $(11,162,923)  $(1,369,772)     $159,351      $59,243,430
                                 ==========   ========   ===========   ============   ===========      ========      ===========

          See accompanying notes to consolidated financial statements.

                             BLUEGREEN CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED
                                                       ------------------------------------------
                                                         APRIL 2,      MARCH 31,      MARCH 30,
                                                           1995           1996           1997
                                                       ------------   ------------   ------------
OPERATING ACTIVITIES:
  Cash received from customers including net cash
     collected as servicer of notes receivable to be
     remitted to investors...........................  $ 78,667,484   $ 94,939,565   $ 88,471,780
  Interest received..................................     5,409,259      6,220,829      5,247,636
  Cash paid for land acquisitions and real estate
     development.....................................   (48,374,125)   (61,236,096)   (64,860,397)
  Cash paid to suppliers, employees and sales
     representatives.................................   (33,337,031)   (44,567,809)   (48,688,033)
  Interest paid, net of capitalized interest.........    (6,287,133)    (5,918,887)    (4,964,170)
  Income taxes paid, net of refunds..................    (3,097,292)    (3,316,235)    (1,677,762)
  Proceeds from borrowings collateralized by notes
     receivable......................................     8,587,550     19,438,016     18,157,349
  Payments on borrowings collateralized by notes
     receivable......................................   (14,845,131)   (19,229,268)   (16,825,813)
  Net proceeds from REMIC transactions...............    22,706,101     28,688,041     16,934,571
                                                       ------------   ------------   ------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES.....     9,429,682     15,018,156     (8,204,839)
                                                       ------------   ------------   ------------
INVESTING ACTIVITIES:
  Purchases of property and equipment................    (1,769,077)    (1,895,510)    (1,041,769)
  Sales of property and equipment....................       452,822        789,433        843,445
  Cash received from investment in securities........            --        275,816      1,699,032
  Additions to other long-term assets................      (259,109)      (410,814)      (180,505)
                                                       ------------   ------------   ------------
NET CASH FLOW (USED) PROVIDED BY INVESTING
  ACTIVITIES.........................................    (1,575,364)    (1,241,075)     1,320,203
                                                       ------------   ------------   ------------
FINANCING ACTIVITIES:
  Borrowings under line-of-credit facilities.........     3,916,436      5,795,604     16,887,870
  Borrowings under secured credit facility...........            --             --      3,800,000
  Payments under line-of-credit facilities...........            --     (4,053,615)    (5,484,517)
  Payments on other long-term debt...................   (13,539,555)   (11,909,697)    (6,856,221)
  Proceeds from exercise of employee stock options...        54,661        195,186        115,282
  Cash paid for repurchase of common shares..........            --             --     (1,369,772)
  Payment for stock dividends in lieu of fractional
     shares..........................................        (5,432)        (3,893)            --
                                                       ------------   ------------   ------------
NET CASH FLOW (USED) PROVIDED BY FINANCING
  ACTIVITIES.........................................    (9,573,890)    (9,976,415)     7,092,642
                                                       ------------   ------------   ------------
Net (decrease) increase in cash and cash
  equivalents........................................    (1,719,572)     3,800,666        208,006
Cash and cash equivalents at beginning of year.......     9,308,047      7,588,475     11,389,141
                                                       ------------   ------------   ------------
Cash and cash equivalents at end of year.............     7,588,475     11,389,141     11,597,147
Restricted cash and cash equivalents end of year.....    (5,164,650)    (7,683,901)    (7,978,256)
                                                       ------------   ------------   ------------
Unrestricted cash and cash equivalents at
 end of year.........................................  $  2,423,825   $  3,705,240   $  3,618,891
                                                       ============   ============   ============

          See accompanying notes to consolidated financial statements.

                             BLUEGREEN CORPORATION

                                                                      YEARS ENDED
                                                       ------------------------------------------
                                                         APRIL 2,      MARCH 31,      MARCH 30,
                                                           1995           1996           1997
                                                       ------------   ------------   ------------
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH FLOW
  PROVIDED (USED) BY OPERATING ACTIVITIES:
  Net income (loss)..................................  $  6,137,089   $  6,466,856   $ (4,359,557)
  Adjustments to reconcile net income (loss) to net
     cash flow provided (used) by operating
     activities:
     Depreciation and amortization...................     1,301,125      1,636,933      1,065,794
     Loss (gain) on REMIC transactions...............       411,000     (1,119,572)        96,211
     (Gain) loss on sale of property and equipment...       (54,519)        48,561        (82,310)
     Provisions for losses...........................       792,000        611,979      9,539,081
     Interest accretion on investment in
       securities....................................    (2,222,724)    (1,170,367)      (996,531)
     Proceeds from borrowings collateralized by notes
       receivable....................................     8,587,550     19,438,016     18,157,349
     Payments on borrowings collateralized by notes
       receivable....................................   (14,845,131)   (19,229,268)   (16,825,813)
     Provision (benefit) for deferred income taxes...     1,326,791        998,095     (3,419,109)
  (INCREASE) DECREASE IN OPERATING ASSETS:
     Contracts receivable............................    (3,122,652)       600,047     (1,857,217)
     Inventory.......................................    (4,452,058)    (2,003,195)    (9,125,901)
     Other assets....................................     1,264,688        274,414     (1,076,176)
     Notes receivable and investment in securities...    11,864,101     10,446,396     (2,798,395)
  INCREASE (DECREASE) IN OPERATING LIABILITIES:
     Accounts payable, accrued liabilities and
       other.........................................     2,442,422     (1,980,739)     3,477,735
                                                       ------------   ------------   ------------
NET CASH FLOW PROVIDED (USED) BY OPERATING
  ACTIVITIES.........................................  $  9,429,682   $ 15,018,156   $ (8,204,839)
                                                       ============   ============   ============
SUPPLEMENTAL SCHEDULE OF NON-CASH OPERATING AND
  FINANCING ACTIVITIES
     Inventory acquired through financing
       transactions .................................  $ 17,680,680   $  6,595,450   $ 10,030,647
                                                       ============   ============   ============
     Inventory acquired through foreclosure or
       deedback in lieu of foreclosure...............  $  1,139,993   $  1,609,697   $  1,957,916
                                                       ============   ============   ============
     Investment in securities retained in connection
       with REMIC transactions.......................  $  2,674,370   $  2,044,029   $  1,774,319
                                                       ============   ============   ============

          See accompanying notes to consolidated financial statements.

                             BLUEGREEN CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Bluegreen Corporation (the "Company") is a national leisure product company operating predominantly in the Southeastern, Southwestern and Midwestern United States. The Company's primary business is (i) the acquisition, development and sale of residential land and (ii) the acquisition and development of timeshare properties which are sold in weekly intervals. The Company offers financing to its land and timeshare purchasers.

     Land and timeshare products are typically located in scenic areas or popular vacation destinations throughout the United States. The Company's products are primarily sold to middle-class individuals with ages ranging from forty to fifty-five. The Company changed its name, effective March 8, 1996, from Patten Corporation.

  Principles of Consolidation

     The financial statements include the accounts of Bluegreen Corporation and all wholly owned subsidiaries. All significant intercompany transactions are eliminated.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     The Company invests cash in excess of immediate operating requirements in short-term time deposits and money market instruments generally with original maturities of three months or less. The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located throughout the country and Company policy is designed to limit exposure to any one institution. However, a significant portion of the Company's unrestricted cash is maintained with a single bank and, accordingly, the Company is subject to credit risk. Periodic evaluations of the relative credit standing of financial institutions maintaining Company deposits are performed to evaluate and mitigate, if necessary, credit risk.

     Restricted cash consists of funds collected as servicer under receivable-backed note agreements, along with customer deposits on real estate maintained in escrow accounts.

  Contracts Receivable and Revenue Recognition

     In accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 66, the Company recognizes revenue on retail land sales and timeshare sales when a minimum of 10% of the sales price has been received in cash, the refund period has expired, collectibility of the receivable representing the remainder of the sales price is reasonably assured and the Company has completed substantially all of its obligations with respect to any development related to the real estate sold. In cases where all development has not been completed, the Company recognizes revenue in accordance with the percentage of completion method of accounting.

     Sales which do not meet the criteria for revenue recognition described above are deferred using the deposit method. Under the deposit method, cash received from customers is classified as a refundable deposit in the liability section of the Consolidated Balance Sheet and profit recognition is deferred until the requirements of SFAS No. 66 are met.

                             BLUEGREEN CORPORATION

     Contracts receivable is net of an allowance for cancellations amounting to $451,000 and $112,000 at March 30, 1997 and March 31, 1996, respectively.

  Notes Receivable

     Notes receivable are carried at amortized cost. Interest income is suspended on all notes receivable when principal or interest payments are more than three months contractually past due and not resumed until such loans become contractually current.

  Impact of Recently Issued Accounting Standards

     From time to time certain receivables have been securitized and sold to investors through Real Estate Mortgage Investment Conduits (REMICs). See Note 3. To date, the servicing rights to securitized receivables have been retained by the Company. SFAS No. 122, "Accounting for Mortgage Servicing Rights", requires that a separate asset be recognized for rights to service mortgage loans for others. Servicing rights retained by the Company have not been material to date. SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" establishes new criteria for determining whether a transfer of financial assets occurring after December 31, 1997 in exchange for cash or other consideration should be accounted for as a sale or as a pledge of collateral in a secured borrowing. It also establishes new accounting requirements for pledged collateral and new criteria for the extinguishment of liabilities. The Company does not believe the adoption of SFAS No. 125 in 1998 will have a material affect on the Company's operations or financial condition.

  Investment in Securities

     The Company's investment in securities are considered available-for-sale and are carried at fair value in accordance with SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities". Accordingly, unrealized holding gains or losses on available-for-sale investments are recorded as adjustments to common shareholders' equity, net of income taxes. Declines in fair value deemed other than temporary are charged to operations.

     Interest on the Company's securities is accreted at effective yield rates which reflect interest at pass-through rates, the arbitrage resulting from rate differentials between the notes in the REMIC pool and pass-through rates, along with the effect of estimated prepayments and foreclosure losses. See Note 3.

  Inventory

     Inventory consists of real estate acquired for sale and is carried at the lower of cost, including costs of improvements and amenities incurred subsequent to acquisition or estimated fair value, net of costs to dispose. Real estate reacquired through foreclosure or deedback in lieu of foreclosure is recorded at the lower of fair value, net of costs to dispose, or the carrying value of the loan. The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of " in April, 1996. The initial adoption of this Statement did not have a material impact on the Company's financial condition or results of operations.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed on the straight-line method based on the estimated useful lives of the related assets.

                             BLUEGREEN CORPORATION

  Debt Issuance Costs

     Costs associated with obtaining financing have been capitalized and are amortized under an accelerated method (which approximates the interest method) over the terms of the related debt.

  Treasury Stock

     The Company accounts for repurchases of common stock using the cost method with common stock in treasury classified in the balance sheets as a reduction of common shareholders' equity.

  Advertising Expense

     The Company expenses advertising costs the first time the advertising takes place, which is within one year, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefit. The Company uses direct-response advertising for its timeshare products and the advertising consists of direct mail with a response card confirming the prospective customer's pre-determined site-visit.

     At March 30, 1997, $517,000 of advertising was reported in other assets. Comparable amounts were not material at March 31, 1996. Advertising expense was $7.1 million, $10.0 million and $13.9 million for the years ended April 2, 1995, March 31, 1996 and March 30, 1997, respectively.

  Income Taxes

     The Company and its subsidiaries file a consolidated federal income tax return. Income taxes have been provided using the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes".

  Stock Based Compensation

     The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company has elected to account for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly, recognizes no compensation expense in connection with stock option grants. See Note 11 for pro forma information regarding net earnings and earnings per share as required by SFAS 123 when adopted.

  Earnings (Loss) Per Common Share

     In February, 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, "Earnings Per Share", which became effective for the Company's quarter ended December 28, 1997. Basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per common share is computed in the same manner as basic earnings per share, but also gives effect to all dilutive stock options using the treasury stock method. The Company's 8.25% convertible subordinated debentures were not assumed to be converted into common stock for the purposes of this computation, as the impact would be antidilutive for all years presented. The earnings (loss) per common share and weighted average number of common and common equivalent shares for each of the three years in the period ended March 30, 1997 have been restated in accordance with SFAS No. 128.

                             BLUEGREEN CORPORATION

     The following table sets forth the computation of basic and diluted earnings (loss) per share:

                                                                       YEAR ENDED
                                                       ------------------------------------------
                                                         APRIL 2,      MARCH 31,      MARCH 30,
                                                           1995           1996           1997
                                                       ------------   ------------   ------------
Numerator:
  Numerator for basic and diluted earnings (loss) per
     share -- net income (loss)                        $  6,137,089   $  6,466,856   $ (4,359,557)
                                                       ============   ============   ============

Denominator:
  Denominator for basic earnings (loss) per share --
     weighted-average shares                             20,415,856     20,508,037     20,318,509

  Effect of dilutive securities:
     Stock options                                        1,060,782      1,267,254             --
                                                       ------------   ------------   ------------
Denominator for diluted earnings (loss) per share --
  adjusted weighted-average shares                       21,476,638     21,775,291     20,318,509
                                                       ============   ============   ============
Basic earnings (loss) per share                        $        .30   $        .32   $       (.21)
                                                       ============   ============   ============
Diluted earnings (loss) per share                      $        .29   $        .30   $       (.21)
                                                       ============   ============   ============

  Reclassifications

     Certain reclassifications of prior period amounts have been made to conform to the current year presentation.

2. NOTES RECEIVABLE

     The weighted average interest rate on notes receivable was 13.3% and 12.4% at March 30, 1997 and March 31, 1996, respectively. The table below sets forth additional information relating to the Company's notes receivable.

                                                              MARCH 31, 1996   MARCH 30, 1997
                                                              --------------   --------------
Notes receivable secured by land............................   $26,243,222      $12,334,283
Notes receivable secured by timeshare intervals.............    11,667,049       23,501,163
                                                               -----------      -----------
Notes receivable, gross.....................................    37,910,271       35,835,446
Reserve for loan losses.....................................      (896,469)      (1,216,121)
                                                               -----------      -----------
Notes receivable, net.......................................   $37,013,802      $34,619,325
                                                               ===========      ===========

     Approximately 69% of the Company's notes receivable secured by land bear interest at variable rates, while approximately 31% bear interest at fixed rates. The average interest rate charged on loans secured by land was 12.0% at March 30, 1997. All of the Company's timeshare loans bear interest at fixed rates. The average interest rate charged on loans secured by timeshare intervals was 15.7% at March 30, 1997.

     The Company's timeshare receivables are secured by property located in Tennessee and South Carolina. No concentrations of credit exist for the Company's notes receivable secured by land.

                             BLUEGREEN CORPORATION

     The table below sets forth activity in the reserve for estimated loan losses.

Reserve for loan losses, April 2, 1995......................  $1,089,652
Provision for losses........................................     344,718
Charge-offs.................................................    (537,901)
                                                              ----------
Reserve for loan losses, March 31, 1996.....................     896,469
Provision for losses........................................   1,008,271
Charge-offs.................................................    (688,619)
                                                              ----------
Reserve for loan losses, March 30, 1997.....................  $1,216,121
                                                              ==========

     Installments due on notes receivable held by the Company during each of the five fiscal years subsequent to 1997, and thereafter, are set forth below.

1998........................................................  $ 4,626,469
1999........................................................    4,456,082
2000........................................................    5,167,790
2001........................................................    5,424,765
2002........................................................    5,440,360
Thereafter..................................................   10,719,980
                                                              -----------
          Total.............................................  $35,835,446
                                                              ===========

3. INVESTMENT IN SECURITIES

     The Company's investment in securities and associated unrealized gains and losses are set forth below.

                                                       GROSS        GROSS
                                                     UNREALIZED   UNREALIZED
AVAILABLE-FOR-SALE SECURITIES             COST          GAIN         LOSS      FAIR VALUE
-----------------------------          -----------   ----------   ----------   -----------
1994 REMIC debt securities...........  $ 3,892,575    $     --     $22,659     $ 3,869,916
1995 REMIC debt securities...........    4,999,733     198,705          --       5,198,438
1996 REMIC debt securities...........    1,904,299      94,040          --       1,998,339
                                       -----------    --------     -------     -----------
          Total......................  $10,796,607    $292,745     $22,659     $11,066,693
                                       ===========    ========     =======     ===========

     Contractual maturities and yield of investments are set forth below. See also Note 13.

AVAILABLE-FOR-SALE SECURITIES                             FAIR VALUE    EFFECTIVE YIELD
-----------------------------                             -----------   ----------------
After one year but within five..........................  $ 3,869,916        11.91%
After five years but within ten.........................    7,196,777         7.44%
                                                          -----------
          Total.........................................  $11,066,693
                                                          ===========

                             BLUEGREEN CORPORATION

4. INVENTORY

     The Company's net inventory holdings as of March 30, 1997 and March 31, 1996, summarized by division, are set forth below. Interest capitalized during fiscal 1997 and fiscal 1996 totaled $3.0 million and $1.9 million, respectively. Interest expense in the Consolidated Statements of Operations is net of capitalized interest.

                                                              MARCH 30, 1997
                                         --------------------------------------------------------
GEOGRAPHIC REGION                           LAND       RESORTS(1)    COMMUNITIES(2)      TOTAL
-----------------                        -----------   -----------   --------------   -----------
Southeast..............................  $ 7,997,611   $15,028,592    $ 5,685,074     $28,711,277
Midwest................................    8,050,969    12,495,034             --      20,546,003
Southwest..............................   19,959,473            --             --      19,959,473
Rocky Mountains........................    7,533,939            --             --       7,533,939
West...................................    5,511,879            --             --       5,511,879
Mid-Atlantic...........................    4,015,647            --             --       4,015,647
Northeast..............................      382,341            --             --         382,341
                                         -----------   -----------    -----------     -----------
          Totals.......................  $53,451,859   $27,523,626    $ 5,685,074     $86,660,559
                                         ===========   ===========    ===========     ===========

                                                              MARCH 31, 1996
                                         --------------------------------------------------------
GEOGRAPHIC REGION                           LAND       RESORTS(1)    COMMUNITIES(2)      TOTAL
-----------------                        -----------   -----------   --------------   -----------
Southeast..............................  $ 2,252,239   $ 5,189,815    $13,983,521     $21,425,575
Midwest................................    6,293,008    10,839,389             --      17,132,397
Southwest..............................   15,118,191            --        142,790      15,260,981
Rocky Mountains........................    9,299,344            --         50,800       9,350,144
West...................................    5,923,972            --             --       5,923,972
Mid-Atlantic...........................    2,490,025            --             --       2,490,025
Northeast..............................    1,982,895            --             --       1,982,895
Canada.................................       29,025            --             --          29,025
                                         -----------   -----------    -----------     -----------
          Totals.......................  $43,388,699   $16,029,204    $14,177,111     $73,595,014
                                         ===========   ===========    ===========     ===========

---------------

(1) Resorts Division inventory as of March 30, 1997, consists of land inventory of 5.4 million and $22.1 million of unit construction-in-progress. Resorts Division inventory as of March 31, 1996, consists of land inventory of $6.1 million and $9.9 million of unit construction-in-progress.
(2) Communities Division inventory as of March 30, 1997, consists of land inventory of $1.5 million and $4.2 million of housing unit construction-in-progress. Communities Division inventory as of March 31, 1996, consists of land inventory of $10.5 million and $3.7 million of housing unit construction-in-progress.

     During the first quarter of fiscal 1997, management changed its focus for marketing certain of its inventories in an effort to expedite sales absorption, and use the proceeds from such sales for its more profitable land and timeshare projects. Based on the Company's exit-plans, management determined that inventories with a carrying value of $23.2 million should be written-down by $8.2 million to reflect their estimated fair value, less costs to sell. A substantial portion of the write-down ($4.8 million) related to inventories managed under the Communities Division. Home-building and other efforts under the Communities Division will cease upon sell-out of the existing inventories. The other inventories that were subject to write-down are managed under the Land Division and are located in areas of the country where the Company does not plan to continue operations beyond liquidating the existing properties. All such inventories are being liquidated through a combination of bulk sales and retail sales at reduced prices. Approximately 50% of the properties subject to write-down had been sold by March 30, 1997. No substantial gains or losses were

                             BLUEGREEN CORPORATION
recognized in connection with the sale of these inventories. Although no assurances can be given, the remaining inventories subject to write-down are expected to be fully liquidated in 12-18 months.

5. PROPERTY AND EQUIPMENT

     The table below sets forth the property and equipment held by the Company at the period end indicated.

                                                             USEFUL      MARCH 31,     MARCH 30,
                                                              LIFE         1996          1997
                                                            ---------   -----------   -----------
Land, buildings and building improvements.................   30 years   $ 3,837,382   $ 3,161,601
Office equipment, furniture and fixtures..................  3-5 years     4,466,821     4,126,990
Aircraft..................................................  3-5 years     1,375,001     1,153,968
Vehicles and equipment....................................  3-5 years       451,202       435,274
                                                                        -----------   -----------
                                                                         10,130,406     8,877,833
Accumulated depreciation..................................               (4,891,306)   (3,929,279)
                                                                        -----------   -----------
          Total...........................................              $ 5,239,100   $ 4,948,554
                                                                        ===========   ===========

     Depreciation expense included in the Consolidated Statements of Operations totaled $811,000, $1.0 million and $1.1 million for fiscal 1997, 1996 and 1995, respectively.

6. LINES-OF-CREDIT AND NOTES PAYABLE

     The Company has outstanding borrowings with various financial institutions and other lenders which have been used to finance the acquisition and development of inventory and to fund operations. Significant financial data related to the Company's borrowing facilities is set forth below.

                                                               MARCH 31,     MARCH 30,
                                                                 1996          1997
                                                              -----------   -----------
Lines-of-credit secured by land and timeshare inventory with interest rates ranging from 10.25% to 10.75% at March 30,
  1997 and 10.50% to 10.75% at March 31, 1996. Maturities
  range from 1997 to 1999...................................  $ 6,394,245   $17,797,600
Notes and mortgage notes secured by certain inventory and
  property and equipment with interest rates ranging from
  7.5% to 11.25% at March 30, 1997 and 6.2% to 11.0% at
  March 31, 1996. Maturities range from 1997 to 2019........   10,700,245    17,960,558
Lease obligations with a weighted average interest rate of
  11% at March 30, 1997. Maturities range from 1998 to
  2001......................................................      193,277       147,394
                                                              -----------   -----------
          Total.............................................  $17,287,767   $35,905,552
                                                              ===========   ===========

                             BLUEGREEN CORPORATION

     At March 30, 1997, $5.0 million remained available under lines-of-credit. The table below sets forth the contractual minimum principal payments required on the Company's lines-of-credit and notes payable for each of the five fiscal years subsequent to 1997, and thereafter. Such minimum contractual payments may differ from actual payments due to the effect of principal payments required on a lot or timeshare interval release basis for certain of the above obligations.

1998........................................................  $21,020,491
1999........................................................    5,702,848
2000........................................................    5,974,495
2001........................................................      590,039
2002........................................................      235,052
Thereafter..................................................    2,382,627
                                                              -----------
          Total.............................................  $35,905,552
                                                              ===========

     The Company is required to comply with certain covenants under several of its debt agreements discussed above, including, without limitation, requirements to (i) maintain net worth of at least $42.0 million, (ii) maintain certain minimum leverage ratios, (iii) limit S,G&A expenses to 50% of revenues, and (iv) comply with various other restrictive covenants. The Company was in compliance with such covenants at March 30, 1997, and for each reporting period during fiscal 1996 and 1995.

7. CONVERTIBLE SUBORDINATED DEBENTURES

     The Company has $34.7 million of its 8.25% Convertible Subordinated Debentures (the "Debentures") outstanding at March 30, 1997 and March 31, 1996. The Debentures are convertible at any time prior to maturity (2012), unless previously redeemed, into common stock of the Company at a current conversion price of $8.24 per share, subject to adjustment under certain conditions. The Debentures are redeemable at any time, at the Company's option, in whole or in part. On May 15, 1997, the redemption price was 100% of the face amount. The Company is obligated to redeem annually 10% of the principal amount of the Debentures originally issued, commencing May 15, 2003. Such redemptions are calculated to retire 90% of the principal amount of the Debentures prior to maturity. The Debentures are unsecured and subordinated to all senior indebtedness of the Company. Interest is payable semi-annually on May 15 and November 15.

     Under financial covenants of the Indenture pursuant to which the Debentures were issued, the Company is required to maintain net worth of not less than $29.0 million. Should net worth fall below $29.0 million for two consecutive quarters, the Company is required to make an offer to purchase 20% of the outstanding Debentures at par, plus accrued interest.

8. RECEIVABLE-BACKED NOTES PAYABLE

     The Company has various credit facilities for the pledge of land and timeshare receivables. The interest rate charged under one agreement is the three-month London Interbank Offered Rate plus 4.25%, while the other agreements call for interest at prime plus 2%. At March 30, 1997, the $21.1 million in receivable-backed notes payable was collateralized by $27.1 million in receivables. At March 31, 1996, the $19.7 million in receivable-backed notes payable was secured by $27.0 million in receivables. Payments received on the receivables are applied to reduce principal and pay interest monthly. At March 30, 1997, $27.2 million remained available under credit facilities.

                             BLUEGREEN CORPORATION

     Installments due on receivable-backed notes payable based upon principal payments due on receivables in each of the four fiscal years subsequent to 1997 is set forth below.

1998........................................................  $ 4,890,941
1999........................................................    5,363,014
2000........................................................    5,954,346
2001........................................................    4,846,701
                                                              -----------
          Total.............................................  $21,055,002
                                                              ===========

9. INCOME TAXES

     The (benefit) provision for income taxes consists of the following:

                                                                YEARS ENDED
                                                   -------------------------------------
                                                    APRIL 2,    MARCH 31,     MARCH 30,
                                                      1995         1996         1997
                                                   ----------   ----------   -----------
Federal:
  Current........................................  $2,307,313   $2,590,910   $   269,960
  Deferred.......................................     380,195    1,207,941    (3,192,841)
                                                   ----------   ----------   -----------
                                                    2,687,508    3,798,851    (2,922,881)
State:
  Current........................................     630,654      860,064       119,628
  Deferred.......................................     946,596     (209,846)     (226,268)
                                                   ----------   ----------   -----------
                                                    1,577,250      650,218      (106,640)
                                                   ----------   ----------   -----------
          Total..................................  $4,264,758   $4,449,069   $(3,029,521)
                                                   ==========   ==========   ===========

     (Loss) income before income taxes (excluding Canadian operations) was $(7.4) million in fiscal 1997, $10.9 million in fiscal 1996 and $10.4 million in fiscal 1995.

     The reasons for the difference between the provision for income taxes and the amount which results from applying the federal statutory tax rate in fiscal 1997, 1996 and 1995 to income before income taxes are as follows:

                                                                YEARS ENDED
                                                   -------------------------------------
                                                    APRIL 2,    MARCH 31,     MARCH 30,
                                                      1995         1996         1997
                                                   ----------   ----------   -----------
Income tax (benefit) expense at statutory rate...  $3,536,628   $3,720,573   $(2,512,286)
Effect of state taxes, net of federal tax
  benefit........................................     728,130      728,496      (517,235)
                                                   ----------   ----------   -----------
                                                   $4,264,758   $4,449,069   $(3,029,521)
                                                   ==========   ==========   ===========

                             BLUEGREEN CORPORATION

     At March 30, 1997 and March 31, 1996, deferred income taxes consist of the following components:

                                                               MARCH 31,     MARCH 30,
                                                                 1996          1997
                                                              -----------   -----------
Deferred federal and state tax (assets) liabilities:
Installment sales treatment of notes........................  $ 8,473,340   $ 8,931,920
Deferred foreign tax liability due to installment sale
  treatment of notes........................................      185,000            --
Deferred federal and state loss carryforwards/AMT credits...   (1,990,365)   (5,125,584)
Other.......................................................     (600,161)     (950,390)
                                                              -----------   -----------
Deferred income taxes.......................................  $ 6,067,814   $ 2,855,946
                                                              ===========   ===========

     As of March 30, 1997, the Company had $2.1 million of AMT credit carryforwards which have no expiration period and approximately $7.5 million of federal net operating loss ("NOL") that may be offset against future taxable income through 2012.

10. COMMITMENTS AND CONTINGENCIES

     At March 30, 1997, estimated cost to complete development work in subdivisions from which lots have been sold totaled $48.9 million. Development is estimated to be completed within the next five years as follows:
1998 -- $24.0 million; 1999 -- $11.8 million; 2000 -- $4.4 million; 2001 -- $4.4 million and 2002 -- $4.3 million.

     The Company is party to certain ordinary course litigation. Although no assurances can be given, in the opinion of management, based on the advice of counsel, the potential outcome is not expected to have a materially adverse effect on the operations or financial condition of the Company.

11. STOCK OPTION PLANS AND EMPLOYEE RETIREMENT SAVINGS PLAN

     The Employee's Stock Option Plan expired in September, 1995. The Company received shareholder approval for a new employee stock option plan (the 1995 Stock Incentive Plan) at a meeting held on July 20, 1995. As of March 30, 1997, there were 453 individuals eligible to participate in the 1995 Stock Incentive Plan. Options under each plan expire ten years from the date of grant. A summary of stock option activity for each plan is presented below.

  Employee Stock Option Plan

                                                 NUMBER                                    NUMBER
                                                OF SHARES                OPTION PRICE     OF SHARES
                                                RESERVED     OPTIONS      PER SHARE      EXERCISABLE
                                                ---------   ---------   --------------   -----------
Balance at April 2, 1995...................... 1,839,317      962,422   $1.25 - $12.26     286,529
Granted.......................................        --      250,000       $4.51
Forfeited.....................................        --      (96,550)  $1.25 - $12.26
Exercised.....................................   (82,258)     (82,258)  $1.25 - $ 3.28
Expiration of plan............................  (723,445)          --
Stock dividends...............................    52,268       52,268
                                               ---------    ---------
Balance at March 31, 1996..................... 1,085,882    1,085,882   $1.25 - $11.64     381,528
Forfeited.....................................   (97,551)     (97,551)  $1.25 - $11.64
Exercised.....................................   (44,612)     (44,612)  $1.25 - $ 4.16
                                               ---------    ---------
Balance at March 30, 1997.....................   943,719      943,719   $1.25 - $11.64     566,388
                                               =========    =========

                             BLUEGREEN CORPORATION

  1995 Stock Incentive Plan

                                                NUMBER                                     NUMBER
                                               OF SHARES                OPTION PRICE      OF SHARES
                                               RESERVED     OPTIONS       PER SHARE      EXERCISABLE
                                               ---------   ---------   ---------------   -----------
Balance at March 31, 1996....................  1,000,000          --         --                 --
Granted......................................        --       75,000             $4.25          --
                                               ---------   ---------
Balance at March 30, 1997....................  1,000,000      75,000             $4.25            --
                                               =========   =========

  Outside Directors Plan

     In fiscal 1988, the Company's shareholders adopted a stock option plan covering the Company's non-employee Directors (the "Director Plan"). The Director Plan provided for the grant to the Company's non-employee directors (the "Outside Directors") of non-qualified stock options to purchase up to an aggregate of 150,000 shares of common stock at a price not less than the fair market value at the date of grant. The Director Plan was amended in September, 1991, to increase the number of issuable shares from 150,000 to 300,000 and again in July, 1995, to increase the number of issuable shares by an additional 200,000. Options expire ten years from the date of grant. A summary of stock option activity related to the Company's Director Plan is presented below.

                                                  NUMBER                                  NUMBER
                                                 OF SHARES               OPTION PRICE    OF SHARES
                                                 RESERVED     OPTIONS     PER SHARE     EXERCISABLE
                                                 ---------   ---------   ------------   -----------
Balance at April 2, 1995.......................   340,704      337,335   $.83 - $4.78     186,474
Additional shares issuable.....................   200,000           --
Granted........................................        --       75,000       $3.80
Stock dividends................................    17,035       20,617
                                                 ---------   ---------
Balance at March 31, 1996......................   557,739      432,952   $.83 - $4.78     276,134
Granted........................................        --       75,000       $3.13
Exercised......................................        --      (23,849)  $.83 - $1.46
                                                 ---------   ---------
Balance at March 30, 1997......................   557,739      484,103   $.83 - $4.78     328,227
                                                 =========   =========

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for fiscal 1995, 1996 and 1997: risk free investment rates of 5%, dividend yields of 1%, a volatility factor of the expected market price of the Company's common stock of .369; and a weighted average life of the options of 10 years.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows.

                                                      1995          1996         1997
                                                   -----------   ----------   -----------
Pro forma net income (loss)......................  $ 6,087,609   $6,338,928   $(4,562,126)
                                                   ===========   ==========   ===========
Pro forma earnings (loss) per share:
  Basic..........................................  $       .30   $      .31   $      (.22)
  Diluted........................................          .28          .29          (.22)

                             BLUEGREEN CORPORATION

  Employee Retirement Savings Plan

     The Company's Employee Retirement Plan is a code section 401(k) Retirement Savings Plan (the "Plan"). All employees at least 21 years of age with one year of employment with the Company are eligible to participate in the Plan. Employer contributions to the Plan are at the sole discretion of the Company and were not material to the operations of the Company for fiscal 1995, 1996 and 1997.

12. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Summarized quarterly financial information for the years ended March 31, 1996 and March 30, 1997 is presented below (in 000's except for per share information). (Loss) earnings per common share has been restated in accordance with SFAS No. 128 (See Note 1).

                                                            THREE MONTHS ENDED
                                            ---------------------------------------------------
                                            JULY 2,     OCTOBER 1,     DECEMBER 31,   MARCH 31,
                                              1995         1995            1995         1996
                                            --------   -------------   ------------   ---------
Sales of real estate......................  $24,641       $33,258        $23,935       $31,588
Gross profit..............................   12,449        16,035         10,805        14,740
Net income................................    1,588         2,319            985         1,575
Earnings per common share:
  Basic...................................      .08           .11            .05           .08
  Diluted.................................      .07           .11            .05           .07

                                                            THREE MONTHS ENDED
                                            ---------------------------------------------------
                                            JUNE 30,   SEPTEMBER 29,   DECEMBER 29,   MARCH 30,
                                              1996         1996            1996         1997
                                            --------   -------------   ------------   ---------
Sales of real estate......................  $28,782       $26,451        $26,478       $28,010
Gross profit..............................   14,329        13,252         12,747        12,303
Net (loss) income.........................   (4,124)          576             20          (832)
(Loss) earnings per common share:
  Basic...................................     (.20)          .03            .00          (.04)
  Diluted.................................     (.20)          .03            .00          (.04)

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating the fair values of its financial instruments:

     Cash and cash equivalents: The amounts reported in the balance sheets for cash and cash equivalents approximates fair value.

     Contracts receivable: The amounts reported in the balance sheets for contracts receivable approximates fair value. Contracts receivable are non-interest bearing and generally convert into cash or an interest bearing mortgage note receivable within thirty days.

     Notes receivable: The carrying amounts reported in the balance sheets for notes receivable approximates fair value based on (i) prices established by loan pricing services and (ii) discounted future cash flows using current rates at which similar loans with similar maturities would be made to borrowers with similar credit risk.

     Investment in securities: Investment in securities are carried at fair value based on estimates from dealers.

                             BLUEGREEN CORPORATION

     Lines-of-credit, notes payable and receivable-backed notes payable: The carrying amounts reported in the balance sheets approximate their fair value based upon short-term maturities of the indebtedness which provide for variable interest rates.

     8.25% convertible subordinated debentures: The fair value of the Company's 8.25% convertible subordinated debentures is based on the quoted market price as reported on the New York Stock Exchange.

                                                   MARCH 31, 1996              MARCH 30, 1997
                                              -------------------------   -------------------------
                                               CARRYING      ESTIMATED     CARRYING      ESTIMATED
                                                AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                              -----------   -----------   -----------   -----------
Cash and cash equivalents...................  $11,389,141   $11,389,141   $11,597,147   $11,597,147
Contracts receivable........................   12,451,207    12,451,207    14,308,424    14,308,424
Notes receivable............................   37,013,802    37,013,802    34,619,325    34,619,325
Investment in securities....................    9,699,435     9,699,435    11,066,693    11,066,693
Lines-of-credit, notes payable and
  receivable-backed notes payable...........   37,011,233    37,011,233    56,960,554    56,960,554
8.25% convertible subordinated debentures...   34,739,000    30,570,320    34,739,000    29,832,116

14. SUPPLEMENTAL GUARANTOR INFORMATION

     Under the terms of the Note Offering, all of the Company's subsidiaries, with the exception of the Non-Guarantor Subsidiaries, as defined below, will fully and unconditionally guarantee, jointly and severally, the full and prompt payment of principal and interest on the Company's $110 million Senior Secured Notes due 2008 (the Notes), and the performance of all other obligations of the Company under the Notes and related indenture. The Non-Guarantor Subsidiaries are:

         Patten Receivables Finance Corporation III
         Patten Receivables Finance Corporation VI
         Bluegreen Land and Realty, Inc.
         Patten Receivables Finance Corporation VII
         Patten Receivables Finance Corporation VIII
         CDP Realty, Inc.
         Patten Receivables Finance Corporation IX
         Patten Receivables Finance Corporation X
         Bluegreen Receivables Finance Corporation I
         BXG Realty Tenn, Inc.
         Bluegreen Properties N.V.
         Resort Title Agency, Inc.
         Blue Ridge Public Service Company
         RDI Vacation Club, Inc.
         Vacation Trust, Inc.

     Management has determined that separate, full financial statements are not required and, accordingly, are not provided. Supplemental financial information for Bluegreen Corporation, its combined non-guarantor subsidiaries and its combined guarantor subsidiaries is presented below:

                             BLUEGREEN CORPORATION

            CONDENSED CONSOLIDATING BALANCE SHEET AT MARCH 31, 1996
                                 (IN THOUSANDS)

                                                       COMBINED        COMBINED
                                        BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                       CORPORATION   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       -----------   -------------   ------------   ------------   ------------
ASSETS

Cash and cash equivalents............   $  4,303        $ 3,103        $  3,984       $     --       $ 11,390
Contracts receivable, net............        836             --          11,615             --         12,451
Notes receivable, net................         --          8,127          28,887             --         37,014
Investment in securities.............         --          9,699              --             --          9,699
Inventory, net.......................     21,872             --          51,723             --         73,595
Property and equipment, net..........      2,312             --           2,927             --          5,239
Investments in subsidiaries..........         --             --              --             --             --
Debt issuance costs, net.............        936              6             347             --          1,289
Intercompany receivable..............     20,630          3,232              --        (23,862)            --
Other assets.........................        975            291           3,020             --          4,286
                                        --------        -------        --------       --------       --------
          Total assets...............   $ 51,864        $24,458        $102,503       $(23,862)      $154,963
                                        ========        =======        ========       ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Accounts payable.....................   $  2,377        $    --        $    181       $     --       $  2,558
Intercompany payable.................         --             --          23,862        (23,862)            --
Deferred revenue.....................        117             --             630             --            747
Accrued liabilities and other........      3,271          2,985           2,887             --          9,143
Lines-of-credit and notes payable....      3,425             --          13,862             --         17,287
Deferred income taxes................      6,068             --              --             --          6,068
Receivable-backed notes payable......         --          6,271          13,452             --         19,723
8.25% convertible subordinated
  debentures.........................     34,739             --              --             --         34,739
                                        --------        -------        --------       --------       --------
          Total liabilities..........     49,997          9,256          54,874        (23,862)        90,265

SHAREHOLDERS' EQUITY
Preferred stock......................         --             --              --             --             --
Common stock.........................        205             --              --             --            205
Capital-in-excess of par value.......     71,296             --              --             --         71,296
Accumulated deficit..................    (69,634)        15,202          47,629             --         (6,803)
                                        --------        -------        --------       --------       --------
          Total shareholders'
            equity...................      1,867         15,202          47,629             --         64,698
                                        --------        -------        --------       --------       --------
          Total liabilities and
            shareholders' equity.....   $ 51,864        $24,458        $102,503       $(23,862)      $154,963
                                        ========        =======        ========       ========       ========

                             BLUEGREEN CORPORATION

            CONDENSED CONSOLIDATING BALANCE SHEET AT MARCH 30, 1997
                                 (IN THOUSANDS)

                                                       COMBINED        COMBINED
                                        BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                       CORPORATION   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       -----------   -------------   ------------   ------------   ------------
ASSETS

Cash and cash equivalents............   $  3,353        $ 3,442        $  4,802       $     --       $ 11,597
Contracts receivable, net............      1,185             --          13,123             --         14,308
Notes receivable, net................         --          5,588          29,031             --         34,619
Investment in securities.............         --         11,067              --             --         11,067
Inventory, net.......................     14,566             --          72,095             --         86,661
Property and equipment, net..........      2,418             --           2,531             --          4,949
Investments in subsidiaries..........         --             --              --             --             --
Debt issuance costs, net.............        854             --             210             --          1,064
Intercompany receivable..............     17,045          1,882              --        (18,927)            --
Other assets.........................      2,024            395           2,943             --          5,362
                                        --------        -------        --------       --------       --------
          Total assets...............   $ 41,445        $22,374        $124,735       $(18,927)      $169,627
                                        ========        =======        ========       ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Accounts payable.....................   $  1,478        $    --        $    440       $     --       $  1,918
Intercompany payable.................         --             --          18,927        (18,927)            --
Deferred revenue.....................         46             --           3,746             --          3,792
Accrued liabilities and other........      6,376          3,304             438             --         10,118
Lines-of-credit and notes payable....      1,928             --          33,977             --         35,905
Deferred income taxes................      2,843             --              13             --          2,856
Receivable-backed notes payable......         --          3,514          17,541             --         21,055
8.25% convertible subordinated
  debentures.........................     34,739             --              --             --         34,739
                                        --------        -------        --------       --------       --------
          Total liabilities..........     47,410          6,818          75,082        (18,927)       110,383

SHAREHOLDERS' EQUITY:
Preferred stock......................         --             --              --             --             --
Common stock.........................        206             --              --             --            206
Capital-in-excess of par value.......     71,411             --              --             --         71,411
Accumulated deficit..................    (76,212)        15,397          49,653             --        (11,162)
Treasury stock.......................     (1,370)            --              --             --         (1,370)
Net unrealized gains.................         --            159              --             --            159
                                        --------        -------        --------       --------       --------
          Total shareholders'
            equity...................     (5,965)        15,556          49,653             --         59,244
                                        --------        -------        --------       --------       --------
          Total liabilities and
            shareholders' equity.....   $ 41,445        $22,374        $124,735       $(18,927)      $169,627
                                        ========        =======        ========       ========       ========

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                            YEAR ENDED APRIL 2, 1995
                                 (IN THOUSANDS)

                                                       COMBINED        COMBINED
                                        BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                       CORPORATION   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       -----------   -------------   ------------   ------------   ------------
REVENUES:
  Sales of real estate...............    $15,073        $   --         $76,849        $    --        $91,922
  Management fee revenue.............      7,132            --              --         (7,132)            --
  Interest income and other..........        533         2,104           4,626             --          7,263
                                         -------        ------         -------        -------        -------
                                          22,738         2,104          81,475         (7,132)        99,185
                                         -------        ------         -------        -------        -------
COST AND EXPENSES:
  Cost of real estate sold...........     10,357            --          34,749             --         45,106
  Selling, general and administrative
     expense.........................     12,492           130          31,030         (7,132)        36,520
  Interest expense...................      3,095            --           3,643             --          6,738
  Provisions for losses..............         --            --             792             --            792
                                         -------        ------         -------        -------        -------
                                          25,944           130          70,214         (7,132)        89,156
                                         -------        ------         -------        -------        -------
Income (loss) from operations........     (3,206)        1,974          11,261             --         10,029
Other income.........................        269            --             104             --            373
                                         -------        ------         -------        -------        -------
Income (loss) before income taxes....     (2,937)        1,974          11,365             --         10,402
Provision (benefit) for income
  taxes..............................     (1,204)          809           4,660             --          4,265
                                         -------        ------         -------        -------        -------
          Net income (loss)..........    $(1,733)       $1,165         $ 6,705        $    --        $ 6,137
                                         =======        ======         =======        =======        =======

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                           YEAR ENDED MARCH 31, 1996
                                 (IN THOUSANDS)

                                                       COMBINED        COMBINED
                                        BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                       CORPORATION   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       -----------   -------------   ------------   ------------   ------------
REVENUES:
  Sales of real estate...............    $25,586        $   --         $87,836        $    --        $113,422
  Management fee revenue.............      8,253            --              --         (8,253)             --
  Interest income and other..........      1,740         2,367           3,281             --           7,388
                                         -------        ------         -------        -------        --------
                                          35,579         2,367          91,117         (8,253)        120,810
                                         -------        ------         -------        -------        --------
COST AND EXPENSES:
  Cost of real estate sold...........     16,413            --          42,981             --          59,394
  Selling, general and administrative
     expense.........................     18,078           240          33,669         (8,253)         43,734
  Interest expense...................      2,344         1,489           2,443             --           6,276
  Provisions for losses..............         --            --             612             --             612
                                         -------        ------         -------        -------        --------
                                          36,835         1,729          79,705         (8,253)        110,016
                                         -------        ------         -------        -------        --------
Income (loss) from operations........     (1,256)          638          11,412             --          10,794
Other income.........................         96            --              26             --             122
                                         -------        ------         -------        -------        --------
Income (loss) before income taxes....     (1,160)          638          11,438             --          10,916
Provision (benefit) for income
  taxes..............................       (473)          260           4,662             --           4,449
                                         -------        ------         -------        -------        --------
          Net income (loss)..........    $  (687)       $  378         $ 6,776        $    --        $  6,467
                                         =======        ======         =======        =======        ========

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                           YEAR ENDED MARCH 30, 1997
                                 (IN THOUSANDS)

                                                       COMBINED        COMBINED
                                        BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                       CORPORATION   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       -----------   -------------   ------------   ------------   ------------
REVENUES:
  Sales of real estate...............   $ 28,148        $   --         $81,573        $    --        $109,721
  Management fee revenue.............      8,297            --              --         (8,297)             --
  Interest income and other..........      2,378         1,029           2,752             --           6,159
                                        --------        ------         -------        -------        --------
                                          38,823         1,029          84,325         (8,297)        115,880
                                        --------        ------         -------        -------        --------
COST AND EXPENSES:
  Cost of real estate sold...........     20,616            --          36,475             --          57,091
  Selling, general and administrative
     expense.........................     22,298           100          37,341         (8,297)         51,442
  Interest expense...................      2,886           600           1,973             --           5,459
  Provisions for losses..............      4,425            --           5,113             --           9,538
                                        --------        ------         -------        -------        --------
                                          50,225           700          80,902         (8,297)        123,530
                                        --------        ------         -------        -------        --------
Income (loss) from operations........    (11,402)          329           3,423             --          (7,650)
Other income.........................        253            --               7             --             260
                                        --------        ------         -------        -------        --------
Income (loss) before income taxes....    (11,149)          329           3,430             --          (7,390)
Provision (benefit) for income
  taxes..............................     (4,571)          135           1,406             --          (3,030)
                                        --------        ------         -------        -------        --------
          Net income (loss)..........   $ (6,578)       $  194         $ 2,024        $    --        $ (4,360)
                                        ========        ======         =======        =======        ========

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                            YEAR ENDED APRIL 2, 1995
                                 (IN THOUSANDS)

                                                                  COMBINED        COMBINED
                                                   BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                                  CORPORATION   SUBSIDIARIES    SUBSIDIARIES   CONSOLIDATED
                                                  -----------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).............................    $(1,733)      $  1,165        $  6,705       $  6,137
  Depreciation and amortization.................        658           (605)          1,249          1,302
  Loss on REMIC transaction.....................         --            410              --            410
  Gain on sale of property and equipment........         --             --             (55)           (55)
  Provisions for losses.........................         --             --             792            792
  Interest accretion on investment in
     securities.................................         --         (2,223)             --         (2,223)
  Proceeds from borrowings collateralized by
     notes......................................         --             --           8,588          8,588
  Payments on borrowings collateralized by
     notes......................................         --             --         (14,845)       (14,845)
  Provision for deferred income taxes...........      1,327             --              --          1,327
(Increase) decrease in operating assets:
  Contracts receivable..........................        281             --          (3,403)        (3,122)
  Inventory.....................................     (6,447)            --           1,995         (4,452)
  Other assets..................................        392           (104)            976          1,264
  Intercompany receivable/payable...............      1,575         (3,076)          1,501             --
  Notes receivable and investments in
     securities.................................         --          3,404           8,460         11,864
Increase in operating liabilities:
  Accounts payable, accrued liabilities and
     other......................................        870            505           1,067          2,442
                                                    -------       --------        --------       --------
  Net cash (used) provided by operating
     activities.................................     (3,077)          (524)         13,030          9,429
                                                    -------       --------        --------       --------
INVESTING ACTIVITIES:
  Purchases of property and equipment...........     (1,037)            --            (732)        (1,769)
  Sales of property and equipment...............         --             --             453            453
  Additions to other long-term assets...........         --             --            (259)          (259)
                                                    -------       --------        --------       --------
Net cash used in investing activities...........     (1,037)            --            (538)        (1,575)
                                                    -------       --------        --------       --------
FINANCING ACTIVITIES:
  Proceeds from borrowings under line-of-credit
     facilities and other notes payable.........      1,985             --           1,932          3,917
  Payments under line-of-credit facilities and
     other notes payable........................         --             --         (13,540)       (13,540)
  Payments for stock dividends in lieu of
     fractional shares..........................         (5)            --              --             (5)
  Proceeds from exercise of employee stock
     options....................................         54             --              --             54
                                                    -------       --------        --------       --------
  Net cash flow (used) provided by financing
     activities.................................      2,034             --         (11,608)        (9,574)
                                                    -------       --------        --------       --------
  Net (decrease) increase in cash and cash
     equivalents................................     (2,080)          (524)            884         (1,720)
  Cash and cash equivalents at beginning of
     year.......................................      3,484          2,914           2,910          9,308
                                                    -------       --------        --------       --------
  Cash and cash equivalents at end of year......      1,404          2,390           3,794          7,588
  Restricted cash and cash equivalents at end of
     year.......................................       (177)        (2,390)         (2,597)        (5,164)
                                                    -------       --------        --------       --------
  Unrestricted cash and cash equivalents at end
     of year....................................    $ 1,227       $     --        $  1,197       $  2,424
                                                    =======       ========        ========       ========

                             BLUEGREEN CORPORATION
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                           YEAR ENDED MARCH 31, 1996
                                 (IN THOUSANDS)

                                                                  COMBINED        COMBINED
                                                   BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                                  CORPORATION   SUBSIDIARIES    SUBSIDIARIES   CONSOLIDATED
                                                  -----------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).............................    $  (687)      $    378        $  6,776       $  6,467
  Depreciation and amortization.................        588            599             450          1,637
  Gain on REMIC transaction.....................         --         (1,120)             --         (1,120)
  Loss on sale of property and equipment........         --             --              49             49
  Provisions for losses.........................         --             --             612            612
  Interest accretion on investment in
     securities.................................         --         (1,170)             --         (1,170)
  Proceeds from borrowings collateralized by
     notes......................................         --             --          19,438         19,438
  Payments on borrowings collateralized by
     notes......................................         --         (8,195)        (11,035)       (19,230)
  Provision for deferred income taxes...........        998             --              --            998
(Increase) decrease in operating assets:
  Contracts receivable..........................        137             --             463            600
  Inventory.....................................     (4,567)            --           2,564         (2,003)
  Other assets..................................        (42)          (185)            501            274
  Intercompany receivable/payable...............      9,552        (13,942)          4,390             --
  Notes receivable and investment in
     securities.................................         --         23,532         (13,086)        10,446
Increase (decrease) in operating liabilities:
  Accounts payable, accrued liabilities and
     other......................................     (1,736)           540            (784)        (1,980)
                                                    -------       --------        --------       --------
  Net cash provided by operating activities.....      4,243            437          10,338         15,018
                                                    -------       --------        --------       --------
INVESTING ACTIVITIES:
  Purchases of property and equipment...........       (974)            --            (921)        (1,895)
  Sales of property and equipment...............         --             --             789            789
  Cash received from investment in securities...         --            276              --            276
  Additions to other long-term assets...........         --             --            (411)          (411)
                                                    -------       --------        --------       --------
Net cash flow (used) provided by investing
  activities....................................       (974)           276            (543)        (1,241)
                                                    -------       --------        --------       --------
FINANCING ACTIVITIES:
  Proceeds from borrowings under line-of-credit
     facilities and other notes payable.........         --             --           5,796          5,796
  Payments under line-of-credit facilities and
     other notes payable........................       (562)            --         (15,401)       (15,963)
  Payments for stock dividends in lieu of
     fractional shares..........................         (4)            --              --             (4)
  Proceeds from exercise of employee stock
     options....................................        195             --              --            195
                                                    -------       --------        --------       --------
  Net cash flow used by financing activities....       (371)            --          (9,605)        (9,976)
                                                    -------       --------        --------       --------
  Net increase in cash and cash equivalents.....      2,898            713             190          3,801
  Cash and cash equivalents at beginning of
     year.......................................      1,405          2,390           3,794          7,589
                                                    -------       --------        --------       --------
  Cash and cash equivalents at end of year......      4,303          3,103           3,984         11,390
  Restricted cash and cash equivalents at end of
     year.......................................       (759)        (3,103)         (3,822)        (7,684)
                                                    -------       --------        --------       --------
  Unrestricted cash and cash equivalents at end
     of year....................................    $ 3,544       $     --        $    162       $  3,706
                                                    =======       ========        ========       ========

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                           YEAR ENDED MARCH 30, 1997
                                 (IN THOUSANDS)

                                                                  COMBINED        COMBINED
                                                   BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                                  CORPORATION   SUBSIDIARIES    SUBSIDIARIES   CONSOLIDATED
                                                  -----------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).............................    $(6,578)       $   194        $  2,024       $ (4,360)
  Depreciation and amortization.................        590              6             470          1,066
  Loss on REMIC transaction.....................         --             96              --             96
  Gain on sale of property and equipment........         --             --             (82)           (82)
  Provisions for losses.........................      4,426             --           5,113          9,539
  Interest accretion on investment in
     securities.................................         --           (997)             --           (997)
  Proceeds from borrowings collateralized by
     notes......................................         --             --          18,157         18,157
  Payments on borrowings collateralized by
     notes......................................         --         (2,757)        (14,069)       (16,826)
  Benefit for deferred income taxes.............     (3,225)            --            (194)        (3,419)
(Increase) decrease in operating assets:
  Contracts receivable..........................       (348)            --          (1,509)        (1,857)
  Inventory.....................................      2,880             --         (12,005)        (9,125)
  Other assets..................................     (1,049)          (104)             77         (1,076)
  Intercompany receivable/payable...............      3,585          1,351          (4,936)            --
  Notes receivable..............................         --            638          (3,436)        (2,798)
Increase in operating liabilities:
  Accounts payable, accrued liabilities and
     other......................................      2,135            213           1,130          3,478
                                                    -------        -------        --------       --------
  Net cash (used) provided by operating
     activities.................................      2,416         (1,360)         (9,260)        (8,204)
                                                    -------        -------        --------       --------
INVESTING ACTIVITIES:
  Purchases of property and equipment...........       (614)            --            (428)        (1,042)
  Sales of property and equipment...............         --             --             843            843
  Other long term assets........................         --             --              --             --
  Cash received from investment in securities...         --          1,699              --          1,699
  Additions to other long-term assets...........         --             --            (181)          (181)
                                                    -------        -------        --------       --------
Net cash flow (used) provided by investing
  activities....................................       (614)         1,699             415          1,500
                                                    -------        -------        --------       --------
FINANCING ACTIVITIES:
  Proceeds from borrowings under line-of-credit
     facilities and other notes payable.........        606             --          20,082         20,688
  Payments under line-of-credit facilities and
     other notes payable........................     (2,103)            --         (10,238)       (12,341)
  Payments for treasury stock...................     (1,370)            --              --         (1,370)
  Proceeds from exercise of employee stock
     options....................................        115             --              --            115
                                                    -------        -------        --------       --------
  Net cash flow (used) provided by financing
     activities.................................     (2,752)            --           9,663          6,911
                                                    -------        -------        --------       --------
  Net (decrease) increase in cash and cash
     equivalents................................       (950)           339             818            207
  Cash and cash equivalents at beginning of
     year.......................................      4,303          3,103           3,984         11,390
                                                    -------        -------        --------       --------
  Cash and cash equivalents at end of year......      3,353          3,442           4,802         11,597
  Restricted cash and cash equivalents at end of
     year.......................................     (1,932)        (3,442)         (2,604)        (7,978)
                                                    -------        -------        --------       --------
  Unrestricted cash and cash equivalents at end
     of year....................................    $ 1,421        $    --        $  2,198       $  3,619
                                                    =======        =======        ========       ========

                             BLUEGREEN CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 28, 1997
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

ASSETS
Cash and cash equivalents (including restricted cash of
  approximately $13,300 at December 28, 1997)...............    $ 25,124
Contracts receivable, net...................................      12,646
Notes receivable, net.......................................      73,115
Investment in securities....................................      10,600
Inventory, net..............................................     112,297
Property and equipment, net.................................      11,147
Debt issuance costs, net....................................       1,783
Other assets................................................       8,096
                                                                --------
          TOTAL ASSETS......................................    $254,808
                                                                ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable............................................    $  4,591
Deferred income.............................................       8,322
Accrued liabilities and other...............................      14,101
Lines-of-credit and notes payable...........................      61,909
Deferred income taxes.......................................       6,712
Receivable-backed notes payable.............................      51,535
8.00% convertible subordinated notes payable to related
  parties...................................................       6,000
8.25% convertible subordinated debentures...................      34,739
                                                                --------
          TOTAL LIABILITIES.................................     187,909
Minority interest...........................................         250

SHAREHOLDERS' EQUITY
Preferred stock, $.01 par value, 1,000 shares authorized;
  none issued...............................................          --
Common stock, $.01 par value, 90,000 shares authorized;
  20,743 shares issued at December 28, 1997.................         208
Capital-in-excess of par value..............................      71,844
Accumulated deficit.........................................      (4,179)
Treasury stock, 450 common shares at cost at December 28,
  1997......................................................      (1,389)
Net unrealized gains on investments available-for-sale, net
  of income taxes...........................................         165
                                                                --------
          TOTAL SHAREHOLDERS' EQUITY........................      66,649
                                                                --------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........    $254,808
                                                                ========

     See accompanying notes to condensed consolidated financial statements.

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                   NINE MONTHS ENDED
                                                              ---------------------------
                                                              DECEMBER 29,   DECEMBER 28,
                                                                  1996           1997
                                                              ------------   ------------
REVENUES:
  Sales of real estate......................................    $ 81,712       $122,902
  Other resort services revenue.............................          --          1,585
  Interest income and other.................................       4,577          7,324
                                                                --------       --------
                                                                  86,289        131,811
COST AND EXPENSES:
  Cost of real estate sold..................................      41,384         55,277
  Cost of other resort services.............................          --          1,509
  Selling, general and administrative expense...............      38,051         55,526
  Interest expense..........................................       3,916          6,512
  Provisions for losses.....................................       9,101          1,349
                                                                --------       --------
                                                                  92,452        120,173
                                                                --------       --------
Income (loss) from operations...............................      (6,163)        11,638
Other income................................................         184            120
                                                                --------       --------
Income (loss) before income taxes...........................      (5,979)        11,758
Provision (benefit) for income taxes........................      (2,451)         4,774
                                                                --------       --------
Net income (loss)...........................................    $ (3,528)      $  6,984
                                                                ========       ========
EARNINGS (LOSS) PER COMMON SHARE:
Basic.......................................................    $   (.17)      $    .35
                                                                ========       ========
Diluted.....................................................    $   (.17)      $    .33
                                                                ========       ========
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
  SHARES:
Basic.......................................................      20,372         20,193
                                                                ========       ========
Diluted.....................................................      20,372         25,467
                                                                ========       ========

     See accompanying notes to condensed consolidated financial statements.

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                                   NINE MONTHS ENDED
                                                              ---------------------------
                                                              DECEMBER 29,   DECEMBER 28,
                                                                  1996           1997
                                                              ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).........................................    $(3,528)       $  6,984
  Adjustments to reconcile net income (loss) to net cash
    flow provided by operating activities, net of effects of
    acquisition:
    Depreciation and amortization...........................        807           1,345
    Loss on REMIC transaction...............................         96              --
    Gain on sale of property and equipment..................        (44)             --
    Provisions for losses...................................      9,101           1,349
    Interest accretion on investment in securities..........       (745)         (1,047)
    Proceeds from borrowings collateralized by notes
     Receivable.............................................     14,004          26,495
    Payments on borrowings collateralized by notes
     Receivable.............................................    (14,060)        (11,440)
    Provision (benefit) for deferred income taxes...........     (2,451)          4,774
  (INCREASE) DECREASE IN OPERATING ASSETS:
    Contracts receivable....................................      4,310           1,662
    Inventory...............................................     (3,442)          3,944
    Other assets............................................       (574)         (2,062)
    Notes receivable........................................        855         (22,437)
  INCREASE (DECREASE) IN OPERATING LIABILITIES:
    Accounts payable, accrued liabilities and other.........     (3,437)          4,531
                                                                -------        --------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................        892          14,098
                                                                -------        --------
INVESTING ACTIVITIES:
  Acquisition of RDI Group, Inc. and Resort Title Agency,
    Inc., net of cash acquired..............................         --          (2,421)
  Purchases of property and equipment.......................       (998)         (2,909)
  Sales of property and equipment...........................        586             225
  Cash received from investment in securities...............      1,114           1,524
                                                                -------        --------
NET CASH FLOW (USED) PROVIDED BY INVESTING ACTIVITIES.......        702          (3,581)
                                                                -------        --------
FINANCING ACTIVITIES:
  Proceeds from issuance of 8% convertible subordinated
    notes payable...........................................         --           6,000
  Proceeds from borrowings under line-of-credit facilities
    and other notes payable.................................     11,946          36,136
  Payments under line-of-credit facilities and other notes
    payable ................................................     (8,877)        (38,531)
  Payment of debt issuance costs............................       (206)           (900)
  Payments for treasury stock...............................     (1,245)            (19)
  Proceeds from exercise of employee stock options..........        115             324
                                                                -------        --------
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES..............      1,733           3,010
                                                                -------        --------
Net increase in cash and cash equivalents...................      3,327          13,527
Cash and cash equivalents at beginning of period............     11,389          11,597
                                                                -------        --------
Cash and cash equivalents at end of period..................     14,716          25,124
Restricted cash and cash equivalents at end of period.......     (8,617)        (13,300)
                                                                -------        --------
Unrestricted cash and cash equivalents at end of period.....    $ 6,099        $ 11,824
                                                                =======        ========
SUPPLEMENTAL SCHEDULE OF NON-CASH OPERATING, INVESTING AND
  FINANCING ACTIVITIES
  Inventory acquired through financing......................    $10,630        $ 22,974
                                                                =======        ========
  Inventory acquired through foreclosure or Deedback in lieu
    of foreclosure..........................................    $ 1,490        $  2,497
                                                                =======        ========
    Property and equipment acquired through financing.......    $    --        $    812
                                                                =======        ========
  Investment in securities retained in Connection with REMIC
    transactions............................................    $ 1,774        $     --
                                                                =======        ========

     See accompanying notes to condensed consolidated financial statements.

                             BLUEGREEN CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 28, 1997
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     The financial information furnished herein reflects all adjustments consisting of normal recurring accruals that, in the opinion of management, are necessary for a fair presentation of the results for the interim period. The results of operations for the nine-month period ended December 28, 1997 are not necessarily indicative of the results to be expected for the fiscal year ending March 29, 1998. For further information, refer to the consolidated financial statements and notes thereto included in Bluegreen Corporation's (the Company's) Annual Report to Shareholders for the fiscal year ended March 30, 1997.

  Organization

     The Company is a national leisure and lifestyle product company operating predominantly in the southeastern, southwestern and midwestern United States. The Company's primary business is (i) the acquisition and development of timeshare properties which are sold in weekly intervals (Resorts Division) and
(ii) the acquisition, development and sale of residential land (Land Division) or residential home/lot packages (Communities Division). The Company offers financing to its Resort, Land and Communities product purchasers.

  Principles of Consolidation

     The condensed consolidated financial statements include the accounts of the Company, all of its wholly-owned subsidiaries and entities in which the Company holds a controlling financial interest. All significant intercompany transactions are eliminated.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Earnings (Loss) Per Common Share

     In February, 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share", which became effective for the Company's quarter ended December 28, 1997. Basic earnings (loss) per common share is computed by dividing net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per common share is computed in the same manner as basic earnings per share, but also gives effect to all dilutive stock options using the treasury stock method and includes an adjustment, if dilutive, to both net income and shares outstanding as if the Company's 8.00% convertible subordinated notes payable and 8.25% convertible subordinated debentures were converted into common stock at the beginning of the earliest period reported or the date of issuance, if later. The earnings (loss) per common share and weighted average number of common and common equivalent shares for the nine-month period ended December 29, 1996 have been restated in accordance with SFAS No. 128.

                             BLUEGREEN CORPORATION

     The following table sets forth the computation of basic and diluted earnings (loss) per share:

                                                                   NINE MONTHS ENDED
                                                              ---------------------------
                                                              DECEMBER 29,   DECEMBER 28,
                                                                  1996           1997
                                                              ------------   ------------
Numerator:
  Numerator for basic earnings (loss) per share -- net
     income (loss)..........................................    $(3,528)       $ 6,984
  Effect of dilutive securities (net of tax effects):
     8.25% convertible subordinated debentures..............         --          1,277
     8.00% convertible subordinated notes payable...........         --             85
                                                                -------        -------
                                                                     --          1,362
                                                                -------        -------
  Numerator for diluted earnings (loss) per share -- net
     income (loss) after assumed conversions................    $(3,528)       $ 8,346
                                                                =======        =======
Denominator:
  Denominator for basic earnings (loss) per
     share -- weighted-average shares.......................     20,372         20,193
  Effect of dilutive securities:
     Stock options..........................................         --            360
     8.25% convertible subordinated debentures..............         --          4,216
     8.00% convertible subordinated notes payable...........         --            698
                                                                -------        -------
  Dilutive potential common shares..........................         --          5,274
                                                                -------        -------
  Denominator for diluted earnings (loss) per
     share -- adjusted weighted-average shares and assumed
     conversions............................................     20,372         25,467
                                                                =======        =======
  Basic earnings (loss) per share...........................    $ (0.17)       $  0.35
                                                                =======        =======
  Diluted earnings (loss) per share.........................    $ (0.17)       $  0.33
                                                                =======        =======

  New Pronouncements

     In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" which are effective for fiscal years beginning after December 15, 1997. Accordingly, the Company plans to adopt SFAS No. 130 and SFAS No. 131 with the fiscal year beginning March 30, 1998. SFAS No. 130 and SFAS No. 131 do not have any impact on the financial results or financial condition of the Company, but will result in the disclosure of the components of comprehensive income and in certain changes in required disclosures of segment information.

  Reclassifications

     Certain prior period amounts have been reclassified to conform to the current period presentation

2. ACQUISITION

     Effective September 30, 1997, a wholly-owned subsidiary of the Company acquired all of the issued and outstanding common stock of RDI Group Inc. and Resort Title Agency, Inc. (collectively "RDI") for a purchase price of $7.5 million consisting of $6 million cash and a $1.5 million, 9% promissory note due October 3, 1999. The acquisition was accounted for using the purchase method of accounting and, accordingly, the results of operations of RDI have been included in the Company's condensed consolidated

                             BLUEGREEN CORPORATION
financial statements from September 30, 1997. As the net assets acquired from RDI equaled the purchase price, no goodwill was recognized in connection with the acquisition of RDI.

     The Company financed the cash portion of the purchase price pursuant to the issuance of two, 8% convertible promissory notes in the aggregate principal amount of $6 million (the Notes) to a member of the Board of Directors of the Company (the Board) and an affiliate of a Board member. The Notes, which were executed on September 11, 1997, are due on September 11, 2002, and are convertible into the Company's common stock at a conversion price of $3.92 per share, subject to adjustment. Pursuant to a Subordination Agreement executed by each of the holders of the Notes, the rights of the holders of the Notes are subordinated to the Senior Secured Notes due 2008 of the Company to the same extent that the Public Debentures are subordinated to such Senior Secured Notes.

     Headquartered in Fort Myers, Florida, RDI was privately-held and presently owns timeshare resorts in Orlando, Florida and Wisconsin Dells, Wisconsin, as well as a points-based vacation club. In addition, RDI manages approximately 30 vacation ownership resorts, located in the southeastern sun-belt states, with a member base of approximately 60,000.

     The following pro forma financial information presents the combined results of operations of the Company and RDI as if the acquisition had occurred on April 1, 1996, after giving effect to certain adjustments, including increased interest expense on debt related to the acquisition, and related income tax effects. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the Company and RDI constituted a single entity during such periods.

                                                          NINE MONTHS ENDED
                                                -------------------------------------
                                                DECEMBER 29, 1996   DECEMBER 28, 1997
                                                -----------------   -----------------
                                                 (UNAUDITED -- AMOUNTS IN THOUSANDS,
                                                       EXCEPT PER SHARE DATA)
Net revenues..................................      $102,859            $146,380
                                                    ========            ========
Net income (loss).............................        (4,311)              8,686
                                                    ========            ========
Earnings (loss) per share:
  Basic.......................................      $  (0.21)           $   0.43
                                                    ========            ========
  Diluted.....................................      $  (0.21)           $   0.39
                                                    ========            ========

3. JOINT VENTURE

     On December 15, 1997, the Company invested $250,000 of capital in Bluegreen Properties N.V. (BPNV), an entity organized in Aruba that previously had no operations, in exchange for a 50% ownership interest. Concurrently, the Company and an affiliate of the other 50% owner of BPNV (who is not an affiliate of the Company), each loaned BPNV $3 million pursuant to promissory notes due on December 15, 2000 and bearing interest at the prime rate plus 1%. BPNV then acquired from a third party approximately 8,000 unsold timeshare intervals at the La Cabana All-Suite Beach Resort, a fully developed timeshare resort in Oranjestad, Aruba in exchange for $6 million cash and the assumption of approximately $16.6 million of interest-free debt from a bank in Aruba. The debt was recorded by BPNV at approximately $12.5 million, which reflects a discount based on an imputed interest rate of 12%. The debt is to be repaid over five years through release-prices as intervals are sold, subject to minimum monthly payments of approximately $278,000.

     In addition to its 50% ownership interest, the Company will receive a quarterly management fee from BPNV equal to 7% of BPNV's net sales in exchange for the Company's involvement in the day-to-day operations of BPNV. The Company also has majority control of BPNV's board of directors and has a controlling financial interest in BPNV. Therefore, the accounts of BPNV are included in the Company's

                             BLUEGREEN CORPORATION
condensed consolidated financial statements as of December 28, 1997. The operations of BPNV for the 13 days ended December 28, 1997 were not significant.

4. INVENTORY

     The Company's inventories by geographic region, which consist of real estate acquired for sale, are summarized below (amounts in thousands).

                                                                  DECEMBER 28, 1997
                                                      ------------------------------------------
GEOGRAPHIC REGION                                      LAND     RESORTS   COMMUNITIES    TOTAL
-----------------                                     -------   -------   -----------   --------
Southeast...........................................  $12,520   $20,403     $3,588      $ 36,511
Southwest...........................................   24,902        --         --        24,902
Midwest.............................................    4,548    18,118         --        22,666
Caribbean...........................................       --    18,447         --        18,447
Rocky Mountains.....................................    3,575        --         --         3,575
Mid-Atlantic........................................    3,327        --         --         3,327
West................................................    2,420        --         --         2,420
Northeast...........................................      397        --         --           397
Canada..............................................       52        --         --            52
                                                      -------   -------     ------      --------
          Totals....................................  $51,741   $56,968     $3,588      $112,297
                                                      =======   =======     ======      ========

     During 1996 management changed its focus for marketing certain of the Company's inventories in conjunction with a plan to accelerate the sale of properties managed under the Communities Division and certain properties managed under the Land Division. This decision was largely the result of management's focus on expansion of the Company's Resorts Division and Land Division in certain locations. Because of the strategy to accelerate sales, management determined that inventories with a carrying value of $23.2 million should be written-down by $8.2 million during the nine months ended December 29, 1996. The $8.2 million in provisions included $4.8 million for certain Communities Division inventories and $3.4 million for certain Land Division inventories. Management adopted a plan to aggressively pursue opportunities for the bulk sale of a portion of the written-down assets and has reduced retail prices on others to increase sales activity. The Company's Communities Division primarily consists of three North Carolina properties acquired in 1988. The Company began marketing home/lot packages in 1995 to accelerate sales at the properties. However, the projects had been slow moving and yielded low gross profits and little to no operating profits. A majority of the Land Division parcels subject to write-down were scattered lots acquired through foreclosure or deedback in lieu of foreclosure, odd lots from former projects and properties located in parts of the country where the Company has no plans for expansion. As of December 28, 1997, approximately 73% (measured by historical cost basis) of the inventories subject to write-down had been sold.

5. CREDIT FACILITY

     On December 15, 1997, the Company entered into a short term credit facility. The credit facility bears interest at the greater of 10% or the prime rate plus 2.75% and is due no later than 150 days from the first advance on the line (December 18, 1997). The Company is required to pay a commitment fee equal to 1% of each advance. Through December 28, 1997, the Company had borrowed $8 million under the credit facility.

6. QUARTERLY FINANCIAL INFORMATION

     Summarized quarterly financial information for the three quarters in the period ended December 31, 1997 is presented below (in 000's, except for per share information).

                             BLUEGREEN CORPORATION

                                                                     THREE MONTHS ENDED
                                                          -----------------------------------------
                                                          JUNE 29,    SEPTEMBER 28,    DECEMBER 28,
                                                            1997          1997             1997
                                                          --------    -------------    ------------
Sales of real estate....................................  $33,091        $45,321         $44,490
Gross profit............................................   17,935         23,903          25,787
Net income..............................................    1,739          2,770           2,475
Earnings per common share:
  Basic.................................................     0.09           0.14            0.12
  Diluted...............................................     0.08           0.13            0.11

7. LITIGATION

     The Company is party to certain ordinary course litigation. Although no assurances can be given, in the opinion of management, based on the advice of counsel, the potential outcome is not expected to have a materially adverse effect on the operations or financial condition of the Company.

     On November 26, 1997, an action was filed in the U.S. District Court for the Eastern District of Tennessee against the Company. The complaint purports to be brought on behalf of a class of current and former timeshare sales representative employees of the Company. It asserts claims for violations of the minimum wage and overtime provisions of the Fair Labor Standards Act. The Company is in the early stages of evaluating this litigation's potential impact, if any, on the Company, and accordingly cannot predict the outcome with any degree of certainty. Although no assurances can be given, the Company does not believe that any likely outcome will have a material adverse effect on the Company.

8. SUPPLEMENTAL GUARANTOR INFORMATION

     Under the terms of the Note Offering, all of the Company's subsidiaries, with the exception of the Non-Guarantor Subsidiaries, as defined below, will fully and unconditionally guarantee, jointly and severally, the full and prompt payment of principal and interest on the Company's $110 million Senior Secured Notes due 2008 (the Notes), and the performance of all other obligations of the Company under the Notes and related indenture. The Non-Guarantor Subsidiaries are:

         Patten Receivables Finance Corporation III
         Patten Receivables Finance Corporation VI
         Bluegreen Land and Realty, Inc.
         Patten Receivables Finance Corporation VII
         Patten Receivables Finance Corporation VIII
         CDP Realty, Inc.
         Patten Receivables Finance Corporation IX
         Patten Receivables Finance Corporation X
         Bluegreen Receivables Finance Corporation I
         BXG Realty Tenn, Inc.
         Bluegreen Properties N.V.
         Resort Title Agency, Inc.
         Blue Ridge Public Service Company
         RDI Vacation Club, Inc.
         Vacation Trust, Inc.

     Management has determined that separate, full financial statements are not required and, accordingly, are not provided. Supplemental financial information for Bluegreen Corporation, its combined non-guarantor subsidiaries and its combined guarantor subsidiaries is presented below:

                             BLUEGREEN CORPORATION

           CONDENSED CONSOLIDATING BALANCE SHEET AT DECEMBER 28, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                       COMBINED        COMBINED
                                        BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                       CORPORATION   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       -----------   -------------   ------------   ------------   ------------
ASSETS

Cash and cash equivalents............   $ 11,490        $ 3,915        $  9,719       $     --       $ 25,124
Contracts receivable, net............        296             --          12,350             --         12,646
Notes receivable, net................         --          4,211          68,904             --         73,115
Investment in securities.............         --         10,590              10             --         10,600
Inventory, net.......................     14,315         18,447          79,535             --        112,297
Property and equipment, net..........      2,726             77           8,344             --         11,147
Investments in subsidiaries..........      7,947             --              --         (7,947)            --
Debt issuance costs, net.............        859              4             920             --          1,783
Intercompany receivable..............      2,875          5,953              --         (8,828)            --
Other assets.........................      4,084          1,703           5,467         (3,158)         8,096
                                        --------        -------        --------       --------       --------
          Total assets...............   $ 44,592        $44,900        $185,249       $(19,933)      $254,808
                                        ========        =======        ========       ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES:
Accounts payable.....................   $  2,117        $    85        $  2,546       $   (157)      $  4,591
Intercompany payable.................         --             --           8,828         (8,828)            --
Deferred income......................        240             --           8,082             --          8,322
Accrued liabilities and other........      1,082          3,584           9,435             --         14,101
Lines-of-credit and notes payable....      4,848         18,476          41,585         (3,000)        61,909
Deferred income taxes................      8,242             --          (1,530)            --          6,712
Receivable-backed notes payable......         --          3,536          47,999             --         51,535
8.00% convertible notes payable to
  related parties....................      6,000             --              --             --          6,000
8.25% convertible subordinated
  debentures.........................     34,739             --              --             --         34,739
                                        --------        -------        --------       --------       --------
          Total liabilities..........     57,268         25,681         116,945        (11,985)       187,909
Minority interest....................         --             --              --            250            250

SHAREHOLDERS' EQUITY (DEFICIT)

Preferred stock......................         --             --              --             --             --
Common stock.........................        208              6               3             (9)           208
Capital-in-excess of par value.......     71,844            495           8,001         (8,496)        71,844
Retained earnings (accumulated
  deficit)...........................    (83,339)        18,553          60,300            307         (4,179)
Treasury stock.......................     (1,389)            --              --             --         (1,389)
Net unrealized gains.................         --            165              --             --            165
                                        --------        -------        --------       --------       --------
          Total shareholders' equity
            (deficit)................    (12,676)        19,219          68,304         (8,198)        66,649
                                        --------        -------        --------       --------       --------
          Total liabilities and
            shareholders' equity
            (deficit)................   $ 44,592        $44,900        $185,249       $(19,933)      $254,808
                                        ========        =======        ========       ========       ========

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                         NINE MONTHS ENDED DECEMBER 29, 1996
                                       ------------------------------------------------------------------------
                                                       COMBINED        COMBINED
                                        BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                       CORPORATION   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       -----------   -------------   ------------   ------------   ------------
REVENUES:
Sales of real estate.................    $21,983         $ --          $59,729        $    --        $81,712
Management fee revenue...............      6,431           --               --         (6,431)            --
Other resort services revenue........         --           --               --             --             --
Interest income and other............          5          955            3,617             --          4,577
                                         -------         ----          -------        -------        -------
                                          28,419          955           63,346         (6,431)        86,289
                                         -------         ----          -------        -------        -------
COST AND EXPENSES:
  Cost of real estate sold...........     11,394           --           29,990             --         41,384
  Cost of other resort services......         --           --               --             --             --
  Management fees....................         --           96            6,335         (6,431)            --
  Selling, general and administrative
     expense.........................     16,583           --           21,468             --         38,051
  Interest expense...................        243          410            3,263             --          3,916
  Provisions for losses..............      4,426           --            4,675             --          9,101
                                         -------         ----          -------        -------        -------
                                          32,646          506           65,731         (6,431)        92,452
                                         -------         ----          -------        -------        -------
Income (loss) from operations........     (4,227)         449           (2,385)            --         (6,163)
Other income (expense)...............          9          404             (229)            --            184
                                         -------         ----          -------        -------        -------
Income (loss) before income taxes....     (4,218)         853           (2,614)            --         (5,979)
Provision (benefit) for income
  taxes..............................     (1,687)         341           (1,105)            --         (2,451)
                                         -------         ----          -------        -------        -------
          Net income (loss)..........    $(2,531)        $512          $(1,509)       $    --        $(3,528)
                                         =======         ====          =======        =======        =======

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                         NINE MONTHS ENDED DECEMBER 28, 1997
                                       ------------------------------------------------------------------------
                                                       COMBINED        COMBINED
                                        BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                       CORPORATION   SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       -----------   -------------   ------------   ------------   ------------
REVENUES:
  Sales of real estate...............    $21,391        $   --         $101,511       $     --       $122,902
  Management fee revenue.............     10,978            --               --        (10,978)            --
  Other resort services revenue......         --           202            1,383             --          1,585
  Interest income and other..........        356         1,513            5,455             --          7,324
                                         -------        ------         --------       --------       --------
                                          32,725         1,715          108,349        (10,878)       131,811
COST AND EXPENSES:
  Cost of real estate sold...........     10,599            --           44,678             --         55,277
  Cost of other resort services......         --           120            1,389             --          1,509
  Management fees....................         --           171           10,807        (10,978)            --
  Selling, general and administrative
     expense.........................     18,883            --           36,643             --         55,526
  Interest expense...................      2,730           331            3,451             --          6,512
  Provision for losses...............         --            --            1,349             --          1,349
                                         -------        ------         --------       --------       --------
                                          32,212           622           98,317        (10,978)       120,173
                                         -------        ------         --------       --------       --------
  Income from operations.............        513         1,093           10,032             --         11,638
  Other income (expense).............        120             9               (9)            --            120
                                         -------        ------         --------       --------       --------
  Income before income taxes.........        633         1,102           10,023             --         11,758
  Provision for income taxes.........        253           441            4,080             --          4,774
                                         -------        ------         --------       --------       --------
          Net income.................    $   380        $  661         $  5,943       $     --       $  6,984
                                         =======        ======         ========       ========       ========

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                             NINE MONTHS ENDED DECEMBER 29, 1996
                                                  ---------------------------------------------------------
                                                                  COMBINED        COMBINED
                                                   BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                                  CORPORATION   SUBSIDIARIES    SUBSIDIARIES   CONSOLIDATED
                                                  -----------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income (loss).............................    $(2,531)       $   512        $ (1,509)      $ (3,528)
  Depreciation and amortization.................        429              4             374            807
  Loss on REMIC transaction.....................         --             96              --             96
  Gain on sale of property and equipment........         --             --             (44)           (44)
  Provisions for losses.........................      4,426             --           4,675          9,101
  Interest accretion on investment in
     securities.................................         --           (745)             --           (745)
  Proceeds from borrowings collateralized by
     notes......................................         --             --          14,004         14,004
  Payments on borrowings collateralized by
     notes......................................         --         (2,132)        (11,928)       (14,060)
  Benefit for deferred income taxes.............     (1,687)           341          (1,105)        (2,451)
(Increase) decrease in operating assets:
  Contracts receivable..........................        387             --           3,923          4,310
  Inventory.....................................       (872)            --          (2,570)        (3,442)
  Other assets..................................        (72)           (98)           (404)          (574)
  Intercompany receivable/payable...............     10,383          1,045         (11,428)            --
  Notes receivable..............................         --             18             837            855
Increase (decrease) in operating liabilities:
  Accounts payable, accrued liabilities and
     other......................................     (4,858)           193           1,228         (3,437)
                                                    -------        -------        --------       --------
  Net cash provided (used) by operating
     activities.................................      5,605           (766)         (3,947)           892
                                                    -------        -------        --------       --------
INVESTING ACTIVITIES:
  Purchases of property and equipment...........       (548)            --            (450)          (998)
  Sales of property and equipment...............         --             --             586            586
  Cash received from investment in securities...         --          1,114              --          1,114
                                                    -------        -------        --------       --------
Net cash flow (used) provided by investing
  activities....................................       (548)         1,114             136            702
                                                    -------        -------        --------       --------
FINANCING ACTIVITIES:
  Proceeds from issuance of 8% convertible notes
     payable....................................         --             --              --             --
  Proceeds from borrowings under line-of-credit
     facilities and other notes payable.........        606             --          11,340         11,946
  Payments under line-of-credit facilities and
     other notes payable........................     (1,874)            --          (7,003)        (8,877)
  Payment of debt issuance costs................         --             --            (206)          (206)
  Payments for treasury stock...................     (1,245)            --              --         (1,245)
  Proceeds from exercise of employee stock
     options....................................        115             --              --            115
                                                    -------        -------        --------       --------
  Net cash flow (used) provided by financing
     activities.................................     (2,398)            --           4,131          1,733
                                                    -------        -------        --------       --------
  Net increase in cash and cash equivalents.....      2,659            348             320          3,327
  Cash and cash equivalents at beginning of
     period.....................................      4,302          3,103           3,984         11,389
                                                    -------        -------        --------       --------
  Cash and cash equivalents at end of period....      6,961          3,451           4,304         14,716
  Restricted cash and cash equivalents at end of
     period.....................................     (1,137)        (3,451)         (4,029)        (8,617)
                                                    -------        -------        --------       --------
  Unrestricted cash and cash equivalents at end
     of period..................................    $ 5,824        $    --        $    275       $  6,099
                                                    =======        =======        ========       ========

                             BLUEGREEN CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                             NINE MONTHS ENDED DECEMBER 28, 1997
                                                  ---------------------------------------------------------
                                                                  COMBINED        COMBINED
                                                   BLUEGREEN    NON-GUARANTOR    GUARANTOR
                                                  CORPORATION   SUBSIDIARIES    SUBSIDIARIES   CONSOLIDATED
                                                  -----------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income....................................    $   380        $   661        $  5,943       $  6,984
  Depreciation and amortization.................        520             --             825          1,345
  Loss on REMIC transaction.....................         --             --              --             --
  Gain on sale of property and equipment........         --             --              --             --
  Provisions for losses.........................         --             --           1,349          1,349
  Interest accretion on investment in
     securities.................................         --         (1,047)             --         (1,047)
  Proceeds from borrowings collateralized by
     notes......................................         --          1,471          25,024         26,495
  Payments on borrowings collateralized by
     notes......................................         --         (1,449)         (9,991)       (11,440)
  Provision (benefit) for deferred income
     taxes......................................      5,399             --            (625)         4,774
(Increase) decrease in operating assets:
  Contracts receivable..........................        888             --             774          1,662
  Inventory.....................................        251         (6,000)          9,693          3,944
  Other assets..................................     (2,059)        (1,299)          1,296         (2,062)
  Intercompany receivable/payable...............     10,597         (1,545)         (9,052)            --
  Notes receivable..............................         --          1,377         (23,814)       (22,437)
Increase (decrease) in operating liabilities:
  Accounts payable, accrued liabilities and
     other......................................     (8,534)           361          12,704          4,531
  Net cash provided (used) by operating
     activities.................................      7,442         (7,470)         14,126         14,098
INVESTING ACTIVITIES:
  Acquisition of RDI Group, Inc. and Resort
     Title Agency, Inc., net of cash acquired...     (6,197)            --           3,776         (2,421)
  Purchase of property and equipment............       (771)           (77)         (2,061)        (2,909)
  Sales of property and equipment...............         --             --             225            225
  Cash received from investment in securities...         --          1,524              --          1,524
                                                    -------        -------        --------       --------
Net cash flow (used) provided by investing
  activities....................................     (6,968)         1,447           1,940         (3,581)
                                                    -------        -------        --------       --------
FINANCING ACTIVITIES:
  Proceeds from issuance of 8% convertible notes
     payable....................................      6,000             --              --          6,000
  Proceeds from borrowings under line-of-credit
     facilities and other notes payable.........      6,998          6,000          23,138         36,136
  Payments under line-of-credit facilities and
     other notes payable........................     (5,578)            --         (32,953)       (38,531)
  Payment of debt issuance costs................        (62)            (4)           (834)          (900)
  Payments for treasury stock...................        (19)           500            (500)           (19)
  Proceeds from exercise of employee stock
     options....................................        324             --              --            324
                                                    -------        -------        --------       --------
  Net cash flow provided (used) by financing
     activities.................................      7,663          6,496         (11,149)         3,010
                                                    -------        -------        --------       --------
  Net increase in cash and cash equivalents.....      8,137            473           4,917         13,527
  Cash and cash equivalents at beginning of
     period.....................................      3,353          3,442           4,802         11,597
                                                    -------        -------        --------       --------
  Cash and cash equivalents at end of period....     11,490          3,915           9,719         25,124
  Restricted cash and cash equivalents at end of
     period.....................................       (210)        (3,902)         (9,188)       (13,300)
                                                    -------        -------        --------       --------
  Unrestricted cash and cash equivalents at end
     of period..................................    $11,280        $    13        $    531       $ 11,824
                                                    =======        =======        ========       ========

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NOTES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
Available Information.....................  iii
Incorporation of Certain Documents by
  Reference...............................   iv
Prospectus Summary........................    1
Risk Factors..............................   15
Use of Proceeds...........................   27
Capitalization............................   28
Pro Forma Financial Information...........   30
Selected Consolidated Financial Data......   33
Management's Discussion and Analysis of
  Results of Operations and Financial
  Condition...............................   35
Business..................................   49
Management................................   73
Certain Relationships and Related
  Transactions............................   77
Principal Stockholders....................   79
Description of Notes......................   81
The Exchange Offer........................  110
Description of Other Indebtedness.........  120
Book-Entry, Delivery and Form.............  123
Certain U.S. Federal Income Tax
  Considerations..........................  124
Plan of Distribution......................  124
Legal Matters.............................  126
Experts...................................  126
Index to Consolidated Financial
  Statements..............................  F-1


======================================================
======================================================

                                  $110,000,000

                          (BLUEGREEN CORPORATION LOGO)

                             10 1/2% SENIOR SECURED
                            NOTES DUE 2008, SERIES B

                              --------------------

                                   PROSPECTUS
                              --------------------

OFFER TO EXCHANGE UP TO $110,000,000 OF 10 1/2% SENIOR SECURED NOTES DUE 2008, SERIES B WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 10 1/2% SENIOR SECURED NOTES DUE 2008, OF WHICH $110,000,000 IN PRINCIPAL AMOUNT IS OUTSTANDING ON THE DATE HEREOF.

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Bluegreen Corporation is a Massachusetts corporation. Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization, Bluegreen Corporation has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, the Articles of Organization provide that Bluegreen Corporation shall indemnify directors and officers of Bluegreen Corporation against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers or by reason of their agreeing to serve, at the request of Bluegreen Corporation, as a director or officer with another organization. Under this provision, a director or officer of Bluegreen Corporation shall be indemnified by Bluegreen Corporation for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interests of Bluegreen Corporation. The Board of Directors of Bluegreen Corporation may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Article VI of Bluegreen Corporation's Restated Articles of Organization eliminates the personal liability of Bluegreen Corporation's directors to Bluegreen Corporation or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

     Certain of the Registrants (Bluegreen Resorts Management, Inc.; Bluegreen Resorts, Inc.; Bluegreen Holding Corporation (Texas); Properties of the Southwest One, Inc.; Bluegreen Asset Management Corporation; Bluegreen Carolina Land, Inc.; Bluegreen Corporation of Tennessee; Bluegreen Corporation of the Rockies; Bluegreen Properties of Virginia, Inc.; Bluegreen Communities, Inc. and BG/RDI Acquisition Corporation are Delaware corporations. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and provides that he shall not have been adjudged to be liable to the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Certificates of Incorporation for Bluegreen Corporation of Tennessee, Bluegreen Asset Management Corporation and BG/RDI Acquisition Corp. provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  1.1      --  Purchase Agreement dated as of March 26, 1998 by and among the Registrant and the Initial Purchasers named therein
               relating to the 10 1/2% Senior Secured Notes due 2008.+
  3.1      --  Restated Articles of Organization, as amended (incorporated by reference to exhibit of same designation to Annual Report on Form 10-K for the year ended March 31, 1996).
  3.2      --  Restated and amended By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to Annual Report on Form 10-K
               for the fiscal year ended April 2, 1995).
  3.3      --  Certificate of Incorporation of BG/RDI Acquisition Corp.+
  3.4      --  By-laws of BG/RDI Acquisition Corp.+
  3.5      --  Articles of Incorporation of Bluegreen Corporation of
               Montana+
  3.6      --  By-laws of Bluegreen Corporation of Montana+
  3.7      --  Certificate of Incorporation of Bluegreen Asset Management
               Corporation+
  3.8      --  By-laws of Bluegreen Asset Management Corporation+
  3.9      --  Certificate of Incorporation of Bluegreen Carolina Land,
               Inc.+
  3.10     --  By-laws of Bluegreen Carolina Land, Inc.+
  3.11     --  Certificate of Incorporation of Bluegreen Communities, Inc.+
  3.12     --  By-laws of Bluegreen Communities, Inc.+
  3.13     --  Certificate of Incorporation of Bluegreen Corporation of
               Tennessee+
  3.14     --  By-laws of Bluegreen Corporation of Tennessee+
  3.15     --  Certificate of Incorporation of Bluegreen Corporation of the
               Rockies+
  3.16     --  By-laws of Bluegreen Corporation of the Rockies+
  3.17     --  Certificate of Incorporation of Bluegreen Holding
               Corporation (Texas)+
  3.18     --  By-laws of Bluegreen Holding Corporation (Texas)+
  3.19     --  Certificate of Incorporation of Bluegreen Properties of
               Virginia, Inc.+
  3.20     --  By-laws of Bluegreen Properties of Virginia, Inc.+
  3.21     --  Certificate of Incorporation of Bluegreen Resorts
               International, Inc.+
  3.22     --  By-laws of Bluegreen Resorts International, Inc.+
  3.23     --  Certificate of Incorporation of Bluegreen Resorts
               Management, Inc.+
  3.24     --  By-laws of Bluegreen Resorts Management, Inc.+
  3.25     --  Certificate of Incorporation of Bluegreen Resorts, Inc.+
  3.26     --  By-laws of Bluegreen Resorts, Inc.+
  3.27     --  Articles of Incorporation of Carolina National Golf Club,
               Inc.+
  3.28     --  By-laws of Carolina National Golf Club, Inc.+
  3.29     --  Articles of Incorporation of Leisure Capital Corp.+
  3.30     --  By-laws of Leisure Capital Corp.+
  3.31     --  Certificate of Incorporation of Properties of the Southwest
               One, Inc.+
  3.32     --  By-laws of Properties of the Southwest One, Inc.+
  3.33     --  Certificate of Incorporation of Properties of the West,
               Inc.+
  3.34     --  By-laws of Properties of the West, Inc.+
  3.35     --  Articles of Incorporation of Dellona Enterprise, Inc.+

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  3.36     --  By-laws of Dellona Enterprise, Inc.+
  3.37     --  Articles of Incorporation of RDI Group, Inc.+
  3.38     --  By-laws of RDI Group, Inc.+
  3.39     --  Articles of Incorporation of RDI Resort Services
               Corporation+
  3.40     --  By-laws of RDI Resort Services Corporation+
  3.41     --  Articles of Incorporation of RDI Resources, Inc.+
  3.42     --  By-laws of RDI Resources, Inc.+
  3.43     --  Articles of Incorporation of Resort Development
               International, Inc.+
  3.44     --  By-laws of Resort Development International, Inc.+
  3.45     --  Certificate of Limited Partnership of Properties of the
               Southwest, L.P.+
  4.4      --  Specimen of Common Stock Certificate (incorporated by
               reference to exhibit of same designation to Registration
               Statement on Form S-1, File No. 33-13076).
  4.6      --  Form of Indenture dated as of May 15, 1987 relating to the
               Company's 8.25% Convertible Subordinated Debentures Due
               2012, including Form of Debenture (incorporated by reference to exhibit of same designation to Registration Statement on
               Form S-1, File No. 33-13753).
  4.7      --  Indenture dated as of April 1, 1998 by and among the
               Registrant, certain subsidiaries of the Registrant, and
               SunTrust Bank, Central Florida, National Association, as
               trustee, for the 10 1/2% Senior Secured Notes due 2008.+
  5.1      --  Opinion of Choate, Hall & Stewart.+
 10.24     --  Form of Agreement dated June 27, 1989 between the Registrant and Peoples Heritage Savings Bank relating to sale of
               mortgage notes receivable (incorporated by reference to
               exhibit of same designation to Annual Report on Form 10-K
               for the fiscal year ended April 2, 1989).
 10.47     --  Amended and Restated Loan and Security Agreement entered into as of January 9, 1990 by Patten Receivables Finance
               Corporation VI, Finova Capital Corporation (fka Greyhound
               Real Estate Finance Corporation) and the Registrant as
               Guarantor (incorporated by reference to exhibit of same
               designation to Annual Report on Form 10-K for the fiscal
               year ended April 1, 1990).
 10.53     --  Modification dated July 16, 1990 of Amended and Restated
               Loan and Security Agreement entered into as of January 9,
               1990 by Patten Receivables Finance Corporation VI, Finova
               Capital Corporation (fka Greyhound Real Estate Finance
               Corporation) and the Registrant as Guarantor (incorporated by reference to exhibit of same designation to Annual Report on Form 190K for the fiscal year ended April 1, 1990).
 10.58     --  Amendment No. 2 dated March 23, 1991 to the Amended and
               Restated Loan and Security Agreement entered into as of
               January 9, 1990, by Patten Receivables Finance Corporation
               VI, Finova Capital Corporation (fka Greyhound Real Estate
               Finance Corporation) and The Registrant as Guarantor
               (incorporated by reference to exhibit of same designation to
               Annual Report on Form 10-K for the fiscal year ended March
               31, 1991).
 10.59     --  Amendment No. 3 dated November 21, 1991 to Amended and
               Restated Loan and Security Agreement entered into as of
               January 9, 1990 by Patten Receivables Finance Corporation
               VI, Finova Capital Corporation (fka Greyhound Real Estate
               Finance Corporation) and the Registrant as Guarantor
               (incorporated by reference to exhibit 10.100 to Annual
               Report on Form 10-K for the year ended March 31, 1996).

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 10.60     --  Amendment No. 4 dated January 30, 1992 to Amended and
               Restated Loan and Security Agreement entered into as of
               January 9, 1990 by Patten Receivables Finance Corporation
               VI, Finova Capital Corporation (fka Greyhound Real Estate
               Finance Corporation) and the Registrant as Guarantor
               (incorporated by reference to Exhibit 10.101 to Annual
               Report on Form 10-K for the year ended March 31, 1996).
 10.61     --  Amendment No. 5 dated October, 1992 to Amended and Restated
               Loan and Security Agreement entered into as of January 9,
               1990 by Patten Receivables Finance Corporation VI, Finova
               Capital Corporation (fka Greyhound Real Estate Finance
               Corporation) and the Registrant as Guarantor (incorporated by reference to Exhibit 10.102 to Annual Report on Form 10-K for the year ended March 31, 1996).
 10.62     --  Amendment No. 6 dated May 12, 1993 to Amended and Restated
               Loan and Security Agreement entered into as of January 9,
               1990 by Patten Receivables Finance Corporation VI, Finova
               Capital Corporation (fka Greyhound Real Estate Finance
               Corporation) and the Registrant as Guarantor (incorporated by reference to Exhibit 10.88 to Annual Report on Form 10-K for the fiscal year ended March 27, 1994).
 10.63     --  Amendment No. 7 dated February 18, 1994 to Amended and
               Restated Loan and Security Agreement entered into as of
               January 9, 1990 by Patten Receivables Finance Corporation
               VI, Finova Capital Corporation (fka Greyhound Real Estate
               Finance Corporation) and the Registrant as Guarantor
               (incorporated by reference to Exhibit 10.89 to Annual Report on Form 10-K for the Fiscal year ended March 27, 1994).
 10.64     --  Amendment No. 8 dated March 25, 1994 to Amended and Restated
               Loan and Security Agreement entered into as of January 9,
               1990 by Patten Receivables Finance Corporation VI, Finova
               Capital Corporation (fka Greyhound Real Estate Finance
               Corporation) and the Registrant as Guarantor (incorporated by reference to Exhibit 10.103 to Annual Report on Form 10-K for the year ended March 31, 1996).
 10.65     --  Amendment No. 9 dated June 29, 1994 to Amended and Restated
               Loan and Security Agreement entered into as of January 9,
               1990 by Patten Receivables Finance Corporation VI, Finova
               Capital Corporation (fka Greyhound Real Estate Finance
               Corporation) and the Registrant as Guarantor (incorporated by reference to Exhibit 10.91 to Quarterly Report on Form
               10-Q for the period ended September 25, 1994).
 10.66     --  Amendment No. 10 dated December 14, 1994 to Amended and
               Restated Loan and Security Agreement entered into as of
               January 9, 1990 by Patten Receivables Finance Corporation
               VI, Finova Capital Corporation (fka Greyhound Real Estate
               Finance Corporation) and the Registrant as Guarantor
               (incorporated by reference to Exhibit 10.94 to Annual Report on Form 10-K for the fiscal year ended April 2, 1995).
 10.67     --  Amendment No. 11 dated October 31, 1995 to Amended and
               Restated Loan and Security Agreement entered into as of
               January 9, 1990 by Patten Receivables Finance Corporation
               VI, Finova Capital Corporation (fka Greyhound Real Estate
               Finance Corporation) and the Registrant as Guarantor
               (incorporated by reference to Exhibit 10.104 to Annual
               Report on Form 10-K for the year ended March 31, 1996).
 10.68     --  Amendment No. 12 dated May 1, 1996 to Amended and Restated
               Loan and Security Agreement entered into as of January 9,
               1990 by Patten receivables Finance Corporation VI, Finova
               Capital Corporation (fka Greyhound Real Estate Finance
               Corporation) and the Registrant as Guarantor (incorporated by reference to Exhibit 10.104 to Annual Report on Form 10-K for the year ended March 31, 1996).
 10.77     --  Registrant's Amended 1988 Outside Directors Stock Option
               Plan (incorporated by reference to exhibit of same
               designation to Annual Report on Form 10-K for the fiscal
               year ended March 29, 1992).

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 10.78     --  Registrant's 1988 Amended Outside Director's Stock Option
               Plan (incorporated by reference to exhibit to Registration
               Statement on Form S-1, File No. 33-61687).
 10.79     --  Registrant's 1995 Stock Incentive Plan (incorporated by reference to Exhibit to Registration Statement on Form S-1,
               File No. 33-61687).
 10.80     --  Registrant's Retirement Savings Plan (incorporated by
               reference to Registration Statement on Form S-8, File No.
               33-48075).
 10.85     --  Loan and Security Agreement by and between the Registrant and Foothill Capital Corporation dated as of October 29,
               1993 (incorporated by reference to exhibit of same
               designation to Annual Report on Form 10-K for the fiscal
               year ended March 27, 1994).
 10.93     --  Stock Purchase Agreement dated as of November 22, 1994 by and among Harry S. Patten and the Purchasers named therein
               (incorporated by reference to exhibit of same designation to
               Current Report on Form 8-K dated November 22, 1994).
 10.97     --  Pooling and Servicing Agreement dated as of April 15, 1994, among Patten Receivables Financial Corporation IX, the
               Registrant, Patten Corporation REMIC Trust, Series 1994-1
               and First Trust National Association, as Trustee
               (incorporated by reference to Exhibit 10.84 to Annual Report on Form 10-K for the fiscal year ended March 27, 1994).
 10.98     --  Pooling and Servicing Agreement dated as of June 15, 1995, among Patten Receivables Finance Corporation X, the
               Registrant, Patten Corporation REMIC Trust, Series 1995-1
               and First Trust National Association, as Trustee
               (incorporated by reference to exhibit to Current Report on
               Form 8-K dated July 12, 1995).
 10.99     --  Pooling and Servicing Agreement dated as of April 15, 1996, among Bluegreen Receivables Finance Corporation I, the
               Registrant, Bluegreen Corporation REMIC Trust, Series 1996-1
               and First Trust National Association, as Trustee
               (incorporated by reference to exhibit to Current Report on
               Form 8-K dated May 15, 1996).
 10.100    --  Pooling and Servicing Agreement dated as of November 15,
               1996, among Bluegreen Receivables Finance Corporation II,
               the Registrant, Bluegreen Corporation REMIC Trust, Series
               1996-2 and First Trust National Association, as Trustee
               (incorporated by reference to exhibit to Current Report on
               Form 8-K dated December 11, 1996).
 10.107    --  Loan and Security Agreement by and between Heller Financial,
               Inc. and Bluegreen Resorts, Inc. (fka Patten Resorts, Inc.)
               dated February 28, 1996 (incorporated by reference to
               exhibit of same designation to Annual Report on Form 10-K
               for the year ended March 31, 1996).
 10.108    --  First amendment dated February 27, 1997 to Loan and Security
               Agreement by and between Heller Financial, Inc. and
               Bluegreen Resorts, Inc. (fka Patten Resorts, Inc.) dated
               February 28, 1996 (incorporated by reference to exhibit of same designation to Annual Report on Form 10-K for the year ended March 31, 1996).
 10.123    --  Exchange and Registration Rights Agreement dated April 1,
               1998, by and among the Registrant and the persons named
               therein, relating to the 10 1/2% Senior Secured Notes due
               2008.+
 10.124    --  Employment Agreement between George F. Donovan and the
               Company dated March, 1998.+
 10.125    --  Employment Agreement between John F. Chiste and the Company dated March, 1998.+
 10.126    --  Employment Agreement between Nicolas Gray and the Company dated March, 1998.+
 10.127    --  Employment Agreement between Daniel C. Koscher and the
               Company dated March, 1998.+
 10.128    --  Employment Agreement between Patrick E. Rondeau and the
               Company dated March, 1998.+
 10.129    --  Amended and Restated Credit Facility Agreement entered into as of April 16, 1998 between Finova Capital Corporation and the Registrant.+
 10.130    --  Amended and Restated Loan and Security Agreement dated as of
               September 23, 1997 between Foothill Capital Corporation and the Registrant.+

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 12.1      --  Statement Re: Computation of Ratio of Earnings to Fixed
               Charges.*
 21.1      --  List of Subsidiaries*
 23.1      --  Consent of Ernst & Young LLP.+
 23.2      --  Consent of Choate, Hall & Stewart (included as part of
               Exhibit 5.1).
 24.1      --  Powers of Attorney (included in signature pages to
               Registration Statement).
 25.1      --  Statement of eligibility of SunTrust Bank Central Florida,
               National Association, as trustee.+
 99.1      --  Letter of Transmittal with respect to the Exchange Offer.*
 99.2      --  Notice of Guaranteed Delivery with respect to the Exchange
               Offer.*
 99.3      --  Guidelines for Certification of Taxpayer Identification
               Number on Substitute Form W-9.*


---------------


* Previously filed.


+ Filed herewith.


ITEM 22.  UNDERTAKINGS

     (a) Each of the undersigned registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1993, as amended ("the Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or the registrant in the successful defense of any action, suit paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning in a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1993;

             (ii) To reflect in the prospectus and facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Corporation has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN CORPORATION

                                          By:
                                            ------------------------------------
                                                    George F. Donovan
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Chief Executive         June 11, 1998
-----------------------------------------------------    Officer and Director
                  George F. Donovan                      (Principal Executive Officer)

                   JOHN F. CHISTE*                     Chief Financial Officer and        June 11, 1998
-----------------------------------------------------    Treasurer (Principal Financial
                   John F. Chiste                        Officer)

                  ANTHONY M. PULEO*                    Chief Accounting Officer           June 11, 1998
-----------------------------------------------------    (Principal Accounting Officer)
                  Anthony M. Puleo

                  JOSEPH C. ABELES*                    Director                           June 11, 1998
-----------------------------------------------------
                  Joseph C. Abeles

                   RALPH A. FOOTE*                     Director                           June 11, 1998
-----------------------------------------------------
                   Ralph A. Foote

                                                       Director                           June 11, 1998
-----------------------------------------------------
                 Frederick M. Myers

                J. LARRY RUTHERFORD*                   Director                           June 11, 1998
-----------------------------------------------------
                 J. Larry Rutherford

                 STUART A. SHIKIAR*                    Director                           June 11, 1998
-----------------------------------------------------
                  Stuart A. Shikiar

                BRADFORD T. WHITMORE*                  Director                           June 11, 1998
-----------------------------------------------------
                Bradford T. Whitmore

*By:
    -------------------------------------------------
                  George F. Donovan
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Resorts Management, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN RESORTS MANAGEMENT, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                  L. NICOLAS GRAY*                     Director                           June 11, 1998
-----------------------------------------------------
                   L. Nicolas Gray

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Resorts, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN RESORTS, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                  L. NICOLAS GRAY*                     Director                           June 11, 1998
-----------------------------------------------------
                   L. Nicolas Gray

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Holding Corporation (Texas) has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN HOLDING CORPORATION (TEXAS)

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer and    June 11, 1998
-----------------------------------------------------    Director
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer and   June 11, 1998
-----------------------------------------------------    Director
                  Anthony M. Puleo

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Properties of the Southwest One, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          PROPERTIES OF THE SOUTHWEST ONE, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                           June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Asset Management Corporation has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN ASSET MANAGEMENT
                                          CORPORATION

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                           June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Carolina Land, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN CAROLINA LAND, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                                                           TITLE                     DATE
---------                                                           -----                     ----

                                                       President, Secretary and          June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer       June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer      June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                          June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                          June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Corporation of Montana has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN CORPORATION OF MONTANA

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                           June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Corporation of Tennessee has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN CORPORATION OF TENNESSEE

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                           June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Corporation of the Rockies has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN CORPORATION
                                          OF THE ROCKIES

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                           June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Properties of Virginia, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN PROPERTIES
                                          OF VIRGINIA, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                           June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Communities, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN COMMUNITIES, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                           June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Bluegreen Resorts International, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BLUEGREEN RESORTS
                                          INTERNATIONAL, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                  L. NICHOLAS GRAY*                    Director                           June 11, 1998
-----------------------------------------------------
                  L. Nicholas Gray

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Carolina National Golf Club, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          CAROLINA NATIONAL GOLF CLUB, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                           June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Leisure Capital Corporation has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          LEISURE CAPITAL CORPORATION

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                  L. NICOLAS GRAY*                     Director                           June 11, 1998
-----------------------------------------------------
                   L. Nicolas Gray

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Properties of the West, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          PROPERTIES OF THE WEST, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director                           June 11, 1998
-----------------------------------------------------
                  Daniel C. Koscher

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, BG/RDI Acquisition Corporation has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          BG/RDI ACQUISITION CORPORATION

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                                                       President, Secretary and Director  June 11, 1998
-----------------------------------------------------    (Chief Executive Officer)
                 Patrick E. Rondeau

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                  L. NICOLAS GRAY*                     Director                           June 11, 1998
-----------------------------------------------------
                   L. Nicolas Gray

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Dellona Enterprises, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          DELLONA ENTERPRISES, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                  L. NICOLAS GRAY*                     Director                           June 11, 1998
-----------------------------------------------------
                   L. Nicolas Gray

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Resorts Development International, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          RESORTS DEVELOPMENT
                                          INTERNATIONAL, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                                                       President, Secretary and Director  June 11, 1998
-----------------------------------------------------    (Chief Executive Officer)
                 Patrick E. Rondeau

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                  L. NICOLAS GRAY*                     Director                           June 11, 1998
-----------------------------------------------------
                   L. Nicolas Gray

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, RDI Resorts Services Corporation has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          RDI RESORTS SERVICES CORPORATION

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director (Chief Executive
                 Patrick E. Rondeau                      Officer)

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                  L. NICOLAS GRAY*                     Director                           June 11, 1998
-----------------------------------------------------
                   L. Nicolas Gray

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, RDI Resources, Inc. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          RDI RESOURCES, INC.

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                                                       President, Secretary and Director  June 11, 1998
-----------------------------------------------------    (Chief Executive Officer)
                 Patrick E. Rondeau

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                  L. NICOLAS GRAY*                     Director                           June 11, 1998
-----------------------------------------------------
                   L. Nicolas Gray

                 DANNY L. FERGUSON*                    Director                           June 11, 1998
-----------------------------------------------------
                  Danny L. Ferguson

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Properties of the Southwest, L.P. has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 11, 1998.


                                          PROPERTIES OF THE SOUTHWEST, L.P.

                                          By Properties of the Southwest One,
                                            Inc., its General Partner

                                          By:
                                            ------------------------------------
                                                     Patrick E. Rondeau
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.



                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                                                       President, Secretary and           June 11, 1998
-----------------------------------------------------    Director of Properties of the
                 Patrick E. Rondeau                      Southwest One, Inc., the
                                                         General Partner of Properties
                                                         of the Southwest, L.P.

                   JOHN F. CHISTE*                     Principal Financial Officer        June 11, 1998
-----------------------------------------------------
                   John F. Chiste

                  ANTHONY M. PULEO*                    Principal Accounting Officer       June 11, 1998
-----------------------------------------------------
                  Anthony M. Puleo

                 DANIEL C. KOSCHER*                    Director of Properties of the      June 11, 1998
-----------------------------------------------------    Southwest One, Inc., the
                  Daniel C. Koscher                      General Partner of Properties
                                                         of the Southwest, L.P

                 DANNY L. FERGUSON*                    Director of Properties of the      June 11, 1998
-----------------------------------------------------    Southwest One, Inc., the
                  Danny L. Ferguson                      General Partner of Properties
                                                         of the Southwest, L.P.

*
----------------------------------------------------
                 Patrick E. Rondeau
                  Attorney-in-Fact